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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                           DATED AS OF APRIL 1, 2003,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of March 1, 2003

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2003-QS8


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Article I    DEFINITIONS....................................................................4

        Section 1.01.  Definitions..........................................................4
        Section 1.02.  Use of Words and Phrases............................................18
        Section 1.03.  Determination of LIBOR..............................................18

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES...............20

        Section 2.01.   Conveyance of Mortgage Loans.  (See Section 2.01 of the Standard
                      Terms)...............................................................20
        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)...20
        Section 2.03.   Representations, Warranties and Covenants of the Master
                      Servicer        and the Company......................................20
        Section 2.04.   Representations and Warranties of Sellers. (See Section 2.04 of the
                      Standard Terms)......................................................23
        Section 2.05.   Execution and Authentication of Certificates/Issuance of Certificates
                      Evidencing Interests in REMIC I Certificates.........................23
        Section 2.06.   Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................23
        Section 2.07.   Issuance of Certificates Evidencing Interest in REMIC II...........23
        Section 2.08.   Purposes and Powers of the Trust (See Section 2.08 of the Standard
                      Terms)...............................................................23

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................24

        Section 3.01.   Master Servicer to Act as Servicer. (See Section 3.01 of the Standard
                      Terms)...............................................................24
        Section 3.02.   Subservicing Agreements Between Master Servicer and Subservicers;
                      Enforcement of Subservicers' and Sellers' Obligations. (See Section
                      3.02 of the Standard Terms)..........................................24
        Section 3.03.   Successor Subservicers. (See Section 3.03 of the Standard Terms)...24
        Section 3.04.   Liability of the Master Servicer. (See Section 3.04 of the
                      Standard    Terms)...................................................24
        Section 3.05.   No Contractual Relationship Between Subservicer and Trustee or
                      Certificateholders.  (See  Section  3.05  of the  Standard
        Terms).........24   Section   3.06.   Assumption   or   Termination   of
        Subservicing Agreements by Trustee.
                      (See Section 3.06 of the Standard Terms).............................24
        Section 3.07.   Collection of Certain Mortgage Loan Payments;  Deposits to
                      Custodial Account...................................................24
        Section 3.08.   Subservicing Accounts; Servicing Accounts. (See Section 3.08
                      of            the Standard Terms)....................................25
        Section 3.09    Access to Certain Documentation and  Information Regarding the
                      Mortgage Loans. (See Section 3.09 of the Standard Terms).............25
        Section 3.10.   Permitted Withdrawals from the Custodial Account. (See
                      Section         3.10 of the Standard Terms)..........................25
        Section 3.11.   Maintenance of the Primary Insurance  Policies; Collections
                      Thereunder.    (See   Section   3.11   of   the   Standard
        Terms).................25  Section 3.12.  Maintenance  of Fire Insurance
        and Omissions and Fidelity Coverage.
                      (See Section 3.12 of the Standard Terms).............................25
        Section 3.13.   Enforcement of Due-on-Sale Clauses; Assumption and  Modification
                      Agreements; Certain Assignments. (See Section 3.13 of the Standard
                      Terms)...............................................................26
        Section 3.14.   Realization Upon Defaulted Mortgage Loans. (See Section
                      3.14               of the Standard Terms)...........................26
        Section 3.15.   Trustee to Cooperate; Release of Mortgage Files.  (See Section
                      3.15        of the Standard
                      Terms)...................................26
        Section 3.16.   Servicing and Other Compensation; Compensating Interest. (See
                      Section 3.16 of the Standard Terms)..................................26
        Section 3.17.   Reports to the Trustee and the Company.  (See Section 3.17 of the
                      Standard Terms)......................................................26
        Section 3.18.   Annual Statement as to Compliance..................................26
        Section 3.19.   Annual Independent Public Accountants' Servicing Report. (See
                      Section 3.19 of the Standard Terms)..................................27
        Section 3.20.   Rights of the Company in Respect of the Master Servicer. (See
                      Section 3.20 of the Standard Terms)..................................27
        Section 3.21.   Administration of Buydown Funds (See Section 3.21 of the Standard
                      Terms)...............................................................27

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................28

        Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)......28
        Section 4.02.  Distributions. .....................................................28
        Section 4.03.  Statements to Certificateholders; Exchange Act Reporting............37
        Section 4.04.  Distribution of Reports to the Trustee and the Company;
                     Advances          by the Master Servicer..............................38
        Section 4.05.  Allocation of Realized Losses. .....................................38
        Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
                     (See Section 4.06 of the Standard Terms)..............................40
        Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.  (See Section
                     4.07         of the Standard Terms)...................................40
        Section 4.08.   Surety Bond. (See Section 4.08 of the Standard Terms)..............40
        Section 4.09.   Reserve Fund.......................................................40
        Section 4.10.   Rounding Account...................................................41
        Section 4.11.   Principal Distributions on the Retail Certificates.................41

Article V  THE CERTIFICATES................................................................46

Article VI    THE COMPANY AND THE MASTER SERVICER..........................................47

Article VII   DEFAULT......................................................................48

Article VIII  CONCERNING THE TRUSTEE.......................................................49

Article IX    TERMINATION..................................................................50

Article X      REMIC PROVISIONS............................................................51

        Section 10.01.  REMIC Administration.  (See Section 10.01 of the Standard Terms)...51
        Section 10.02.  Master Servicer; REMIC Administrator and Trustee Indemnification.
                       (See Section 10.02 of the Standard Terms)...........................51
        Section 10.03.  Designation of REMICs..............................................51
        Section 10.04.  Distributions on the Uncertificated REMIC I and REMIC II Regular
                       Interests...........................................................51
        Section 10.05.  Compliance with Withholding Requirements...........................53

Article XI   MISCELLANEOUS PROVISIONS......................................................54

        Section 11.01.  Amendment.  (See Section 11.01 of the Standard Terms)..............54
        Section 11.02.  Recordation of Agreement;  Counterparts.  (See Section 11.02 of the
                       Standard Terms).....................................................54
        Section 11.03.  Limitation on Rights of Certificateholders.  (See Section 11.03 of
                      the Standard Terms)..................................................54
        Section 11.04.  Governing Laws.  (See Section 11.04 of the Standard Terms).........54
        Section 11.05.  Notices............................................................54
        Section 11.06.  Required Notices to Rating Agency and Subservicer..................55
        Section 11.07.  Severability of Provisions. (See Section 11.07 of
                       the                       Standard Terms)...........................56
        Section 11.08.  Supplemental Provisions for Resecuritization.  (See Section
                       11.08           of the Standard Terms)..............................56
        Section 11.09.  Allocation of Voting Rights........................................56
        Section 11.10.  No Petition........................................................56

Article XII    CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER...........................57

        Section 12.01.   Rights of the Certificate Insurer to Exercise Rights of Retail
                       Certificateholders..................................................57
        Section 12.02.   Claims Upon the Certificate Policy; Certificate Insurance Account.57
        Section 12.03.   Effect of Payments by the Certificate Insurer; Subrogation........58
        Section 12.04.   Notices and Information to the Certificate Insurer................59
        Section 12.05.   Trustee to Hold Certificate Policy................................59
        Section 12.06.   Ratings...........................................................59
        Section 12.07.   Third-Party Beneficiary...........................................59





                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of March 1, 2003
Exhibit Five:         Certificate Policy of MBIA Insurance Corporation



        This is a Series Supplement, dated as of April 1, 2003 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Reserve Fund), as two real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                             AGGREGATE
                              INITIAL
                            CERTIFICATE
               PASS-THROUGH    PRINCIPAL                             MATURITY     STANDARD &      MINIMUM
 DESIGNATION     RATE         BALANCE       FEATURES1                DATE      POOR'S/FITCH  DENOMINATIONS2

                 5.50%                       Senior/Fixed Rate     April 25,
Class A-1                 $147,425,180.00                            2033        AAA/AAA       $25,000.00
Class A-2        4.75%                       Senior/Fixed Rate     April 25,
                          $73,712,590.00                             2033        AAA/AAA       $25,000.00
Class A-3        5.20%                      Senior/Retail/Insured/ April 25,
                           $6,500,000.00         Fixed Rate          2033      AAA/AAA3        $1,000.00

Class A-4      Adjustable                   Senior/Floater/AdjustabApril 25,
               Rate4      $46,255,230.00            Rate             2033        AAA/AAA       $25,000.00
Class A-5      Adjustable          $0.005      Senior/Inverse     April 25,                  $2,000,000.00
                 Rate4                        Floater/Interest    2033
                                            Only/Adjustable Rate
                                                                                 AAA/AAA
Class A-6        5.25%    $24,000,000.00    Senior/Lockout/Super   April 25,
                                             Senior/Fixed Rate       2033        AAA/AAA       $25,000.00
Class A-7        5.25%                      Senior/Lockout/Senior  April 25,                   $25,000.00
                           $2,766,000.00     Support/Fixed Rate      2033        AAA/AAA
Class A-P        0.00%                        Senior/Principal     April 25,                   $25,000.00
                           $1,546,602.28            Only             2033        AAA/AAA
Class A-V      Variable            $0.00      Senior/Interest      April 25,                 7
               Rate6                         Only/Variable Rate      2033        AAA/AAA




1    The Certificates,  other than the Class A-P, Class A-V, Class B and Class R
     Certificates  shall be Book-Entry  Certificates.  The Class A-P, Class A-V,
     Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2    The Certificates,  other than the Class A-V and Class R Certificates, shall be  issuable  in  minimum  dollar  denominations  as  indicated  above  (by
     Certificate  Principal  Balance or  Notional  Amount,  as  applicable)  and integral  multiples  of $1 (or $1,000 in the case of the Class  A-3,  Class
     A-P, Class B-1, Class B-2 and Class B-3  Certificates)  in excess  thereof, except that one  Certificate  of any of the Class A-P and Class B-1,  Class
     B-2 and Class B-3  Certificates  that contain an uneven  multiple of $1,000 shall be issued in a denomination  equal to the sum of the related  minimum denomination set forth above and such uneven multiple for such Class or the
     sum  of  such   denomination   and  an   integral   multiple   of   $1,000.


3 The ratings on the Class A-3 Certificates have been determined without regard to the Certificate Policy issued by the Certificate Insurer.


4
-------------------- ---------------- -------------- ---------- ------------
Adjustable Rates:    Initial          Formula        Maximum    Minimum
-------------------- ---------------- -------------- ---------- ------------
-------------------- ---------------- -------------- ---------- ------------
Class A-4            1.905%           LIBOR + 0.60%  8.50%      0.60%
-------------------- ---------------- -------------- ---------- ------------
-------------------- ---------------- -------------- ---------- ------------
Class A-5            6.595%           7.90% - LIBOR  7.90%      0.00%



                                       2


                             AGGREGATE
                              INITIAL
                            CERTIFICATE
               PASS-THROUGH    PRINCIPAL                             MATURITY     STANDARD &      MINIMUM
 DESIGNATION     RATE         BALANCE       FEATURES1                DATE      POOR'S/FITCH  DENOMINATIONS2



Class R-I        5.75%           $100.00      Senior/Residual      April 25,                 8
                                                                     2033        AAA/AAA
Class R-II       5.75%           $100.00      Senior/Residual      April 25,                       8
                                                                     2033        AAA/AAA
Class M-1        5.75%                           Mezzanine         April 25,      AA/NA        $25,000.00
                           $7,634,500.00                             2033
Class M-2        5.75%                           Mezzanine         April 25,       A/NA       $250,000.00
                           $3,022,100.00                             2033
Class M-3        5.75%                           Mezzanine         April 25,      BBB/NA      $250,000.00
                           $2,226,800.00                             2033
Class B-1        5.75%                          Subordinate        April 25,      BB/NA       $250,000.00
                             $954,400.00                             2033
Class B-2        5.75%                          Subordinate        April 25,       B/NA       $250,000.00
                           $1,113,400.00                             2033
Class B-3        5.75%                          Subordinate        April 25,      NA/NA       $250,000.00
                             $954,408.52                             2033

_________________

5 The Class A-5 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-5 Certificates will accrue on a notional amount equal to the Certificate Principal Balance of the Class A-4 Certificates.

6    The initial Pass-Through Rate on the Class A-V Certificates is 0.3028%.

7 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

8 Each Class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $318,111,410.80.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Adjustable Rate Certificates: Any of the Class A-4 or Class A-5 Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $101,287 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

(A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000; and

(B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Certificate Policy in the case of the Retail Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee and to the Certificate Insurer.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS8" and which must be an Eligible Account.

        Certificate  Insurance  Account:  The  account  established  pursuant to
Section 12.02(b) of this Series Supplement, which shall be entitled "Certificate Insurance Account, Deutsche Bank Trust Company Americas, as trustee for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS8, Class A-3."

        Certificate Insurance Payment: Any payment made by the Certificate Insurer with respect to any Retail Certificates under the Certificate Policy.

        Certificate Insurer: MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto, and issuer of the Certificate Policy.

        Certificate Insurer Default: The existence and continuance of a failure by the Certificate Insurer to make a payment required under the Certificate Policy in accordance with its terms.

     Certificate Policy: The Certificate Guaranty Insurance Policy (No. 41091) issued by the Certificate Insurer for the benefit of the Holders of any Retail Certificates, including any endorsements thereto, attached hereto as Exhibit Five.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

         (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, minus

        (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal

               Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, however, that solely for the purpose of determining the Certificate Insurer's rights as subrogee to the Retail Certificateholders, the Certificate Principal Balance of any Retail Certificate shall be deemed to not be reduced by any principal amounts paid to the Holder thereof from Certificate Insurance Payments, unless such amounts have been reimbursed to the Certificate Insurer pursuant to Section 4.02(a)(xvi); and provided, further, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans, not taking into consideration any reduction in the Certificate Principal Balance of the Retail Certificates due to withdrawals of funds from the Rounding Account.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

        Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  April 29, 2003.

     Commitment  Letter:   The  letter,   dated  April  28,  2003,  between  the
Certificate Insurer and the Senior Underwriter, relating to the Certificate Policy.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2003-QS8.

        Cumulative  Insurance  Payments:  As of any time of  determination,  the aggregate of all Certificate Insurance Payments previously made by the Certificate Insurer under the Certificate Policy minus the aggregate of all payments previously made to the Certificate Insurer pursuant to Sections 4.02(a)(xvi) of this Series Supplement as reimbursement for Certificate Insurance Payments.

        Cut-off Date:  April 1, 2003.

        Deceased Holder: A Certificate Owner of a Retail Certificate who was a natural person living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of a deceased Certificate Owner causes to be furnished to the Depository Participant evidence of death satisfactory to the Depository Participant and any tax waivers requested by the Depository Participant.

        Deficiency Amount: With respect to the Retail Certificates and as of any Distribution Date, an amount equal to (a) any interest shortfall allocated to the Retail Certificates, except for any Prepayment Interest Shortfalls and any Relief Act Shortfalls allocated to the Retail Certificates, (b) the principal portion of any Realized Losses allocated to the Retail Certificates and (c) the Certificate Principal Balance of the Retail Certificates to the extent unpaid on the Scheduled Final Distribution Date.

        Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  5.75% per annum.

     Due Period: With respect to each Distribution Date, the calendar month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Floater Certificates:  Any one of the Class A-4 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the first to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate  outstanding principal balance of all of the Mortgage

Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Certificate Policy in the case of the Retail Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee and the Certificate Insurer.

     Individual Retail Certificate: A Retail Certificate that evidences $1,000 Initial Certificate Principal Balance.

        Initial Monthly Payment Fund: $247,740, representing scheduled principal amortization and interest at the Net Mortgage Rate payable during the May 2003 Due Period, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-5 Certificates, $46,255,230. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.40%           Class B-1:  0.30%
        Class M-2:  0.95%           Class B-2:  0.35%
        Class M-3:  0.70%           Class B-3:  0.30%

        Insurance Premium: With respect to the Certificate Policy and any Distribution Date, an amount equal to the product of one-twelfth (1/12) of the "Premium Percentage" set forth in the Commitment Letter and the Certificate Principal Balance of the Retail Certificates immediately prior to such Distribution Date.

        Insured Payment: With respect to any Retail Certificates, (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

        Interest Only Certificates: Any one of the Class A-5 Certificates or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-5 Certificates.

        Lockout Certificates:Any of the Class A-6 Certificates or Class A-7 Certificates.

        Lockout Percentage: For any Distribution Date occurring prior to the Distribution Date in May 2008, 0%, and for any Distribution Date thereafter, as follows: 30% for any Distribution Date on or after May 2008 and prior to May 2009; 40% for any Distribution Date on or after May 2009 and prior to May 2010; 60% for any Distribution Date on or after May 2010 and prior to May 2011; 80% for any Distribution Date on or after May 2011 and prior to May 2012; and 100% for any Distribution Date thereafter.

        Maturity Date: April 25, 2033, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)               the Mortgage Loan identifying number ("RFC LOAN #");

(ii)              the maturity of the Mortgage Note ("MATURITY DATE");

(iii)             the Mortgage Rate ("ORIG RATE");

(iv)              the Subservicer pass-through rate ("CURR NET");

(v)               the Net Mortgage Rate ("NET MTG RT");

(vi)              the Pool Strip Rate ("STRIP");

(vii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)            the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)              the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-5 Certificates, an amount equal to the Certificate Principal Balance of the Class A-4 Certificates immediately prior to such date and (ii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto.

o With respect to the Floater Certificates and the initial Interest Accrual Period, 1.905% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.60%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.60% per annum.

o With respect to the Inverse Floater Certificates and the initial Interest Accrual Period, 6.595% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 7.90% minus LIBOR, subject to a maximum rate of 7.90% per annum and a minimum rate of 0.00% per annum.

With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.3028% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Preference Amount:  As defined in the Certificate Policy.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 6.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such

Mortgage Loans and an additional approximately 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 18.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in May 2008 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated

     Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Random Lot: With respect to any Distribution Date, the method by which the Depository will determine which Retail Certificates will be paid, using its established random lot procedures or, if the Retail Certificates are no longer represented by a Book-Entry Certificate, using the Trustee's procedures.

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates that are Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates (so long as they are Book-Entry Certificates), the close of business on the Business Day prior to such Distribution Date.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

        Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time.

        Relief Act Shortfalls: Shortfalls in interest payable by a Mortgagor that is not collectible from the Mortgagor pursuant to the Relief Act.

        REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

          (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account (but not in the Reserve Fund) and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein,

               (v)    with  respect  to  the  Retail   Certificates   only,  the
                      Certificate Policy and the Rounding Account; and

               (vi)   all proceeds of clauses (i) through (v) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

        REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Reserve Fund: Any one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Reserve Fund, Deutsche Bank Trust Company Americas, as trustee for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS8, Class A-3."

        Reserve Fund Deposit:  $15,000.

        Reserve Fund Withdrawal:  As defined in Section 4.09.

        Retail Certificates:  Any of the Class A-3 Certificates.

     Rounding Account: With respect to the Retail Certificates, the account created and maintained for such Retail Certificates pursuant to Section 4.10.

        Rounding Amount: With respect to the Rounding Account, the amount of funds, if any, needed to be withdrawn and used to round the amount of any distributions in reduction of the Certificate Principal Balance of the Retail Certificates upward to the next higher integral multiple of $1,000.

        Scheduled Final Distribution Date:  April 25, 2033.

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) of this Series Supplement and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvii) and 4.02(a)(xviii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvii) and 4.02(a)(xviii) of this Series Supplement.

        Senior Support Certificates: Any one of the Class A-7 Certificates.

        Senior Underwriter:  Bear, Stearns & Co. Inc.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $3,181,114 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 39.6% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Certificate Policy in the case of the Retail Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee and the Certificate Insurer.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) the sum of (i) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess
Subordinate Principal Amount for such Distribution Date, and (ii) the Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Subordinate Principal Distribution Amount for such Class of Subordinate Certificates, without giving effect to this clause (b)(ii), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

        Super Senior Certificates:  Any one of the Class A-6 Certificates.

        Super Senior Optimal Percentage: As of any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Super Senior Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to such Distribution Date.

        Super Senior Optimal Principal Distribution Amount: As of any Distribution Date on or after the Credit Support Depletion Date, the product of
(a) the then-applicable Super Senior Optimal Percentage and (b) the Senior Principal Distribution Amount.

        Trust Fund:  The assets of REMIC I and the Reserve Fund.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests other than the Uncertificated REMIC I Regular Interests Z, the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

          1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

        2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

        3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such
                Distribution   Date  pursuant  to  the   provisions  of  Section
                10.04(a).


----------------------- --------------------------------- ------------------- -------------------
 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          S             Class A-1                         5.50%                  $147,425,180.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          T             Class A-2                         4.75%                   $73,712,590.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          U             Class A-3                         5.20%                   $ 6,500,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          V             Class A-4, Class A-5              8.50%                   $46,255,230.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          W             Class A-6, Class A-7              5.25                    $26,766,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          X             Class A-P                         0.00%                   $ 1,546,602.28
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          Y             Class R-II,                       5.75%                   $15,905,708.52
                        Class M-1, Class M-2,
                        Class M-3, Class B-1, Class
                        B-2, Class B-3
----------------------- --------------------------------- ------------------- -------------------

        Uncertificated REMIC I Regular Interests Z: Each of the 1,735 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 1,735, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  1,735
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 1,735 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

     Underwriters: Bear, Stearns & Co. Inc. and Residential Funding Securities Corporation.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.305% per annum; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

"LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's internet website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month, and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except with respect to four Mortgage Loans representing approximately 0.2% of the principal balance of the Mortgage Loans at origination, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 59.93% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 11.74% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 1.99% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 27.45% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

(xviii) None of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence the beneficial interest in REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence the beneficial interest in the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01. Master Servicer to Act as Servicer. (See Section 3.01 of the Standard Terms)

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations. (See Section 3.02 of the Standard Terms)

Section 3.03.  Successor Subservicers. (See Section 3.03 of the Standard Terms)

Section 3.04. Liability of the Master Servicer. (See Section 3.04 of the Standard Terms)

Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders. (See Section 3.05 of the Standard Terms)

Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee. (See Section 3.06 of the Standard Terms)

Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrue plus the rate at which the premium paid to the Certificate Insurer accrues, (2) the final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date, (3) the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies and the Certificate Insurer. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the remaining term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

        (b) - (d). (See Section 3.07(b) -(d) of the Standard Terms)

Section 3.08. Subservicing Accounts; Servicing Accounts. (See Section 3.08 of the Standard Terms)

Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans. (See Section 3.09 of the Standard Terms)

Section 3.10.  Permitted  Withdrawals from the Custodial  Account.  (See Section
     3.10 of the Standard Terms)

Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder. (See Section 3.11 of the Standard Terms)

Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage. (See Section 3.12 of the Standard Terms)

Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments. (See Section 3.13 of the Standard Terms)

Section 3.14. Realization Upon Defaulted Mortgage Loans. (See Section 3.14 of the Standard Terms)

Section 3.15. Trustee to Cooperate; Release of Mortgage Files. (See Section 3.15 of the Standard Terms)

Section 3.16.  Servicing and Other  Compensation;  Compensating  Interest.  (See
     Section 3.16 of the Standard Terms)

Section 3.17. Reports to the Trustee and the Company. (See Section 3.17 of the Standard Terms)

Section 3.18.  Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19. Annual  Independent  Public  Accountants'  Servicing Report.  (See
     Section 3.19 of the Standard Terms)

Section 3.20.  Rights of the  Company in Respect  of the Master  Servicer.  (See
     Section 3.20 of the Standard Terms)

Section 3.21. Administration of Buydown Funds (See Section 3.21 of the Standard Terms)

ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute first to the Certificate Insurer, the Insurance Premium, and then, in accordance with the priorities set forth below, to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, to the Certificate Insurer, in the case of a distribution pursuant to Section 4.02 (a)(xvi) below, the amount required to be distributed to the Certificate Insurer pursuant to Section 4.02(a)(xvi) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c), (d) and (f) below), in each case to the extent of the Available Distribution Amount remaining, together with, as to any Retail Certificate, any Reserve Fund Withdrawal pursuant to Section 4.09 of this Series Supplement and any Insured Payment pursuant to Section 12.02 of this Series Supplement:

               (i) to the Senior Certificates (other than the Class A-P Certificates), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (X) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates); and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b), (c) and (d), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
     Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

(3)  the  principal  portion of all other  unscheduled  collections  (other than
     Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds,

     Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C)            the  Senior   Accelerated   Distribution   Percentage   for  such
               Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage
               Loan);

(D)            any Excess  Subordinate  Principal  Amount for such  Distribution
               Date; and

(E)            any amounts described in subsection (ii)(Y), clauses (A), (B) and
               (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates; minus

                      (F) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause (F), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the  Holders of the Class B-2  Certificates,  an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;
               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi) to the Certificate Insurer, as subrogee of the Retail Certificateholders, an amount necessary to reimburse the Certificate Insurer for claims paid under the Certificate Policy, to the extent of Cumulative Insurance Payments on the Retail Certificates;

               (xvii) to the Senior Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, together with Rounding Account withdrawals with respect to the Retail Certificates, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

          (xviii)to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that (1) a shortfall in the amounts available to pay Accrued Certificate Interest on any Class of Certificates results from an interest rate reduction in connection with a Servicing Modification, or (2) such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

(C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; minus

                      (F) the  related  Discount  Fraction of the portion of the
               Capitalization Reimbursement Amount for such Distribution Date, if any, related to each Discount Mortgage Loan; and

(ii) second, the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

(A) first, concurrently to the Class R-I Certificates and the Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(B) second, the Senior Principal Distribution Amount remaining after the payments of principal made in accordance with
                      Section 4.02(b)(ii)(A) above, concurrently, as follows:

(1) 15.38461512877% of the amount described in Section 4.02(b)(ii)(B) above to the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

(2) 84.61538487123% of the amount described in Section 4.02(b)(ii)(B) above in the following order of priority:

                                    (a) first, to the Class A-6 Certificates and
                             Class A-7 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero, an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all of the Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses (A), (B), (C) and
                             (E) of Section 4.02(a)(ii) without any application of the Senior Percentage or Senior Accelerated Distribution Percentage;

                                    provided  that,  if  the  aggregate  of  the
                             amounts set forth in clauses (A), (B), (C) and (E) (net of amounts set forth in clause (F)) of Section 4.02(a)(ii) is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-P Principal Distribution Amount have been distributed, the amount paid to the Lockout
                             Certificates pursuant to this Section 4.02(b)(ii)(B)(2)(a) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance of the Lockout Certificates relative to the aggregate Certificate Principal Balance of all Classes of Senior Certificates (other than the Class A-P Certificates)) of such difference; and

                                     (b)  second,  on or after the  Distribution
                             Date in May 2006, $6,500 to the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

                                    (c)  third,  concurrently  to the  Class A-1
                             Certificates and Class A-2 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

                                    (d) fourth,  to the Class A-3  Certificates,
                             until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero; and

                                    (e)  fifth,  concurrently  to the  Class A-6
                             Certificates and Class A-7 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero.

(c) On or after the occurrence of the Credit Support Depletion Date but prior to the reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in
Section 4.02(b) above relating to principal among the Senior Certificates, other than the Class A-P Certificates, will be disregarded. Instead, (i) the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances; provided that the aggregate amount distributable to the Super Senior Certificates and Senior Support Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount will be distributed among those Certificates in the following priority: first, to the Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest on the Super Senior Certificates; second, to the Super Senior Certificates, up to an amount equal to the Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof; third, to the Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero; (ii) an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Class A-P Certificates; and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) On or after the  occurrence of the Credit  Support  Depletion  Date and upon reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in Sections 4.02(b) and (c) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(e) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(f) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

(i) Notwithstanding the priorities relating to distributions of principal to the holders of the Retail Certificates described above, on any Distribution Date, distributions in respect of principal on the Retail Certificates will be allocated among the Certificate Owners of the Retail Certificates as set forth in Section 4.11. On each Distribution Date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Retail Certificates, the aggregate amount available for such distributions will be rounded upward by the Rounding Amount. Such rounding will be accomplished on the first Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Retail Certificates are made by withdrawing from the Rounding Account the Rounding Amount for deposit into the Certificate Account, and such Rounding Amount will be added to the amount that is available for distributions in reduction of the Certificate Principal Balance of the Retail Certificates. On each succeeding Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Retail Certificates are made, first, the aggregate amount available for distribution in reduction of the Certificate Principal Balance of the Retail Certificates will be applied to repay the Rounding Amount withdrawn from the Rounding Account on the prior Distribution Date and then, the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and such determined Rounding Amount will be added to the amount that is available for distributions in reduction of the Certificate Principal Balance of the Retail Certificates. Any funds remaining in the Rounding Account after the Certificate Principal Balance of the Retail Certificates is reduced to zero shall be distributed to the Class R Certificateholders.

Section 4.03.  Statements to Certificateholders; Exchange Act Reporting.

        (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder, the Certificate Insurer and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates and the Mortgage Pool. This statement will include the information set forth in Exhibit Three hereto. The Trustee shall mail to the Certificate Insurer, if the Certificate Insurer requests a paper copy by telephone, and each Holder that requests a paper copy by telephone, a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders and the Certificate Insurer. The Trustee shall provide prior notification to the Company, the Master Servicer, the Certificate Insurer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form annexed to the Standard Terms as Exhibit Q to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

        (b) - (e). (See Section 4.03(b) - (e) of the Standard Terms).


Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

        (a) Prior to the close of business on the Determination Date, the Master Servicer shall furnish a written statement to the Trustee, the Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account, Reserve Fund or the Rounding Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date, (iii) the amount of Cumulative Insurance Payments as of such Determination Date, and (iv) the amounts required to be deposited into the Rounding Account; provided, however, that the Master Servicer shall provide to the Trustee a written statement setting forth the portion of the Senior Principal Distribution Amount distributable to the Retail Certificates on any Distribution Date no later than 12:00 Noon New York time on the Business Day immediately preceding each Determination Date to enable the Trustee to notify the Certificate Insurer in accordance with Section 12.02.

        The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

        (b) (See Section 4.04(b) of the Standard Terms)

Section 4.05.  Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below; provided, however, that Realized Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance of the Senior Support Certificates is reduced to zero, and Realized Losses allocated to the Retail Certificates will be covered by the Certificate Policy. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below; provided, however, that Realized Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance of the Senior Support Certificates is reduced to zero, and Realized Losses allocated to the Retail Certificates will be covered by the Certificate Policy. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section 4.07 of the Standard Terms)

Section 4.08.  Surety Bond. (See Section 4.08 of the Standard Terms)

Section 4.09.  Reserve Fund.

        No later than the Closing Date, the Trustee will establish and maintain the Reserve Fund. On the Closing Date the Senior Underwriter shall deposit with the Trustee, and the Trustee shall deposit into the Reserve Fund, cash in an amount equal to the Reserve Fund Deposit.

        The Master Servicer shall direct the Trustee in writing on each Distribution Date to withdraw amounts on deposit in the Reserve Fund for deposit into the Certificate Account, and to pay to the holders of any Retail
Certificates pursuant to Section 4.02(a), the amount of (i) any Prepayment Interest Shortfalls otherwise allocable to any Retail Certificates pursuant to the definition of Accrued Certificate Interest (to the extent not offset by the Master Servicer pursuant to Section 3.16(e) of the Standard Terms) and (ii) any Relief Act Shortfalls otherwise allocable to any Retail Certificates pursuant to the definition of Accrued Certificate Interest, to the extent of funds on deposit in the Reserve Fund (the amount of such withdrawal for any Distribution Date, the "Reserve Fund Withdrawal").

               For federal income tax purposes, the Senior Underwriter shall be the owner of the Reserve Fund and shall report all items of income, deduction, gain or loss arising therefrom. Notwithstanding anything herein to the contrary, the Reserve Fund shall not be an asset of any REMIC. The Reserve Fund shall be invested in Permitted Investments at the direction of the Senior Underwriter. All income and gain realized from investment of funds deposited in the Reserve Fund shall be deposited in the Reserve Fund for the sole use and exclusive benefit of the Reserve Fund. The amount of any loss incurred in respect of any such investments shall be deposited in the Reserve Fund by the Senior Underwriter out of its own funds immediately as realized without any right of reimbursement. The balance, if any, remaining in the Reserve Fund on the Distribution Date on which the Certificate Principal Balance of the Retail

Certificates is reduced to zero will be distributed by the Trustee to the Senior Underwriter. To the extent that the Reserve Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of any REMIC and (2) it shall be owned by the Senior Underwriter, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations. The Reserve Fund may not be owned by more than one person.

Section 4.10.  Rounding Account.

        No later than the Closing Date, the Trustee will establish and maintain with itself a segregated trust account that is an Eligible Account, which shall be titled "Rounding Account, Deutsche Bank Trust Company Americas, as trustee for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS8, Class A-3." On the Closing Date, the Senior Underwriter shall deposit with the Trustee, and the Trustee shall deposit into the Rounding Account, cash in an amount equal to $999.99. The Trustee shall hold such amount uninvested, unless otherwise directed by the Master Servicer.

        The Trustee on each Distribution Date shall, based upon information provided by the Master Servicer for the related Distribution Date, withdraw funds from the Rounding Account to pay the Rounding Amount to the Holders of the Retail Certificates pursuant to Section 4.02(i). In addition, the Trustee on each Distribution Date shall, based upon information provided by the Master Servicer for the related Distribution Date, withdraw funds from the Certificate Account to repay to the Rounding Account the Rounding Amount from the prior Distribution Date as contemplated in Section 4.02(i).

Section 4.11.  Principal Distributions on the Retail Certificates.

        Distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Retail Certificates and at the request of Living Owners of such Retail Certificates or by mandatory distributions by Random Lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (e) below.

(a) On each Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Retail Certificates are made, such distributions will be made in the following priority among the Certificate Owners of the Retail Certificates:

               (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate amount of $100,000 per request; and

               (ii) any request by a Living Owner, but not exceeding an aggregate amount of $10,000 per request.

        Thereafter, distributions will be made, with respect to the Retail Certificates, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the Certificate Owners of the Retail Certificates until all such requests have been honored.

        Requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Depository. Requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificate presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause
(i) have been honored. All requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be accepted in accordance with the provisions set forth in Section 4.11(c). All requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates with respect to any Distribution Date must be received by the Depository and on the Depository's "participant terminal system" and received by the Trustee no later than the close of business on the related Record Date. Requests for distributions that are on the Depository's participant terminal system and received by the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until such request is accepted or is withdrawn as provided in Section 4.11(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the related Retail Certificate, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of the beneficial ownership of any Retail Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 4.11(c) on the Depository's participant terminal system.

        Distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be applied in an amount equal to the Senior Principal Distribution Amount allocable to such Class pursuant to Section 4.02(b), plus, with respect to the Retail Certificates, any amounts available for distribution from the Rounding Account established as provided in Section 4.10, provided that the aggregate distribution in reduction of the Certificate Principal Balance of the Retail Certificates on any Distribution Date shall be made in an integral multiple of $1,000.

        To the extent that the portion of the Senior Principal Distribution Amount allocable to distributions in reduction of the Certificate Principal Balance of the Retail Certificates on any Distribution Date exceeds the aggregate Certificate Principal Balance of the Retail Certificates with respect to which distribution requests, as set forth above, have been received (plus any amounts required to be distributed pursuant to the Rounding Account with respect to the Retail Certificates), distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made by mandatory distribution pursuant to Section 4.11(d).

(b) A Retail Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.11 if the death of the Certificate Owner thereof is deemed to have occurred. Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner, and the Retail Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Certificate Principal Balance thereof, subject to the limitations stated above.

Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Individual Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Retail Certificates, as applicable, owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Retail Certificates will be deemed to be the death of the Certificate Owner of the Retail Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Certificate beneficial interests shall include the power to sell, transfer or otherwise dispose of a Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balance of the Retail Certificates, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Certificate Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.10(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Holders in Section 4.11(a).

(c) Requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner's interest in Retail Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant shall forward a certification, satisfactory to the Trustee, certifying the death of the Deceased Holder and the receipt of the appropriate evidence of death and tax waivers. The Depository Participant should in turn make the request of the Depository (or, in the case of an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on the Depository's participant terminal system. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Company, the Master Servicer or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

        The Depository shall maintain a list of those Depository Participants representing the appropriate Certificate Owners of Retail Certificates that have submitted requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates, together with the order of receipt and the amounts of such requests on the Depository's participant terminal system. The Depository will honor requests for distributions in the order of their receipt

(subject to the priorities described in Section 4.11(a) above). The Trustee shall notify the Depository as to which requests should be honored on each Distribution Date at least two Business Days prior to such Distribution Date based on the report received by the Trustee pursuant to Section 4.04 and shall notify the Depository as to the amount of the Senior Principal Distribution Amount to be distributed to the Retail Certificates by Random Lot pursuant to
Section 4.11(d). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this
Section 4.11. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

        Individual Retail Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

        Any Certificate Owner of a Retail Certificate that has requested a distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner's account. In the event that such account is maintained by an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must forward the withdrawal of such request on the Depository's participant terminal system. If such withdrawal of a request for distribution has not been received on the Depository's participant terminal system on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of the Retail Certificates on such Distribution Date.

        In the event any requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.11, the Trustee shall return such request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

(d) To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Retail Certificates on a Distribution Date exceed the outstanding Certificate Principal Balance of the Retail Certificates with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.10(a) above, the additional distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Retail Certificates will be made by Random Lot in accordance with the then-applicable Random Lot procedures of the Depository, the Depository Participants and the Indirect Depository Participants representing the Certificate Owners. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Certificate Principal Balance of the Retail Certificates to be made on any such Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Individual Retail Certificates from among those held in its accounts to receive mandatory distributions in reduction of the Certificate Principal Balance of the Retail Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect

Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants that hold Retail Certificates selected for mandatory distributions in reduction of the Certificate Principal Balance thereof are required to provide notice of such mandatory distributions to the affected Certificate Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the Certificate Principal Balance of the Retail Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the letter of representations dated the Closing Date among the Company, the Trustee and the Depository.

(e) Notwithstanding any provisions herein to the contrary, on any Distribution Date on which any Realized Losses are allocated to the Retail Certificates, distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made pro rata on the basis of their respective Percentage Interests with the respect to the Retail Certificates among the Certificate Owners of the Retail Certificates and will not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by this Section
4.11 or mandatory distributions by Random Lot.

(f) In the event that Definitive Certificates representing the Retail Certificates are issued pursuant to Section 5.01 of the Standard Terms, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Certificate Principal Balance of such Retail Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Retail Certificates, with the provisions of this Section 4.11.

                                   ARTICLE V

                                THE CERTIFICATES

                      (SEE ARTICLE V OF THE STANDARD TERMS)

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02. Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03. Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund (except for the Reserve Fund), and subject to this Agreement (including the Mortgage Loans) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04. Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest S, (ii) Uncertificated REMIC I Regular Interest T, (iii) Uncertificated REMIC I Regular Interest U, (iv) Uncertificated REMIC I Regular Interest V, (v) Uncertificated REMIC I Regular Interest W, (vi) Uncertificated REMIC I Regular Interest X and
(vii) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest S;

               (iii) Realized Losses allocated to the Class A-2 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (iv) Realized Losses allocated to the Class A-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (v) Realized Losses allocated to the Class A-4 Certificates and Class A-5 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (vi) Realized Losses allocated to the Class A-6 Certificates and Class A-7 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (vii) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (viii) Realized Losses allocated to the Class R-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (ix) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee, the Certificate Insurer and the Company, as applicable:

------------------------- ----------------------------------------------------
            RECIPIENT                                ADDRESS
------------------------- ----------------------------------------------------
------------------------- ----------------------------------------------------
Company                   8400 Normandale Lake Boulevard
                          Suite 250, Minneapolis, Minnesota  55437,
                                Attention: President
------------------------- ----------------------------------------------------
------------------------- ----------------------------------------------------
Master Servicer           2255 N. Ontario Street, Suite 400
                          Burbank, California 91504-2130,
                          Attention:  Managing Director/Master Servicing
------------------------- ----------------------------------------------------
------------------------- ----------------------------------------------------
Trustee                   Corporate Trust Office
                               1761 East St. Andrew Place
                          Santa Ana, California 92705-4934,
                          Attention:  Residential Accredit Loans, Inc.
                                Series 2003-QS8

                          The Trustee designates its offices located at
                          c/o DTC Transfer  Services,  55 Water Street,
                          Jeanette Street Park Entrance,  New York, New
                          York 10041,  for the purposes of Section 8.12
                          of the Standard Terms
------------------------- ----------------------------------------------------
------------------------- ----------------------------------------------------
Standard & Poor's Ratings 55 Water Street
Services                  41st Floor
                               New York, New York 10041
------------------------- ----------------------------------------------------
------------------------- ----------------------------------------------------
Fitch Ratings             One State Street Plaza
                               New York, New York 10004

------------------------- ----------------------------------------------------
------------------------- ----------------------------------------------------
Certificate Insurer       113 King Street
                               Armonk, New York 10504
                          Attention: Insured Portfolio Management--
                          Structured Finance (RALI Series 2003-QS8)
------------------------- ----------------------------------------------------

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. In each case in which a notice or other communication to the Certificate Insurer refers to a Certificate Insurer Default or a claim under the Certificate Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel of the Certificate Insurer and shall be marked to indicate "URGENT MATERIAL ENCLOSED." Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06. Required Notices to Rating Agency and Subservicer.

        The Company, the Master Servicer or the Trustee, as applicable, (i) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i), (j) or (k) below,
(ii) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c)(1), (g)(1), or (i) below, or (iii) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date,

(j)     the repurchase of or substitution for any Mortgage Loan, and

(k)     any Certificate Insurer Default that has not been cured.

        provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               97.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates, except that the Certificate Insurer shall be assigned the Voting Rights of the Retail Certificateholders in the absence of any continuing Certificate Insurer Default; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-5 Certificates, in accordance with their respective Percentage Interests; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

                                   ARTICLE XII

               CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

          Section 12.01. Rights of the Certificate Insurer To Exercise Rights of Retail Certificateholders.

               By accepting its Certificate, each Retail Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Retail Certificateholders under this Agreement without any further consent of the Retail Certificateholders.

          Section   12.02.Claims  Upon  the  Certificate   Policy;   Certificate
     Insurance Account.

        (a) If, on any Determination  Date, the Master Servicer  determines that
(i) the funds that will be on deposit in the Certificate Account on the related Certificate Account Deposit Date, to the extent distributable to any Retail Certificateholders pursuant to Section 4.02(a)(i), are insufficient to pay the full amount of interest for the related Interest Accrual Period on the Certificate Principal Balance of the Retail Certificates at the related
Pass-Through Rate (net of any Prepayment Interest Shortfalls allocated to the Retail Certificates (to the extent not offset by the Master Servicer pursuant to
Section 3.16(e) of the Standard Terms) and any Relief Act Shortfalls allocated to the Retail Certificates) on such Distribution Date, (ii) the principal portion of any Realized Losses are allocated to the Retail Certificates on such Distribution Date or (iii) the funds that will be on deposit in the Certificate Account, to the extent distributable to the Retail Certificateholders with respect to principal on the Scheduled Final Distribution Date will be insufficient to reduce the Certificate Principal Balance of the Retail Certificates to zero, the Master Servicer shall deliver to the Trustee not later than 11:00 a.m. New York City time on the Determination Date a certificate signed by a Servicing Officer directing the Trustee to draw on the Certificate Policy and stating the amount to be drawn and stating the Insured Payment for each Retail Certificate, and the Trustee shall give notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the Certificate Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Policy), if any, at or before 12:00 noon, New York City time, on the second Business Day prior to such Distribution Date. If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Certificate Account, the Trustee shall reasonably promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate.

        (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of any Retail Certificates and the Certificate Insurer referred to herein as the Certificate Insurance Account over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Certificate Policy in the Certificate Insurance Account and distribute such amount only for purposes of payment to Holders of Retail Certificates of the Insured Payment for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Policy shall be transferred to the Certificate Account in accordance with the second succeeding paragraph and disbursed by the Trustee to Holders of Retail Certificates in accordance with Section 4.02 or Section 9.01(c), as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payment with other funds available to make such payment.

        However, the amount of any payment of principal of or interest on the Retail Certificates to be paid from funds transferred from the Certificate Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Certificates pursuant to Section
4.03. Funds held in the Certificate Insurance Account shall not be invested by the Master Servicer, the Company or the Trustee.

        On any Distribution Date with respect to which a claim has been made under the Certificate Policy, the amount of any funds received by the Trustee as a result of any claim under the Certificate Policy, to the extent required to make the Insured Payment on such Distribution Date, shall be withdrawn from the Certificate Insurance Account and deposited in the Certificate Account and applied by (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, together with the other funds to be distributed to the Retail Certificateholders pursuant to Section 4.02, directly to the payment in full of the Insured Payment due on the Retail Certificates. Any funds remaining in the Certificate Insurance Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

        (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Certificate Insurance Account in respect of any Retail Certificate from moneys received under the Certificate Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

        (d) In accordance with the terms of the Certificate Policy, any claim on the Certificate Policy in respect of a Preference Amount, shall require the Trustee to obtain a certified copy of the order requiring the return of a preference payment, an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal, and other documentation as required by the Certificate Policy. Any such opinion of counsel shall be provided at the sole expense of the Senior Underwriter, in accordance with the terms of the Commitment Letter.

      Section 12.03.Effect of Payments by the Certificate Insurer; Subrogation.

        Anything  herein to the contrary  notwithstanding,  for purposes of this
Section 12.03, any payment with respect to principal of or interest on any Retail Certificates which is made with monies received pursuant to the terms of the Certificate Policy shall not be considered payment of any Retail Certificates from the Trust Fund. The Master Servicer, the Company and the Trustee acknowledge, and each Holder by its acceptance of an Retail Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Master Servicer, the Company, the Trustee or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Retail Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Retail Certificateholder, the Master Servicer, the Company and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund; provided that the Certificate Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

        The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

        Section 12.04.Notices and Information to the Certificate Insurer.

        (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto, to the Rating Agencies or to the Certificateholders shall also be sent to the Certificate Insurer.

        (b) The Master Servicer shall designate a Person who shall be available to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

        Section 12.05.Trustee to Hold Certificate Policy.

        The Trustee will hold the Certificate Policy in trust as agent for the Retail Certificateholders for the purpose of making claims thereof and distributing the proceeds thereof. Each Retail Certificateholder, by accepting its Certificate, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Policy. The Trustee shall surrender the Certificate Policy to the Certificate Insurer for cancellation upon the expiration of the term of the Certificate Policy as provided in the Certificate Policy following the retirement of all Retail Certificates.

        Section 12.06.Ratings.

        The parties hereto agree that references in this Agreement or in the Standard Terms to ratings on the Certificates or interests of the Certificateholders shall be determined without regard to the Certificate Policy.

        Section 12.07.Third-Party Beneficiary.

        The Certificate Insurer shall be an express third-party beneficiary of this Agreement to the extent of its express subrogation rights and its express rights, including its rights to receive Insurance Premiums set forth in Section 4.02(a) of the Agreement and shall have the right to enforce the related provisions of this Agreement as if it were a party hereto.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                       RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By:  /s/ Joseph Orning
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest:   /s/ Benita Bjorgo
      Name:   Benita Bjorgo
      Title:  Vice President


                                       RESIDENTIAL FUNDING CORPORATION
[Seal]


                                                 Name:  Benita Bjorgo
                                                 Title: Associate

Attest:   /s/ Joseph Orning
      Name: Joseph Orning
      Title: Associate

                           DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
[Seal]



                                  By:  /s/ Ronaldo Reyes
                                       Name: Ronaldo Reyes
                                       Title:   Assistant Vice President


                                  By:  /s/ James F. Noreiga
                                       Name: James F. Noreiga
                                       Title:  Associate


Attest:   /s/ Barbara Campbell
      Name: Barbara Campbell
      Title:   Assistant Vice President

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On 29th day of April, 2003 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice
President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                /s/ Brian S. Bangerter
                                            Notary Public


[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 29th day of April, 2003 before me, a notary public in and for said State, personally appeared Benita Bjorgo, known to me to be an Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 /s/ Brian S. Bangerter
                                            Notary Public
[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 29th day of April, 2003 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an Assistant Vice President of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.


                                                  /s/ Brent Wayne Hoyler
                                            Notary Public
[Notarial Seal]



STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 29th day of April, 2003 before me, a notary public in and for said State, personally appeared James F. Noreiga, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Brent Wayne Hoyler
                                            Notary Public
[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 04/24/03           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 08.47.20           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2003-QS8                                  CUTOFF : 04/01/03
  POOL       : 0004681
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ----------------------------------------------------------------------

      8045899                              .2500
      342,108.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8105781                              .2500
       78,017.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8179785                              .2500
       95,938.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8195705                              .2500
      352,438.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8195735                              .2500
      144,413.32                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8284367                              .2500
       59,748.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8284517                              .2500
       49,792.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8288271                              .2500
       69,774.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8305351                              .2500
      137,251.21                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8321817                              .2500
       79,223.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8336291                              .2500
      355,723.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8344478                              .2500
       66,358.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8351373                              .2500
      361,986.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8353060                              .2500
      547,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8353536                              .2500
      322,363.08                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8353713                              .2500
       47,912.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8353742                              .2500
       59,944.43                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8354086                              .2500
      390,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8354750                              .2500
      392,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8354780                              .2500
      486,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8354972                              .2500
      233,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8355040                              .2500
      252,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8356876                              .2500
      357,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8357206                              .2500
      465,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8357936                              .2500
      180,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8358374                              .2500
      290,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8358912                              .2500
       77,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8359038                              .2500
       60,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8359354                              .2500
      380,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8359408                              .2500
      292,750.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8359418                              .2500
      320,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8360238                              .2500
      367,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8360240                              .2500
      340,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8360278                              .2500
       78,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8360320                              .2500
      266,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8360324                              .2500
       69,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8361200                              .2500
      286,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8361204                              .2500
      348,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8361242                              .2500
      320,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8361482                              .2500
      300,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8361704                              .2500
      152,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8361906                              .2500
      228,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8362026                              .2500
      167,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8362038                              .2500
      187,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8362196                              .2500
      187,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8362200                              .2500
      197,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8362416                              .2500
      228,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8369557                              .2500
      101,776.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8371251                              .2500
      331,950.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8375877                              .2500
      197,004.54                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8377553                              .2500
      170,711.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8381029                              .2500
      199,107.89                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8381057                              .2500
      112,812.59                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8381065                              .2500
      139,460.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8381143                              .2500
      188,333.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8381309                              .2500
      266,939.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8393735                              .2500
       66,601.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8395299                              .2500
       31,954.69                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8399173                              .2500
       88,842.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8400779                              .2500
       73,989.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8407525                              .2500
      297,405.20                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407737                              .2500
      150,192.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8408671                              .2500
       54,922.11                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8413853                              .2500
      145,455.05                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8416315                              .2500
       25,120.64                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8416499                              .2500
      130,547.86                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8416509                              .2500
      189,041.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8416655                              .2500
       71,008.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8416767                              .2500
      106,367.27                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8416797                              .2500
       70,790.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8428717                              .2500
       75,545.29                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8433949                              .2500
       31,952.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8437087                              .2500
       71,199.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8438487                              .2500
       52,959.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8438519                              .2500
      543,190.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8438713                              .2500
       44,815.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8440447                              .2500
      112,692.97                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8445737                              .2500
      271,919.18                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8450093                              .2500
      138,674.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8450361                              .2500
      199,610.23                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8453115                              .2500
      130,884.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8454211                              .2500
       42,710.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8458845                              .2500
      150,860.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8459253                              .2500
      219,563.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8464617                              .2500
      164,831.77                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8464703                              .2500
       89,836.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8465421                              .2500
      409,571.93                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8465569                              .2500
      145,687.10                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8467329                              .2500
      157,850.09                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8467335                              .2500
      299,708.42                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8475285                              .2500
      220,090.98                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8477869                              .2500
      179,837.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8477889                              .2500
      245,749.19                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8477973                              .2500
      129,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8478053                              .2500
      322,378.75                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8478811                              .2500
      157,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8481339                              .2500
      363,662.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8483475                              .2500
       68,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8485993                              .2500
      215,818.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8486463                              .2500
      370,048.55                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8486753                              .2500
      101,528.74                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8487375                              .2500
      149,850.67                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8487415                              .2500
      177,474.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8487479                              .2500
      151,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8487499                              .2500
       91,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8487505                              .2500
       94,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8487567                              .2500
      249,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8487697                              .2500
      151,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8487705                              .2500
       59,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8487729                              .2500
       74,450.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8488891                              .2500
      483,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8489431                              .2500
      211,406.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8489583                              .2500
      144,662.61                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8490457                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8490499                              .2500
      102,400.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8490513                              .2500
       43,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8490571                              .2500
      629,470.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8490771                              .2500
       71,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8490937                              .2500
      178,838.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8491625                              .2500
      187,705.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8491627                              .2500
      119,731.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8491679                              .2500
      137,183.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8491969                              .2500
      106,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8492025                              .2500
       89,824.61                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8492029                              .2500
       85,333.37                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8492109                              .2500
       42,838.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200
1



      8492113                              .2500
       28,735.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8492611                              .2500
       84,930.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8492665                              .2500
      208,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8492679                              .2500
      390,619.97                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8492997                              .2500
      111,893.73                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8494939                              .2500
      143,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8494951                              .2500
      477,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8495479                              .2500
      206,817.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8495607                              .2500
       64,944.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8495863                              .2500
       40,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8496245                              .2500
      328,380.52                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8496297                              .2500
      252,735.85                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8497827                              .2500
      336,795.26                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8499175                              .2500
      490,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8500299                              .2500
      135,885.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8500501                              .2500
      359,682.38                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8501193                              .2500
      220,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8501891                              .2500
       70,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8501919                              .2500
      300,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8502067                              .2500
      160,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8502069                              .2500
      112,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8502071                              .2500
       96,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8502125                              .2500
      107,902.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8502135                              .2500
      391,619.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8502549                              .2500
      544,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8502725                              .2500
      111,901.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8502771                              .2500
       60,745.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8502793                              .2500
      119,874.71                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8503059                              .2500
      326,150.67                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8503085                              .2500
      160,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8503293                              .2500
       53,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8503595                              .2500
      459,124.79                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8503599                              .2500
      602,312.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8503603                              .2500
      475,072.39                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8503605                              .2500
      598,241.57                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8503613                              .2500
      336,095.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8504393                              .2500
      359,533.70                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8504401                              .2500
      387,279.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8504411                              .2500
      411,197.07                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8504419                              .2500
      326,682.17                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8504427                              .2500
      358,499.97                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8504429                              .2500
      358,376.17                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8504435                              .2500
      463,073.87                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8504447                              .2500
      474,715.51                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8504543                              .2500
      113,749.59                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8504557                              .2500
      324,341.36                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8504569                              .2500
      627,389.63                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8504577                              .2500
      389,183.69                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      8504625                              .2500
      275,631.84                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8507015                              .2500
      322,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8507045                              .2500
      164,835.74                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8507057                              .2500
      145,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8507069                              .2500
      269,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8507157                              .2500
       64,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8507181                              .2500
       64,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8507187                              .2500
      130,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8507191                              .2500
       75,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8507203                              .2500
       60,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8507221                              .2500
      392,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8507239                              .2500
      232,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8507257                              .2500
       78,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8507259                              .2500
       97,650.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8507263                              .2500
      112,690.37                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8507367                              .2500
      219,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8507409                              .2500
      222,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8507429                              .2500
      222,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8508141                              .2500
       79,792.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8508361                              .2500
      314,428.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8508375                              .2500
       59,409.16                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8508587                              .2500
      150,496.41                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8508675                              .2500
      188,829.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8508827                              .2500
      165,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8509103                              .2500
      524,501.85                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8509311                              .2500
      125,886.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8509397                              .2500
      126,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8509787                              .2500
      119,790.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8510121                              .2500
       58,415.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8510277                              .2500
      125,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8510281                              .2500
      386,331.72                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8510389                              .2500
       39,636.31                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      8510575                              .2500
      151,859.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8511375                              .2500
      415,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8511453                              .2500
      339,707.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8511709                              .2500
      100,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8511731                              .2500
      152,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8511747                              .2500
       64,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8511755                              .2500
      136,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8511779                              .2500
      275,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8511781                              .2500
      198,400.00                          .0300
            5.9900                         .0000
            5.7400                         .0000
            5.7100                         .0000
            5.7100                         .0000

      8511885                              .2500
      135,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8511887                              .2500
      174,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8511899                              .2500
      112,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8511935                              .2500
       59,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8511953                              .2500
       64,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8511955                              .2500
      303,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8511987                              .2500
      139,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8511995                              .2500
      125,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8512015                              .2500
      165,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8512023                              .2500
      118,695.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8512033                              .2500
      156,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8512051                              .2500
      429,582.06                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8512057                              .2500
      113,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8512063                              .2500
      196,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8512073                              .2500
      178,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8512083                              .2500
      102,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8512119                              .2500
       89,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8512121                              .2500
      168,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8512131                              .2500
      220,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8512181                              .2500
      169,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8512197                              .2500
       70,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8512209                              .2500
      108,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8512215                              .2500
      165,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450
1



      8512217                              .2500
      249,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8512225                              .2500
      598,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8512275                              .2500
      220,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8512293                              .2500
      100,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8512295                              .2500
      295,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8512321                              .2500
      118,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8512333                              .2500
      230,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8512383                              .2500
      189,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8515211                              .2500
      136,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8515321                              .2500
      112,398.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8516227                              .2500
      150,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8516453                              .2500
      129,879.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8516491                              .2500
       65,552.52                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8516651                              .2500
       73,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8516875                              .2500
       89,906.03                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8516917                              .2500
      229,781.77                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8517311                              .2500
      279,746.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8517371                              .2500
       59,953.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8517383                              .2500
       54,550.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8517401                              .2500
       49,954.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8517445                              .2500
      359,658.42                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8517699                              .2500
       80,725.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8518473                              .2500
      366,158.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8519539                              .2500
      117,888.03                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8519721                              .2500
       99,835.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8520097                              .2500
      476,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8520117                              .2500
      248,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8520149                              .2500
      322,700.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8520301                              .2500
       96,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8520375                              .2500
       80,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8520403                              .2500
       68,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8520451                              .2500
      396,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8520463                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8520471                              .2500
       77,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8520571                              .2500
      200,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8520679                              .2500
      108,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8520825                              .2500
      125,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8521149                              .2500
       92,062.57                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8521171                              .2500
       97,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8521173                              .2500
      129,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8521253                              .2500
       77,929.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8521385                              .2500
      100,906.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8521537                              .2500
      220,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8521593                              .2500
       74,286.41                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8521625                              .2500
      383,721.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8522017                              .2500
      136,360.83                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8522023                              .2500
      124,872.56                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8522029                              .2500
      137,855.92                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      8522033                              .2500
      164,843.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8522303                              .2500
      106,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8522321                              .2500
      300,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8522333                              .2500
       90,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8522369                              .2500
      144,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8522397                              .2500
       54,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8522411                              .2500
       56,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8522423                              .2500
       54,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8522437                              .2500
      458,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8522453                              .2500
      273,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8522459                              .2500
       60,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8522465                              .2500
       94,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8522475                              .2500
      105,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8522479                              .2500
       58,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8522497                              .2500
       73,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8522505                              .2500
      200,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8522511                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8522543                              .2500
       89,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8522567                              .2500
       55,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8522601                              .2500
      322,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8522603                              .2500
      292,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8522651                              .2500
      137,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8522721                              .2500
       49,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8522723                              .2500
       50,300.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8522755                              .2500
       96,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8522827                              .2500
      424,615.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8523151                              .2500
      234,754.64                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8523153                              .2500
      219,276.21                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523155                              .2500
      299,694.14                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523169                              .2500
      179,820.81                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523185                              .2500
      264,742.43                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8523201                              .2500
      123,882.34                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8523229                              .2500
      534,454.54                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523237                              .2500
      191,808.86                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523297                              .2500
      230,241.72                          .0300
            5.3750                         .0000
            5.1250                         .0000
            5.0950                         .0000
            5.0950                         .0000

      8523335                              .2500
      313,295.20                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8523491                              .2500
      209,814.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8523661                              .2500
      388,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8523735                              .2500
      223,766.13                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8523737                              .2500
      149,847.06                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8523739                              .2500
      233,761.42                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523943                              .2500
      191,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8524091                              .2500
       75,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8524115                              .2500
      144,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8524131                              .2500
      180,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8524135                              .2500
       74,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8524145                              .2500
      168,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8524153                              .2500
      358,959.08                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8524191                              .2500
      189,815.33                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8524205                              .2500
      176,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8524253                              .2500
      232,594.61                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8524291                              .2500
       72,947.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8524341                              .2500
      103,720.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8524457                              .2500
      279,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8524553                              .2500
      152,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8524643                              .2500
      153,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450
1



      8524657                              .2500
      250,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8524763                              .2500
       84,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8525023                              .2500
      105,925.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8525035                              .2500
       29,977.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8525109                              .2500
       58,313.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8525185                              .2500
      384,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8525227                              .2500
       53,959.92                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8525327                              .2500
       75,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8525331                              .2500
      299,715.34                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8525595                              .2500
      115,810.01                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8525687                              .2500
      270,760.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8525813                              .2500
       83,520.68                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8525903                              .2500
       79,934.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8525919                              .2500
       41,212.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8525925                              .2500
       44,625.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8525933                              .2500
       78,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8525973                              .2500
      363,662.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8526123                              .2500
       59,700.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8526429                              .2500
      126,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8526657                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8526707                              .2500
       98,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8526733                              .2500
       55,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8526769                              .2500
      484,500.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8526779                              .2500
      300,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8526799                              .2500
      393,385.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8526813                              .2500
      180,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8526823                              .2500
      498,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8527649                              .2500
      234,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8527711                              .2500
      229,776.46                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8528053                              .2500
      126,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8528241                              .2500
      429,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8528289                              .2500
       65,651.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200
1



      8528383                              .2500
      218,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8528461                              .2500
      223,766.13                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8528539                              .2500
       54,949.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8528541                              .2500
      261,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8528755                              .2500
      272,820.04                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8529241                              .2500
       78,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8529291                              .2500
      293,000.00                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      8529383                              .2500
      218,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8529711                              .2500
       60,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8529713                              .2500
      249,745.12                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8529815                              .2500
      230,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8529893                              .2500
      358,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8530057                              .2500
       75,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8530067                              .2500
      111,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8530073                              .2500
      156,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8530215                              .2500
      152,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8530223                              .2500
      145,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8530233                              .2500
       69,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8530237                              .2500
      137,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8530247                              .2500
      188,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8530265                              .2500
       85,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8530291                              .2500
       79,900.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8530311                              .2500
      360,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8530339                              .2500
      100,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8530349                              .2500
       68,850.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8530361                              .2500
       48,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8530369                              .2500
      190,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8530373                              .2500
      208,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8530397                              .2500
      143,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8530405                              .2500
      275,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8530447                              .2500
      112,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8530463                              .2500
      270,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8530505                              .2500
       58,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8530533                              .2500
      130,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8530535                              .2500
      137,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8530537                              .2500
       75,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8530543                              .2500
       76,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8530551                              .2500
      220,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8530557                              .2500
      136,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8530571                              .2500
       85,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8530591                              .2500
      299,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8530593                              .2500
      100,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8530599                              .2500
      491,250.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8530651                              .2500
      107,668.05                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8530773                              .2500
      152,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8530975                              .2500
       70,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8531573                              .2500
      270,960.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8531845                              .2500
      152,865.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8531931                              .2500
      236,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8531995                              .2500
      252,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8532131                              .2500
      416,290.33                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532153                              .2500
      151,859.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532173                              .2500
      126,243.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532211                              .2500
      123,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8532433                              .2500
      211,668.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532441                              .2500
      156,504.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8532455                              .2500
       69,756.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532457                              .2500
      190,969.66                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532463                              .2500
       34,956.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532467                              .2500
      118,285.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532475                              .2500
      233,633.80                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532481                              .2500
       67,893.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532491                              .2500
       74,864.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532497                              .2500
       62,446.24                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      8532503                              .2500
      154,291.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532513                              .2500
      172,486.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532517                              .2500
      131,782.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8532533                              .2500
       89,832.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532549                              .2500
      387,225.55                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8532555                              .2500
       74,809.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532567                              .2500
      166,126.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532573                              .2500
      107,323.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8532577                              .2500
      151,737.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532583                              .2500
       63,884.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532607                              .2500
      174,674.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532609                              .2500
      151,710.79                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532613                              .2500
       39,107.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532615                              .2500
      300,141.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532619                              .2500
       52,908.48                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532625                              .2500
      279,217.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8532627                              .2500
       70,298.28                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532631                              .2500
      271,439.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532635                              .2500
       54,414.70                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532639                              .2500
       55,413.14                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8532643                              .2500
      131,673.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8532645                              .2500
      179,845.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532659                              .2500
      199,619.47                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532663                              .2500
       63,881.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8532671                              .2500
       34,857.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532685                              .2500
      102,214.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532689                              .2500
       46,103.88                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532699                              .2500
      207,423.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532701                              .2500
       62,725.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532705                              .2500
       66,488.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8532709                              .2500
      165,620.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532717                              .2500
      487,115.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8532719                              .2500
      175,703.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532725                              .2500
       51,750.74                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532729                              .2500
       96,325.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532733                              .2500
       69,623.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532741                              .2500
      199,270.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532751                              .2500
      150,648.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532763                              .2500
       71,863.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532765                              .2500
       48,673.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8532767                              .2500
       28,775.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8532773                              .2500
       57,414.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8532775                              .2500
      233,543.97                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8532793                              .2500
       68,007.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532795                              .2500
      592,923.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532797                              .2500
      156,216.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532799                              .2500
       40,955.43                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8532803                              .2500
      186,948.41                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8532805                              .2500
       41,238.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532807                              .2500
       44,813.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532811                              .2500
      150,670.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532825                              .2500
      159,652.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532829                              .2500
       50,351.01                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8532833                              .2500
      188,472.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532837                              .2500
       68,511.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532841                              .2500
      139,739.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8532843                              .2500
      154,710.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8532845                              .2500
      159,716.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532855                              .2500
      329,401.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532863                              .2500
      105,788.41                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8532869                              .2500
      479,044.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532871                              .2500
      118,579.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532873                              .2500
       71,357.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532875                              .2500
      277,496.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8532877                              .2500
       39,885.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532879                              .2500
      159,609.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532887                              .2500
       61,563.57                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532889                              .2500
      119,517.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8532891                              .2500
      119,517.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8532895                              .2500
       74,951.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8532899                              .2500
       72,870.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532901                              .2500
      118,716.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8532903                              .2500
       60,592.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532905                              .2500
      244,555.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532907                              .2500
       47,715.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532909                              .2500
       74,424.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532911                              .2500
       44,421.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532913                              .2500
       84,842.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532915                              .2500
       43,922.14                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532921                              .2500
       63,637.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8532923                              .2500
       74,757.95                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8532941                              .2500
       79,954.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532945                              .2500
      105,009.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532947                              .2500
       68,094.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8532949                              .2500
      125,777.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532951                              .2500
      159,525.56                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8532953                              .2500
      159,761.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532959                              .2500
       84,845.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8532961                              .2500
       55,221.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532963                              .2500
      524,489.73                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8532969                              .2500
       90,764.65                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532971                              .2500
       88,967.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8532973                              .2500
      162,371.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8532981                              .2500
      136,386.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8532983                              .2500
       75,722.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8532993                              .2500
       49,561.31                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8532997                              .2500
       62,351.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533001                              .2500
       55,956.31                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533003                              .2500
      167,680.35                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533007                              .2500
       37,269.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533015                              .2500
       65,489.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533019                              .2500
      118,573.95                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533021                              .2500
       64,696.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533025                              .2500
       56,289.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8533027                              .2500
      159,688.18                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533029                              .2500
       43,944.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533033                              .2500
       51,525.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533039                              .2500
      129,675.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533047                              .2500
      131,403.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533049                              .2500
       43,128.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533051                              .2500
      155,743.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533053                              .2500
       74,657.67                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8533057                              .2500
       69,472.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533063                              .2500
       70,069.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533065                              .2500
       75,858.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533071                              .2500
       69,092.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8533077                              .2500
       59,266.90                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533079                              .2500
      199,454.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533083                              .2500
       96,429.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533091                              .2500
      151,710.81                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8533095                              .2500
      183,312.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533097                              .2500
      111,815.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533099                              .2500
       49,167.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533103                              .2500
      247,350.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533107                              .2500
       71,701.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533109                              .2500
       96,632.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533111                              .2500
       67,980.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533115                              .2500
       74,960.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8533117                              .2500
      299,481.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533119                              .2500
       75,228.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533125                              .2500
      408,221.82                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533149                              .2500
      294,502.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533153                              .2500
      231,599.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533159                              .2500
      189,371.53                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533161                              .2500
      151,731.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533181                              .2500
       72,934.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8533189                              .2500
      267,774.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533195                              .2500
       84,838.28                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533197                              .2500
       35,835.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533199                              .2500
      149,999.99                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533203                              .2500
      198,539.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533219                              .2500
       67,060.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533221                              .2500
      456,809.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533225                              .2500
      144,661.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8533239                              .2500
      320,537.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533241                              .2500
       70,137.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533243                              .2500
       83,909.21                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533245                              .2500
      420,608.78                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533249                              .2500
       61,318.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533251                              .2500
      123,337.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533253                              .2500
      423,944.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533257                              .2500
      118,495.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8533259                              .2500
       56,428.14                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533263                              .2500
       39,896.10                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533265                              .2500
      279,721.25                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533271                              .2500
      186,852.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533277                              .2500
      322,128.99                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533279                              .2500
       56,425.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533285                              .2500
      197,232.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533289                              .2500
       29,526.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8533297                              .2500
      233,575.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533307                              .2500
      266,271.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533309                              .2500
      249,557.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533311                              .2500
      118,150.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533321                              .2500
      177,311.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533327                              .2500
      136,175.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533335                              .2500
       36,660.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533337                              .2500
      161,746.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8533339                              .2500
      199,629.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533355                              .2500
       84,646.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533359                              .2500
       53,368.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533361                              .2500
      273,138.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533371                              .2500
      175,914.65                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533383                              .2500
       60,039.87                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533385                              .2500
       48,600.22                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533387                              .2500
      156,966.13                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8533393                              .2500
      123,893.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533395                              .2500
      131,742.75                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533401                              .2500
       55,785.76                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533403                              .2500
       66,387.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533427                              .2500
      218,573.20                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533429                              .2500
       64,633.22                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533431                              .2500
      169,713.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533435                              .2500
      329,016.79                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8533437                              .2500
       69,473.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533439                              .2500
      330,370.22                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533441                              .2500
       74,739.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533443                              .2500
       20,353.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533445                              .2500
      153,610.15                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533447                              .2500
      237,589.01                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533451                              .2500
       71,878.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533465                              .2500
       57,052.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8533467                              .2500
      107,010.30                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533473                              .2500
       63,082.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533475                              .2500
      107,010.30                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533477                              .2500
       65,762.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533479                              .2500
      159,672.92                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8533483                              .2500
      305,121.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533487                              .2500
      123,995.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533493                              .2500
       43,578.22                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8533495                              .2500
      197,312.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533497                              .2500
       39,877.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533531                              .2500
       45,858.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533541                              .2500
       64,682.20                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533545                              .2500
       63,889.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533549                              .2500
      105,403.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533551                              .2500
       53,701.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533555                              .2500
       64,679.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8533565                              .2500
       71,180.74                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533567                              .2500
      161,637.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8533571                              .2500
       70,484.77                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533585                              .2500
       85,469.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533589                              .2500
      166,360.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533593                              .2500
       96,782.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533595                              .2500
       44,451.17                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533599                              .2500
      129,162.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8533601                              .2500
       64,870.26                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533603                              .2500
      169,350.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533605                              .2500
       40,436.61                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533611                              .2500
       66,318.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533615                              .2500
      138,149.08                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533617                              .2500
       54,813.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533619                              .2500
       40,829.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533625                              .2500
       44,125.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8533627                              .2500
       41,217.01                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533629                              .2500
      628,829.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533631                              .2500
      237,587.60                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533639                              .2500
      178,711.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533649                              .2500
      131,649.03                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533651                              .2500
       50,256.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533653                              .2500
      166,711.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533661                              .2500
       48,992.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8533667                              .2500
       39,850.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533671                              .2500
       31,999.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533673                              .2500
      177,968.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533691                              .2500
       64,247.31                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533693                              .2500
      199,610.21                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533695                              .2500
      199,197.56                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533701                              .2500
       73,742.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533703                              .2500
       67,375.85                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8533721                              .2500
       79,316.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533725                              .2500
       35,767.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533727                              .2500
       79,316.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533737                              .2500
       37,858.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533739                              .2500
      210,848.06                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533741                              .2500
       54,650.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533747                              .2500
       44,848.41                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533755                              .2500
      251,615.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950
1



      8533761                              .2500
       95,674.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533763                              .2500
       78,592.81                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533765                              .2500
       69,876.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533773                              .2500
      171,402.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533775                              .2500
       60,439.77                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533785                              .2500
       78,856.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533787                              .2500
      298,222.85                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533791                              .2500
       24,685.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8533793                              .2500
       74,864.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533797                              .2500
       88,738.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533799                              .2500
      149,728.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533803                              .2500
       51,910.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533805                              .2500
       71,644.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533807                              .2500
      151,737.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533809                              .2500
       59,945.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533813                              .2500
       59,945.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8533819                              .2500
       34,994.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8533821                              .2500
      131,788.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533825                              .2500
      415,189.26                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533827                              .2500
      223,613.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533829                              .2500
       62,775.81                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533833                              .2500
      179,689.17                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8533835                              .2500
      162,067.50                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533839                              .2500
      149,726.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8533845                              .2500
       70,272.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533847                              .2500
      394,429.82                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533849                              .2500
       44,896.65                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533857                              .2500
      101,794.36                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533863                              .2500
       57,318.91                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8533865                              .2500
      156,309.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533879                              .2500
      129,265.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533881                              .2500
      322,114.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8533885                              .2500
       53,354.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8533891                              .2500
      535,491.42                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533895                              .2500
      112,280.74                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8533897                              .2500
      355,322.66                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533903                              .2500
       79,208.89                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533907                              .2500
      388,294.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533915                              .2500
      383,352.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533919                              .2500
      156,247.34                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8533927                              .2500
       66,279.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533929                              .2500
       59,100.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533933                              .2500
       83,858.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533935                              .2500
      207,504.43                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8533943                              .2500
      295,463.35                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533945                              .2500
      208,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533949                              .2500
      199,628.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8533951                              .2500
      125,272.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8533959                              .2500
       60,011.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533963                              .2500
      206,477.07                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8533967                              .2500
       88,822.34                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8533973                              .2500
       71,324.18                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8533975                              .2500
       68,686.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8533979                              .2500
       37,564.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8533985                              .2500
       74,873.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8533987                              .2500
      158,649.32                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8533991                              .2500
      144,188.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8533995                              .2500
      291,994.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534013                              .2500
       66,983.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8534015                              .2500
       62,725.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534017                              .2500
      119,777.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534021                              .2500
      391,289.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534033                              .2500
       70,252.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534037                              .2500
      123,764.07                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8534045                              .2500
       68,939.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534047                              .2500
       89,859.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534055                              .2500
      197,123.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8534091                              .2500
      191,643.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534093                              .2500
       59,953.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534101                              .2500
       54,358.60                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534105                              .2500
       44,765.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534111                              .2500
       60,750.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8534113                              .2500
      235,602.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534117                              .2500
      470,530.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534123                              .2500
       69,191.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534125                              .2500
       64,698.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534127                              .2500
       59,392.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534131                              .2500
      124,756.38                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534133                              .2500
       74,938.81                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534149                              .2500
      208,985.69                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8534157                              .2500
      159,736.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534159                              .2500
      125,498.99                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534161                              .2500
      639,392.73                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534167                              .2500
      389,221.56                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534169                              .2500
       51,574.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534171                              .2500
      211,606.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534173                              .2500
       68,518.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534175                              .2500
      324,351.30                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8534177                              .2500
       42,120.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534181                              .2500
      153,720.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534183                              .2500
      220,569.30                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534191                              .2500
       49,915.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534201                              .2500
       62,545.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534203                              .2500
       89,859.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534207                              .2500
      116,816.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534211                              .2500
       59,979.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      8534219                              .2500
      221,577.60                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534223                              .2500
       50,321.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534225                              .2500
       64,371.24                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534233                              .2500
      383,269.38                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534241                              .2500
      144,710.58                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534251                              .2500
      158,405.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534255                              .2500
       54,909.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534259                              .2500
      197,641.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534265                              .2500
       55,903.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534269                              .2500
       59,908.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534271                              .2500
      101,216.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534273                              .2500
       72,879.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534277                              .2500
       94,129.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534281                              .2500
      431,178.07                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534285                              .2500
      160,085.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534291                              .2500
       62,125.73                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8534295                              .2500
       78,183.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534303                              .2500
      117,454.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534307                              .2500
      139,192.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534311                              .2500
      113,051.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534315                              .2500
      192,894.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534321                              .2500
       60,210.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534325                              .2500
       45,424.36                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534327                              .2500
      237,627.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8534329                              .2500
       41,421.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534335                              .2500
       84,870.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534337                              .2500
      233,106.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534347                              .2500
      270,723.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8534349                              .2500
      271,569.71                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534355                              .2500
       68,754.44                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534365                              .2500
      129,292.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8534369                              .2500
       36,871.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8534371                              .2500
       32,950.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534373                              .2500
      186,052.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534375                              .2500
       94,228.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534377                              .2500
       74,757.95                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8534381                              .2500
       72,933.61                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534383                              .2500
       83,736.48                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534385                              .2500
       89,774.69                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534387                              .2500
      212,247.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8534391                              .2500
       75,851.88                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534393                              .2500
       55,701.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534403                              .2500
      187,411.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534413                              .2500
      389,257.97                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534417                              .2500
      261,489.40                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534429                              .2500
      112,175.64                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534433                              .2500
      177,454.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534435                              .2500
      167,563.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8534437                              .2500
      529,015.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534441                              .2500
      179,649.21                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534443                              .2500
       69,136.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534445                              .2500
       59,217.47                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534447                              .2500
      131,731.87                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534449                              .2500
      187,451.19                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534451                              .2500
       50,312.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534457                              .2500
      252,666.08                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534461                              .2500
      411,253.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534463                              .2500
       61,382.98                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534465                              .2500
      233,449.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534475                              .2500
      152,674.87                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534477                              .2500
      187,713.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534483                              .2500
      199,619.47                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534489                              .2500
      167,213.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534505                              .2500
      247,550.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534507                              .2500
       45,315.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534517                              .2500
      427,224.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534523                              .2500
      158,661.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534531                              .2500
       49,830.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534533                              .2500
      131,754.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534537                              .2500
      207,275.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534545                              .2500
       82,642.45                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534549                              .2500
      477,795.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534557                              .2500
       49,715.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534559                              .2500
       53,518.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534563                              .2500
       46,637.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534567                              .2500
      174,737.83                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534571                              .2500
       59,908.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534575                              .2500
      102,512.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534589                              .2500
       45,430.54                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534595                              .2500
       69,573.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534597                              .2500
       49,332.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534599                              .2500
      359,378.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534605                              .2500
      159,743.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8534611                              .2500
       69,714.19                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534617                              .2500
       59,293.60                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534619                              .2500
       71,627.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534621                              .2500
       35,970.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534623                              .2500
      155,018.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534629                              .2500
       62,543.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534631                              .2500
       63,399.10                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534633                              .2500
       60,639.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534657                              .2500
       42,497.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534661                              .2500
      423,294.86                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534663                              .2500
       67,271.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534667                              .2500
      259,517.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534671                              .2500
       38,976.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8534683                              .2500
       52,405.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534685                              .2500
      191,847.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534687                              .2500
      219,254.29                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534689                              .2500
      209,795.88                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534691                              .2500
       61,745.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534695                              .2500
       67,268.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534699                              .2500
       96,133.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534703                              .2500
       66,724.16                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8534705                              .2500
       66,724.16                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534707                              .2500
       70,708.12                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534717                              .2500
       66,787.29                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8534719                              .2500
       59,770.46                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534723                              .2500
       69,873.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534729                              .2500
       69,260.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534739                              .2500
      152,715.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534741                              .2500
      207,816.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8534749                              .2500
       72,534.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534755                              .2500
       30,926.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534757                              .2500
      217,391.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534759                              .2500
       65,498.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534771                              .2500
       56,520.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534785                              .2500
       67,463.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534789                              .2500
      209,611.74                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534807                              .2500
       66,240.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534813                              .2500
       71,761.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534819                              .2500
       50,224.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534821                              .2500
       55,950.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534823                              .2500
       74,075.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534855                              .2500
       31,943.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534857                              .2500
       55,808.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534859                              .2500
      270,708.33                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534863                              .2500
      171,695.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8534873                              .2500
       37,351.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534875                              .2500
       60,964.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534883                              .2500
       51,943.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8534885                              .2500
       59,130.83                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534893                              .2500
       67,386.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534899                              .2500
      206,202.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8534907                              .2500
      219,560.86                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8534909                              .2500
       53,950.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8534915                              .2500
      214,108.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534921                              .2500
       70,864.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534923                              .2500
      171,640.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8534925                              .2500
       48,957.81                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534927                              .2500
       55,893.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534929                              .2500
       55,893.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8534933                              .2500
       63,234.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8534937                              .2500
      152,602.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8534957                              .2500
      155,458.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8534959                              .2500
       54,993.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8534961                              .2500
       96,528.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8534965                              .2500
       62,953.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534975                              .2500
      155,431.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8534989                              .2500
       56,706.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8534993                              .2500
       68,184.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535003                              .2500
      159,851.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8535007                              .2500
       54,357.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535009                              .2500
      222,983.06                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8535013                              .2500
       63,894.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535015                              .2500
       60,899.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535017                              .2500
       57,904.63                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535019                              .2500
       53,511.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535021                              .2500
       55,889.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535023                              .2500
       45,923.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8535033                              .2500
       54,705.48                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8535053                              .2500
       38,467.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8535063                              .2500
       50,952.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8535065                              .2500
      200,323.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8535071                              .2500
      163,872.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535077                              .2500
       64,139.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535079                              .2500
      183,841.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535081                              .2500
       37,770.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8535083                              .2500
       40,468.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535091                              .2500
       53,902.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535095                              .2500
       47,959.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8535101                              .2500
      135,870.95                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8535103                              .2500
       31,949.91                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535113                              .2500
       61,887.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535115                              .2500
      205,893.84                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535125                              .2500
      159,851.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8535135                              .2500
       59,891.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535141                              .2500
      310,961.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8535143                              .2500
       44,962.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8535145                              .2500
      219,828.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535147                              .2500
       75,422.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8535153                              .2500
      160,934.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535161                              .2500
      302,739.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535163                              .2500
      295,545.32                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8535165                              .2500
      165,834.74                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8535167                              .2500
       63,946.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8535175                              .2500
      169,307.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535191                              .2500
      159,448.56                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8535197                              .2500
       64,332.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535201                              .2500
      148,658.81                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8535203                              .2500
      150,863.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535209                              .2500
      259,741.16                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8535211                              .2500
      237,513.31                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8535215                              .2500
      179,820.80                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8535217                              .2500
       55,689.58                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8535219                              .2500
       51,851.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8535227                              .2500
       47,661.85                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8535231                              .2500
       50,171.35                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535233                              .2500
       37,441.31                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535237                              .2500
       34,972.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8535243                              .2500
       49,902.55                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8535261                              .2500
      138,222.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535265                              .2500
      227,798.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8535269                              .2500
      171,753.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535271                              .2500
      172,003.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535279                              .2500
      419,638.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535287                              .2500
       90,141.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8535289                              .2500
       69,841.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8535311                              .2500
       66,933.30                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8535319                              .2500
       65,122.83                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8535339                              .2500
       65,896.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8535341                              .2500
      155,052.73                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8535355                              .2500
      341,690.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535357                              .2500
      307,721.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8535365                              .2500
       47,917.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8535381                              .2500
      168,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8535451                              .2500
      199,796.09                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8535465                              .2500
      167,840.60                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8535469                              .2500
      144,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8535503                              .2500
       89,916.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8535977                              .2500
      237,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8536013                              .2500
      144,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8536577                              .2500
      131,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8536595                              .2500
      126,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8536891                              .2500
      100,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8537249                              .2500
       96,425.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8537281                              .2500
      178,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8537283                              .2500
      251,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8537287                              .2500
      198,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8537289                              .2500
      360,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8537301                              .2500
       85,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8537313                              .2500
      250,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8537357                              .2500
       95,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8537537                              .2500
      118,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8537539                              .2500
       59,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8537555                              .2500
      390,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8537567                              .2500
      102,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8537579                              .2500
      113,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8537585                              .2500
      152,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8537595                              .2500
      315,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8537597                              .2500
      331,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8537601                              .2500
      178,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8537617                              .2500
      253,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8537621                              .2500
      360,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8537625                              .2500
      123,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8537665                              .2500
      292,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8537691                              .2500
      460,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8537701                              .2500
      175,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8537705                              .2500
       90,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8537713                              .2500
       62,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8537717                              .2500
       60,150.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8537743                              .2500
       97,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8537823                              .2500
      331,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8538051                              .2500
      414,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8538055                              .2500
      126,226.21                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8538101                              .2500
      389,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8538343                              .2500
       80,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8538353                              .2500
      117,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8538389                              .2500
      425,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8538477                              .2500
      131,092.45                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8538533                              .2500
       45,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8538777                              .2500
      400,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8538781                              .2500
      292,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8538869                              .2500
      188,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8538873                              .2500
      360,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8538877                              .2500
      414,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8538903                              .2500
       99,920.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8538945                              .2500
      360,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8538991                              .2500
      176,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8539455                              .2500
       68,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8539479                              .2500
      168,450.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8539481                              .2500
      101,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8539499                              .2500
       90,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8539507                              .2500
       92,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8539509                              .2500
       84,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8539513                              .2500
      283,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8539551                              .2500
      167,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8539557                              .2500
      107,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8539587                              .2500
      102,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8539593                              .2500
      177,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8539639                              .2500
      265,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8539645                              .2500
       75,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8539647                              .2500
       65,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8539663                              .2500
      114,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8539665                              .2500
      100,350.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8539701                              .2500
      365,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8539747                              .2500
      165,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8540769                              .2500
       75,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8540823                              .2500
      300,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8541019                              .2500
      113,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8541055                              .2500
      488,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8541063                              .2500
      360,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8541095                              .2500
      244,767.53                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8541139                              .2500
       89,922.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8541171                              .2500
       39,375.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8541383                              .2500
      106,153.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8541491                              .2500
      247,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8541495                              .2500
      465,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8541535                              .2500
      301,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8541541                              .2500
      463,549.02                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8541547                              .2500
      197,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8541617                              .2500
      252,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8541653                              .2500
      137,084.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8541893                              .2500
      158,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8541931                              .2500
      199,805.61                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8541983                              .2500
      530,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8541995                              .2500
      466,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8542005                              .2500
      176,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8542015                              .2500
      629,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542017                              .2500
      142,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542599                              .2500
      322,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8542621                              .2500
       96,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8542627                              .2500
       84,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8542633                              .2500
       78,300.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542679                              .2500
       91,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542681                              .2500
      143,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8542695                              .2500
      165,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542699                              .2500
      360,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8542703                              .2500
      146,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8542705                              .2500
      111,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8542711                              .2500
      292,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8542749                              .2500
      220,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8542755                              .2500
      221,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8542801                              .2500
      150,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8542825                              .2500
      532,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542831                              .2500
      426,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8542859                              .2500
      137,150.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8542867                              .2500
      198,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8542869                              .2500
      144,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8542907                              .2500
      410,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542927                              .2500
       96,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8542933                              .2500
      211,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8542955                              .2500
      247,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8542965                              .2500
      371,250.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543181                              .2500
      157,500.00                          .0500
            6.0500                         .0000
            5.8000                         .0000
            5.7500                         .0000
            5.7500                         .0000

      8543211                              .2500
       82,721.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8543241                              .2500
      232,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8543257                              .2500
      208,806.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8543299                              .2500
      347,650.77                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8543303                              .2500
      339,669.54                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8543315                              .2500
      349,643.16                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543317                              .2500
      349,643.16                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543319                              .2500
      398,456.31                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543321                              .2500
      370,022.36                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8543329                              .2500
      429,571.93                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543337                              .2500
      341,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543343                              .2500
      329,663.55                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543349                              .2500
      404,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8543351                              .2500
      354,638.06                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543353                              .2500
      376,615.63                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543355                              .2500
      342,650.30                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543359                              .2500
      421,579.90                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8543363                              .2500
      399,500.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8543365                              .2500
      355,637.05                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543367                              .2500
      597,390.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543369                              .2500
      355,146.10                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543371                              .2500
      370,639.41                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8543373                              .2500
      342,666.63                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8543375                              .2500
      355,645.60                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543377                              .2500
      341,675.50                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8543379                              .2500
      352,648.58                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543381                              .2500
      391,600.34                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8543383                              .2500
      389,611.75                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543387                              .2500
      345,300.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8543391                              .2500
      424,387.12                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8543415                              .2500
       97,167.23                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8543507                              .2500
      191,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8543893                              .2500
      209,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8544145                              .2500
      300,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8544253                              .2500
      262,731.86                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8544295                              .2500
      180,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8544299                              .2500
      656,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8544337                              .2500
       60,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8544339                              .2500
       63,937.80                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8544345                              .2500
      143,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8544351                              .2500
      105,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8544667                              .2500
      100,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8544695                              .2500
      189,107.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8544741                              .2500
      117,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8545269                              .2500
      130,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8545373                              .2500
      177,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8545375                              .2500
      600,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8545377                              .2500
       90,911.55                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8545411                              .2500
       72,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      8545417                              .2500
      106,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8545429                              .2500
       95,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8545431                              .2500
       94,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8545439                              .2500
      167,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8545441                              .2500
       31,650.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8545461                              .2500
      156,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8545467                              .2500
      206,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8545487                              .2500
      125,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8545493                              .2500
       70,650.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8545513                              .2500
      405,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8545519                              .2500
      265,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8545537                              .2500
      234,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8545541                              .2500
      250,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8545545                              .2500
       64,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8545653                              .2500
      295,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8546141                              .2500
      420,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8546153                              .2500
      111,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8546261                              .2500
       96,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8546283                              .2500
      209,795.90                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8546413                              .2500
      321,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8546779                              .2500
      169,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8546797                              .2500
      175,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8546813                              .2500
       80,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8546851                              .2500
      317,683.43                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8547145                              .2500
      118,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8547447                              .2500
       74,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8547519                              .2500
      101,625.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8547545                              .2500
      365,761.51                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8547731                              .2500
      399,561.27                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8548111                              .2500
       59,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8548113                              .2500
       59,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8548127                              .2500
      130,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8548273                              .2500
       52,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8548301                              .2500
      248,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8548351                              .2500
      360,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8548357                              .2500
       65,808.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8548403                              .2500
       67,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8548423                              .2500
       83,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8548433                              .2500
      234,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8548439                              .2500
       84,510.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8548491                              .2500
      156,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8548501                              .2500
      144,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8548517                              .2500
      514,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8548551                              .2500
      163,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8548575                              .2500
      335,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8548629                              .2500
      168,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8548639                              .2500
       98,370.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8548705                              .2500
      143,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8548707                              .2500
       73,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8548717                              .2500
      101,900.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8549403                              .2500
      206,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8549985                              .2500
      167,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8550141                              .2500
      322,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8550145                              .2500
      145,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8550157                              .2500
      525,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8550173                              .2500
      365,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8550253                              .2500
      162,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8550259                              .2500
       88,236.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      8550311                              .2500
       64,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8550377                              .2500
       78,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8550457                              .2500
       97,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8550543                              .2500
       54,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8550553                              .2500
       68,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8550583                              .2500
       50,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8550585                              .2500
      370,800.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8550905                              .2500
       80,620.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8550907                              .2500
      374,949.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8550909                              .2500
      383,551.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8550911                              .2500
      330,721.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8550913                              .2500
      388,668.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8550917                              .2500
      492,778.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8550929                              .2500
       32,926.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200
1



      8550933                              .2500
      327,696.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8550943                              .2500
       31,941.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8550945                              .2500
      333,223.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8550957                              .2500
      103,841.23                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8550959                              .2500
      368,666.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8550971                              .2500
      322,715.02                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8551069                              .2500
      364,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552005                              .2500
       93,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      8552017                              .2500
      537,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552027                              .2500
       50,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8552063                              .2500
      100,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552075                              .2500
      165,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552089                              .2500
      105,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552091                              .2500
      208,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8552099                              .2500
       73,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8552189                              .2500
       85,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8552201                              .2500
      296,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8552213                              .2500
      210,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8552215                              .2500
      111,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8552225                              .2500
      300,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8552229                              .2500
       65,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552281                              .2500
      190,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552295                              .2500
      244,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8552301                              .2500
      118,320.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8552343                              .2500
      239,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8552357                              .2500
      250,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552385                              .2500
      500,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552423                              .2500
      124,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8552439                              .2500
       98,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8552447                              .2500
       78,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552463                              .2500
      106,250.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8552465                              .2500
      650,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8552471                              .2500
      188,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8552479                              .2500
      416,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552497                              .2500
      384,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552531                              .2500
      280,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552543                              .2500
       57,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8552603                              .2500
      201,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8552611                              .2500
      299,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8552779                              .2500
      197,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8552789                              .2500
      210,336.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8552853                              .2500
      139,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552859                              .2500
       78,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8552891                              .2500
       54,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8552899                              .2500
       63,782.27                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8552901                              .2500
      270,267.10                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8553173                              .2500
       85,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8553315                              .2500
      151,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8553423                              .2500
      269,500.00                          .0300
            5.3750                         .0000
            5.1250                         .0000
            5.0950                         .0000
            5.0950                         .0000

      8553437                              .2500
      295,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8553441                              .2500
      379,630.66                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8553451                              .2500
      320,688.01                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8553463                              .2500
      314,686.42                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8553505                              .2500
      288,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8553517                              .2500
      285,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8553521                              .2500
      322,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8553525                              .2500
      376,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8553541                              .2500
      332,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8553549                              .2500
      227,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8553557                              .2500
      500,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8553567                              .2500
      345,679.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8553575                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8553579                              .2500
      276,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8553581                              .2500
      286,707.39                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8553583                              .2500
      448,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8553587                              .2500
      300,400.65                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8553591                              .2500
      300,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8553593                              .2500
      284,702.45                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8553601                              .2500
      265,300.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8553613                              .2500
      106,099.23                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8553625                              .2500
      279,714.52                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8553627                              .2500
      123,623.83                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8553631                              .2500
      322,386.35                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8553635                              .2500
      300,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8553639                              .2500
      322,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8553655                              .2500
      310,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8553657                              .2500
      318,697.32                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8553661                              .2500
       97,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8553665                              .2500
      322,346.78                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      8553681                              .2500
      322,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8553687                              .2500
      482,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8553691                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8553693                              .2500
      300,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8553701                              .2500
      306,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8553705                              .2500
      322,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8553707                              .2500
      252,150.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8553717                              .2500
      294,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8553719                              .2500
      306,000.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000
1



      8553745                              .2500
      234,200.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8553805                              .2500
      107,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8553815                              .2500
       94,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8554079                              .2500
      130,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8554085                              .2500
      190,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8555115                              .2500
      456,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8555183                              .2500
       75,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8555209                              .2500
      305,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8555251                              .2500
       89,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555299                              .2500
       30,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8555309                              .2500
       80,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8555313                              .2500
      299,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8555317                              .2500
       61,100.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8555325                              .2500
      322,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555327                              .2500
       62,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555333                              .2500
       90,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450
1



      8555339                              .2500
      271,800.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8555399                              .2500
      146,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8555435                              .2500
      191,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8555569                              .2500
      432,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8555633                              .2500
      117,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8555639                              .2500
       83,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8555649                              .2500
       55,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555657                              .2500
      287,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8555707                              .2500
       74,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555711                              .2500
      100,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8555717                              .2500
      101,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8555727                              .2500
      343,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8555731                              .2500
      178,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8555733                              .2500
      171,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8555735                              .2500
      150,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8555743                              .2500
       61,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      8555779                              .2500
      112,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8555837                              .2500
      166,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8555843                              .2500
       58,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555893                              .2500
       64,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8555913                              .2500
      136,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8556291                              .2500
      252,400.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8556525                              .2500
      499,502.25                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8556707                              .2500
       55,000.00                          .0300
            5.9900                         .0000
            5.7400                         .0000
            5.7100                         .0000
            5.7100                         .0000
1



      8556931                              .2500
      106,350.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8556983                              .2500
      112,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8557017                              .2500
      324,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8557031                              .2500
      220,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8557149                              .2500
       71,940.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8557229                              .2500
      480,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8557335                              .2500
       51,887.46                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8557339                              .2500
      384,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8557479                              .2500
      175,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8557503                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8557511                              .2500
      171,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8557539                              .2500
       53,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8557611                              .2500
      359,674.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8557773                              .2500
      144,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8557817                              .2500
       89,550.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8557821                              .2500
      297,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8557851                              .2500
       66,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8558011                              .2500
      322,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8558017                              .2500
       33,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8558073                              .2500
      286,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8558099                              .2500
      232,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8558145                              .2500
       69,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8558237                              .2500
      385,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8558251                              .2500
      360,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8558261                              .2500
       61,047.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8558279                              .2500
      126,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8558381                              .2500
      222,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8559063                              .2500
      113,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8559189                              .2500
      220,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8559229                              .2500
      408,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8559291                              .2500
       54,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            5.7500                        1.6700

      8559331                              .2500
      159,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8559333                              .2500
      498,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8559343                              .2500
      223,838.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8559347                              .2500
      409,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8559373                              .2500
      345,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8559413                              .2500
       84,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8559421                              .2500
       50,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8559455                              .2500
      384,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8559461                              .2500
      106,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8559565                              .2500
      396,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8559653                              .2500
      142,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8559655                              .2500
      175,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8559659                              .2500
      564,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8559905                              .2500
       22,860.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      8560075                              .2500
       72,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8560091                              .2500
      158,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8560099                              .2500
      136,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8560101                              .2500
       60,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8560105                              .2500
      300,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8560109                              .2500
      300,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8560113                              .2500
       92,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8560137                              .2500
       64,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8560177                              .2500
       57,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8560219                              .2500
       59,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8560221                              .2500
       99,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8560337                              .2500
      103,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8560343                              .2500
       65,857.16                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8560441                              .2500
       90,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8560729                              .2500
      432,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8561663                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8561693                              .2500
      112,300.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8561731                              .2500
       53,346.92                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8561811                              .2500
      281,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8562019                              .2500
      429,100.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8562093                              .2500
       80,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8562103                              .2500
      322,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8562251                              .2500
       84,600.00                          .0300
            5.1250                         .0000
            4.8750                         .0000
            4.8450                         .0000
            4.8450                         .0000

      8562411                              .2500
      284,736.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8562461                              .2500
      322,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8562581                              .2500
       62,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8562591                              .2500
      100,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8562607                              .2500
      209,475.00                          .0800
            6.4500                         .0000
            6.2000                         .0000
            6.1200                         .0000
            5.7500                         .3700

      8562677                              .2500
       53,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8562703                              .2500
      188,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8562737                              .2500
       72,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8562779                              .2500
       53,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8562865                              .2500
      400,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8562903                              .2500
       60,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8562949                              .2500
       53,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8563015                              .2500
       50,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8563131                              .2500
      190,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8563281                              .2500
       48,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8563363                              .2500
       71,555.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8565019                              .2500
      123,628.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8565027                              .2500
      293,250.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565039                              .2500
      362,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565047                              .2500
      118,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8565051                              .2500
       58,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8565055                              .2500
      600,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565063                              .2500
      151,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565089                              .2500
       81,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8565097                              .2500
      285,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565133                              .2500
       73,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8565157                              .2500
      318,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8565173                              .2500
       66,150.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8565201                              .2500
      417,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565235                              .2500
       83,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8565291                              .2500
      143,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8565317                              .2500
       73,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8565379                              .2500
       62,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8565425                              .2500
       72,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8565453                              .2500
      390,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8565491                              .2500
      280,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8565515                              .2500
      156,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8565517                              .2500
      362,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565669                              .2500
      129,760.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8565861                              .2500
       90,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8565957                              .2500
      492,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8566045                              .2500
      303,750.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8566047                              .2500
      331,677.31                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566053                              .2500
      153,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8566059                              .2500
      199,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566067                              .2500
      187,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8566105                              .2500
       50,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8566125                              .2500
      158,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566131                              .2500
      479,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8566133                              .2500
      134,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8566145                              .2500
       56,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8566177                              .2500
       51,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8566185                              .2500
      405,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8566189                              .2500
      650,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8566343                              .2500
      275,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8566347                              .2500
      165,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8566365                              .2500
      273,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566367                              .2500
      268,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566385                              .2500
      146,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8566417                              .2500
      171,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8566425                              .2500
      227,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8566441                              .2500
      372,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566447                              .2500
      400,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566489                              .2500
      225,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8566491                              .2500
      175,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8566499                              .2500
      360,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8566513                              .2500
      193,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8566521                              .2500
       66,150.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8566573                              .2500
      210,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8566615                              .2500
      465,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8566657                              .2500
      188,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8566665                              .2500
       95,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8567423                              .2500
      300,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8567535                              .2500
       66,950.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8567919                              .2500
       74,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8567953                              .2500
       97,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8567963                              .2500
      102,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8568091                              .2500
      320,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8568131                              .2500
      331,668.44                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8568211                              .2500
      334,400.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8568701                              .2500
       78,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8568705                              .2500
      117,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8568773                              .2500
      380,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8568923                              .2500
       59,850.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      8568925                              .2500
      288,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8568933                              .2500
      355,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8568971                              .2500
       88,300.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8569005                              .2500
      100,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8569065                              .2500
       76,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8569071                              .2500
       84,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8569099                              .2500
       89,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8569119                              .2500
      322,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8569137                              .2500
       92,150.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8569173                              .2500
       88,181.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8569211                              .2500
       68,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8569215                              .2500
       92,700.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8569219                              .2500
      156,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8569265                              .2500
      392,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8569295                              .2500
       86,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8569307                              .2500
      235,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8569373                              .2500
      420,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8569383                              .2500
      272,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8569389                              .2500
       89,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8569493                              .2500
      100,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8569513                              .2500
      225,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8569525                              .2500
      300,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8569597                              .2500
      290,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8569611                              .2500
      100,800.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8569617                              .2500
      289,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8569655                              .2500
       96,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8569687                              .2500
      199,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8569719                              .2500
      155,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8569817                              .2500
      136,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8569921                              .2500
       98,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8569993                              .2500
       98,794.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8570397                              .2500
       78,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8570533                              .2500
      322,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8570615                              .2500
       59,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8571069                              .2500
       69,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8571223                              .2500
      288,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8571419                              .2500
      296,910.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8571453                              .2500
      296,250.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8571517                              .2500
       90,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8571575                              .2500
      320,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8571597                              .2500
       68,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8571601                              .2500
       90,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8571755                              .2500
       62,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8571871                              .2500
      349,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8571925                              .2500
       42,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8572061                              .2500
      102,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8572203                              .2500
      346,000.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8572207                              .2500
      412,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8572243                              .2500
      358,912.88                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8572273                              .2500
      359,641.61                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8572287                              .2500
      349,675.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8572297                              .2500
      424,566.69                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8572307                              .2500
      399,611.22                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8572319                              .2500
      366,178.29                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8572337                              .2500
      419,581.88                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8572351                              .2500
      345,655.55                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8572365                              .2500
      439,571.37                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8572369                              .2500
      457,022.34                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8572423                              .2500
      469,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8572437                              .2500
      424,576.91                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8572441                              .2500
      458,564.48                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8572451                              .2500
      368,300.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8572455                              .2500
      377,300.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8572457                              .2500
      465,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8572473                              .2500
      345,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8572475                              .2500
      400,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8572479                              .2500
      360,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8573183                              .2500
      399,960.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8573185                              .2500
       68,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8573205                              .2500
      185,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8573251                              .2500
       45,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8573341                              .2500
       70,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8573369                              .2500
      428,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8573379                              .2500
      391,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8573435                              .2500
       77,140.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8573451                              .2500
      376,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8575115                              .2500
       98,800.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8575417                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8575659                              .2500
      415,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8576127                              .2500
      300,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8577043                              .2500
       83,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8577413                              .2500
      237,930.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8577903                              .2500
      200,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8578223                              .2500
       69,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8579909                              .2500
      348,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8580377                              .2500
      168,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8580381                              .2500
      161,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8580419                              .2500
      321,375.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8580501                              .2500
      420,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8580515                              .2500
      300,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8580525                              .2500
      255,225.00                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      8580527                              .2500
      603,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8580529                              .2500
      427,584.01                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8580537                              .2500
      350,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8580551                              .2500
      322,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8580895                              .2500
       75,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8580903                              .2500
      599,250.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8580973                              .2500
      107,920.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8581081                              .2500
      372,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8581083                              .2500
       88,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8581085                              .2500
      103,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8581119                              .2500
      308,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8581235                              .2500
      297,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8582019                              .2500
      498,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8582079                              .2500
      320,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8582147                              .2500
      259,753.31                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8582619                              .2500
       96,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8582837                              .2500
       83,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8582893                              .2500
      144,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8582931                              .2500
       81,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8582947                              .2500
       87,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8582997                              .2500
       64,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8583015                              .2500
       87,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8583057                              .2500
      420,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8583077                              .2500
      278,400.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8583099                              .2500
       87,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8583163                              .2500
       87,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8583351                              .2500
       67,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8583361                              .2500
       86,300.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8583373                              .2500
       64,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8584455                              .2500
       96,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8584463                              .2500
       83,700.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8584475                              .2500
       52,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8584529                              .2500
      500,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8584567                              .2500
      415,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8584605                              .2500
       30,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8584607                              .2500
       67,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8584625                              .2500
       96,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8586975                              .2500
      290,000.00                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      8586977                              .2500
      103,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8586995                              .2500
      281,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587007                              .2500
      257,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8587013                              .2500
      444,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8587015                              .2500
      400,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587017                              .2500
      200,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587037                              .2500
       97,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      8587053                              .2500
      124,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587093                              .2500
      127,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8587095                              .2500
      100,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8587099                              .2500
       99,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8587101                              .2500
      322,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8587145                              .2500
      262,500.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8587517                              .2500
      290,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8587527                              .2500
      273,750.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8587531                              .2500
      220,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587533                              .2500
      219,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587541                              .2500
      260,000.00                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      8587665                              .2500
      275,000.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8587691                              .2500
      297,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8587693                              .2500
      300,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8587723                              .2500
      322,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8587725                              .2500
      222,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8587731                              .2500
      300,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8587739                              .2500
      240,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8587741                              .2500
      230,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8587747                              .2500
      260,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8587915                              .2500
      101,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8587947                              .2500
      311,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8587961                              .2500
      303,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8588035                              .2500
      228,323.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8588119                              .2500
      291,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8588143                              .2500
      216,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8588171                              .2500
       76,050.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8588547                              .2500
       97,800.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8588641                              .2500
       77,700.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8588677                              .2500
       80,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8588985                              .2500
       76,050.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8589267                              .2500
       62,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8589293                              .2500
      296,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8589435                              .2500
      128,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8589669                              .2500
      340,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8589801                              .2500
       80,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8589917                              .2500
      216,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8590053                              .2500
      232,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8590141                              .2500
      276,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8590361                              .2500
       44,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      8590409                              .2500
       74,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8590487                              .2500
       68,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8590539                              .2500
       65,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8590565                              .2500
       88,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8590789                              .2500
      203,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8591141                              .2500
       68,570.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8591439                              .2500
      650,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8591711                              .2500
      263,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8592005                              .2500
       67,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8592281                              .2500
      200,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8592349                              .2500
       47,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8592951                              .2500
       95,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8593141                              .2500
      102,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8593333                              .2500
      261,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8593891                              .2500
      404,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8593921                              .2500
      390,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8594295                              .2500
       50,350.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8595165                              .2500
       93,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8595191                              .2500
      171,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8595373                              .2500
      136,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8595547                              .2500
       96,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8595601                              .2500
      100,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8595903                              .2500
      322,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8596785                              .2500
       76,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8597291                              .2500
       86,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8597649                              .2500
      190,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8598013                              .2500
       56,100.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8598081                              .2500
      276,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8599653                              .2500
       81,711.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      8599771                              .2500
       75,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8600861                              .2500
       51,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8600899                              .2500
       55,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8601553                              .2500
      135,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8601985                              .2500
      368,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8603615                              .2500
      162,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8604783                              .2500
       92,700.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      8604891                              .2500
       89,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8609195                              .2500
      303,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8609987                              .2500
       66,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8614981                              .2500
      365,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8616999                              .2500
       68,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

  TOTAL NUMBER OF LOANS:     1735
  TOTAL BALANCE........:        318,111,410.80


  RUN ON     : 04/24/03            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 08.47.20            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS8        FIXED SUMMARY REPORT      CUTOFF : 04/01/03
  POOL       : 0004681
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        6.3421            5.1250      7.7500
  RFC NET RATE                          6.0921            4.8750      7.5000
  NET MTG RATE(INVSTR RATE)             6.0248            4.8450      7.4200
  POST STRIP RATE                       5.7220            4.8450      5.7500
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0672             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .3028             .0000      1.6700







  TOTAL NUMBER OF LOANS:  1735
  TOTAL BALANCE........:     318,111,410.80


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 04/24/03           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 08.47.20          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS8                                  CUTOFF : 04/01/03
  POOL       : 0004681
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    8045899          U05/G02             F          344,000.00         ZZ
                                         360        342,108.69          1
                                       6.500          2,174.31         80
                                       6.250          2,174.31
    PERRY HALL       MD   21128          5            09/12/02         00
    0435593439                           05           11/01/02          0
    3259856                              O            10/01/32
    0


    8105781          E45/G02             F           78,400.00         ZZ
                                         360         78,017.34          1
                                       7.125            528.20         80
                                       6.875            528.20
    NORTH LAUDERDAL  FL   33068          5            09/16/02         00
    0434753562                           09           11/01/02          0
    291950                               O            10/01/32
    0


    8179785          E76/G02             F           96,300.00         ZZ
                                         360         95,938.19          1
                                       7.500            673.34         90
                                       7.250            673.34
    LAS VEGAS        NV   89108          1            10/17/02         04
    0434991931                           05           12/01/02         30
    10017750                             N            11/01/32
    0


    8195705          U42/G01             F          356,000.00         ZZ
                                         240        352,438.16          1
                                       6.750          2,706.90         80
                                       6.500          2,706.90
    DALLAS           TX   75243          5            10/23/02         00
    0435146162                           05           12/01/02          0
1


    24201139                             O            11/01/22
    0


    8195735          964/G02             F          145,000.00         ZZ
                                         360        144,413.32          1
                                       7.125            976.89         64
                                       6.875            976.89
    INDEPENDENCE     OR   97351          5            10/04/02         00
    0434862736                           05           12/01/02          0
    241552                               O            11/01/32
    0


    8284367          286/286             F           60,000.00         ZZ
                                         360         59,748.93          1
                                       7.250            409.31         60
                                       7.000            409.31
    SACRAMENTO       CA   95815          5            10/24/02         00
    1670290                              05           12/01/02          0
    1670290                              N            11/01/32
    0


    8284517          286/286             F           50,000.00         ZZ
                                         360         49,792.69          1
                                       7.000            332.65         72
                                       6.750            332.65
    BALTIMORE        MD   21216          2            11/08/02         00
    0001250297                           05           12/01/02          0
    0001250297                           N            11/01/32
    0


    8288271          286/286             F           70,000.00         ZZ
                                         360         69,774.06          1
                                       7.125            471.61         61
                                       6.875            471.61
    SACRAMENTO       CA   95820          5            11/11/02         00
    1577450                              05           01/01/03          0
    1577450                              N            12/01/32
    0


    8305351          E65/G02             F          137,600.00         ZZ
                                         360        137,251.21          1
                                       6.875            903.93         80
                                       6.625            903.93
    GRAND BLANC      MI   48439          1            12/05/02         00
    0435144407                           05           02/01/03          0
    254742                               O            01/01/33
    0


1


    8321817          N74/G02             F           79,500.00         ZZ
                                         360         79,223.88          2
                                       6.750            515.64         80
                                       6.500            515.64
    FORT SMITH       AR   72903          5            12/27/02         00
    0435160759                           05           01/27/03          0
    0031435010                           N            12/27/32
    0


    8336291          U36/G02             F          356,800.00         ZZ
                                         360        355,723.17          1
                                       7.625          2,525.41         90
                                       7.375          2,525.41
    NORCROSS         GA   30092          1            11/22/02         12
    0435331350                           01           01/01/03         25
    835972002                            O            12/01/32
    0


    8344478          T61/G02             F           66,405.84         ZZ
                                         358         66,358.30          1
                                       7.750            476.41         95
                                       7.500            476.41
    BUCKSPORT        ME   04416          1            03/01/03         14
    0435572474                           05           04/01/03         30
    7398618                              O            01/01/33
    0


    8351373          F32/G02             F          363,000.00         ZZ
                                         360        361,986.00          1
                                       6.375          2,264.65         68
                                       6.125          2,264.65
    SUGAR HILL       GA   30518          5            12/16/02         00
    0435371786                           03           02/01/03          0
    15168313                             O            01/01/33
    0


    8353060          H22/G02             F          547,500.00         ZZ
                                         360        547,500.00          2
                                       6.250          3,371.05         75
                                       6.000          3,371.05
    RIDGEFIELD       NJ   07657          1            03/04/03         00
    0435486014                           05           05/01/03          0
    0211009                              O            04/01/33
    0


    8353536          W98/G02             F          322,700.00         ZZ
                                         360        322,363.08          1
                                       5.750          1,883.19         65
                                       5.500          1,883.19
1


    WILLIAMSBURG     VA   23185          1            02/25/03         00
    0435484373                           05           04/01/03          0
    MACNABB                              O            03/01/33
    0


    8353713          A06/G02             F           48,000.00         T
                                         360         47,912.96          1
                                       6.500            303.40         80
                                       6.250            303.40
    SOUTH BRANCH     MI   48761          2            01/08/03         00
    0435197058                           05           03/01/03          0
    021000020234865                      O            02/01/33
    0


    8353742          E23/G02             F           60,000.00         ZZ
                                         360         59,944.43          1
                                       6.375            374.32         18
                                       6.125            374.32
    VALLEJO          CA   94590          5            02/21/03         00
    0435556410                           05           04/01/03          0
    61009894                             O            03/01/33
    0


    8354086          E23/G02             F          390,000.00         ZZ
                                         360        390,000.00          2
                                       6.000          2,338.25         75
                                       5.750          2,338.25
    MONTEREY         CA   93940          5            03/01/03         00
    0435545280                           05           05/01/03          0
    63000982                             O            04/01/33
    0


    8354750          E23/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.125          2,381.83         80
                                       5.875          2,381.83
    ANAHEIM          CA   92807          1            03/07/03         00
    0435559240                           03           05/01/03          0
    51026259                             O            04/01/33
    0


    8354780          E23/G02             F          486,000.00         ZZ
                                         360        486,000.00          1
                                       6.000          2,913.82         75
                                       5.750          2,913.82
    SAN JOSE         CA   95132          1            03/06/03         00
    0435545959                           05           05/01/03          0
    51026583                             O            04/01/33
    0
1




    8354972          E23/G02             F          233,500.00         ZZ
                                         360        233,500.00          1
                                       6.250          1,437.70         72
                                       6.000          1,437.70
    DEL REY OAKS     CA   93940          2            03/01/03         00
    0435496633                           01           05/01/03          0
    630009888                            N            04/01/33
    0


    8355040          E23/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.125          1,531.18         80
                                       5.875          1,531.18
    OAKLEY           CA   94561          5            03/04/03         00
    0435525498                           05           05/01/03          0
    61010214                             O            04/01/33
    0


    8356876          H22/G02             F          357,000.00         ZZ
                                         360        357,000.00          2
                                       6.375          2,227.22         77
                                       6.125          2,227.22
    ASTORIA          NY   11103          5            03/17/03         00
    0435563614                           05           05/01/03          0
    0301049                              O            04/01/33
    0


    8357206          E23/G02             F          465,000.00         ZZ
                                         360        465,000.00          1
                                       6.125          2,825.39         79
                                       5.875          2,825.39
    SALINAS          CA   93907          5            03/19/03         00
    0435575717                           05           05/01/03          0
    63001120                             O            04/01/33
    0


    8357936          E23/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.125          1,093.70         80
                                       5.875          1,093.70
    OLYMPIA          WA   98513          1            03/14/03         00
    0435564885                           03           05/01/03          0
    11017247                             O            04/01/33
    0


    8358374          E23/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
1


                                       6.125          1,762.07         78
                                       5.875          1,762.07
    HIGLEY           AZ   85236          1            03/14/03         00
    0435579362                           03           05/01/03          0
    41006463                             N            04/01/33
    0


    8358912          B28/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
                                       6.250            477.80         80
                                       6.000            477.80
    SPOKANE          WA   99212          2            03/17/03         00
    0435572649                           05           05/01/03          0
    04701034                             O            04/01/33
    0


    8359038          E23/G02             F           60,750.00         ZZ
                                         360         60,750.00          1
                                       6.500            383.98         75
                                       6.250            383.98
    LANCASTER        CA   93536          1            03/18/03         00
    0435588900                           01           05/01/03          0
    51027423                             N            04/01/33
    0


    8359354          E23/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.000          2,278.29         78
                                       5.750          2,278.29
    TORRANCE         CA   90503          5            03/19/03         00
    0435611231                           05           05/01/03          0
    51026339                             O            04/01/33
    0


    8359408          E23/G02             F          292,750.00         ZZ
                                         360        292,750.00          1
                                       6.125          1,778.78         80
                                       5.875          1,778.78
    OAK VIEW         CA   93022          2            03/10/03         00
    0435620612                           05           05/01/03          0
    63001015                             O            04/01/33
    0


    8359418          E23/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.250          1,970.30         77
                                       6.000          1,970.30
    LA MESA          CA   91941          5            03/12/03         00
    0435599410                           05           05/01/03          0
1


    11018339                             O            04/01/33
    0


    8360238          E23/G02             F          367,000.00         ZZ
                                         360        367,000.00          1
                                       6.250          2,259.68         77
                                       6.000          2,259.68
    PACIFIC GROVE    CA   93950          1            03/25/03         00
    0435620471                           05           05/01/03          0
    63001140                             O            04/01/33
    0


    8360240          E23/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.125          2,065.88         74
                                       5.875          2,065.88
    IRVINE           CA   92606          2            03/11/03         00
    0435624994                           01           05/01/03          0
    51025067                             N            04/01/33
    0


    8360278          L68/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.250            480.26         65
                                       6.000            480.26
    VIRGINIA BEACH   VA   23464          2            03/20/03         00
    0435619614                           05           05/01/03          0
    5330125                              O            04/01/33
    0


    8360320          W98/G02             F          266,000.00         ZZ
                                         360        266,000.00          1
                                       6.000          1,594.80         80
                                       5.750          1,594.80
    AMISSVILLE       VA   20106          2            03/31/03         00
    0435632690                           05           05/01/03          0
    L0303002                             O            04/01/33
    0


    8360324          W98/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       5.875            408.16         29
                                       5.625            408.16
    LEESBURG         VA   20176          2            03/27/03         00
    0435632880                           05           05/01/03          0
    L0302031                             O            04/01/33
    0


1


    8361200          168/168             F          286,400.00         ZZ
                                         360        286,400.00          1
                                       6.500          1,810.24         80
                                       6.250          1,810.24
    WESTON           FL   33326          1            03/17/03         00
    0319757439                           03           05/01/03          0
    0319757439                           O            04/01/33
    0


    8361204          168/168             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       6.500          2,199.60         77
                                       6.250          2,199.60
    HAYWARD          CA   94545          2            03/19/03         00
    0319728927                           05           05/01/03          0
    0319728927                           O            04/01/33
    0


    8361242          E23/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.125          1,944.35         77
                                       5.875          1,944.35
    SUNNYVALE        CA   94089          5            03/25/03         00
    0435617741                           05           05/01/03          0
    61010592                             O            04/01/33
    0


    8361482          E23/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         80
                                       6.000          1,847.15
    EL CAJON         CA   92020          2            03/27/03         00
    0435628094                           05           05/01/03          0
    11018595                             O            04/01/33
    0


    8361704          E23/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.500            960.74         80
                                       6.250            960.74
    ANAHEIM          CA   92804          1            03/28/03         00
    0435645064                           01           05/01/03          0
    51027218                             N            04/01/33
    0


    8361906          E23/G02             F          228,600.00         ZZ
                                         360        228,600.00          1
                                       6.500          1,444.91         90
                                       6.250          1,444.91
1


    CHINO            CA   91710          1            03/25/03         14
    0435645163                           05           05/01/03         25
    51027875                             O            04/01/33
    0


    8362026          E23/G02             F          167,000.00         ZZ
                                         360        167,000.00          1
                                       6.125          1,014.71         80
                                       5.875          1,014.71
    MENIFEE          CA   92584          1            03/27/03         00
    0435640891                           03           05/01/03          0
    11018504                             O            04/01/33
    0


    8362038          E23/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.625          1,197.38         72
                                       6.375          1,197.38
    EL CAJON         CA   92021          1            03/31/03         00
    0435645205                           05           05/01/03          0
    11018383                             N            04/01/33
    0


    8362196          E23/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.625          1,197.38         72
                                       6.375          1,197.38
    EL CAJON         CA   92021          1            03/28/03         00
    0435652623                           05           05/01/03          0
    11018376                             N            04/01/33
    0


    8362200          E23/G02             F          197,000.00         ZZ
                                         360        197,000.00          1
                                       6.625          1,261.41         73
                                       6.375          1,261.41
    EL CAJON         CA   92021          1            03/31/03         00
    0435653365                           05           05/01/03          0
    11018378                             N            04/01/33
    0


    8362416          E23/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.500          1,441.12         80
                                       6.250          1,441.12
    LAKEWOOD         CA   90712          5            03/28/03         00
    0435655477                           05           05/01/03          0
    51027324                             O            04/01/33
    0
1




    8369557          Q30/G02             F          102,000.00         ZZ
                                         360        101,776.52          1
                                       6.875            670.07         68
                                       6.625            670.07
    LEONIA           NJ   07605          5            01/13/03         00
    0435278205                           01           03/01/03          0
    21017971                             O            02/01/33
    0


    8371251          168/168             F          335,000.00         ZZ
                                         360        331,950.16          1
                                       6.375          2,089.96         64
                                       6.125          2,089.96
    HOLLAND          PA   18966          2            01/02/03         00
    0099474883                           05           03/01/03          0
    0099474883                           O            02/01/33
    0


    8375877          R84/G02             F          198,000.00         ZZ
                                         360        197,004.54          1
                                       6.000          1,187.11         80
                                       5.750          1,187.11
    DUVALL           WA   98019          1            10/14/02         00
    0435284526                           05           12/01/02          0
    WA901218                             O            11/01/32
    0


    8377553          E22/G02             F          171,000.00         ZZ
                                         360        170,711.85          1
                                       6.875          1,123.35         95
                                       6.625          1,123.35
    DENVER           CO   80239          5            01/15/03         01
    0415624345                           05           03/01/03         30
    0415624345                           O            02/01/33
    0


    8381029          286/286             F          200,000.00         ZZ
                                         360        199,107.89          2
                                       6.625          1,280.63         80
                                       6.375          1,280.63
    HAWTHORNE        NJ   07506          2            10/23/02         00
    1599842                              05           12/01/02          0
    1599842                              O            11/01/32
    0


    8381057          286/286             F          113,400.00         ZZ
                                         360        112,812.59          1
1


                                       7.625            802.64         91
                                       7.375            802.64
    LAFAYETTE        OR   97127          2            08/23/02         14
    1442815                              05           10/01/02         30
    1442815                              O            09/01/32
    0


    8381065          286/286             F          140,300.00         T
                                         360        139,460.54          1
                                       6.875            921.68         90
                                       6.625            921.68
    GAINESVILLE      FL   32641          1            08/23/02         14
    1475293                              05           10/01/02         25
    1475293                              O            09/01/32
    0


    8381143          286/286             F          188,900.00         ZZ
                                         360        188,333.95          3
                                       7.500          1,320.82         90
                                       7.250          1,320.82
    NEWARK           NJ   07103          1            11/08/02         12
    234641                               05           01/01/03         25
    234641                               N            12/01/32
    0


    8381309          286/286             F          268,000.00         ZZ
                                         360        266,939.11          1
                                       6.500          1,693.95         80
                                       6.250          1,693.95
    CORONA           CA   92882          2            11/01/02         00
    1655405                              01           01/01/03          0
    1655405                              O            12/01/32
    0


    8393735          E45/G02             F           67,200.00         ZZ
                                         360         66,601.05          1
                                       7.000            447.08         80
                                       6.750            447.08
    OCALA            FL   34470          5            10/18/02         00
    0435443478                           27           12/01/02          0
    281678                               O            11/01/32
    0


    8395299          E22/G02             F           32,000.00         ZZ
                                         360         31,954.69          1
                                       7.750            229.25         80
                                       7.500            229.25
    OMAHA            NE   68111          1            01/28/03         00
    0415822865                           05           03/01/03          0
1


    0415822865                           N            02/01/33
    0


    8399173          E11/G02             F           89,000.00         ZZ
                                         360         88,842.51          1
                                       6.625            569.88         80
                                       6.375            569.88
    ST. LOUIS PARK   MN   55416          1            01/28/03         00
    0435320536                           01           03/01/03          0
    0010001051163                        N            02/01/33
    0


    8400779          E22/G02             F           74,100.00         ZZ
                                         360         73,989.67          1
                                       7.500            518.12         95
                                       7.250            518.12
    VERNON           AL   35592          1            01/30/03         01
    0415787084                           05           03/01/03         35
    0415787084                           O            02/01/33
    0


    8407525          964/G02             F          298,000.00         ZZ
                                         360        297,405.20          1
                                       6.000          1,786.66         71
                                       5.750          1,786.66
    MORGAN HILL      CA   95037          2            01/14/03         00
    0435356779                           09           03/01/03          0
    324732                               O            02/01/33
    0


    8407737          950/G02             F          150,440.00         ZZ
                                         360        150,192.66          1
                                       7.000          1,000.88         80
                                       6.750          1,000.88
    GRANITE FALLS    WA   98252          1            01/16/03         00
    0435375845                           03           03/01/03          0
    E42C020                              O            02/01/33
    0


    8408671          E22/G02             F           55,000.00         ZZ
                                         360         54,922.11          1
                                       7.750            394.03         85
                                       7.500            394.03
    COLUMBUS         OH   43211          5            01/28/03         04
    0415881242                           05           03/01/03         12
    0415881242                           O            02/01/33
    0


1


    8413853          E33/G02             F          145,600.00         ZZ
                                         360        145,455.05          1
                                       6.000            872.95         80
                                       5.750            872.95
    DEERFIELD        IL   60015          1            02/28/03         00
    0435486444                           01           04/01/03          0
    CARANI                               O            03/01/33
    0


    8416315          286/286             F           25,200.00         ZZ
                                         360         25,120.64          1
                                       7.250            171.91         90
                                       7.000            171.91
    KANSAS CITY      MO   64130          1            12/04/02         11
    1667336                              05           01/01/03         25
    1667336                              N            12/01/32
    0


    8416499          286/286             F          133,500.00         ZZ
                                         360        130,547.86          4
                                       7.125            899.42         60
                                       6.875            899.42
    BALITMORE        MD   21218          2            10/30/02         00
    1647099                              05           12/01/02          0
    1647099                              N            11/01/32
    0


    8416509          286/286             F          189,700.00         ZZ
                                         360        189,041.11          1
                                       6.750          1,230.40         70
                                       6.500          1,230.40
    ATLANTA          GA   30308          5            11/18/02         00
    1310471                              01           01/01/03          0
    1310471                              N            12/01/32
    0


    8416655          286/286             F           71,250.00         ZZ
                                         360         71,008.47          1
                                       6.875            468.07         75
                                       6.625            468.07
    POTTSTOWN        PA   19464          5            11/25/02         00
    1747480                              05           01/01/03          0
    1747480                              N            12/01/32
    0


    8416767          286/286             F          107,100.00         ZZ
                                         360        106,367.27          1
                                       7.375            739.72         80
                                       7.125            739.72
1


    LAS VEGAS        NV   89102          5            11/15/02         00
    1759952                              05           01/01/03          0
    1759952                              N            12/01/32
    0


    8416797          286/286             F           71,100.00         ZZ
                                         360         70,790.46          1
                                       6.750            461.15         90
                                       6.500            461.15
    TAMPA            FL   33604          1            10/30/02         10
    1694654                              05           12/01/02         25
    1694654                              N            11/01/32
    0


    8428717          P33/G02             F           75,600.00         ZZ
                                         360         75,545.29          3
                                       7.625            535.09         90
                                       7.375            535.09
    BAY CITY         MI   48706          1            02/04/03         12
    0435504881                           05           04/01/03         25
    8550988                              N            03/01/33
    0


    8433949          168/168             F           32,000.00         ZZ
                                         360         31,952.35          1
                                       7.500            223.75         80
                                       7.250            223.75
    LAUDERHILL       FL   33313          1            01/16/03         00
    009906139                            01           03/01/03          0
    009906139                            N            02/01/33
    0


    8437087          E22/G02             F           71,250.00         ZZ
                                         360         71,199.72          2
                                       7.750            510.44         75
                                       7.500            510.44
    WARREN           MI   48089          5            02/12/03         00
    0415992940                           05           04/01/03          0
    0415992940                           N            03/01/33
    0


    8438487          G34/G02             F           53,000.00         ZZ
                                         360         52,959.70          1
                                       7.375            366.03         68
                                       7.125            366.03
    GRAND PRAIRIE    TX   75052          2            02/07/03         00
    0435464185                           05           04/01/03          0
    85212990                             N            03/01/33
    0
1




    8438519          X67/G02             F          544,000.00         ZZ
                                         360        543,190.02          1
                                       7.500          3,803.73         80
                                       7.250          3,803.73
    LONG BEACH       CA   90807          5            01/29/03         00
    0435363890                           05           03/01/03          0
    00282548                             O            02/01/33
    0


    8438713          G34/G02             F           44,850.00         ZZ
                                         360         44,815.87          1
                                       7.375            309.77         68
                                       7.125            309.77
    GRAND PRAIRIE    TX   75051          2            02/07/03         00
    0435611090                           05           04/01/03          0
    85212989                             N            03/01/33
    0


    8440447          E22/G02             F          112,800.00         ZZ
                                         360        112,692.97          2
                                       6.250            694.53         80
                                       6.000            694.53
    NORFOLK          VA   23508          2            02/13/03         00
    0415926203                           05           04/01/03          0
    0415926203                           N            03/01/33
    0


    8445737          X31/G02             F          272,463.00         T
                                         360        271,919.18          1
                                       6.000          1,633.55         80
                                       5.750          1,633.55
    LA QUINTA        CA   92253          2            01/23/03         00
    0435453956                           01           03/01/03          0
    41000343                             O            02/01/33
    0


    8450093          E22/G02             F          138,800.00         ZZ
                                         360        138,674.52          1
                                       6.500            877.31         97
                                       6.250            877.31
    COLORADO SPRING  CO   80907          2            02/11/03         04
    0416078442                           05           04/01/03         35
    0416078442                           O            03/01/33
    0


    8450361          W93/G02             F          200,000.00         ZZ
                                         360        199,610.23          1
1


                                       6.125          1,215.22         52
                                       5.875          1,215.22
    SAN DIEGO        CA   92117          5            01/24/03         00
    0435420690                           05           03/01/03          0
    86445911                             O            02/01/33
    0


    8453115          E22/G02             F          131,000.00         ZZ
                                         360        130,884.42          1
                                       6.625            838.81         94
                                       6.375            838.81
    MOBILE           AL   36693          2            02/13/03         01
    0416113256                           05           04/01/03         30
    0416113256                           O            03/01/33
    0


    8454211          926/926             F           42,750.00         ZZ
                                         360         42,710.41          1
                                       6.375            266.70         75
                                       6.125            266.70
    HILTON HEAD ISL  SC   29928          1            02/07/03         00
    163030418                            01           04/01/03          0
    163030418                            N            03/01/33
    0


    8458845          E22/G02             F          151,000.00         ZZ
                                         360        150,860.15          1
                                       6.375            942.04         79
                                       6.125            942.04
    SCIO             OR   97374          2            02/11/03         00
    0416155729                           27           04/01/03          0
    0416155729                           O            03/01/33
    0


    8459253          286/286             F          220,500.00         ZZ
                                         360        219,563.08          4
                                       6.875          1,448.53         90
                                       6.625          1,448.53
    SCOTTSDALE       AZ   85251          1            10/31/02         12
    1686600                              05           12/01/02         25
    1686600                              N            11/01/32
    0


    8464617          E22/G02             F          165,000.00         ZZ
                                         360        164,831.77          1
                                       5.875            976.04         60
                                       5.625            976.04
    JUPITER          FL   33458          1            02/21/03         00
    0415912666                           03           04/01/03          0
1


    0415912666                           O            03/01/33
    0


    8464703          T44/G02             F           90,000.00         T
                                         360         89,836.84          1
                                       6.500            568.86         67
                                       6.250            568.86
    OROVILLE         CA   95966          1            01/03/03         00
    0435450812                           05           03/01/03          0
    1048313                              O            02/01/33
    0


    8465421          U05/G02             F          410,000.00         ZZ
                                         360        409,571.93          1
                                       5.750          2,392.65         34
                                       5.500          2,392.65
    BAINBRIDGE ISLA  WA   98110          5            02/12/03         00
    0435512686                           05           04/01/03          0
    3308943                              O            03/01/33
    0


    8465569          964/G02             F          146,000.00         ZZ
                                         360        145,687.10          1
                                       5.625            840.46         53
                                       5.375            840.46
    ARVADA           CO   80005          5            01/31/03         00
    0435440094                           03           03/01/03          0
    331853                               O            02/01/33
    0


    8467329          E22/G02             F          158,000.00         ZZ
                                         360        157,850.09          1
                                       6.250            972.83         67
                                       6.000            972.83
    MAPLE GROVE      MN   55369          5            02/19/03         00
    0416045078                           05           04/01/03          0
    0416045078                           O            03/01/33
    0


    8467335          E22/G02             F          300,000.00         ZZ
                                         360        299,708.42          1
                                       6.125          1,822.83         66
                                       5.875          1,822.83
    ENGLEWOOD        CO   80111          5            02/18/03         00
    0416046787                           05           04/01/03          0
    0416046787                           O            03/01/33
    0


1


    8475285          E22/G02             F          220,300.00         ZZ
                                         360        220,090.98          1
                                       6.250          1,356.42         79
                                       6.000          1,356.42
    SANTA ANA        CA   92170          5            02/12/03         00
    0415973205                           05           04/01/03          0
    0415973205                           O            03/01/33
    0


    8477869          E22/G02             F          180,000.00         ZZ
                                         360        179,837.28          1
                                       6.500          1,137.72         79
                                       6.250          1,137.72
    NORWALK          CA   90650          5            02/19/03         00
    0415985886                           05           04/01/03          0
    0415985886                           O            03/01/33
    0


    8477889          E22/G02             F          246,000.00         ZZ
                                         360        245,749.19          1
                                       5.875          1,455.18         59
                                       5.625          1,455.18
    ORANGE           CA   92865          5            02/20/03         00
    0416045631                           05           04/01/03          0
    0416045631                           O            03/01/33
    0


    8477973          E82/G02             F          129,800.00         ZZ
                                         360        129,800.00          1
                                       6.500            820.42         64
                                       6.250            820.42
    RIO GRANDE       NJ   08242          2            02/25/03         00
    0400784948                           05           05/01/03          0
    3792774                              O            04/01/33
    0


    8478053          N47/G02             F          322,700.00         ZZ
                                         360        322,378.75          1
                                       6.000          1,934.75         76
                                       5.750          1,934.75
    RAMONA           CA   92065          5            02/21/03         00
    0435576806                           03           04/01/03          0
    30502759                             O            03/01/33
    0


    8478811          N34/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.875          1,034.66         90
                                       6.625          1,034.66
1


    FRANKFORT        IL   60423          2            02/25/03         10
    0435452727                           05           05/01/03         25
    0677274                              O            04/01/33
    0


    8481339          E47/G02             F          364,000.00         ZZ
                                         360        363,662.86          1
                                       6.375          2,270.89         80
                                       6.125          2,270.89
    HERCULES         CA   94547          5            02/17/03         00
    0435456876                           05           04/01/03          0
    7333013104                           O            03/01/33
    0


    8483475          E82/G02             F           68,100.00         ZZ
                                         360         68,100.00          1
                                       6.375            424.86         80
                                       6.125            424.86
    LOUISVILLE       KY   40210          2            02/27/03         00
    0400786471                           05           05/01/03          0
    0400786471                           O            04/01/33
    0


    8485993          Q59/G02             F          216,000.00         ZZ
                                         360        215,818.53          4
                                       6.875          1,418.97         90
                                       6.625          1,418.97
    LOS ANGELES      CA   90017          1            02/19/03         11
    0435534086                           05           04/01/03         25
    0000501188                           O            03/01/33
    0


    8486463          964/G02             F          370,400.00         ZZ
                                         360        370,048.55          1
                                       6.250          2,280.62         80
                                       6.000          2,280.62
    PARKLAND         FL   33076          1            02/24/03         00
    0435614326                           03           04/01/03          0
    351867                               O            03/01/33
    0


    8486753          950/G02             F          101,610.00         ZZ
                                         360        101,528.74          1
                                       7.125            684.57         90
                                       6.875            684.57
    KUNA             ID   83634          1            02/10/03         40
    0435541271                           05           04/01/03         25
    1                                    N            03/01/33
    0
1




    8487375          E22/G02             F          150,000.00         ZZ
                                         360        149,850.67          1
                                       6.000            899.33         64
                                       5.750            899.33
    SANTA ROSA       CA   95401          5            02/19/03         00
    0416162808                           09           04/01/03          0
    0416162808                           O            03/01/33
    0


    8487415          E22/G02             F          177,600.00         ZZ
                                         360        177,474.65          1
                                       7.750          1,272.35         90
                                       7.500          1,272.35
    WESTON           FL   33322          1            03/03/03         04
    0416202927                           09           04/01/03         25
    0416202927                           N            03/01/33
    0


    8487479          E22/G02             F          151,900.00         ZZ
                                         360        151,900.00          2
                                       6.375            947.66         80
                                       6.125            947.66
    CARSON CITY      NV   89706          1            02/26/03         00
    0415737808                           05           05/01/03          0
    0415737808                           N            04/01/33
    0


    8487499          E22/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
                                       6.500            575.18         58
                                       6.250            575.18
    ANNANDALE        VA   22003          2            03/03/03         00
    0415925890                           01           05/01/03          0
    0415925890                           N            04/01/33
    0


    8487505          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
                                       6.750            612.28         80
                                       6.500            612.28
    ROXBURY TOWNSHI  NJ   07876          1            03/03/03         00
    0415933415                           05           05/01/03          0
    0415933415                           N            04/01/33
    0


    8487567          E22/G02             F          249,000.00         ZZ
                                         360        249,000.00          1
1


                                       6.125          1,512.95         80
                                       5.875          1,512.95
    ANNAPOLIS        MD   21403          2            02/25/03         00
    0416059350                           01           05/01/03          0
    0416059350                           O            04/01/33
    0


    8487697          E82/G02             F          151,500.00         ZZ
                                         360        151,500.00          1
                                       6.125            920.53         73
                                       5.875            920.53
    FRESNO           CA   93726          2            02/26/03         00
    0400773875                           05           05/01/03          0
    0400773875                           O            04/01/33
    0


    8487705          E82/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
                                       6.000            356.13         61
                                       5.750            356.13
    HOPEWELL         VA   23860          2            02/28/03         00
    0400788238                           05           05/01/03          0
    0400788238                           O            04/01/33
    0


    8487729          E82/G02             F           74,450.00         ZZ
                                         360         74,450.00          1
                                       6.250            458.40         56
                                       6.000            458.40
    ANCHORAGE        AK   99517          2            02/28/03         00
    0400767778                           05           05/01/03          0
    0400767778                           O            04/01/33
    0


    8488891          B23/G02             F          483,200.00         ZZ
                                         360        483,200.00          1
                                       6.125          2,935.97         80
                                       5.875          2,935.97
    SIGNAL HILL      CA   90755          5            03/01/03         00
    0435472253                           05           05/01/03          0
    80000228                             O            04/01/33
    0


    8489431          883/G02             F          211,580.00         ZZ
                                         360        211,406.57          1
                                       7.000          1,407.65         80
                                       6.750          1,407.65
    TARPON SPRINGS   FL   34689          1            02/21/03         00
    0435575949                           03           04/01/03          0
1


    05013799                             O            03/01/33
    0


    8489583          X60/G02             F          144,800.00         ZZ
                                         360        144,662.61          1
                                       6.250            891.56         80
                                       6.000            891.56
    SEATTLE          WA   98115          1            02/26/03         00
    0435469556                           01           04/01/03          0
    1015939                              O            03/01/33
    0


    8490457          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         73
                                       6.500          1,945.79
    MONROE           NJ   08831          1            03/04/03         00
    0415712405                           05           05/01/03          0
    0415712405                           O            04/01/33
    0


    8490499          E22/G02             F          102,400.00         ZZ
                                         360        102,400.00          2
                                       6.250            630.49         80
                                       6.000            630.49
    WESTFIELD        MA   01085          5            02/27/03         00
    0415994821                           05           05/01/03          0
    0415994821                           O            04/01/33
    0


    8490513          E22/G02             F           43,500.00         ZZ
                                         360         43,500.00          1
                                       7.000            289.41         75
                                       6.750            289.41
    SAINT LOUIS      MO   63118          5            03/04/03         00
    0416028280                           05           05/01/03          0
    0416028280                           N            04/01/33
    0


    8490571          E22/G02             F          630,000.00         ZZ
                                         360        629,470.73          1
                                       6.875          4,138.65         75
                                       6.625          4,138.65
    BOSTON           MA   02116          5            02/27/03         00
    0416140036                           08           04/01/03          0
    0416140036                           O            03/01/33
    0


1


    8490771          E82/G02             F           71,000.00         ZZ
                                         360         71,000.00          2
                                       6.250            437.16         64
                                       6.000            437.16
    MILWAUKEE        WI   53216          2            02/28/03         00
    0400783726                           05           05/01/03          0
    0400783726                           O            04/01/33
    0


    8490937          X71/G02             F          179,000.00         ZZ
                                         360        178,838.18          4
                                       6.500          1,131.40         34
                                       6.250          1,131.40
    HAYWARD          CA   94544          2            02/20/03         00
    0435534284                           05           04/01/03          0
    7665351                              N            03/01/33
    0


    8491625          286/286             F          188,000.00         ZZ
                                         360        187,705.78          2
                                       7.250          1,282.50         80
                                       7.000          1,282.50
    ATTLEBORO        MA   02703          5            01/06/03         00
    1779341                              05           03/01/03          0
    1779341                              N            02/01/33
    0


    8491627          286/286             F          120,000.00         ZZ
                                         360        119,731.14          3
                                       7.500            839.06         80
                                       7.250            839.06
    NEW HAVEN        CT   06513          2            12/13/02         00
    1721996                              05           02/01/03          0
    1721996                              N            01/01/33
    0


    8491679          286/286             F          137,500.00         ZZ
                                         360        137,183.78          3
                                       7.500            961.43         95
                                       7.250            961.43
    CHICOPEE         MA   01013          5            12/16/02         12
    1738629                              05           02/01/03         30
    1738629                              O            01/01/33
    0


    8491969          Y23/G02             F          106,400.00         ZZ
                                         360        106,400.00          1
                                       6.375            663.80         80
                                       6.125            663.80
1


    ALLEN            TX   75002          5            02/27/03         00
    0435504337                           05           05/01/03          0
    1000067508                           O            04/01/33
    0


    8492025          286/286             F           90,000.00         ZZ
                                         360         89,824.61          3
                                       6.125            546.85         90
                                       5.875            546.85
    E HARTFORD       CT   06108          1            01/10/03         11
    1931654                              05           03/01/03         25
    1931654                              N            02/01/33
    0


    8492029          286/286             F           85,500.00         ZZ
                                         360         85,333.37          3
                                       6.125            519.51         90
                                       5.875            519.51
    E HARTFORD       CT   06108          1            01/10/03         11
    1931794                              05           03/01/03         25
    1931794                              N            02/01/33
    0


    8492109          286/286             F           43,000.00         ZZ
                                         360         42,838.39          1
                                       7.500            300.67         90
                                       7.250            300.67
    ROCKFORD         IL   61101          1            10/15/02         19
    1675460                              05           12/01/02         25
    1675460                              N            11/01/32
    0


    8492113          286/286             F           28,800.00         ZZ
                                         360         28,735.46          1
                                       7.500            201.38         90
                                       7.250            201.38
    ROCKFORD         IL   61103          1            12/13/02         11
    1843195                              05           02/01/03         25
    1843195                              N            01/01/33
    0


    8492611          N74/G02             F           85,000.00         ZZ
                                         360         84,930.32          1
                                       7.000            565.51         85
                                       6.750            565.51
    EDEN             NC   27288          5            02/25/03         10
    0435479282                           05           04/03/03         12
    0031827010                           O            03/03/33
    0
1




    8492665          P09/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.125          1,263.83         89
                                       5.875          1,263.83
    WOODBRIDGE       VA   22192          5            03/05/03         10
    0435483433                           05           05/01/03         30
    KOHLBECKER                           O            04/01/33
    0


    8492679          N47/G02             F          391,000.00         ZZ
                                         360        390,619.97          1
                                       6.125          2,375.76         79
                                       5.875          2,375.76
    MILPITAS         CA   95035          5            02/14/03         00
    0435498985                           05           04/01/03          0
    20502302                             O            03/01/33
    0


    8492997          N74/G02             F          112,000.00         TX
                                         360        111,893.73          1
                                       6.250            689.60         80
                                       6.000            689.60
    AUSTIN           TX   78745          5            02/27/03         00
    0435537584                           05           04/04/03          0
    0031846010                           O            03/04/33
    0


    8494939          E82/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       6.250            880.48         65
                                       6.000            880.48
    INTERNATIONAL F  MN   56649          2            03/03/03         00
    0400786141                           05           05/01/03          0
    0400786141                           O            04/01/33
    0


    8494951          E82/G02             F          477,000.00         ZZ
                                         360        477,000.00          1
                                       6.750          3,093.81         80
                                       6.500          3,093.81
    ALISO VIEJO      CA   92656          5            02/28/03         00
    0400780284                           03           05/01/03          0
    0400780284                           O            04/01/33
    0


    8495479          E22/G02             F          207,000.00         ZZ
                                         360        206,817.37          2
1


                                       6.625          1,325.44         90
                                       6.375          1,325.44
    AUSTIN           TX   78745          2            02/28/03         01
    0416041176                           05           04/01/03         25
    0416041176                           O            03/01/33
    0


    8495607          E22/G02             F           65,000.00         ZZ
                                         360         64,944.04          1
                                       6.750            421.59         78
                                       6.500            421.59
    WRAY             CO   80758          2            03/05/03         00
    0415681360                           05           04/01/03          0
    0415681360                           N            03/01/33
    0


    8495863          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
                                       7.375            276.27         69
                                       7.125            276.27
    FORT WAYNE       IN   46825          5            03/05/03         00
    0416307692                           05           05/01/03          0
    0416307692                           N            04/01/33
    0


    8496245          E76/G02             F          328,700.00         ZZ
                                         360        328,380.52          1
                                       6.125          1,997.22         95
                                       5.875          1,997.22
    CAPE CORAL       FL   33914          1            02/27/03         04
    0435546189                           05           04/01/03         30
    10022015                             O            03/01/33
    0


    8496297          K15/G02             F          253,000.00         ZZ
                                         360        252,735.85          1
                                       5.750          1,476.44         70
                                       5.500          1,476.44
    PHOENIX          AZ   85021          5            02/21/03         00
    0435472030                           05           04/01/03          0
    021705507252                         O            03/01/33
    0


    8497827          E57/G02             F          337,100.00         ZZ
                                         360        336,795.26          1
                                       6.500          2,130.70         90
                                       6.250          2,130.70
    ORANGE AREA      CA   92869          1            02/21/03         04
    0435542998                           05           04/01/03         25
1


    06013222                             O            03/01/33
    0


    8499175          X19/G02             F          490,000.00         ZZ
                                         360        490,000.00          3
                                       6.500          3,097.13         70
                                       6.250          3,097.13
    BRONX            NY   10465          1            03/06/03         00
    0435483862                           05           05/01/03          0
    23011602                             O            04/01/33
    0


    8500299          W93/G02             F          136,000.00         ZZ
                                         360        135,885.74          1
                                       6.875            893.43         80
                                       6.625            893.43
    PRESCOTT VALLEY  AZ   86314          1            02/05/03         00
    0435538533                           03           04/01/03          0
    35437440                             O            03/01/33
    0


    8500501          940/G02             F          360,000.00         ZZ
                                         360        359,682.38          1
                                       6.625          2,305.12         80
                                       6.375          2,305.12
    PLACENTIA        CA   92870          2            02/21/03         00
    0435536222                           05           04/01/03          0
    23030015                             O            03/01/33
    0


    8501193          N34/G02             F          220,500.00         ZZ
                                         360        220,500.00          1
                                       6.500          1,393.71         74
                                       6.250          1,393.71
    WOOD DALE        IL   60191          5            03/03/03         00
    0435539879                           05           05/01/03          0
    98702801                             O            04/01/33
    0


    8501891          E82/G02             F           70,500.00         ZZ
                                         360         70,500.00          1
                                       6.000            422.68         52
                                       5.750            422.68
    GARDNERVILLE     NV   89410          2            03/05/03         00
    0400784542                           03           05/01/03          0
    0400784542                           O            04/01/33
    0


1


    8501919          E82/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.375          1,875.98         61
                                       6.125          1,875.98
    CRIPPLE CREEK    CO   80813          2            03/04/03         00
    0400774477                           05           05/01/03          0
    0400774477                           O            04/01/33
    0


    8502067          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.125            972.18         80
                                       5.875            972.18
    FORESTHILL       CA   95631          5            02/27/03         00
    0416273217                           05           05/01/03          0
    0416273217                           N            04/01/33
    0


    8502069          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.125            680.52         80
                                       5.875            680.52
    FORESTHILL       CA   95631          5            02/27/03         00
    0416274033                           05           05/01/03          0
    0416274033                           N            04/01/33
    0


    8502071          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.125            583.31         80
                                       5.875            583.31
    FORESTHILL       CA   95631          5            02/27/03         00
    0416274157                           05           05/01/03          0
    0416274157                           N            04/01/33
    0


    8502125          E22/G02             F          108,000.00         ZZ
                                         360        107,902.37          1
                                       6.500            682.63         80
                                       6.250            682.63
    HOUSTON          TX   77070          5            02/18/03         00
    0415837475                           03           04/01/03          0
    0415837475                           O            03/01/33
    0


    8502135          E22/G02             F          392,000.00         ZZ
                                         360        391,619.00          1
                                       6.125          2,381.83         54
                                       5.875          2,381.83
1


    NEWTON           MA   02468          2            02/28/03         00
    0415874551                           05           04/01/03          0
    0415874551                           O            03/01/33
    0


    8502549          U05/G02             F          544,000.00         ZZ
                                         360        544,000.00          1
                                       6.125          3,305.40         80
                                       5.875          3,305.40
    WOODLAND HILLS   CA   91367          1            03/03/03         00
    0435484563                           05           05/01/03          0
    3309479                              O            04/01/33
    0


    8502725          U85/G02             F          112,000.00         T
                                         360        111,901.18          1
                                       6.625            717.15         80
                                       6.375            717.15
    BETTENDORF       IA   52722          1            02/21/03         00
    0435559778                           05           04/01/03          0
    100131                               O            03/01/33
    0


    8502771          A50/G02             F           60,800.00         ZZ
                                         360         60,745.03          1
                                       6.500            384.30         77
                                       6.250            384.30
    COLUMBUS         GA   31904          2            02/25/03         00
    0435522297                           05           04/01/03          0
    996872                               N            03/01/33
    0


    8502793          W02/G02             F          120,000.00         ZZ
                                         360        119,874.71          1
                                       5.750            700.29         69
                                       5.500            700.29
    HOOD             VA   22723          5            02/24/03         00
    0435534235                           05           04/01/03          0
    1001993814                           O            03/01/33
    0


    8503059          T08/G02             F          327,920.00         ZZ
                                         360        326,150.67          1
                                       5.625          1,887.69         80
                                       5.375          1,887.69
    SMYRNA           GA   30080          1            11/04/02         00
    0435465406                           03           12/01/02          0
    15030266                             O            11/01/32
    0
1




    8503085          967/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.250            985.15         80
                                       6.000            985.15
    TACOMA           WA   98422          5            02/25/03         00
    0435477187                           05           05/01/03          0
    6513261                              O            04/01/33
    0


    8503293          U35/G02             F           53,400.00         ZZ
                                         360         53,400.00          1
                                       7.500            373.38         87
                                       7.250            373.38
    INDIANAPOLIS     IN   46208          1            03/06/03         02
    0435494844                           05           05/01/03         25
    7778398                              N            04/01/33
    0


    8503595          956/956             F          460,000.00         ZZ
                                         360        459,124.79          1
                                       6.250          2,832.30         66
                                       6.000          2,832.30
    ARCADIA          CA   91007          5            01/01/03         00
    512120083                            05           03/01/03          0
    512120083                            O            02/01/33
    0


    8503599          956/956             F          604,000.00         ZZ
                                         360        602,312.81          1
                                       6.375          3,768.17         75
                                       6.125          3,768.17
    EL DORADO HILLS  CA   95762          2            12/02/02         00
    1112111005                           05           02/01/03          0
    1112111005                           O            01/01/33
    0


    8503603          956/956             F          476,000.00         ZZ
                                         360        475,072.39          1
                                       6.125          2,892.23         70
                                       5.875          2,892.23
    GOLDEN           CO   80401          5            01/02/03         00
    2412110024                           05           03/01/03          0
    2412110024                           O            02/01/33
    0


    8503605          956/956             F          600,000.00         ZZ
                                         360        598,241.57          1
1


                                       6.125          3,645.66         70
                                       5.875          3,645.66
    HINGHAM          MA   02043          5            12/27/02         00
    2812110169                           05           02/01/03          0
    2812110169                           O            01/01/33
    0


    8503613          956/956             F          337,500.00         ZZ
                                         360        336,095.07          1
                                       6.500          2,133.23         75
                                       6.250          2,133.23
    FOLSOM           CA   95630          5            12/13/02         00
    4512100368                           05           02/01/03          0
    4512100368                           O            01/01/33
    0


    8504393          956/956             F          360,000.00         ZZ
                                         360        359,533.70          1
                                       6.000          2,158.38         80
                                       5.750          2,158.38
    SAN FRANCISCO    CA   94112          1            02/03/03         00
    113010062                            05           04/01/03          0
    113010062                            O            03/01/33
    0


    8504401          956/956             F          388,000.00         ZZ
                                         360        387,279.35          1
                                       6.375          2,420.62         77
                                       6.125          2,420.62
    SAN FRANCISCO    CA   94134          2            01/24/03         00
    212110012                            05           03/01/03          0
    212110012                            O            02/01/33
    0


    8504411          956/956             F          412,000.00         ZZ
                                         360        411,197.07          1
                                       6.125          2,503.36         80
                                       5.875          2,503.36
    WALNUT CREEK     CA   94596          2            01/24/03         00
    212120132                            05           03/01/03          0
    212120132                            O            02/01/33
    0


    8504419          956/956             F          327,000.00         ZZ
                                         360        326,682.17          1
                                       6.125          1,986.89         75
                                       5.875          1,986.89
    LIVERMORE        CA   94550          2            02/14/03         00
    213010158                            05           04/01/03          0
1


    213010158                            O            03/01/33
    0


    8504427          956/956             F          359,200.00         ZZ
                                         360        358,499.97          1
                                       6.125          2,182.54         80
                                       5.875          2,182.54
    PASADENA         CA   91104          1            01/23/03         00
    613010115                            05           03/01/03          0
    613010115                            O            02/01/33
    0


    8504429          956/956             F          360,000.00         ZZ
                                         360        358,376.17          1
                                       5.875          2,129.54         78
                                       5.625          2,129.54
    RANCHO SANTA MA  CA   92688          2            01/29/03         00
    613010125                            03           03/01/03          0
    613010125                            O            02/01/33
    0


    8504435          956/956             F          464,000.00         ZZ
                                         360        463,073.87          1
                                       6.000          2,781.91         80
                                       5.750          2,781.91
    ROCKLIN          CA   95677          2            01/30/03         00
    712120040                            03           03/01/03          0
    712120040                            O            02/01/33
    0


    8504447          956/956             F          475,200.00         ZZ
                                         360        474,715.51          1
                                       5.875          2,810.99         80
                                       5.625          2,810.99
    SAN JOSE         CA   95130          2            02/05/03         00
    713010174                            05           04/01/03          0
    713010174                            O            03/01/33
    0


    8504543          N74/G02             F          114,000.00         ZZ
                                         240        113,749.59          1
                                       5.875            808.53         72
                                       5.625            808.53
    MONTICELLO       AR   71655          2            02/28/03         00
    0435557392                           05           04/05/03          0
    0031870010                           O            03/05/23
    0


1


    8504557          956/956             F          325,000.00         ZZ
                                         360        324,341.36          1
                                       6.000          1,948.54         77
                                       5.750          1,948.54
    FOOTHILL RANCH   CA   92610          2            01/27/03         00
    1912120082                           03           03/01/03          0
    1912120082                           O            02/01/33
    0


    8504569          956/956             F          628,000.00         ZZ
                                         360        627,389.63          1
                                       6.125          3,815.79         80
                                       5.875          3,815.79
    LAKE BLUFF       IL   60044          1            02/07/03         00
    4313010175                           03           04/01/03          0
    4313010175                           O            03/01/33
    0


    8504577          956/956             F          390,000.00         ZZ
                                         360        389,183.69          1
                                       5.750          2,275.93         67
                                       5.500          2,275.93
    CANTON           GA   30115          2            01/30/03         00
    4613010015                           05           03/01/03          0
    4613010015                           O            02/01/33
    0


    8504625          N47/G02             F          275,900.00         ZZ
                                         360        275,631.84          1
                                       6.125          1,676.40         90
                                       5.875          1,676.40
    LODI             CA   95240          1            02/26/03         11
    0435556527                           05           04/01/03         25
    90501077                             N            03/01/33
    0


    8507015          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.125          1,960.76         77
                                       5.875          1,960.76
    DALLAS           TX   75214          5            03/03/03         00
    0415950666                           05           05/01/03          0
    0415950666                           O            04/01/33
    0


    8507045          E22/G02             F          165,000.00         ZZ
                                         360        164,835.74          1
                                       6.000            989.26         74
                                       5.750            989.26
1


    GRAND PRAIRIE    TX   75052          5            03/03/03         00
    0415915396                           05           04/01/03          0
    0415915396                           O            03/01/33
    0


    8507057          E22/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.500            916.50         88
                                       6.250            916.50
    CONYERS          GA   30094          1            03/07/03         01
    0415975853                           05           05/01/03         25
    0415975853                           N            04/01/33
    0


    8507069          E22/G02             F          269,000.00         ZZ
                                         360        269,000.00          1
                                       6.125          1,634.47         68
                                       5.875          1,634.47
    SAMMAMISH        WA   98075          2            02/27/03         00
    0416002301                           05           05/01/03          0
    0416002301                           N            04/01/33
    0


    8507157          E22/G02             F           64,500.00         ZZ
                                         360         64,500.00          2
                                       7.625            456.53         75
                                       7.375            456.53
    DETROIT          MI   48227          5            03/07/03         00
    0416094043                           05           05/01/03          0
    0416094043                           N            04/01/33
    0


    8507181          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.375            399.28         80
                                       6.125            399.28
    LEXINGTON        AL   35648          2            03/03/03         00
    0416121820                           05           05/01/03          0
    0416121820                           O            04/01/33
    0


    8507187          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.250            800.43         80
                                       6.000            800.43
    EL PASO          TX   79932          1            03/07/03         00
    0416130656                           03           05/01/03          0
    0416130656                           O            04/01/33
    0
1




    8507191          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.500            524.41         50
                                       7.250            524.41
    WEST SACRAMENTO  CA   95691          1            02/28/03         00
    0416136190                           05           05/01/03          0
    0416136190                           N            04/01/33
    0


    8507203          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.625            384.19         80
                                       6.375            384.19
    SAGINAW          MI   48602          1            03/07/03         00
    0416146546                           05           05/01/03          0
    0416146546                           N            04/01/33
    0


    8507221          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.375          2,445.57         80
                                       6.125          2,445.57
    ARVADA           CO   80403          5            03/03/03         00
    0416169555                           03           05/01/03          0
    0416169555                           O            04/01/33
    0


    8507239          E22/G02             F          232,750.00         ZZ
                                         360        232,750.00          1
                                       6.500          1,471.14         95
                                       6.250          1,471.14
    WELLINGTON       NV   89444          1            03/04/03         04
    0416192888                           05           05/01/03         30
    0416192888                           O            04/01/33
    0


    8507257          E22/G02             F           78,750.00         ZZ
                                         360         78,750.00          2
                                       7.250            537.21         75
                                       7.000            537.21
    CINCINNATI       OH   45216          5            03/07/03         00
    0416210201                           05           05/01/03          0
    0416210201                           N            04/01/33
    0


    8507259          E22/G02             F           97,650.00         ZZ
                                         360         97,650.00          1
1


                                       6.500            617.21         90
                                       6.250            617.21
    FORT WAYNE       IN   46804          1            03/07/03         01
    0416210581                           05           05/01/03         25
    0416210581                           N            04/01/33
    0


    8507263          E22/G02             F          112,800.00         ZZ
                                         360        112,690.37          1
                                       6.125            685.38         80
                                       5.875            685.38
    PORTLAND         OR   97223          2            02/28/03         00
    0416213189                           01           04/01/03          0
    0416213189                           O            03/01/33
    0


    8507367          E22/G02             F          219,200.00         ZZ
                                         360        219,200.00          4
                                       6.000          1,314.21         80
                                       5.750          1,314.21
    BERWYN           IL   60402          2            03/07/03         00
    0416318442                           05           05/01/03          0
    0416318442                           N            04/01/33
    0


    8507409          E22/G02             F          222,750.00         ZZ
                                         360        222,750.00          4
                                       6.750          1,444.75         90
                                       6.500          1,444.75
    TACOMA           WA   98404          1            03/04/03         04
    0416355824                           05           05/01/03         25
    0416355824                           N            04/01/33
    0


    8507429          E22/G02             F          222,750.00         ZZ
                                         360        222,750.00          4
                                       6.750          1,444.75         90
                                       6.500          1,444.75
    TACOMA           WA   98404          1            03/04/03         04
    0416358950                           05           05/01/03         25
    0416358950                           N            04/01/33
    0


    8508141          601/G02             F           80,000.00         ZZ
                                         360         79,792.19          1
                                       6.750            518.88         80
                                       6.500            518.88
    KANSAS CITY      MO   64131          1            12/10/02         00
    0435473178                           05           02/01/03          0
1


    6221479                              N            01/01/33
    0


    8508361          601/G02             F          315,000.00         ZZ
                                         360        314,428.92          4
                                       6.500          1,991.02         70
                                       6.250          1,991.02
    FRAMINGHAM       MA   01702          5            02/03/03         00
    0435474762                           05           03/01/03          0
    6225609                              O            02/01/33
    0


    8508375          601/G02             F           59,500.00         ZZ
                                         360         59,409.16          1
                                       7.375            410.96         85
                                       7.125            410.96
    OMAHA            NE   68104          5            01/08/03         11
    0435474937                           05           03/01/03         12
    62096185                             O            02/01/33
    0


    8508587          F89/G02             F          150,650.00         ZZ
                                         360        150,496.41          1
                                       5.875            891.15         79
                                       5.625            891.15
    LOS ANGELES      CA   90044          2            02/21/03         00
    0435502224                           05           04/01/03          0
    13728329                             O            03/01/33
    0


    8508675          N74/G02             F          189,000.00         ZZ
                                         360        188,829.14          1
                                       6.500          1,194.61         76
                                       6.250          1,194.61
    ARLINGTON        VA   22204          5            02/28/03         00
    0435557715                           05           04/05/03          0
    0031863010                           O            03/05/33
    0


    8508827          642/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.125          1,002.56         95
                                       5.875          1,002.56
    SOUTH ELGIN      IL   60177          2            03/03/03         11
    0435488515                           07           05/01/03         30
    12138702                             O            04/01/33
    0


1


    8509103          N47/G02             F          525,000.00         ZZ
                                         360        524,501.85          1
                                       6.250          3,232.52         74
                                       6.000          3,232.52
    BRENTWOOD        CA   94513          5            02/27/03         00
    0435499207                           05           04/01/03          0
    20502987                             O            03/01/33
    0


    8509311          E47/G02             F          126,000.00         ZZ
                                         360        125,886.09          2
                                       6.500            796.41         90
                                       6.250            796.41
    CHICAGO          IL   60628          1            03/04/03         26
    0435533526                           05           04/01/03         25
    7360515116                           N            03/01/33
    0


    8509397          N34/G02             F          126,700.00         ZZ
                                         360        126,700.00          1
                                       5.875            749.48         82
                                       5.625            749.48
    BOLINGBROOK      IL   60440          2            03/04/03         10
    0435562988                           05           05/01/03         12
    0676363                              O            04/01/33
    0


    8509787          L33/G02             F          119,790.00         ZZ
                                         360        119,790.00          1
                                       6.000            718.20         90
                                       5.750            718.20
    SEMINOLE         OK   74868          5            03/04/03         04
    0435491147                           05           05/01/03         25
    0040200025                           O            04/01/33
    0


    8510121          601/G02             F           58,500.00         ZZ
                                         360         58,415.05          1
                                       7.625            414.06         90
                                       7.375            414.06
    PHILADELPHIA     PA   19124          1            01/07/03         11
    0435480181                           07           03/01/03         25
    62284724                             N            02/01/33
    0


    8510277          W35/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       5.875            739.43         79
                                       5.625            739.43
1


    PETERSBURG       VA   23805          5            03/01/03         00
    0435494083                           05           05/01/03          0
    18121                                O            04/01/33
    0


    8510281          601/G02             F          387,000.00         ZZ
                                         360        386,331.72          1
                                       6.750          2,510.08         80
                                       6.500          2,510.08
    CARY             IL   60013          1            01/17/03         00
    0435471727                           05           03/01/03          0
    62294186                             O            02/01/33
    0


    8510389          601/G02             F           39,700.00         ZZ
                                         360         39,636.31          1
                                       7.125            267.47         73
                                       6.875            267.47
    LYNCHBURG        VA   24501          2            01/14/03         00
    0435471859                           05           03/01/03          0
    3247                                 N            02/01/33
    0


    8510575          F89/G02             F          152,000.00         ZZ
                                         360        151,859.22          1
                                       6.375            948.28         80
                                       6.125            948.28
    PASADENA         CA   91101          2            02/21/03         00
    0435502513                           01           04/01/03          0
    26873                                O            03/01/33
    0


    8511375          K21/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       5.875          2,454.88         35
                                       5.625          2,454.88
    PACIFIC PALISAD  CA   90272          2            03/01/03         00
    0435563242                           05           05/01/03          0
    0223801                              O            04/01/33
    0


    8511453          X64/G02             F          340,000.00         T
                                         360        339,707.27          1
                                       6.750          2,205.23         58
                                       6.500          2,205.23
    AHMEEK           MI   49901          5            02/21/03         00
    0435609441                           05           04/01/03          0
    0000002355                           O            03/01/33
    0
1




    8511709          E82/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.125            607.61         80
                                       5.875            607.61
    BLOOMINGTON      IN   47401          2            03/07/03         00
    0400788022                           05           05/01/03          0
    0400788022                           O            04/01/33
    0


    8511731          E82/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.125            923.57         71
                                       5.875            923.57
    CENTREVILLE      VA   20120          2            03/07/03         00
    0400793675                           09           05/01/03          0
    0400793675                           O            04/01/33
    0


    8511747          E82/G02             F           64,700.00         ZZ
                                         360         64,700.00          1
                                       6.375            403.64         69
                                       6.125            403.64
    FORT WORTH       TX   76137          2            03/11/03         00
    0400786372                           05           05/01/03          0
    0400786372                           N            04/01/33
    0


    8511755          E82/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.250            837.38         84
                                       6.000            837.38
    PENSACOLA        FL   32533          2            03/07/03         10
    0400793840                           05           05/01/03         12
    0400793840                           O            04/01/33
    0


    8511779          E82/G02             F          275,400.00         ZZ
                                         360        275,400.00          1
                                       6.125          1,673.36         67
                                       5.875          1,673.36
    SACRAMENTO       CA   95814          2            03/05/03         00
    0400781225                           05           05/01/03          0
    0400781225                           O            04/01/33
    0


    8511781          B39/G02             F          198,400.00         T
                                         360        198,400.00          1
1


                                       5.990          1,188.23         80
                                       5.740          1,188.23
    BRAINERD         MN   56401          1            03/10/03         00
    0435515077                           05           05/01/03          0
    20030926F                            O            04/01/33
    0


    8511885          E82/G02             F          135,600.00         ZZ
                                         360        135,600.00          1
                                       6.125            823.92         48
                                       5.875            823.92
    HELOTES          TX   78023          2            03/06/03         00
    0400789962                           05           05/01/03          0
    0400789962                           O            04/01/33
    0


    8511887          E82/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
                                       6.750          1,128.56         95
                                       6.500          1,128.56
    ALGONA           WA   98001          2            03/06/03         10
    0400788279                           05           05/01/03         25
    0400788279                           O            04/01/33
    0


    8511899          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.250            764.04         80
                                       7.000            764.04
    PORTLAND         OR   97206          5            03/04/03         00
    0415564640                           05           05/01/03          0
    0415564640                           N            04/01/33
    0


    8511935          E82/G02             F           59,700.00         ZZ
                                         360         59,700.00          1
                                       5.875            353.15         74
                                       5.625            353.15
    LAKE HAVASU CIT  AZ   86404          2            03/05/03         00
    0400788097                           05           05/01/03          0
    0400788097                           O            04/01/33
    0


    8511953          E82/G02             F           64,700.00         ZZ
                                         360         64,700.00          1
                                       6.500            408.95         87
                                       6.250            408.95
    FT. WORTH        TX   76110          2            03/06/03         04
    0400783262                           05           05/01/03         25
1


    0400783262                           N            04/01/33
    0


    8511955          E22/G02             F          303,000.00         ZZ
                                         360        303,000.00          1
                                       6.125          1,841.06         68
                                       5.875          1,841.06
    AULT             CO   80610          5            03/04/03         00
    0416070001                           05           05/01/03          0
    0416070001                           O            04/01/33
    0


    8511987          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.250            858.93         95
                                       6.000            858.93
    BOISE            ID   83704          5            03/04/03         04
    0416076891                           05           05/01/03         25
    0416076891                           O            04/01/33
    0


    8511995          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.125            759.51         79
                                       5.875            759.51
    LAUDERHILL       FL   33319          2            03/05/03         00
    0416194652                           01           05/01/03          0
    0416194652                           O            04/01/33
    0


    8512015          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.250          1,015.93         75
                                       6.000          1,015.93
    SALISBURY        MD   21801          2            03/05/03         00
    0416201515                           05           05/01/03          0
    0416201515                           O            04/01/33
    0


    8512023          E22/G02             F          118,800.00         ZZ
                                         360        118,695.18          1
                                       6.625            760.69         90
                                       6.375            760.69
    ATLANTA          GA   30316          1            02/28/03         04
    0416202836                           05           04/01/03         25
    0416202836                           N            03/01/33
    0


1


    8512033          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       5.875            922.80         80
                                       5.625            922.80
    SPRINGFIELD      OR   97478          2            03/05/03         00
    0416212041                           05           05/01/03          0
    0416212041                           O            04/01/33
    0


    8512051          E22/G02             F          430,000.00         ZZ
                                         360        429,582.06          1
                                       6.125          2,612.73         79
                                       5.875          2,612.73
    SAN FRANCISCO    CA   94131          5            02/28/03         00
    0416214476                           05           04/01/03          0
    0416214476                           O            03/01/33
    0


    8512057          E22/G02             F          113,500.00         ZZ
                                         360        113,500.00          1
                                       6.000            680.49         80
                                       5.750            680.49
    KAYSVILLE        UT   84037          5            03/03/03         00
    0416221166                           05           05/01/03          0
    0416221166                           O            04/01/33
    0


    8512063          E22/G02             F          196,500.00         ZZ
                                         360        196,500.00          1
                                       6.250          1,209.88         39
                                       6.000          1,209.88
    AUSTIN           TX   78726          5            03/04/03         00
    0416226454                           05           05/01/03          0
    0416226454                           O            04/01/33
    0


    8512073          E22/G02             F          178,500.00         ZZ
                                         360        178,500.00          1
                                       5.875          1,055.89         78
                                       5.625          1,055.89
    ESTELL MANOR     NJ   08319          2            03/05/03         00
    0416312288                           05           05/01/03          0
    0416312288                           O            04/01/33
    0


    8512083          E22/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.500            644.71         95
                                       6.250            644.71
1


    SUMTER           SC   29150          5            03/05/03         10
    0416335321                           05           05/01/03         30
    0416335321                           O            04/01/33
    0


    8512119          E22/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
                                       6.250            551.68         87
                                       6.000            551.68
    ENID             OK   73703          2            03/04/03         01
    0415827120                           05           05/01/03         25
    0415827120                           O            04/01/33
    0


    8512121          E22/G02             F          168,000.00         ZZ
                                         240        168,000.00          1
                                       6.250          1,227.96         80
                                       6.000          1,227.96
    COTTAGE GROVE    MN   55066          5            03/05/03         00
    0415854009                           05           05/01/03          0
    0415854009                           O            04/01/23
    0


    8512131          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.000          1,319.01         80
                                       5.750          1,319.01
    DALLAS           TX   75287          5            03/05/03         00
    0415895838                           03           05/01/03          0
    0415895838                           O            04/01/33
    0


    8512181          E22/G02             F          169,000.00         ZZ
                                         360        169,000.00          2
                                       7.125          1,138.58         77
                                       6.875          1,138.58
    DENVER           CO   80205          2            03/10/03         00
    0415946532                           05           05/01/03          0
    0415946532                           N            04/01/33
    0


    8512197          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.000            419.69         42
                                       5.750            419.69
    WILLS POINT      TX   75169          5            03/04/03         00
    0416097152                           05           05/01/03          0
    0416097152                           O            04/01/33
    0
1




    8512209          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.125            656.22         83
                                       5.875            656.22
    GRAND JUNCTION   CO   81504          5            03/04/03         01
    0416109924                           05           05/01/03         12
    0416109924                           O            04/01/33
    0


    8512215          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          4
                                       7.625          1,167.86         75
                                       7.375          1,167.86
    AUSTIN           TX   78724          1            03/07/03         00
    0416118651                           05           05/01/03          0
    0416118651                           N            04/01/33
    0


    8512217          E22/G02             F          249,000.00         ZZ
                                         360        249,000.00          1
                                       5.875          1,472.93         70
                                       5.625          1,472.93
    FALLBROOK        CA   92028          5            03/03/03         00
    0416121754                           05           05/01/03          0
    0416121754                           O            04/01/33
    0


    8512225          E22/G02             F          598,000.00         ZZ
                                         360        598,000.00          1
                                       6.000          3,585.31         62
                                       5.750          3,585.31
    SOLANA BEACH     CA   92075          2            02/27/03         00
    0416136638                           03           05/01/03          0
    0416136638                           O            04/01/33
    0


    8512275          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         80
                                       5.875          1,336.74
    FARR WEST        UT   84404          5            03/04/03         00
    0416295780                           05           05/01/03          0
    0416295780                           O            04/01/33
    0


    8512293          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
1


                                       6.750            648.60         46
                                       6.500            648.60
    HOUSTON          TX   77070          5            03/05/03         00
    0415992841                           03           05/01/03          0
    0415992841                           O            04/01/33
    0


    8512295          E22/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       5.875          1,745.04         74
                                       5.625          1,745.04
    CHICO            CA   95973          5            02/27/03         00
    0415995562                           05           05/01/03          0
    0415995562                           O            04/01/33
    0


    8512321          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       7.000            785.06         90
                                       6.750            785.06
    LEWISBERRY       PA   17339          2            03/05/03         10
    0416151983                           05           05/01/03         25
    0416151983                           O            04/01/33
    0


    8512333          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.000          1,378.97         66
                                       5.750          1,378.97
    PORTSMOUTH       NH   03801          5            03/05/03         00
    0416169282                           05           05/01/03          0
    0416169282                           O            04/01/33
    0


    8512383          E22/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       5.875          1,118.01         77
                                       5.625          1,118.01
    LAREDO           TX   78045          5            03/05/03         00
    0416193399                           03           05/01/03          0
    0416193399                           O            04/01/33
    0


    8515211          X81/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       5.875            804.49         80
                                       5.625            804.49
    MINNEAPOLIS      MN   55406          5            03/05/03         00
    0435532437                           05           05/01/03          0
1


    953054                               O            04/01/33
    0


    8515321          944/G02             F          112,500.00         ZZ
                                         360        112,398.30          1
                                       6.500            711.08         90
                                       6.250            711.08
    TACOMA           WA   98408          1            02/24/03         04
    0435497847                           05           04/01/03         25
    W02035173                            N            03/01/33
    0


    8516227          P09/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       5.875            887.31         75
                                       5.625            887.31
    LEVITTOWN        PA   19057          5            03/03/03         00
    0435501283                           05           05/01/03          0
    FRANKENB                             O            04/01/33
    0


    8516453          883/G02             F          130,000.00         ZZ
                                         360        129,879.60          1
                                       6.375            811.03         77
                                       6.125            811.03
    ORLANDO          FL   32833          5            02/25/03         00
    0435543921                           05           04/01/03          0
    05020601                             O            03/01/33
    0


    8516491          737/G02             F           65,600.00         ZZ
                                         360         65,552.52          1
                                       7.625            464.31         80
                                       7.375            464.31
    MACON            GA   31204          1            02/28/03         00
    0435556147                           05           04/01/03          0
    2106835                              N            03/01/33
    0


    8516651          K15/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.250            453.17         80
                                       6.000            453.17
    ROME             OH   44085          5            03/04/03         00
    0435490594                           05           05/01/03          0
    028605506743                         O            04/01/33
    0


1


    8516875          X64/G02             F           90,000.00         ZZ
                                         360         89,906.03          1
                                       5.750            525.22         79
                                       5.500            525.22
    INKSTER          MI   48141          5            02/24/03         00
    0435493903                           05           04/01/03          0
    0000003414                           O            03/01/33
    0


    8516917          X62/G02             F          230,000.00         ZZ
                                         360        229,781.77          1
                                       6.250          1,416.15         77
                                       6.000          1,416.15
    TRACY            CA   95376          5            02/11/03         00
    0435562665                           05           04/01/03          0
    04301202                             O            03/01/33
    0


    8517311          601/G02             F          280,000.00         ZZ
                                         360        279,746.87          1
                                       6.500          1,769.80         56
                                       6.250          1,769.80
    HILTON HEAD ISL  SC   29928          5            02/20/03         00
    0435484233                           03           04/01/03          0
    62497144                             O            03/01/33
    0


    8517371          X64/G02             F           60,000.00         ZZ
                                         360         59,953.19          1
                                       7.250            409.31         75
                                       7.000            409.31
    DEARBORN HEIGHT  MI   48125          5            02/21/03         00
    0435496302                           05           04/01/03          0
    0000003836                           O            03/01/33
    0


    8517383          601/G02             F           54,600.00         ZZ
                                         360         54,550.64          1
                                       6.500            345.11         70
                                       6.250            345.11
    MELBOURNE        FL   32935          5            02/14/03         00
    0435485701                           05           04/01/03          0
    62511712                             O            03/01/33
    0


    8517401          601/G02             F           50,000.00         ZZ
                                         360         49,954.79          1
                                       6.500            316.04         67
                                       6.250            316.04
1


    HOLIDAY          FL   33656          5            02/20/03         00
    0435485925                           05           04/01/03          0
    62509237                             N            03/01/33
    0


    8517445          952/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         80
                                       6.000          2,216.58
    MASSAPEQUA       NY   11758          5            02/27/03         00
    0435544655                           05           04/01/03          0
    03001334                             O            03/01/33
    0


    8517699          601/G02             F           80,800.00         ZZ
                                         360         80,725.16          1
                                       6.375            504.09         80
                                       6.125            504.09
    VERO BEACH       FL   32960          5            02/14/03         00
    0435484944                           05           04/01/03          0
    62510367                             O            03/01/33
    0


    8518473          N67/G02             F          367,000.00         ZZ
                                         360        366,158.25          1
                                       6.625          2,349.94         74
                                       6.375          2,349.94
    SANTA ANA        CA   92705          2            01/30/03         00
    0435510441                           05           03/01/03          0
    1162001614                           O            02/01/33
    0


    8519539          B28/G02             F          118,000.00         T
                                         360        117,888.03          1
                                       6.250            726.55         80
                                       6.000            726.55
    FLORISSANT       CO   80816          1            02/24/03         00
    0435497839                           05           04/01/03          0
    05900387                             O            03/01/33
    0


    8519721          601/G02             F          100,000.00         ZZ
                                         360         99,835.57          1
                                       7.000            665.31         80
                                       6.750            665.31
    PALATINE         IL   60074          1            01/16/03         00
    0435486477                           01           03/01/03          0
    62326442                             O            02/01/33
    0
1




    8520097          E22/G02             F          476,000.00         ZZ
                                         360        476,000.00          1
                                       6.375          2,969.62         74
                                       6.125          2,969.62
    LARKSPUR         CO   80118          2            03/06/03         00
    0415495738                           05           05/01/03          0
    0415495738                           O            04/01/33
    0


    8520117          E22/G02             F          248,800.00         ZZ
                                         360        248,800.00          1
                                       6.625          1,593.09         80
                                       6.375          1,593.09
    SAN JOSE         CA   95123          5            03/04/03         00
    0415893148                           01           05/01/03          0
    0415893148                           N            04/01/33
    0


    8520149          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.250          1,986.92         61
                                       6.000          1,986.92
    SOUTH SAN FRANC  CA   94080          2            02/25/03         00
    0415973338                           07           05/01/03          0
    0415973338                           O            04/01/33
    0


    8520301          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
                                       6.750            627.84         80
                                       6.500            627.84
    SAN ANTONIO      TX   78249          5            03/06/03         00
    0416168037                           03           05/01/03          0
    0416168037                           O            04/01/33
    0


    8520375          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.375            499.10         89
                                       6.125            499.10
    FORT COLLINS     CO   80525          5            02/26/03         04
    0416189223                           01           05/01/03         25
    0416189223                           O            04/01/33
    0


    8520403          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
1


                                       6.500            429.81         77
                                       6.250            429.81
    PLANO            TX   75074          2            03/11/03         00
    0416201010                           05           05/01/03          0
    0416201010                           N            04/01/33
    0


    8520451          E22/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.125          2,406.14         80
                                       5.875          2,406.14
    FAIRLAWN         NJ   07410          5            03/06/03         00
    0416227478                           05           05/01/03          0
    0416227478                           O            04/01/33
    0


    8520463          E22/G02             F          100,000.00         T
                                         360        100,000.00          1
                                       6.500            632.07         41
                                       6.250            632.07
    BRIGANTINE       NJ   08203          5            03/11/03         00
    0416233641                           05           05/01/03          0
    0416233641                           O            04/01/33
    0


    8520471          E82/G02             F           77,900.00         ZZ
                                         360         77,900.00          2
                                       7.000            518.27         53
                                       6.750            518.27
    CANDLER          NC   28715          2            03/11/03         00
    0400797320                           05           05/01/03          0
    0400797320                           N            04/01/33
    0


    8520571          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.125          1,215.22         80
                                       5.875          1,215.22
    RENO             NV   89506          5            03/05/03         00
    0416284511                           05           05/01/03          0
    0416284511                           O            04/01/33
    0


    8520679          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.625            691.54         90
                                       6.375            691.54
    WEST PALM BEACH  FL   33470          1            03/12/03         01
    0416382562                           05           05/01/03         25
1


    0416382562                           N            04/01/33
    0


    8520825          Q31/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.500            790.09         57
                                       6.250            790.09
    FULLERTON        CA   92835          5            03/05/03         00
    0435509468                           01           05/01/03          0
    SD885451                             O            04/01/33
    0


    8521149          N74/G02             F           92,150.00         ZZ
                                         360         92,062.57          1
                                       6.250            567.38         95
                                       6.000            567.38
    SAINT LOUIS      MO   63139          2            03/06/03         10
    0435664396                           05           04/11/03         30
    0031903010                           O            03/11/33
    0


    8521171          F89/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.500            616.90         80
                                       6.250            616.90
    LANCASTER        CA   93534          1            03/04/03         00
    0435540893                           05           05/01/03          0
    28196                                N            04/01/33
    0


    8521173          U42/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       6.500            819.16         80
                                       6.250            819.16
    COLORADO SPRING  CO   80918          5            03/07/03         00
    0435513916                           05           05/01/03          0
    32300061                             O            04/01/33
    0


    8521253          168/168             F           78,000.00         ZZ
                                         360         77,929.49          1
                                       6.500            493.01         80
                                       6.250            493.01
    ATLANTA          GA   30331          2            03/05/03         00
    0319654737                           05           04/01/03          0
    0319654737                           N            03/01/33
    0


1


    8521385          X67/G02             F          101,000.00         ZZ
                                         360        100,906.45          2
                                       6.375            630.11         49
                                       6.125            630.11
    BELLFLOWER       CA   90706          2            02/18/03         00
    0435514435                           05           04/01/03          0
    00283400                             O            03/01/33
    0


    8521537          N47/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.625          1,408.68         75
                                       6.375          1,408.68
    VISTA            CA   92084          1            03/03/03         00
    0435552245                           05           05/01/03          0
    30502423                             N            04/01/33
    0


    8521593          601/G02             F           74,400.00         ZZ
                                         360         74,286.41          1
                                       7.375            513.87         80
                                       7.125            513.87
    BIRMINGHAM       AL   35215          2            01/16/03         00
    0435487707                           05           03/01/03          0
    62338652                             N            02/01/33
    0


    8521625          X82/G02             F          384,000.00         ZZ
                                         360        383,721.77          1
                                       6.875          2,522.61         80
                                       6.625          2,522.61
    STRASBURG        VA   22657          1            03/04/03         00
    0435554878                           05           05/01/03          0
    849353                               O            04/01/33
    0


    8522017          964/G02             F          136,500.00         ZZ
                                         360        136,360.83          1
                                       5.875            807.45         33
                                       5.625            807.45
    PISMO BEACH      CA   93449          5            02/07/03         00
    0435508098                           03           04/01/03          0
    324046                               O            03/01/33
    0


    8522023          964/G02             F          125,000.00         ZZ
                                         360        124,872.56          1
                                       5.875            739.42         57
                                       5.625            739.42
1


    MODESTO          CA   95355          5            02/13/03         00
    0435507710                           05           04/01/03          0
    328722                               O            03/01/33
    0


    8522029          964/G02             F          138,000.00         ZZ
                                         360        137,855.92          1
                                       5.750            805.33         62
                                       5.500            805.33
    LOVELAND         CO   80537          2            02/21/03         00
    0435495775                           05           04/01/03          0
    333127                               O            03/01/33
    0


    8522033          964/G02             F          165,000.00         ZZ
                                         360        164,843.44          1
                                       6.250          1,015.93         60
                                       6.000          1,015.93
    GROVER BEACH     CA   93433          5            02/06/03         00
    0435500483                           05           04/01/03          0
    334329                               O            03/01/33
    0


    8522303          E22/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       7.000            705.22         43
                                       6.750            705.22
    HOUSTON          TX   77025          5            03/10/03         00
    0415760164                           05           05/01/03          0
    0415760164                           N            04/01/33
    0


    8522321          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.625          1,920.93         80
                                       6.375          1,920.93
    DRIPPING SPRING  TX   78620          2            03/07/03         00
    0415939024                           05           05/01/03          0
    0415939024                           O            04/01/33
    0


    8522333          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.125            546.85         38
                                       5.875            546.85
    BURNET           TX   78611          5            03/07/03         00
    0415986181                           05           05/01/03          0
    0415986181                           O            04/01/33
    0
1




    8522369          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.125            874.96         80
                                       5.875            874.96
    BEND             OR   97702          1            02/25/03         00
    0416099083                           05           05/01/03          0
    0416099083                           O            04/01/33
    0


    8522397          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.375            336.89         90
                                       6.125            336.89
    NORMAN           OK   73071          1            03/12/03         04
    0416124212                           05           05/01/03         25
    0416124212                           N            04/01/33
    0


    8522411          E22/G02             F           56,500.00         ZZ
                                         360         56,500.00          1
                                       6.500            357.12         28
                                       6.250            357.12
    COLORADO SPRING  CO   80904          2            03/12/03         00
    0416125326                           03           05/01/03          0
    0416125326                           N            04/01/33
    0


    8522423          E22/G02             F           54,300.00         ZZ
                                         360         54,300.00          1
                                       6.375            338.76         72
                                       6.125            338.76
    LANGLEY          OK   74350          2            03/07/03         00
    0416135358                           05           05/01/03          0
    0416135358                           O            04/01/33
    0


    8522437          E22/G02             F          458,000.00         ZZ
                                         360        458,000.00          1
                                       6.000          2,745.94         69
                                       5.750          2,745.94
    MILL VALLEY      CA   94941          2            03/06/03         00
    0416150175                           05           05/01/03          0
    0416150175                           O            04/01/33
    0


    8522453          E22/G02             F          273,500.00         ZZ
                                         360        273,500.00          1
1


                                       6.250          1,683.99         69
                                       6.000          1,683.99
    COLLEYVILLE      TX   76034          5            03/07/03         00
    0416175040                           05           05/01/03          0
    0416175040                           O            04/01/33
    0


    8522459          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.250            369.43         44
                                       6.000            369.43
    TRAVERSE CITY    MI   49686          5            03/07/03         00
    0416190908                           05           05/01/03          0
    0416190908                           O            04/01/33
    0


    8522465          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
                                       6.000            565.98         80
                                       5.750            565.98
    FT PIERCE        FL   34981          1            03/12/03         00
    0416196236                           05           05/01/03          0
    0416196236                           O            04/01/33
    0


    8522475          E22/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
                                       6.125            641.64         80
                                       5.875            641.64
    GRAPEVINE        TX   76051          5            03/06/03         00
    0416203172                           05           05/01/03          0
    0416203172                           O            04/01/33
    0


    8522479          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       6.625            374.58         90
                                       6.375            374.58
    LANSING          MI   48911          5            03/07/03         01
    0416205672                           05           05/01/03         25
    0416205672                           O            04/01/33
    0


    8522497          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.625            471.27         80
                                       6.375            471.27
    BEAVERTON        MI   48612          5            03/07/03         00
    0416219004                           05           05/01/03          0
1


    0416219004                           O            04/01/33
    0


    8522505          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.125          1,215.22         80
                                       5.875          1,215.22
    DRAPER           UT   84020          5            03/05/03         00
    0416224772                           05           05/01/03          0
    0416224772                           O            04/01/33
    0


    8522511          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         68
                                       6.125            673.78
    ELKHART          IN   46514          2            03/07/03         00
    0416228716                           05           05/01/03          0
    0416228716                           O            04/01/33
    0


    8522543          E22/G02             F           89,100.00         ZZ
                                         360         89,100.00          1
                                       6.500            563.17         90
                                       6.250            563.17
    DOTHAN           AL   36301          5            03/07/03         11
    0416252542                           05           05/01/03         25
    0416252542                           O            04/01/33
    0


    8522567          E22/G02             F           55,600.00         ZZ
                                         360         55,600.00          1
                                       6.750            360.62         70
                                       6.500            360.62
    BIRMINGHAM       AL   35224          5            03/12/03         00
    0416274819                           05           05/01/03          0
    0416274819                           N            04/01/33
    0


    8522601          E22/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.375          2,008.86         43
                                       6.125          2,008.86
    SAN CARLOS       CA   94070          2            03/04/03         00
    0416306553                           09           05/01/03          0
    0416306553                           N            04/01/33
    0


1


    8522603          E22/G02             F          292,500.00         ZZ
                                         360        292,500.00          1
                                       6.000          1,753.69         90
                                       5.750          1,753.69
    SANTA ROSA       CA   95404          1            03/03/03         04
    0416310027                           05           05/01/03         25
    0416310027                           O            04/01/33
    0


    8522651          E22/G02             F          137,000.00         ZZ
                                         360        137,000.00          1
                                       7.000            911.46         95
                                       6.750            911.46
    GOOSE CREEK      SC   29445          5            03/07/03         01
    0416389419                           05           05/01/03         30
    0416389419                           O            04/01/33
    0


    8522721          E82/G02             F           49,000.00         ZZ
                                         360         49,000.00          1
                                       7.000            326.00         60
                                       6.750            326.00
    JEFFERSONVILLE   PA   19401          2            03/11/03         00
    0400789756                           05           05/01/03          0
    0400789756                           N            04/01/33
    0


    8522723          E82/G02             F           50,300.00         ZZ
                                         360         50,300.00          1
                                       7.000            334.65         66
                                       6.750            334.65
    NORRISTOWN       PA   19401          2            03/11/03         00
    0400789772                           07           05/01/03          0
    0400789772                           N            04/01/33
    0


    8522755          E82/G02             F           96,600.00         ZZ
                                         360         96,600.00          1
                                       6.625            618.54         57
                                       6.375            618.54
    DALLAS           TX   75230          2            03/11/03         00
    0400755906                           05           05/01/03          0
    0400755906                           N            04/01/33
    0


    8522827          601/G02             F          425,000.00         ZZ
                                         360        424,615.79          1
                                       6.500          2,686.29         78
                                       6.250          2,686.29
1


    WAYNE            IL   60184          1            02/25/03         00
    0435489570                           05           04/01/03          0
    6252303                              O            03/01/33
    0


    8523151          964/G02             F          235,000.00         ZZ
                                         360        234,754.64          1
                                       5.750          1,371.40         52
                                       5.500          1,371.40
    AUBURN           CA   95602          5            02/05/03         00
    0435500533                           03           04/01/03          0
    333035                               O            03/01/33
    0


    8523153          964/G02             F          219,500.00         ZZ
                                         360        219,276.21          1
                                       5.875          1,298.43         22
                                       5.625          1,298.43
    SAN ANSELMO      CA   94960          2            02/10/03         00
    0435491477                           05           04/01/03          0
    335633                               O            03/01/33
    0


    8523155          964/G02             F          300,000.00         ZZ
                                         360        299,694.14          1
                                       5.875          1,774.61         43
                                       5.625          1,774.61
    SAN RAFAEL       CA   94901          5            02/06/03         00
    0435499710                           05           04/01/03          0
    337870                               O            03/01/33
    0


    8523169          964/G02             F          180,000.00         ZZ
                                         360        179,820.81          1
                                       6.000          1,079.19         45
                                       5.750          1,079.19
    DALY CITY        CA   94014          5            02/10/03         00
    0435500434                           05           04/01/03          0
    323731                               O            03/01/33
    0


    8523185          964/G02             F          265,000.00         ZZ
                                         360        264,742.43          1
                                       6.125          1,610.17         59
                                       5.875          1,610.17
    SAN BRUNO        CA   94066          2            02/04/03         00
    0435491816                           05           04/01/03          0
    326458                               O            03/01/33
    0
1




    8523201          964/G02             F          124,000.00         ZZ
                                         360        123,882.34          1
                                       6.250            763.49         73
                                       6.000            763.49
    POMONA           CA   91766          5            02/14/03         00
    0435516208                           05           04/01/03          0
    349990                               O            03/01/33
    0


    8523229          964/G02             F          535,000.00         ZZ
                                         360        534,454.54          1
                                       5.875          3,164.73         58
                                       5.625          3,164.73
    SAN FRANCISCO    CA   94114          5            02/20/03         00
    0435500764                           05           04/01/03          0
    326519                               O            03/01/33
    0


    8523237          964/G02             F          192,000.00         ZZ
                                         360        191,808.86          1
                                       6.000          1,151.14         80
                                       5.750          1,151.14
    CORONA           CA   92880          1            02/20/03         00
    0435491360                           05           04/01/03          0
    349610                               O            03/01/33
    0


    8523297          964/G02             F          230,500.00         ZZ
                                         360        230,241.72          1
                                       5.375          1,290.73         42
                                       5.125          1,290.73
    BERKELEY         CA   94707          2            02/13/03         00
    0435491584                           05           04/01/03          0
    306693                               O            03/01/33
    0


    8523335          G27/G02             F          313,600.00         ZZ
                                         360        313,295.20          1
                                       6.125          1,905.47         80
                                       5.875          1,905.47
    TUSTIN           CA   92780          1            02/24/03         00
    0435491709                           05           04/01/03          0
    24903004                             O            03/01/33
    0


    8523491          T44/G02             F          210,000.00         ZZ
                                         360        209,814.72          2
1


                                       6.625          1,344.65         70
                                       6.375          1,344.65
    SACRAMENTO       CA   95818          1            02/20/03         00
    0435505151                           05           04/01/03          0
    1065899                              O            03/01/33
    0


    8523661          F61/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.500          2,452.42         80
                                       6.250          2,452.42
    FEDERAL WAY      WA   98003          1            03/06/03         00
    0435495700                           05           05/01/03          0
    030678S                              O            04/01/33
    0


    8523735          964/G02             F          224,000.00         ZZ
                                         360        223,766.13          1
                                       5.750          1,307.20         56
                                       5.500          1,307.20
    CHINO HILLS      CA   91709          5            02/21/03         00
    0435492236                           05           04/01/03          0
    346616                               O            03/01/33
    0


    8523737          964/G02             F          150,000.00         ZZ
                                         360        149,847.06          1
                                       5.875            887.31         51
                                       5.625            887.31
    DAVIE            FL   33328          1            02/24/03         00
    0435493150                           03           04/01/03          0
    318035                               O            03/01/33
    0


    8523739          964/G02             F          234,000.00         ZZ
                                         360        233,761.42          1
                                       5.875          1,384.20         71
                                       5.625          1,384.20
    ATASCADERO       CA   93422          1            02/19/03         00
    0435502364                           05           04/01/03          0
    338092                               O            03/01/33
    0


    8523943          696/G02             F          191,900.00         ZZ
                                         360        191,900.00          1
                                       6.500          1,212.94         80
                                       6.250          1,212.94
    FREDERICKSBURG   VA   22407          1            03/07/03         00
    0435488283                           03           05/01/03          0
1


    21703044                             O            04/01/33
    0


    8524091          G34/G02             F           75,000.00         TX
                                         360         75,000.00          1
                                       6.375            467.90         38
                                       6.125            467.90
    ALEDO            TX   76008          5            03/06/03         00
    0435570668                           05           05/01/03          0
    85213803                             O            04/01/33
    0


    8524115          U87/G02             F          144,000.00         T
                                         360        144,000.00          1
                                       6.875            945.98         65
                                       6.625            945.98
    BIG BEAR LAKE    CA   92315          5            03/07/03         00
    0435542733                           05           05/01/03          0
    4964                                 O            04/01/33
    0


    8524131          952/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         69
                                       6.000          1,108.29
    PALM HARBOR      FL   34683          5            03/06/03         00
    0435491063                           03           05/01/03          0
    00620367                             O            04/01/33
    0


    8524135          H81/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
                                       6.875            486.13         50
                                       6.625            486.13
    WAUKESHA         WI   53188          5            03/03/03         00
    0435507330                           05           05/01/03          0
    WH18125NINA                          O            04/01/33
    0


    8524145          950/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.125          1,020.79         79
                                       5.875          1,020.79
    SACRAMENTO       CA   95829          2            03/05/03         00
    0435517180                           05           05/01/03          0
    AA32010                              O            04/01/33
    0


1


    8524153          420/G02             F          359,300.00         ZZ
                                         360        358,959.08          1
                                       6.250          2,212.27         80
                                       6.000          2,212.27
    BRENTWOOD        CA   94513          1            02/19/03         00
    0435537600                           03           04/01/03          0
    72004393                             O            03/01/33
    0


    8524191          420/G02             F          190,000.00         ZZ
                                         360        189,815.33          1
                                       6.125          1,154.46         54
                                       5.875          1,154.46
    SANTA ROSA       CA   95403          5            02/28/03         00
    0435538244                           05           04/01/03          0
    73000535                             N            03/01/33
    0


    8524205          B23/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.750          1,141.53         80
                                       6.500          1,141.53
    BUENA PARK       CA   90621          1            03/12/03         00
    0435544192                           05           05/01/03          0
    80000332                             N            04/01/33
    0


    8524253          X89/G02             F          232,800.00         ZZ
                                         360        232,594.61          1
                                       6.625          1,490.64         80
                                       6.375          1,490.64
    SHELTON          CT   06484          5            02/24/03         00
    0435538863                           05           04/01/03          0
    1010241526                           O            03/01/33
    0


    8524291          N67/G02             F           73,000.00         ZZ
                                         360         72,947.16          1
                                       7.625            516.69         60
                                       7.375            516.69
    RIO RANCHO       NM   87124          1            02/17/03         00
    0435514922                           05           04/01/03          0
    1161004043                           N            03/01/33
    0


    8524341          601/G02             F          103,900.00         ZZ
                                         360        103,720.57          1
                                       6.750            673.90         80
                                       6.500            673.90
1


    KEARNEY          MO   64060          1            01/30/03         00
    0435491113                           05           03/01/03          0
    6243923                              N            02/01/33
    0


    8524457          588/G02             F          279,000.00         ZZ
                                         360        279,000.00          1
                                       6.250          1,717.85         90
                                       6.000          1,717.85
    KEYPORT          NJ   07735          1            03/07/03         04
    0435535133                           05           05/01/03         25
    1084918                              O            04/01/33
    0


    8524553          K15/G02             F          152,000.00         ZZ
                                         240        152,000.00          1
                                       7.625          1,236.15         95
                                       7.375          1,236.15
    OSSIPEE          NH   03864          5            03/08/03         41
    0435535620                           05           05/01/03         30
    007605510710                         O            04/01/23
    0


    8524643          K15/G02             F          153,900.00         ZZ
                                         360        153,900.00          1
                                       7.625          1,089.29         95
                                       7.375          1,089.29
    EDMOND           OK   73013          5            02/27/03         41
    0435497912                           05           05/01/03         30
    032605506977                         O            04/01/33
    0


    8524657          G34/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.500          1,580.17         72
                                       6.250          1,580.17
    GLENDORA         CA   91740          5            03/05/03         00
    0435522859                           05           05/01/03          0
    85213204                             O            04/01/33
    0


    8524763          K15/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.625            537.86         80
                                       6.375            537.86
    NUNICA           MI   49448          5            02/27/03         00
    0435498845                           05           05/01/03          0
    035905509105                         O            04/01/33
    0
1




    8525023          N67/G02             F          106,000.00         ZZ
                                         360        105,925.18          1
                                       7.750            759.40         79
                                       7.500            759.40
    ELGIN            IL   60120          5            02/20/03         00
    0435519780                           01           04/01/03          0
    3262004768                           O            03/01/33
    0


    8525035          N67/G02             F           30,000.00         ZZ
                                         360         29,977.17          1
                                       7.375            207.20         70
                                       7.125            207.20
    LAKESHORE        FL   33854          1            02/25/03         00
    0435519897                           03           04/01/03          0
    3254004401                           O            03/01/33
    0


    8525109          601/G02             F           58,400.00         ZZ
                                         360         58,313.03          1
                                       7.500            408.35         80
                                       7.250            408.35
    PUEBLO           CO   81004          2            01/16/03         00
    0435492590                           05           03/01/03          0
    62401666                             N            02/01/33
    0


    8525185          642/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.125          2,333.22         80
                                       5.875          2,333.22
    CHULA VISTA      CA   91913          5            03/06/03         00
    0435507405                           03           05/01/03          0
    02186903                             O            04/01/33
    0


    8525227          N67/G02             F           54,000.00         ZZ
                                         360         53,959.92          1
                                       7.500            377.58         61
                                       7.250            377.58
    MIAMI            FL   33126          1            02/28/03         00
    0435516315                           01           04/01/03          0
    3254004821                           O            03/01/33
    0


    8525327          642/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
1


                                       7.000            498.98         74
                                       6.750            498.98
    CHICAGO          IL   60620          5            03/06/03         00
    0435541453                           05           05/01/03          0
    02183803                             O            04/01/33
    0


    8525331          601/G02             F          300,000.00         ZZ
                                         360        299,715.34          1
                                       6.250          1,847.16         47
                                       6.000          1,847.16
    COVINGTON        LA   70433          5            02/11/03         00
    0435498027                           05           04/01/03          0
    62457882                             O            03/01/33
    0


    8525595          601/G02             F          115,920.00         ZZ
                                         360        115,810.01          1
                                       6.250            713.74         80
                                       6.000            713.74
    OREM             UT   84097          1            02/11/03         00
    0435503396                           05           04/01/03          0
    62479431                             N            03/01/33
    0


    8525687          601/G02             F          271,000.00         ZZ
                                         360        270,760.90          1
                                       6.625          1,735.25         80
                                       6.375          1,735.25
    WINDSOR          CO   80550          2            02/24/03         00
    0435495668                           03           04/01/03          0
    62528880                             O            03/01/33
    0


    8525813          B44/G02             F           83,600.00         ZZ
                                         360         83,520.68          1
                                       6.250            514.74         92
                                       6.000            514.74
    BOISE            ID   83705          5            02/25/03         11
    0435496336                           05           04/01/03         30
    4031020                              O            03/01/33
    0


    8525903          N67/G02             F           80,000.00         ZZ
                                         360         79,934.43          1
                                       7.000            532.24         54
                                       6.750            532.24
    ORANGE           MA   01364          1            02/25/03         00
    0435521885                           05           04/01/03          0
1


    3274007439                           O            03/01/33
    0


    8525919          601/G02             F           41,250.00         ZZ
                                         360         41,212.71          1
                                       6.500            260.73         75
                                       6.250            260.73
    TALLAHASSEE      FL   32303          2            02/19/03         00
    0435495346                           01           04/01/03          0
    6254810                              O            03/01/33
    0


    8525925          M07/G02             F           44,625.00         ZZ
                                         360         44,625.00          1
                                       6.250            274.76         75
                                       6.000            274.76
    REDLANDS         CA   92373          1            03/03/03         00
    0435560362                           01           05/01/03          0
    02302328                             N            04/01/33
    0


    8525933          M37/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
                                       6.625            504.24         75
                                       6.375            504.24
    GLENDALE         AZ   85308          5            03/05/03         00
    0435534995                           05           05/01/03          0
    611749                               N            04/01/33
    0


    8525973          N67/G02             F          364,000.00         ZZ
                                         360        363,662.86          1
                                       6.375          2,270.89         80
                                       6.125          2,270.89
    HALESITE         NY   11743          1            03/03/03         00
    0435522271                           05           04/01/03          0
    3274007737                           O            03/01/33
    0


    8526123          601/G02             F           59,755.00         ZZ
                                         360         59,700.97          3
                                       6.500            377.70         95
                                       6.250            377.70
    HOLYOKE          MA   01040          1            02/24/03         11
    0435498431                           05           04/01/03         30
    62428446                             O            03/01/33
    0


1


    8526429          E82/G02             F          126,600.00         ZZ
                                         360        126,600.00          1
                                       6.125            769.23         80
                                       5.875            769.23
    LAS VEGAS        NV   89131          2            03/11/03         00
    0400800264                           05           05/01/03          0
    0400800264                           O            04/01/33
    0


    8526657          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         57
                                       6.125          1,247.74
    NAPA             CA   94559          1            03/06/03         00
    0416133254                           05           05/01/03          0
    0416133254                           N            04/01/33
    0


    8526707          E22/G02             F           98,250.00         ZZ
                                         360         98,250.00          1
                                       6.750            637.25         75
                                       6.500            637.25
    FARMINGTON       NH   03835          2            03/07/03         00
    0416202141                           27           05/01/03          0
    0416202141                           O            04/01/33
    0


    8526733          E22/G02             F           55,200.00         ZZ
                                         360         55,200.00          1
                                       6.125            335.40         80
                                       5.875            335.40
    NILES            MI   49120          1            03/14/03         00
    0416386167                           05           05/01/03          0
    0416386167                           O            04/01/33
    0


    8526769          E22/G02             F          484,500.00         ZZ
                                         360        484,500.00          1
                                       5.750          2,827.41         63
                                       5.500          2,827.41
    KAILUA           HI   96734          5            03/04/03         00
    0416063089                           05           05/01/03          0
    0416063089                           O            04/01/33
    0


    8526779          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.125          1,822.83         71
                                       5.875          1,822.83
1


    DALY CITY        CA   94014          2            03/02/03         00
    0416084820                           05           05/01/03          0
    0416084820                           O            04/01/33
    0


    8526799          601/G02             F          393,750.00         ZZ
                                         360        393,385.31          1
                                       6.375          2,456.49         75
                                       6.125          2,456.49
    FRANKFORT        IL   60423          1            02/28/03         00
    0435504907                           05           04/01/03          0
    6256653                              N            03/01/33
    0


    8526813          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       5.875          1,064.77         45
                                       5.625          1,064.77
    FOLSOM           CA   95630          2            03/06/03         00
    0416261410                           03           05/01/03          0
    0416261410                           N            04/01/33
    0


    8526823          E22/G02             F          498,000.00         ZZ
                                         360        498,000.00          1
                                       6.000          2,985.76         80
                                       5.750          2,985.76
    MILLBRAE         CA   94030          1            03/11/03         00
    0416296770                           05           05/01/03          0
    0416296770                           O            04/01/33
    0


    8527649          A38/G02             F          234,000.00         ZZ
                                         360        234,000.00          3
                                       6.000          1,402.95         90
                                       5.750          1,402.95
    PRESCOTT         AZ   86303          1            03/11/03         19
    0435520424                           05           05/01/03         25
    35034178                             O            04/01/33
    0


    8527711          B98/G02             F          230,000.00         ZZ
                                         360        229,776.46          1
                                       6.125          1,397.50         58
                                       5.875          1,397.50
    SAN JOSE         CA   95122          5            02/21/03         00
    0435567698                           05           04/01/03          0
    B301172VP                            O            03/01/33
    0
1




    8528053          U42/G02             F          126,000.00         ZZ
                                         360        126,000.00          2
                                       6.625            806.79         61
                                       6.375            806.79
    ARLINGTON        TX   76010          1            03/07/03         01
    0435548342                           05           05/01/03         25
    24300470                             N            04/01/33
    0


    8528241          M18/G02             F          429,000.00         ZZ
                                         360        429,000.00          1
                                       6.000          2,572.07         75
                                       5.750          2,572.07
    THOUSAND OAKS    CA   91362          5            02/28/03         00
    0435533377                           05           05/01/03          0
    980102322                            O            04/01/33
    0


    8528289          L03/G02             F           65,700.00         ZZ
                                         360         65,651.24          1
                                       7.500            459.39         90
                                       7.250            459.39
    PHOENIX          AZ   85034          1            02/27/03         04
    0435610878                           05           04/01/03         25
    40010382                             N            03/01/33
    0


    8528383          N47/G02             F          218,800.00         ZZ
                                         360        218,800.00          1
                                       5.875          1,294.28         80
                                       5.625          1,294.28
    MANTECA          CA   95336          1            03/10/03         00
    0435575378                           05           05/01/03          0
    20504145                             O            04/01/33
    0


    8528461          X31/G02             F          224,000.00         ZZ
                                         360        223,766.13          1
                                       5.750          1,307.20         76
                                       5.500          1,307.20
    WESTMINSTER      CA   92683          5            02/26/03         00
    0435564315                           05           04/01/03          0
    41000560                             O            03/01/33
    0


    8528539          601/G02             F           55,000.00         ZZ
                                         360         54,949.06          1
1


                                       6.375            343.13         80
                                       6.125            343.13
    GOLDEN           CO   80401          1            03/03/03         00
    0435499264                           08           04/01/03          0
    62555669                             N            03/01/33
    0


    8528541          M96/G02             F          261,000.00         ZZ
                                         360        261,000.00          1
                                       6.500          1,649.70         75
                                       6.250          1,649.70
    CLIO             MI   48420          5            03/12/03         00
    0435556246                           05           05/01/03          0
    200201136                            O            04/01/33
    0


    8528755          964/G02             F          274,000.00         ZZ
                                         360        272,820.04          1
                                       5.625          1,577.30         57
                                       5.375          1,577.30
    SEATTLE          WA   98103          2            11/15/02         00
    0435499744                           05           01/01/03          0
    298333                               O            12/01/32
    0


    8529241          964/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.000            467.65         34
                                       5.750            467.65
    LOOMIS           CA   95650          5            03/04/03         00
    0435492871                           05           05/01/03          0
    356975                               O            04/01/33
    0


    8529291          964/G02             F          293,000.00         ZZ
                                         360        293,000.00          1
                                       5.500          1,663.62         60
                                       5.250          1,663.62
    PASO ROBLES      CA   93446          1            03/01/03         00
    0435499447                           05           05/01/03          0
    353999                               O            04/01/33
    0


    8529383          P09/G02             F          218,500.00         ZZ
                                         360        218,500.00          1
                                       6.000          1,310.02         72
                                       5.750          1,310.02
    MANASSAS         VA   20111          2            03/12/03         00
    0435543137                           05           05/01/03          0
1


    HALL                                 O            04/01/33
    0


    8529711          K15/G02             F           60,100.00         ZZ
                                         360         60,100.00          1
                                       6.625            384.83         73
                                       6.375            384.83
    TAMPA            FL   33610          5            03/04/03         00
    0435536131                           05           05/01/03          0
    009805507346                         N            04/01/33
    0


    8529713          X71/G02             F          250,000.00         ZZ
                                         360        249,745.12          1
                                       5.875          1,478.84         47
                                       5.625          1,478.84
    BERKELEY         CA   94703          5            02/21/03         00
    0435554928                           05           04/01/03          0
    7770295                              O            03/01/33
    0


    8529815          168/168             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.500          1,453.76         61
                                       6.250          1,453.76
    RARITAN TWP      NJ   08551          1            03/03/03         00
    0319561259                           05           05/01/03          0
    0319561259                           O            04/01/33
    0


    8529893          U05/G02             F          358,000.00         ZZ
                                         360        358,000.00          1
                                       6.250          2,204.27         80
                                       6.000          2,204.27
    GRANADA HILLS    CA   91344          1            03/03/03         00
    0435557616                           05           05/01/03          0
    3320895                              O            04/01/33
    0


    8530057          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.500            474.05         60
                                       6.250            474.05
    COLORADO SPRING  CO   80915          2            03/14/03         00
    0416326502                           05           05/01/03          0
    0416326502                           N            04/01/33
    0


1


    8530067          E22/G02             F          111,400.00         ZZ
                                         360        111,400.00          1
                                       6.500            704.12         78
                                       6.250            704.12
    TAMARAC          FL   33321          5            03/10/03         00
    0416335537                           03           05/01/03          0
    0416335537                           O            04/01/33
    0


    8530073          E22/G02             F          156,500.00         ZZ
                                         360        156,500.00          1
                                       6.375            976.36         72
                                       6.125            976.36
    QUINCY           MA   02169          5            03/10/03         00
    0416343721                           05           05/01/03          0
    0416343721                           O            04/01/33
    0


    8530215          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.250            935.89         80
                                       6.000            935.89
    TROY HILLS       NJ   07054          1            03/14/03         00
    0416399681                           05           05/01/03          0
    0416399681                           O            04/01/33
    0


    8530223          E22/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.250            892.79         70
                                       6.000            892.79
    CEDAR HILLS      UT   84062          2            03/12/03         00
    0416436822                           05           05/01/03          0
    0416436822                           N            04/01/33
    0


    8530233          E22/G02             F           69,750.00         ZZ
                                         360         69,750.00          2
                                       6.750            452.40         75
                                       6.500            452.40
    WESTWEGO         LA   70094          2            03/14/03         00
    0415580778                           05           05/01/03          0
    0415580778                           N            04/01/33
    0


    8530237          E22/G02             F          137,750.00         ZZ
                                         360        137,750.00          1
                                       6.500            870.67         95
                                       6.250            870.67
1


    PHOENIX          AZ   85006          2            03/04/03         04
    0415839638                           05           05/01/03         30
    0415839638                           O            04/01/33
    0


    8530247          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.875          1,235.03         80
                                       6.625          1,235.03
    COLORADO SPRING  CO   80922          1            03/14/03         00
    0415905579                           05           05/01/03          0
    0415905579                           N            04/01/33
    0


    8530265          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.625            544.26         85
                                       6.375            544.26
    COLFAX           IA   50054          5            03/10/03         01
    0416008449                           05           05/01/03         12
    0416008449                           O            04/01/33
    0


    8530291          E22/G02             F           79,900.00         ZZ
                                         360         79,900.00          1
                                       6.250            491.96         45
                                       6.000            491.96
    GREELEY          CO   80631          1            03/14/03         00
    0416028421                           05           05/01/03          0
    0416028421                           O            04/01/33
    0


    8530311          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.125          2,187.40         78
                                       5.875          2,187.40
    LOS ANGELES      CA   90066          5            03/05/03         00
    0416085421                           05           05/01/03          0
    0416085421                           O            04/01/33
    0


    8530339          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.875            662.18         90
                                       6.625            662.18
    KENNEWICK        WA   99337          5            03/07/03         04
    0416126167                           05           05/01/03         25
    0416126167                           O            04/01/33
    0
1




    8530349          E22/G02             F           68,850.00         ZZ
                                         360         68,850.00          1
                                       6.750            446.56         90
                                       6.500            446.56
    STEGER           IL   60475          1            03/14/03         01
    0416143311                           05           05/01/03         25
    0416143311                           N            04/01/33
    0


    8530361          E22/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
                                       6.500            303.39         80
                                       6.250            303.39
    ST. LOUIS        MO   63120          5            03/07/03         00
    0416159705                           05           05/01/03          0
    0416159705                           O            04/01/33
    0


    8530369          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          4
                                       6.875          1,248.16         76
                                       6.625          1,248.16
    BAKERSFIELD      CA   93309          2            03/05/03         00
    0416163608                           05           05/01/03          0
    0416163608                           N            04/01/33
    0


    8530373          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.125          1,263.83         80
                                       5.875          1,263.83
    SPRING VALLEY    CA   91977          5            03/06/03         00
    0416177707                           05           05/01/03          0
    0416177707                           O            04/01/33
    0


    8530397          E82/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       6.375            892.13         77
                                       6.125            892.13
    MANCHESTER       NH   03103          2            03/14/03         00
    0400796058                           05           05/01/03          0
    0400796058                           N            04/01/33
    0


    8530405          E82/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
1


                                       6.375          1,715.64         90
                                       6.125          1,715.64
    LARGO            FL   33774          2            03/11/03         04
    0400801049                           05           05/01/03         25
    0400801049                           O            04/01/33
    0


    8530447          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       6.375            701.85         89
                                       6.125            701.85
    BRANDON          FL   33510          2            03/10/03         01
    0416226728                           03           05/01/03         25
    0416226728                           O            04/01/33
    0


    8530463          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.125          1,640.55         63
                                       5.875          1,640.55
    HOUSTON          TX   77027          5            03/10/03         00
    0416228666                           03           05/01/03          0
    0416228666                           O            04/01/33
    0


    8530505          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       7.625            414.06         90
                                       7.375            414.06
    STARK CITY       MO   64866          5            03/10/03         01
    0416245702                           05           05/01/03         25
    0416245702                           O            04/01/33
    0


    8530533          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.250            800.43         65
                                       6.000            800.43
    ARVADA           CO   80003          5            03/14/03         00
    0416261238                           05           05/01/03          0
    0416261238                           N            04/01/33
    0


    8530535          E22/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
                                       5.875            813.96         80
                                       5.625            813.96
    EUGENE           OR   97402          2            03/03/03         00
    0416262640                           05           05/01/03          0
1


    0416262640                           O            04/01/33
    0


    8530537          E22/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
                                       6.875            496.64         90
                                       6.625            496.64
    SAINT LOUIS      MO   63116          5            03/10/03         01
    0416262756                           05           05/01/03         25
    0416262756                           O            04/01/33
    0


    8530543          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
                                       7.000            508.96         90
                                       6.750            508.96
    SPRING           TX   77379          1            03/14/03         04
    0416267987                           05           05/01/03         25
    0416267987                           N            04/01/33
    0


    8530551          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.000          1,319.01         78
                                       5.750          1,319.01
    SUISUN CITY      CA   94585          5            03/07/03         00
    0416279339                           05           05/01/03          0
    0416279339                           O            04/01/33
    0


    8530557          E22/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       6.125            829.39         78
                                       5.875            829.39
    QUESTA           NM   87556          2            03/10/03         00
    0416282317                           05           05/01/03          0
    0416282317                           O            04/01/33
    0


    8530571          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.500            537.26         90
                                       6.250            537.26
    HOUSTON          TX   77084          1            03/14/03         01
    0416293470                           03           05/01/03         25
    0416293470                           N            04/01/33
    0


1


    8530591          E22/G02             F          299,500.00         ZZ
                                         360        299,500.00          1
                                       6.000          1,795.65         69
                                       5.750          1,795.65
    BEND             OR   97701          2            03/04/03         00
    0416302099                           05           05/01/03          0
    0416302099                           O            04/01/33
    0


    8530593          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.250            615.72         80
                                       6.000            615.72
    SUGAR LAND       TX   77478          5            03/10/03         00
    0416302339                           03           05/01/03          0
    0416302339                           O            04/01/33
    0


    8530599          E22/G02             F          491,250.00         ZZ
                                         360        491,250.00          1
                                       6.000          2,945.29         79
                                       5.750          2,945.29
    SAN JOSE         CA   95121          5            02/28/03         00
    0416315265                           05           05/01/03          0
    0416315265                           O            04/01/33
    0


    8530651          E22/G02             F          108,000.00         ZZ
                                         360        107,668.05          3
                                       5.875            638.86         80
                                       5.625            638.86
    GREAT FALLS      MT   59401          5            12/18/02         00
    0415502954                           05           02/01/03          0
    0415502954                           O            01/01/33
    0


    8530773          L76/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       5.875            899.14         80
                                       5.625            899.14
    MPLS             MN   55407          5            03/12/03         00
    0435535398                           05           05/01/03          0
    9507558                              O            04/01/33
    0


    8530975          X31/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.250            431.00         64
                                       6.000            431.00
1


    SANTA ANA        CA   92704          2            03/06/03         00
    0435559257                           01           05/01/03          0
    41000606                             O            04/01/33
    0


    8531573          588/G02             F          271,200.00         ZZ
                                         360        270,960.73          1
                                       6.625          1,736.52         80
                                       6.375          1,736.52
    HAWTHORNE BOROU  NJ   07506          1            02/03/03         00
    0435558960                           09           04/01/03          0
    1083830                              O            03/01/33
    0


    8531845          U05/G02             F          153,000.00         ZZ
                                         360        152,865.01          1
                                       6.625            979.68         79
                                       6.375            979.68
    BALTIMORE        MD   21230          2            03/07/03         00
    0435533534                           02           04/01/03          0
    3313795                              N            03/01/33
    0


    8531931          U05/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       6.250          1,453.09         80
                                       6.000          1,453.09
    MIDDLETOWN       DE   19709          2            03/06/03         00
    0435527650                           05           05/01/03          0
    3313719                              O            04/01/33
    0


    8531995          U05/G02             F          252,700.00         ZZ
                                         360        252,700.00          2
                                       6.000          1,515.06         78
                                       5.750          1,515.06
    LOS ANGELES      CA   90031          5            03/03/03         00
    0435558754                           05           05/01/03          0
    3322174                              O            04/01/33
    0


    8532131          356/G02             F          416,667.00         ZZ
                                         360        416,290.33          1
                                       6.500          2,633.62         84
                                       6.250          2,633.62
    VALLEJO          CA   94591          2            02/06/03         19
    0435538913                           05           04/01/03         12
    28983351                             O            03/01/33
    0
1




    8532153          X67/G02             F          152,000.00         ZZ
                                         360        151,859.22          1
                                       6.375            948.28         80
                                       6.125            948.28
    POMPANO BEACH    FL   33071          5            02/25/03         00
    0435537162                           03           04/01/03          0
    00282722                             O            03/01/33
    0


    8532173          Y28/G02             F          126,350.00         ZZ
                                         360        126,243.85          1
                                       6.875            830.03         95
                                       6.625            830.03
    PEORIA           AZ   85345          5            02/28/03         12
    0435552070                           05           04/01/03         35
    03000109                             O            03/01/33
    0


    8532211          P27/G02             F          123,500.00         ZZ
                                         360        123,500.00          1
                                       6.000            740.44         95
                                       5.750            740.44
    ANDERSON         CA   96007          2            03/06/03         10
    0435513593                           05           05/01/03         30
    DNP2231322                           O            04/01/33
    0


    8532433          286/286             F          212,000.00         ZZ
                                         360        211,668.24          1
                                       7.250          1,446.21         80
                                       7.000          1,446.21
    DALLAS           TX   75230          1            01/07/03         00
    1818595                              05           03/01/03          0
    1818595                              N            02/01/33
    0


    8532441          286/286             F          156,750.00         ZZ
                                         360        156,504.68          1
                                       7.250          1,069.32         95
                                       7.000          1,069.32
    CARMEL           IN   46032          2            01/03/03         12
    1844772                              05           03/01/03         30
    1844772                              O            02/01/33
    0


    8532455          286/286             F           70,000.00         ZZ
                                         360         69,756.88          1
1


                                       6.750            454.02         47
                                       6.500            454.02
    TUCSON           AZ   85710          2            11/18/02         00
    1714814                              05           01/01/03          0
    1714814                              N            12/01/32
    0


    8532457          286/286             F          191,300.00         ZZ
                                         360        190,969.66          1
                                       6.750          1,240.77         66
                                       6.500          1,240.77
    SILVER SPRING    MD   20906          2            01/14/03         00
    1712952                              05           03/01/03          0
    1712952                              N            02/01/33
    0


    8532463          286/286             F           35,000.00         ZZ
                                         360         34,956.77          1
                                       7.250            238.77         80
                                       7.000            238.77
    ORANGE           TX   77632          2            02/11/03         00
    1958512                              05           04/01/03          0
    1958512                              N            03/01/33
    0


    8532467          286/286             F          118,500.00         ZZ
                                         360        118,285.15          1
                                       6.500            749.01         90
                                       6.250            749.01
    REYNOLDSBURG     OH   43068          2            01/16/03         21
    1780886                              05           03/01/03         25
    1780886                              N            02/01/33
    0


    8532475          286/286             F          234,000.00         ZZ
                                         360        233,633.80          1
                                       7.250          1,596.30         75
                                       7.000          1,596.30
    TROY             MI   48085          5            01/07/03         00
    1863979                              05           03/01/03          0
    1863979                              N            02/01/33
    0


    8532481          286/286             F           68,000.00         ZZ
                                         360         67,893.58          2
                                       7.250            463.88         80
                                       7.000            463.88
    TUCSON           AZ   85745          5            01/27/03         00
    1847981                              05           03/01/03          0
1


    1847981                              N            02/01/33
    0


    8532491          286/286             F           75,000.00         ZZ
                                         360         74,864.01          1
                                       6.500            474.06         46
                                       6.250            474.06
    WEST PALM BEACH  FL   33411          5            01/27/03         00
    1903868                              05           03/01/03          0
    1903868                              O            02/01/33
    0


    8532497          286/286             F           62,700.00         ZZ
                                         360         62,446.24          1
                                       7.125            422.42         86
                                       6.875            422.42
    CALHOUN          GA   30701          2            10/22/02         04
    1694335                              05           12/01/02         25
    1694335                              N            11/01/32
    0


    8532503          286/286             F          155,000.00         ZZ
                                         360        154,291.72          2
                                       6.500            979.71         39
                                       6.250            979.71
    SKOKIE           IL   60077          2            10/28/02         00
    1602053                              05           12/01/02          0
    1602053                              N            11/01/32
    0


    8532513          286/286             F          172,800.00         ZZ
                                         360        172,486.71          1
                                       6.500          1,092.22         90
                                       6.250          1,092.22
    PORTLAND         OR   97233          1            01/27/03         11
    1986980                              05           03/01/03         25
    1986980                              N            02/01/33
    0


    8532517          286/286             F          132,000.00         ZZ
                                         360        131,782.97          1
                                       7.000            878.20         80
                                       6.750            878.20
    ST LOUIS         MO   63108          5            01/22/03         00
    1931964                              05           03/01/03          0
    1931964                              N            02/01/33
    0


1


    8532533          286/286             F           90,000.00         ZZ
                                         360         89,832.83          1
                                       6.375            561.49         57
                                       6.125            561.49
    LEBANON          PA   17042          5            01/23/03         00
    1786894                              05           03/01/03          0
    1786894                              O            02/01/33
    0


    8532549          286/286             F          388,000.00         ZZ
                                         360        387,225.55          1
                                       6.000          2,326.26         80
                                       5.750          2,326.26
    KIHEI            HI   96753          1            01/17/03         00
    1936426                              05           03/01/03          0
    1936426                              O            02/01/33
    0


    8532555          286/286             F           75,000.00         ZZ
                                         360         74,809.88          3
                                       6.875            492.70         60
                                       6.625            492.70
    LAKE WORTH       FL   33460          5            12/31/02         00
    1865373                              05           02/01/03          0
    1865373                              N            01/01/33
    0


    8532567          286/286             F          166,500.00         ZZ
                                         360        166,126.96          1
                                       7.500          1,164.20         90
                                       7.250          1,164.20
    MIAMI            FL   33133          1            12/30/02         10
    1883990                              01           02/01/03         25
    1883990                              O            01/01/33
    0


    8532573          286/286             F          107,500.00         ZZ
                                         360        107,323.23          1
                                       7.000            715.21         80
                                       6.750            715.21
    RIVIERA          FL   33404          5            01/13/03         00
    1868644                              01           03/01/03          0
    1868644                              O            02/01/33
    0


    8532577          286/286             F          152,000.00         ZZ
                                         360        151,737.52          1
                                       6.750            985.87         80
                                       6.500            985.87
1


    ATLANTA          GA   30318          5            01/30/03         00
    1899933                              05           03/01/03          0
    1899933                              N            02/01/33
    0


    8532583          286/286             F           64,000.00         ZZ
                                         360         63,884.37          1
                                       6.625            409.80         77
                                       6.375            409.80
    DEARBORN         MI   48126          5            01/30/03         00
    1831355                              05           03/01/03          0
    1831355                              N            02/01/33
    0


    8532607          286/286             F          175,000.00         ZZ
                                         360        174,674.96          4
                                       6.375          1,091.78         54
                                       6.125          1,091.78
    BLOOMFIELD       NJ   07003          5            01/28/03         00
    1919888                              05           03/01/03          0
    1919888                              N            02/01/33
    0


    8532609          286/286             F          152,000.00         ZZ
                                         360        151,710.79          1
                                       6.250            935.90         80
                                       6.000            935.90
    WOODBRIDGE       VA   22193          1            01/22/03         00
    1942387                              05           03/01/03          0
    1942387                              N            02/01/33
    0


    8532613          286/286             F           39,200.00         ZZ
                                         360         39,107.68          1
                                       7.250            267.42         88
                                       7.000            267.42
    KANSAS CITY      MO   64130          1            12/20/02         10
    1730636                              05           02/01/03         25
    1730636                              N            01/01/33
    0


    8532615          286/286             F          300,700.00         ZZ
                                         360        300,141.50          1
                                       6.375          1,875.98         75
                                       6.125          1,875.98
    SULLIVANS ISLAN  SC   29482          1            01/16/03         00
    1905229                              05           03/01/03          0
    1905229                              N            02/01/33
    0
1




    8532619          286/286             F           53,000.00         ZZ
                                         360         52,908.48          1
                                       6.750            343.76         56
                                       6.500            343.76
    CLEVELAND        OH   44135          5            01/17/03         00
    1875806                              05           03/01/03          0
    1875806                              N            02/01/33
    0


    8532625          286/286             F          280,000.00         ZZ
                                         360        279,217.84          4
                                       6.375          1,746.84         70
                                       6.125          1,746.84
    LONGMONT         CO   80501          2            12/16/02         00
    1838750                              05           02/01/03          0
    1838750                              N            01/01/33
    0


    8532627          286/286             F           70,500.00         ZZ
                                         360         70,298.28          1
                                       6.250            434.08         75
                                       6.000            434.08
    HOUSTON          TX   77040          2            12/19/02         00
    1830845                              05           02/01/03          0
    1830845                              N            01/01/33
    0


    8532631          286/286             F          272,200.00         ZZ
                                         360        271,439.65          4
                                       6.375          1,698.17         69
                                       6.125          1,698.17
    LONGMONT         CO   80501          2            12/16/02         00
    1838755                              05           02/01/03          0
    1838755                              N            01/01/33
    0


    8532635          286/286             F           54,500.00         ZZ
                                         360         54,414.70          1
                                       7.250            371.79         70
                                       7.000            371.79
    CHESAPEAKE       VA   23320          2            01/22/03         00
    1850255                              03           03/01/03          0
    1850255                              N            02/01/33
    0


    8532639          286/286             F           55,500.00         ZZ
                                         360         55,413.14          1
1


                                       7.250            378.61         71
                                       7.000            378.61
    CHESAPEAKE       VA   23325          2            01/16/03         00
    1850256                              05           03/01/03          0
    1850256                              N            02/01/33
    0


    8532643          286/286             F          132,000.00         ZZ
                                         360        131,673.50          3
                                       7.000            878.20         80
                                       6.750            878.20
    WINOOSKI         VT   05404          1            12/20/02         00
    1850252                              05           02/01/03          0
    1850252                              N            01/01/33
    0


    8532645          286/286             F          180,000.00         ZZ
                                         360        179,845.02          1
                                       6.750          1,167.48         75
                                       6.500          1,167.48
    BALTIMORE        MD   21231          5            02/04/03         00
    1933991                              01           04/01/03          0
    1933991                              N            03/01/33
    0


    8532659          286/286             F          200,000.00         ZZ
                                         360        199,619.47          2
                                       6.250          1,231.44         67
                                       6.000          1,231.44
    LONG BEACH       CA   90804          5            01/16/03         00
    1847517                              05           03/01/03          0
    1847517                              O            02/01/33
    0


    8532663          286/286             F           64,000.00         ZZ
                                         360         63,881.13          1
                                       6.375            399.28         80
                                       6.125            399.28
    MARTINEZ         GA   30907          1            01/10/03         00
    1909362                              03           03/01/03          0
    1909362                              N            02/01/33
    0


    8532671          286/286             F           35,000.00         ZZ
                                         360         34,857.08          1
                                       6.875            229.93         53
                                       6.625            229.93
    TOLEDO           OH   43613          5            11/08/02         00
    1627022                              05           01/01/03          0
1


    1627022                              N            12/01/32
    0


    8532685          286/286             F          102,400.00         ZZ
                                         360        102,214.36          1
                                       6.500            647.24         80
                                       6.250            647.24
    PHOENIX          AZ   85023          5            01/09/03         00
    1940141                              05           03/01/03          0
    1940141                              O            02/01/33
    0


    8532689          286/286             F           46,500.00         ZZ
                                         360         46,103.88          2
                                       7.500            325.14         75
                                       7.250            325.14
    SCRANTON         PA   18510          1            10/25/02         00
    1515787                              05           12/01/02          0
    1515787                              N            11/01/32
    0


    8532699          286/286             F          207,774.00         ZZ
                                         360        207,423.88          1
                                       6.875          1,364.93         90
                                       6.625          1,364.93
    PHOENIX          AZ   85018          1            01/30/03         12
    2014972                              05           03/01/03         25
    2014972                              N            02/01/33
    0


    8532701          286/286             F           63,000.00         ZZ
                                         360         62,725.68          1
                                       6.750            408.62         90
                                       6.500            408.62
    SAN ANTONIO      TX   78229          1            10/30/02         19
    1707169                              05           12/01/02         25
    1707169                              N            11/01/32
    0


    8532705          286/286             F           66,600.00         ZZ
                                         360         66,488.66          1
                                       7.000            443.10         90
                                       6.750            443.10
    ORLANDO          FL   32808          1            01/24/03         14
    1950055                              05           03/01/03         25
    1950055                              N            02/01/33
    0


1


    8532709          286/286             F          165,900.00         ZZ
                                         360        165,620.44          1
                                       6.875          1,089.85         77
                                       6.625          1,089.85
    CORAL SPRINGS    FL   33065          1            01/07/03         00
    1705896                              05           03/01/03          0
    1705896                              O            02/01/33
    0


    8532717          286/286             F          488,000.00         ZZ
                                         360        487,115.27          1
                                       6.500          3,084.50         80
                                       6.250          3,084.50
    HUNTINGTON BEAC  CA   92648          1            01/10/03         00
    1893275                              05           03/01/03          0
    1893275                              O            02/01/33
    0


    8532719          286/286             F          176,000.00         ZZ
                                         360        175,703.42          1
                                       6.875          1,156.20         79
                                       6.625          1,156.20
    HOLLYWOOD        FL   33021          1            01/27/03         00
    1941501                              05           03/01/03          0
    1941501                              N            02/01/33
    0


    8532725          286/286             F           52,000.00         ZZ
                                         360         51,750.74          1
                                       6.250            320.17         80
                                       6.000            320.17
    SAN ANTONIO      TX   78245          1            10/14/02         00
    1700405                              05           12/01/02          0
    1700405                              N            11/01/32
    0


    8532729          286/286             F           96,500.00         ZZ
                                         360         96,325.05          1
                                       6.500            609.95         54
                                       6.250            609.95
    ALISO VIEJO      CA   92656          2            01/28/03         00
    1962923                              01           03/01/03          0
    1962923                              N            02/01/33
    0


    8532733          286/286             F           69,750.00         ZZ
                                         360         69,623.54          1
                                       6.500            440.87         75
                                       6.250            440.87
1


    PORT SAINT LUCI  FL   34983          5            01/28/03         00
    1945486                              05           03/01/03          0
    1945486                              N            02/01/33
    0


    8532741          286/286             F          200,000.00         ZZ
                                         360        199,270.87          1
                                       6.500          1,264.14         66
                                       6.250          1,264.14
    WASHINGTON       DC   22016          2            11/14/02         00
    1660575                              05           01/01/03          0
    1660575                              N            12/01/32
    0


    8532751          286/286             F          151,200.00         ZZ
                                         360        150,648.79          1
                                       6.500            955.69         80
                                       6.250            955.69
    PHOENIX          AZ   85020          1            11/11/02         00
    1708273                              05           01/01/03          0
    1708273                              N            12/01/32
    0


    8532763          286/286             F           72,000.00         ZZ
                                         360         71,863.00          1
                                       6.250            443.32         75
                                       6.000            443.32
    WINCHESTER       KY   40391          5            01/24/03         00
    1852856                              05           03/01/03          0
    1852856                              N            02/01/33
    0


    8532765          286/286             F           48,750.00         ZZ
                                         360         48,673.69          1
                                       7.250            332.57         73
                                       7.000            332.57
    ST LOUIS         MO   63135          5            01/16/03         00
    1929855                              05           03/01/03          0
    1929855                              N            02/01/33
    0


    8532767          286/286             F           28,820.00         ZZ
                                         360         28,775.99          1
                                       7.375            199.06         80
                                       7.125            199.06
    COUNTRY CLUB HI  MO   63136          1            01/17/03         00
    1950310                              05           03/01/03          0
    1950310                              N            02/01/33
    0
1




    8532773          286/286             F           57,600.00         ZZ
                                         360         57,414.11          1
                                       7.125            388.06         80
                                       6.875            388.06
    TEMPE            AZ   85283          1            11/18/02         00
    1758128                              01           01/01/03          0
    1758128                              N            12/01/32
    0


    8532775          286/286             F          234,000.00         ZZ
                                         360        233,543.97          1
                                       6.125          1,421.81         70
                                       5.875          1,421.81
    GARDEN GROVE     CA   92841          5            01/10/03         00
    1894421                              05           03/01/03          0
    1894421                              O            02/01/33
    0


    8532793          286/286             F           68,250.00         ZZ
                                         360         68,007.10          1
                                       6.625            437.02         75
                                       6.375            437.02
    LYNCHBURG        VA   24502          1            11/12/02         00
    1707834                              05           01/01/03          0
    1707834                              N            12/01/32
    0


    8532795          286/286             F          594,000.00         ZZ
                                         360        592,923.11          1
                                       6.500          3,754.49         46
                                       6.250          3,754.49
    FOUNTAIN HILLS   AZ   85268          2            01/13/03         00
    1883435                              05           03/01/03          0
    1883435                              O            02/01/33
    0


    8532797          286/286             F          156,500.00         ZZ
                                         360        156,216.27          1
                                       6.500            989.19         57
                                       6.250            989.19
    ALTANTA          GA   30312          2            02/04/03         00
    1896324                              05           03/01/03          0
    1896324                              N            02/01/33
    0


    8532799          286/286             F           41,250.00         ZZ
                                         360         40,955.43          1
1


                                       7.125            277.91         75
                                       6.875            277.91
    ESTANCIA         NM   87016          5            11/05/02         00
    1675487                              05           01/01/03          0
    1675487                              N            12/01/32
    0


    8532803          286/286             F          187,600.00         ZZ
                                         360        186,948.41          1
                                       6.750          1,216.78         80
                                       6.500          1,216.78
    HOUSTON          TX   77025          5            11/08/02         00
    1730166                              05           01/01/03          0
    1730166                              N            12/01/32
    0


    8532805          286/286             F           41,300.00         ZZ
                                         360         41,238.50          1
                                       7.500            288.78         70
                                       7.250            288.78
    DAYTON           OH   45406          5            01/17/03         00
    1866707                              05           03/01/03          0
    1866707                              N            02/01/33
    0


    8532807          286/286             F           45,000.00         ZZ
                                         360         44,813.10          1
                                       7.500            314.65         90
                                       7.250            314.65
    EAST VANDERGRIF  PA   15629          1            11/18/02         21
    1734431                              05           01/01/03         25
    1734431                              N            12/01/32
    0


    8532811          286/286             F          150,800.00         ZZ
                                         360        150,670.16          1
                                       6.750            978.09         80
                                       6.500            978.09
    TUCSON           AZ   85747          2            02/13/03         00
    1991205                              05           04/01/03          0
    1991205                              N            03/01/33
    0


    8532825          286/286             F          159,950.00         ZZ
                                         360        159,652.92          1
                                       6.375            997.88         80
                                       6.125            997.88
    ORLANDO          FL   32832          1            01/03/03         00
    1901354                              05           03/01/03          0
1


    1901354                              N            02/01/33
    0


    8532829          286/286             F           50,400.00         ZZ
                                         360         50,351.01          1
                                       6.125            306.24         80
                                       5.875            306.24
    LAKEVIEW         OH   43331          1            02/11/03         00
    1444593                              05           04/01/03          0
    1444593                              N            03/01/33
    0


    8532833          286/286             F          189,000.00         ZZ
                                         360        188,472.03          1
                                       6.375          1,179.12         58
                                       6.125          1,179.12
    MIDDLEVILLE      MI   49333          5            12/18/02         00
    1893068                              05           02/01/03          0
    1893068                              O            01/01/33
    0


    8532837          286/286             F           68,750.00         ZZ
                                         360         68,511.19          1
                                       6.750            445.92         33
                                       6.500            445.92
    GAITHERSBURG     MD   20878          2            11/22/02         00
    1644045                              05           01/01/03          0
    1644045                              N            12/01/32
    0


    8532841          286/286             F          140,000.00         ZZ
                                         360        139,739.97          1
                                       6.375            873.42         57
                                       6.125            873.42
    PLYMOUTH         MA   02360          5            01/27/03         00
    1933657                              05           03/01/03          0
    1933657                              N            02/01/33
    0


    8532843          286/286             F          155,250.00         ZZ
                                         360        154,710.79          1
                                       6.750          1,006.95         48
                                       6.500          1,006.95
    SILVER SPRING    MD   20906          2            11/22/02         00
    1644049                              05           01/01/03          0
    1644049                              N            12/01/32
    0


1


    8532845          286/286             F          160,000.00         ZZ
                                         360        159,716.88          1
                                       6.625          1,024.50         77
                                       6.375          1,024.50
    LEMON GROVE      CA   91945          2            01/23/03         00
    1943376                              05           03/01/03          0
    1943376                              O            02/01/33
    0


    8532855          286/286             F          330,000.00         ZZ
                                         360        329,401.72          1
                                       6.500          2,085.83         76
                                       6.250          2,085.83
    CRANBERRY TWP    PA   16066          2            01/15/03         00
    1849258                              05           03/01/03          0
    1849258                              O            02/01/33
    0


    8532863          286/286             F          106,000.00         ZZ
                                         360        105,788.41          1
                                       6.000            635.53         52
                                       5.750            635.53
    GLOUCESTER       MA   01930          1            01/30/03         00
    1905149                              01           03/01/03          0
    1905149                              O            02/01/33
    0


    8532869          286/286             F          480,000.00         ZZ
                                         360        479,044.13          3
                                       6.375          2,994.58         60
                                       6.125          2,994.58
    BEACH HAVEN      NJ   08008          5            01/22/03         00
    1095865                              05           03/01/03          0
    1095865                              N            02/01/33
    0


    8532871          286/286             F          118,800.00         ZZ
                                         360        118,579.35          1
                                       6.375            741.16         80
                                       6.125            741.16
    PLAINFIELD       IL   60544          1            01/24/03         00
    1590286                              01           03/01/03          0
    1590286                              O            02/01/33
    0


    8532873          286/286             F           71,600.00         ZZ
                                         360         71,357.28          1
                                       6.875            470.37         90
                                       6.625            470.37
1


    SAVANNAH         GA   31404          1            11/08/02         11
    1703615                              05           01/01/03         25
    1703615                              N            12/01/32
    0


    8532875          286/286             F          278,000.00         ZZ
                                         360        277,496.00          2
                                       6.500          1,757.15         69
                                       6.250          1,757.15
    WOBURN           MA   01801          5            01/27/03         00
    1443985                              05           03/01/03          0
    1443985                              O            02/01/33
    0


    8532877          286/286             F           40,000.00         ZZ
                                         360         39,885.10          1
                                       6.625            256.13         67
                                       6.375            256.13
    CLEARWATER       FL   33756          1            01/15/03         00
    1933324                              01           03/01/03          0
    1933324                              N            02/01/33
    0


    8532879          286/286             F          160,000.00         ZZ
                                         360        159,609.39          1
                                       6.500          1,011.31         34
                                       6.250          1,011.31
    DEL MAR          CA   92014          2            01/20/03         00
    1932962                              01           03/01/03          0
    1932962                              N            02/01/33
    0


    8532887          286/286             F           61,800.00         ZZ
                                         360         61,563.57          1
                                       6.250            380.52         78
                                       6.000            380.52
    WARREN           IN   46792          2            11/14/02         00
    1676752                              05           01/01/03          0
    1676752                              N            12/01/32
    0


    8532889          286/286             F          119,700.00         ZZ
                                         360        119,517.28          4
                                       7.375            826.74         90
                                       7.125            826.74
    GREEN RIVER      WY   82935          1            01/16/03         14
    1899423                              05           03/01/03         25
    1899423                              N            02/01/33
    0
1




    8532891          286/286             F          119,700.00         ZZ
                                         360        119,517.28          4
                                       7.375            826.74         90
                                       7.125            826.74
    GREEN RIVER      WY   82935          1            01/16/03         11
    1899436                              05           03/01/03         25
    1899436                              N            02/01/33
    0


    8532895          286/286             F           75,200.00         ZZ
                                         360         74,951.27          1
                                       7.000            500.31         80
                                       6.750            500.31
    OGDEN            IL   61859          2            11/20/02         00
    1659291                              05           01/01/03          0
    1659291                              N            12/01/32
    0


    8532899          286/286             F           73,000.00         ZZ
                                         360         72,870.83          1
                                       6.625            467.43         42
                                       6.375            467.43
    CHESHIRE         CT   06410          2            01/24/03         00
    1859515                              05           03/01/03          0
    1859515                              N            02/01/33
    0


    8532901          286/286             F          119,120.00         ZZ
                                         360        118,716.22          1
                                       6.875            782.54         80
                                       6.625            782.54
    WARREN           MI   48088          1            11/12/02         00
    1750225                              05           01/01/03          0
    1750225                              O            12/01/32
    0


    8532903          286/286             F           60,700.00         ZZ
                                         360         60,592.59          1
                                       6.625            388.67         52
                                       6.375            388.67
    WATERBURY        CT   06706          2            01/24/03         00
    1859516                              05           03/01/03          0
    1859516                              N            02/01/33
    0


    8532905          286/286             F          245,000.00         ZZ
                                         360        244,555.82          1
1


                                       6.500          1,548.57         52
                                       6.250          1,548.57
    MCLEAN           VA   22101          5            01/13/03         00
    1895884                              05           03/01/03          0
    1895884                              O            02/01/33
    0


    8532907          286/286             F           47,800.00         ZZ
                                         360         47,715.42          1
                                       6.625            306.07         44
                                       6.375            306.07
    WATERBURY        CT   06704          2            01/24/03         00
    1859517                              05           03/01/03          0
    1859517                              N            02/01/33
    0


    8532909          286/286             F           74,550.00         ZZ
                                         360         74,424.36          1
                                       6.875            489.75         70
                                       6.625            489.75
    LOVES PARK       IL   61111          2            01/20/03         00
    1893115                              01           03/01/03          0
    1893115                              N            02/01/33
    0


    8532911          286/286             F           44,500.00         ZZ
                                         360         44,421.26          1
                                       6.625            284.94         41
                                       6.375            284.94
    WATERBURY        CT   06702          2            01/24/03         00
    1859518                              05           03/01/03          0
    1859518                              N            02/01/33
    0


    8532913          286/286             F           85,000.00         ZZ
                                         360         84,842.12          1
                                       6.375            530.29         75
                                       6.125            530.29
    ROCKFORD         IL   61107          2            01/17/03         00
    1893149                              05           03/01/03          0
    1893149                              O            02/01/33
    0


    8532915          286/286             F           44,000.00         ZZ
                                         360         43,922.14          1
                                       6.625            281.74         55
                                       6.375            281.74
    WATERBURY        CT   06708          2            01/24/03         00
    1859519                              05           03/01/03          0
1


    1859519                              N            02/01/33
    0


    8532921          286/286             F           63,750.00         ZZ
                                         360         63,637.19          1
                                       6.625            408.20         56
                                       6.375            408.20
    WATERBURY        CT   06708          5            01/24/03         00
    1862934                              05           03/01/03          0
    1862934                              N            02/01/33
    0


    8532923          286/286             F           75,000.00         ZZ
                                         360         74,757.95          2
                                       7.125            505.29         75
                                       6.875            505.29
    SPRINGFIELD      MA   01108          2            11/20/02         00
    1727206                              05           01/01/03          0
    1727206                              N            12/01/32
    0


    8532941          286/286             F           80,100.00         ZZ
                                         360         79,954.78          1
                                       6.500            506.29         90
                                       6.250            506.29
    JOLIET           IL   60436          1            01/22/03         12
    1879383                              05           03/01/03         25
    1879383                              N            02/01/33
    0


    8532945          286/286             F          105,200.00         ZZ
                                         360        105,009.27          1
                                       6.500            664.94         90
                                       6.250            664.94
    JOLIET           IL   60436          1            01/29/03         10
    1879413                              05           03/01/03         25
    1879413                              N            02/01/33
    0


    8532947          286/286             F           68,350.00         ZZ
                                         360         68,094.72          1
                                       6.375            426.42         78
                                       6.125            426.42
    CORPUS CHRISTI   TX   78404          2            11/06/02         00
    1686890                              05           01/01/03          0
    1686890                              N            12/01/32
    0


1


    8532949          286/286             F          126,000.00         ZZ
                                         360        125,777.03          1
                                       6.625            806.80         90
                                       6.375            806.80
    SEQUIM           WA   98382          5            01/25/03         12
    1948713                              05           03/01/03         25
    1948713                              O            02/01/33
    0


    8532951          286/286             F          160,000.00         ZZ
                                         360        159,525.56          1
                                       6.250            985.15         80
                                       6.000            985.15
    BRIDGEPORT       CA   93517          1            01/31/03         00
    1941107                              05           03/01/03          0
    1941107                              N            02/01/33
    0


    8532953          286/286             F          160,000.00         ZZ
                                         360        159,761.76          1
                                       7.500          1,118.75         89
                                       7.250          1,118.75
    JOLIET           IL   60431          5            12/31/02         11
    1872108                              05           03/01/03         25
    1872108                              O            02/01/33
    0


    8532959          286/286             F           85,000.00         ZZ
                                         360         84,845.90          1
                                       6.500            537.26         53
                                       6.250            537.26
    CLINTON TOWNSHI  MI   48038          5            01/03/03         00
    1591345                              05           03/01/03          0
    1591345                              O            02/01/33
    0


    8532961          286/286             F           55,500.00         ZZ
                                         360         55,221.56          1
                                       6.875            364.60         90
                                       6.625            364.60
    CANYON LAKE      TX   78133          1            11/04/02         10
    1736456                              05           12/01/02         25
    1736456                              N            11/01/32
    0


    8532963          286/286             F          525,000.00         ZZ
                                         360        524,489.73          1
                                       6.125          3,189.96         60
                                       5.875          3,189.96
1


    WILTON           CT   06897          2            02/04/03         00
    1917622                              05           04/01/03          0
    1917622                              O            03/01/33
    0


    8532969          286/286             F           90,900.00         ZZ
                                         360         90,764.65          1
                                       7.500            635.59         90
                                       7.250            635.59
    GLENDALE         AZ   85303          1            01/14/03         12
    1941519                              05           03/01/03         25
    1941519                              N            02/01/33
    0


    8532971          286/286             F           89,100.00         ZZ
                                         360         88,967.32          1
                                       7.500            623.01         90
                                       7.250            623.01
    SURPRISE         AZ   85379          1            01/23/03         12
    1941590                              05           03/01/03         25
    1941590                              N            02/01/33
    0


    8532973          286/286             F          163,200.00         ZZ
                                         360        162,371.23          1
                                       6.875          1,072.11         80
                                       6.625          1,072.11
    GAITHERSBURG     MD   20878          1            12/13/02         00
    1824518                              05           02/01/03          0
    1824518                              N            01/01/33
    0


    8532981          286/286             F          136,750.00         ZZ
                                         360        136,386.03          1
                                       6.625            875.63         80
                                       6.375            875.63
    PHOENIX          AZ   85085          1            12/02/02         00
    1788757                              05           02/01/03          0
    1788757                              O            01/01/33
    0


    8532983          286/286             F           76,000.00         ZZ
                                         360         75,722.90          1
                                       6.500            480.38         86
                                       6.250            480.38
    TRENTON          NJ   08609          2            11/13/02         10
    1717451                              05           01/01/03         25
    1717451                              N            12/01/32
    0
1




    8532993          286/286             F           49,600.00         ZZ
                                         360         49,561.31          1
                                       7.250            338.36         80
                                       7.000            338.36
    KANSAS CITY      MO   64124          5            02/10/03         00
    2010556                              05           04/01/03          0
    2010556                              N            03/01/33
    0


    8532997          286/286             F           62,400.00         ZZ
                                         360         62,351.32          1
                                       7.250            425.68         80
                                       7.000            425.68
    SHAWNEE MISSION  MO   66216          5            02/10/03         00
    2011000                              05           04/01/03          0
    2011000                              N            03/01/33
    0


    8533001          286/286             F           56,000.00         ZZ
                                         360         55,956.31          1
                                       7.250            382.02         80
                                       7.000            382.02
    KANSAS CITY      MO   64124          5            02/10/03         00
    2011597                              05           04/01/03          0
    2011597                              N            03/01/33
    0


    8533003          286/286             F          168,000.00         ZZ
                                         360        167,680.35          4
                                       6.250          1,034.41         70
                                       6.000          1,034.41
    CINCINNATI       OH   45212          5            01/14/03         00
    1808376                              05           03/01/03          0
    1808376                              N            02/01/33
    0


    8533007          286/286             F           37,300.00         ZZ
                                         360         37,269.42          1
                                       7.000            248.16         74
                                       6.750            248.16
    INDIANAPOLIS     IN   46218          5            02/11/03         00
    1886996                              05           04/01/03          0
    1886996                              N            03/01/33
    0


    8533015          286/286             F           65,600.00         ZZ
                                         360         65,489.45          2
1


                                       6.875            430.95         80
                                       6.625            430.95
    BALTIMORE        MD   21234          1            01/03/03         00
    1695793                              05           03/01/03          0
    1695793                              N            02/01/33
    0


    8533019          286/286             F          118,800.00         ZZ
                                         360        118,573.95          1
                                       6.250            731.48         80
                                       6.000            731.48
    PRAIRIE VILLAGE  KS   66208          1            01/30/03         00
    1946600                              05           03/01/03          0
    1946600                              O            02/01/33
    0


    8533021          286/286             F           64,800.00         ZZ
                                         360         64,696.05          1
                                       7.125            436.57         90
                                       6.875            436.57
    BLOOMINGTON      IL   61701          1            01/09/03         10
    1869906                              05           03/01/03         25
    1869906                              N            02/01/33
    0


    8533025          286/286             F           56,500.00         ZZ
                                         360         56,289.00          1
                                       6.375            352.49         69
                                       6.125            352.49
    LA PORTE         IN   46350          2            11/21/02         00
    1647744                              05           01/01/03          0
    1647744                              N            12/01/32
    0


    8533027          286/286             F          160,000.00         ZZ
                                         360        159,688.18          1
                                       6.125            972.18         69
                                       5.875            972.18
    MIAMI            FL   33186          5            01/08/03         00
    1854480                              05           03/01/03          0
    1854480                              O            02/01/33
    0


    8533029          286/286             F           44,080.00         ZZ
                                         360         43,944.59          1
                                       7.375            304.45         80
                                       7.125            304.45
    BALTIMORE        MD   21205          2            11/08/02         00
    1542049                              09           01/01/03          0
1


    1542049                              N            12/01/32
    0


    8533033          286/286             F           52,000.00         ZZ
                                         360         51,525.27          1
                                       7.000            345.96         73
                                       6.750            345.96
    WINTER SPRINGS   FL   32708          1            11/12/02         00
    1562073                              01           01/01/03          0
    1562073                              N            12/01/32
    0


    8533039          286/286             F          129,900.00         ZZ
                                         360        129,675.69          2
                                       6.750            842.53         57
                                       6.500            842.53
    SOUTH PORTLAND   ME   04106          2            01/23/03         00
    1925478                              05           03/01/03          0
    1925478                              N            02/01/33
    0


    8533047          286/286             F          131,900.00         ZZ
                                         360        131,403.34          1
                                       6.625            844.57         80
                                       6.375            844.57
    ROCKWALL         TX   75087          1            12/16/02         00
    1892050                              05           02/01/03          0
    1892050                              O            01/01/33
    0


    8533049          286/286             F           43,200.00         ZZ
                                         360         43,128.95          1
                                       7.000            287.42         90
                                       6.750            287.42
    LAKE WORTH       TX   76135          1            01/22/03         10
    1938969                              05           03/01/03         30
    1938969                              N            02/01/33
    0


    8533051          286/286             F          156,000.00         ZZ
                                         360        155,743.49          1
                                       7.000          1,037.88         75
                                       6.750          1,037.88
    HAVERTOWN        PA   19083          5            01/17/03         00
    1045713                              05           03/01/03          0
    1045713                              N            02/01/33
    0


1


    8533053          286/286             F           74,800.00         ZZ
                                         360         74,657.67          1
                                       6.250            460.56         80
                                       6.000            460.56
    HOMOSASSA        FL   34446          1            01/31/03         00
    1971114                              05           03/01/03          0
    1971114                              N            02/01/33
    0


    8533057          286/286             F           69,750.00         ZZ
                                         360         69,472.57          1
                                       6.875            458.21         75
                                       6.625            458.21
    PANAMA CITY BEA  FL   32408          5            12/30/02         00
    1850828                              05           02/01/03          0
    1850828                              N            01/01/33
    0


    8533063          286/286             F           70,200.00         ZZ
                                         360         70,069.61          1
                                       6.375            437.96         90
                                       6.125            437.96
    FT LAUDERDALE    FL   33319          1            01/10/03         10
    1892942                              01           03/01/03         25
    1892942                              O            02/01/33
    0


    8533065          286/286             F           76,000.00         ZZ
                                         360         75,858.83          1
                                       6.375            474.15         64
                                       6.125            474.15
    ALBUQUERQUE      NM   87114          5            01/13/03         00
    1892798                              05           03/01/03          0
    1892798                              N            02/01/33
    0


    8533071          286/286             F           69,300.00         ZZ
                                         360         69,092.32          2
                                       7.500            484.56         90
                                       7.250            484.56
    DAYTON           OH   45410          2            11/15/02         12
    1545076                              05           01/01/03         25
    1545076                              N            12/01/32
    0


    8533077          286/286             F           59,500.00         ZZ
                                         360         59,266.90          1
                                       6.125            361.53         70
                                       5.875            361.53
1


    CYGNET           OH   43413          5            11/13/02         00
    1635837                              05           01/01/03          0
    1635837                              N            12/01/32
    0


    8533079          286/286             F          200,000.00         ZZ
                                         360        199,454.63          1
                                       6.500          1,264.14         89
                                       6.250          1,264.14
    THORNTON         CO   80241          1            12/27/02         10
    1918054                              05           02/01/03         25
    1918054                              O            01/01/33
    0


    8533083          286/286             F           96,750.00         ZZ
                                         360         96,429.95          1
                                       7.000            643.69         75
                                       6.750            643.69
    HAZEL PARK       MI   48030          5            11/27/02         00
    1728381                              05           01/01/03          0
    1728381                              N            12/01/32
    0


    8533091          286/286             F          152,000.00         ZZ
                                         360        151,710.81          1
                                       6.250            935.89         80
                                       6.000            935.89
    PHOENIX          AZ   85087          5            01/21/03         00
    1923702                              05           03/01/03          0
    1923702                              O            02/01/33
    0


    8533095          286/286             F          183,600.00         ZZ
                                         360        183,312.67          3
                                       7.250          1,252.48         80
                                       7.000          1,252.48
    MANCHESTER       NH   03102          5            01/10/03         00
    1853052                              05           03/01/03          0
    1853052                              O            02/01/33
    0


    8533097          286/286             F          112,000.00         ZZ
                                         360        111,815.85          1
                                       7.000            745.14         80
                                       6.750            745.14
    TUCSON           AZ   85715          5            01/23/03         00
    1981431                              05           03/01/03          0
    1981431                              N            02/01/33
    0
1




    8533099          286/286             F           49,250.00         ZZ
                                         360         49,167.00          1
                                       6.875            323.54         80
                                       6.625            323.54
    PEMBROKE PARK    FL   33023          1            01/22/03         00
    1864022                              01           03/01/03          0
    1864022                              O            02/01/33
    0


    8533103          286/286             F          247,800.00         ZZ
                                         360        247,350.75          1
                                       6.500          1,566.27         80
                                       6.250          1,566.27
    OLNEY            MD   20832          5            01/15/03         00
    1864495                              05           03/01/03          0
    1864495                              O            02/01/33
    0


    8533107          286/286             F           72,000.00         ZZ
                                         360         71,701.44          1
                                       7.000            479.02         90
                                       6.750            479.02
    LA PORTE         TX   77571          1            10/31/02         04
    1628155                              05           12/01/02         25
    1628155                              N            11/01/32
    0


    8533109          286/286             F           96,800.00         ZZ
                                         360         96,632.83          1
                                       6.750            627.85         80
                                       6.500            627.85
    CARROLLTON       TX   75007          1            01/24/03         00
    1936281                              05           03/01/03          0
    1936281                              O            02/01/33
    0


    8533111          286/286             F           68,400.00         ZZ
                                         360         67,980.50          1
                                       7.000            455.07         90
                                       6.750            455.07
    PASADENA         TX   77503          1            10/31/02         04
    1628161                              05           12/01/02         25
    1628161                              N            11/01/32
    0


    8533115          286/286             F           75,600.00         ZZ
                                         360         74,960.79          1
1


                                       7.000            502.97         90
                                       6.750            502.97
    PASADENA         TX   77502          1            10/31/02         04
    1628169                              05           12/01/02         25
    1628169                              N            11/01/32
    0


    8533117          286/286             F          300,000.00         ZZ
                                         360        299,481.95          2
                                       6.750          1,945.80         78
                                       6.500          1,945.80
    DORCHESTER       MA   02125          5            01/21/03         00
    1922480                              05           03/01/03          0
    1922480                              N            02/01/33
    0


    8533119          286/286             F           75,600.00         ZZ
                                         360         75,228.47          1
                                       7.000            502.97         90
                                       6.750            502.97
    PASADENA         TX   77503          1            10/31/02         04
    1628175                              05           12/01/02         25
    1628175                              N            11/01/32
    0


    8533125          286/286             F          409,000.00         ZZ
                                         360        408,221.82          1
                                       6.250          2,518.29         71
                                       6.000          2,518.29
    SAN RAMON        CA   94583          2            01/22/03         00
    1932112                              05           03/01/03          0
    1932112                              O            02/01/33
    0


    8533149          286/286             F          295,000.00         ZZ
                                         360        294,502.88          3
                                       6.875          1,937.95         54
                                       6.625          1,937.95
    HUNTINGTON BEAC  CA   92648          5            01/13/03         00
    1885900                              05           03/01/03          0
    1885900                              N            02/01/33
    0


    8533153          286/286             F          232,000.00         ZZ
                                         360        231,599.38          1
                                       6.750          1,504.75         80
                                       6.500          1,504.75
    RANCHO CUCAMONG  CA   91737          1            01/13/03         00
    1888162                              05           03/01/03          0
1


    1888162                              N            02/01/33
    0


    8533159          286/286             F          190,000.00         ZZ
                                         360        189,371.53          1
                                       7.000          1,264.08         77
                                       6.750          1,264.08
    DECATUR          GA   30030          2            11/06/02         00
    1668273                              01           01/01/03          0
    1668273                              N            12/01/32
    0


    8533161          286/286             F          152,000.00         ZZ
                                         360        151,731.04          1
                                       6.625            973.28         95
                                       6.375            973.28
    WARREN           MI   48088          5            01/07/03         11
    1894624                              05           03/01/03         30
    1894624                              O            02/01/33
    0


    8533181          286/286             F           73,000.00         ZZ
                                         360         72,934.01          1
                                       6.500            461.41         34
                                       6.250            461.41
    ARVADA           CO   80003          2            02/06/03         00
    1872829                              05           04/01/03          0
    1872829                              N            03/01/33
    0


    8533189          A21/G02             F          268,000.00         ZZ
                                         360        267,774.85          2
                                       6.875          1,760.57         80
                                       6.625          1,760.57
    LODI             NJ   07644          5            02/13/03         00
    0435544226                           05           04/01/03          0
    7770000521                           O            03/01/33
    0


    8533195          286/286             F           85,000.00         ZZ
                                         360         84,838.28          1
                                       6.250            523.36         52
                                       6.000            523.36
    WARWICK          RI   02818          5            01/22/03         00
    1937979                              01           03/01/03          0
    1937979                              O            02/01/33
    0


1


    8533197          286/286             F           36,000.00         ZZ
                                         360         35,835.48          1
                                       6.500            227.55         75
                                       6.250            227.55
    INDIANAPOLIS     IN   46201          5            10/31/02         00
    1614044                              05           12/01/02          0
    1614044                              N            11/01/32
    0


    8533199          286/286             F          150,300.00         ZZ
                                         360        149,999.99          2
                                       6.000            901.13         90
                                       5.750            901.13
    NEW HAVEN        CT   06512          1            01/24/03         12
    1923442                              05           03/01/03         25
    1923442                              N            02/01/33
    0


    8533203          286/286             F          198,900.00         ZZ
                                         360        198,539.42          3
                                       6.500          1,257.18         65
                                       6.250          1,257.18
    MINNEAPOLIS      MN   55407          2            01/31/03         00
    1959272                              05           03/01/03          0
    1959272                              N            02/01/33
    0


    8533219          286/286             F           67,185.00         ZZ
                                         360         67,060.21          2
                                       6.375            419.15         90
                                       6.125            419.15
    CORAOPOLIS       PA   15108          1            01/28/03         04
    1919793                              05           03/01/03         25
    1919793                              N            02/01/33
    0


    8533221          286/286             F          457,600.00         ZZ
                                         360        456,809.80          1
                                       6.750          2,967.99         80
                                       6.500          2,967.99
    GLORIETA         NM   87535          1            01/14/03         00
    1884296                              05           03/01/03          0
    1884296                              O            02/01/33
    0


    8533225          286/286             F          144,900.00         ZZ
                                         360        144,661.75          4
                                       7.000            964.03         70
                                       6.750            964.03
1


    RIALTO           CA   92736          5            01/06/03         00
    1887972                              05           03/01/03          0
    1887972                              N            02/01/33
    0


    8533239          286/286             F          320,800.00         ZZ
                                         360        320,537.03          1
                                       7.000          2,134.30         80
                                       6.750          2,134.30
    WHITE HALL       MD   21161          1            02/11/03         00
    1950001                              05           04/01/03          0
    1950001                              N            03/01/33
    0


    8533241          286/286             F           70,400.00         ZZ
                                         360         70,137.08          1
                                       6.375            439.21         80
                                       6.125            439.21
    HARRISON         TN   37341          2            11/08/02         00
    1624841                              05           01/01/03          0
    1624841                              N            12/01/32
    0


    8533243          286/286             F           84,150.00         ZZ
                                         360         83,909.21          1
                                       6.250            518.13         80
                                       6.000            518.13
    NORCROSS         GA   30093          1            12/30/02         00
    1923118                              03           02/01/03          0
    1923118                              N            01/01/33
    0


    8533245          286/286             F          421,450.00         ZZ
                                         360        420,608.78          1
                                       6.000          2,526.81         58
                                       5.750          2,526.81
    PORTLAND         OR   97212          5            01/21/03         00
    1950288                              05           03/01/03          0
    1950288                              O            02/01/33
    0


    8533249          286/286             F           61,600.00         ZZ
                                         360         61,318.51          1
                                       6.500            389.36         80
                                       6.250            389.36
    SALEM            VA   24153          1            10/30/02         00
    1702190                              05           12/01/02          0
    1702190                              N            11/01/32
    0
1




    8533251          286/286             F          123,800.00         ZZ
                                         360        123,337.69          1
                                       6.375            772.35         80
                                       6.125            772.35
    PHOENIX          AZ   85032          1            11/20/02         00
    1803394                              05           01/01/03          0
    1803394                              O            12/01/32
    0


    8533253          286/286             F          424,660.00         ZZ
                                         360        423,944.41          1
                                       6.875          2,789.72         67
                                       6.625          2,789.72
    FREDERICK        MD   21703          5            01/21/03         00
    1865833                              05           03/01/03          0
    1865833                              O            02/01/33
    0


    8533257          286/286             F          118,700.00         ZZ
                                         360        118,495.02          1
                                       6.750            769.89         90
                                       6.500            769.89
    N. LAS VEGAS     NV   89030          1            01/17/03         21
    1920646                              05           03/01/03         25
    1920646                              N            02/01/33
    0


    8533259          286/286             F           56,700.00         ZZ
                                         360         56,428.14          1
                                       6.250            349.12         90
                                       6.000            349.12
    SALEM            VA   24153          1            10/30/02         12
    1685536                              05           12/01/02         25
    1685536                              N            11/01/32
    0


    8533263          286/286             F           40,000.00         ZZ
                                         360         39,896.10          1
                                       6.750            259.44         67
                                       6.500            259.44
    TWP OF GLOUCEST  NJ   08081          5            12/06/02         00
    1875050                              05           02/01/03          0
    1875050                              N            01/01/33
    0


    8533265          286/286             F          280,000.00         ZZ
                                         360        279,721.25          1
1


                                       6.000          1,678.75         70
                                       5.750          1,678.75
    JUPITER          FL   33458          5            02/03/03         00
    1936330                              05           04/01/03          0
    1936330                              N            03/01/33
    0


    8533271          286/286             F          187,200.00         ZZ
                                         360        186,852.30          1
                                       6.375          1,167.89         80
                                       6.125          1,167.89
    NORFOLK          VA   23504          2            01/31/03         00
    1882734                              05           03/01/03          0
    1882734                              N            02/01/33
    0


    8533277          286/286             F          322,700.00         ZZ
                                         360        322,128.99          1
                                       6.625          2,066.29         76
                                       6.375          2,066.29
    BURKE            VA   22015          5            01/31/03         00
    1925246                              05           03/01/03          0
    1925246                              N            02/01/33
    0


    8533279          286/286             F           56,475.00         ZZ
                                         360         56,425.17          1
                                       6.625            361.62         90
                                       6.375            361.62
    VIRGINIA BEACH   VA   23464          1            02/04/03         11
    1934216                              05           04/01/03         25
    1934216                              N            03/01/33
    0


    8533285          286/286             F          197,600.00         ZZ
                                         360        197,232.99          1
                                       6.375          1,232.77         80
                                       6.125          1,232.77
    TOMS RIVER       NJ   08757          5            12/27/02         00
    1846265                              05           03/01/03          0
    1846265                              O            02/01/33
    0


    8533289          286/286             F           29,600.00         ZZ
                                         360         29,526.79          1
                                       7.000            196.93         44
                                       6.750            196.93
    JACKSONVILLE     FL   32244          1            12/31/02         00
    1911732                              05           02/01/03          0
1


    1911732                              N            01/01/33
    0


    8533297          286/286             F          234,000.00         ZZ
                                         360        233,575.77          1
                                       6.500          1,479.04         80
                                       6.250          1,479.04
    MONTEREY PARK    CA   91755          1            01/09/03         00
    1941063                              05           03/01/03          0
    1941063                              N            02/01/33
    0


    8533307          286/286             F          267,000.00         ZZ
                                         360        266,271.96          1
                                       6.500          1,687.62         79
                                       6.250          1,687.62
    FENNVILLE        MI   49408          5            12/03/02         00
    1862289                              05           02/01/03          0
    1862289                              O            01/01/33
    0


    8533309          286/286             F          250,000.00         ZZ
                                         360        249,557.64          4
                                       6.625          1,600.78         56
                                       6.375          1,600.78
    OCEANO           CA   93445          5            01/08/03         00
    1853244                              05           03/01/03          0
    1853244                              N            02/01/33
    0


    8533311          286/286             F          118,350.00         ZZ
                                         360        118,150.57          4
                                       6.875            777.48         90
                                       6.625            777.48
    GREENFIELD       MA   01301          1            01/16/03         11
    1666044                              05           03/01/03         25
    1666044                              N            02/01/33
    0


    8533321          286/286             F          180,000.00         ZZ
                                         360        177,311.10          1
                                       6.500          1,137.73         75
                                       6.250          1,137.73
    EDEN PRAIRIE     MN   55346          2            11/08/02         00
    1757089                              05           01/01/03          0
    1757089                              N            12/01/32
    0


1


    8533327          286/286             F          136,400.00         ZZ
                                         360        136,175.72          1
                                       7.000            907.48         67
                                       6.750            907.48
    TAMPA            FL   33615          1            01/15/03         00
    1924366                              05           03/01/03          0
    1924366                              N            02/01/33
    0


    8533335          286/286             F           37,000.00         ZZ
                                         360         36,660.00          1
                                       6.875            243.07         57
                                       6.625            243.07
    PHOENIX          AZ   85021          2            10/30/02         00
    1668241                              05           12/01/02          0
    1668241                              N            11/01/32
    0


    8533337          286/286             F          162,000.00         ZZ
                                         360        161,746.48          1
                                       7.250          1,105.13         92
                                       7.000          1,105.13
    FENTON           MI   48430          1            01/31/03         12
    1894596                              05           03/01/03         35
    1894596                              N            02/01/33
    0


    8533339          286/286             F          200,000.00         ZZ
                                         360        199,629.54          1
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    HIGHLANDS RANCH  CO   80129          5            01/16/03         00
    1919746                              05           03/01/03          0
    1919746                              O            02/01/33
    0


    8533355          286/286             F           84,800.00         ZZ
                                         360         84,646.25          1
                                       6.500            536.00         78
                                       6.250            536.00
    JUPITER          FL   33458          5            01/10/03         00
    1839408                              03           03/01/03          0
    1839408                              O            02/01/33
    0


    8533359          286/286             F           53,550.00         ZZ
                                         360         53,368.48          1
                                       6.875            351.79         90
                                       6.625            351.79
1


    ORMOND BEACH     FL   32174          1            11/14/02         12
    1635309                              05           01/01/03         25
    1635309                              N            12/01/32
    0


    8533361          286/286             F          273,600.00         ZZ
                                         360        273,138.96          1
                                       6.875          1,797.36         72
                                       6.625          1,797.36
    LAKE FOREST      CA   92630          5            01/13/03         00
    1935935                              05           03/01/03          0
    1935935                              O            02/01/33
    0


    8533371          286/286             F          176,250.00         ZZ
                                         360        175,914.65          1
                                       6.250          1,085.21         75
                                       6.000          1,085.21
    WOODBURN         IN   46797          5            01/27/03         00
    1929262                              05           03/01/03          0
    1929262                              O            02/01/33
    0


    8533383          286/286             F           60,500.00         ZZ
                                         360         60,039.87          1
                                       6.250            372.51         68
                                       6.000            372.51
    BALL GROUND      GA   30107          2            11/25/02         00
    1761179                              05           01/01/03          0
    1761179                              N            12/01/32
    0


    8533385          286/286             F           48,750.00         ZZ
                                         360         48,600.22          1
                                       7.375            336.71         75
                                       7.125            336.71
    DETROIT          MI   48203          5            11/14/02         00
    1705080                              05           01/01/03          0
    1705080                              N            12/01/32
    0


    8533387          286/286             F          157,500.00         ZZ
                                         360        156,966.13          1
                                       6.875          1,034.67         90
                                       6.625          1,034.67
    WOODSTOCK        GA   30188          2            11/06/02         12
    1628219                              05           01/01/03         25
    1628219                              N            12/01/32
    0
1




    8533393          286/286             F          124,000.00         ZZ
                                         360        123,893.23          1
                                       6.750            804.27         80
                                       6.500            804.27
    LAS VEGAS        NV   89134          1            02/03/03         00
    1692509                              01           04/01/03          0
    1692509                              N            03/01/33
    0


    8533395          286/286             F          132,000.00         ZZ
                                         360        131,742.75          1
                                       6.125            802.05         80
                                       5.875            802.05
    RIVERSIDE        CA   92504          5            01/17/03         00
    1905288                              05           03/01/03          0
    1905288                              O            02/01/33
    0


    8533401          286/286             F           56,000.00         ZZ
                                         360         55,785.76          1
                                       6.250            344.81         43
                                       6.000            344.81
    SCOTTSDALE       AZ   85257          2            11/19/02         00
    1708180                              05           01/01/03          0
    1708180                              N            12/01/32
    0


    8533403          286/286             F           66,500.00         ZZ
                                         360         66,387.94          1
                                       6.875            436.86         46
                                       6.625            436.86
    TEMPE            AZ   85283          5            01/15/03         00
    1923700                              05           03/01/03          0
    1923700                              N            02/01/33
    0


    8533427          286/286             F          219,000.00         ZZ
                                         360        218,573.20          3
                                       6.125          1,330.67         75
                                       5.875          1,330.67
    HUNTINGTON PARK  CA   90255          5            01/08/03         00
    1905279                              05           03/01/03          0
    1905279                              O            02/01/33
    0


    8533429          286/286             F           65,000.00         ZZ
                                         360         64,633.22          1
1


                                       6.125            394.95         74
                                       5.875            394.95
    WHITEHOUSE       OH   43571          5            01/27/03         00
    1872475                              05           03/01/03          0
    1872475                              N            02/01/33
    0


    8533431          286/286             F          170,000.00         ZZ
                                         360        169,713.54          2
                                       6.875          1,116.78         59
                                       6.625          1,116.78
    SALEM            MA   01970          5            01/31/03         00
    1965359                              05           03/01/03          0
    1965359                              N            02/01/33
    0


    8533435          286/286             F          329,600.00         ZZ
                                         360        329,016.79          1
                                       6.625          2,110.47         80
                                       6.375          2,110.47
    AURORA           CO   80015          1            01/22/03         00
    1849232                              05           03/01/03          0
    1849232                              O            02/01/33
    0


    8533437          286/286             F           70,000.00         ZZ
                                         360         69,473.98          4
                                       6.500            442.45         64
                                       6.250            442.45
    PITTSBURGH       PA   15212          2            11/15/02         00
    1673598                              05           01/01/03          0
    1673598                              N            12/01/32
    0


    8533439          286/286             F          331,000.00         ZZ
                                         360        330,370.22          1
                                       6.250          2,038.03         48
                                       6.000          2,038.03
    VOORHEES         NJ   08043          2            01/27/03         00
    1947061                              05           03/01/03          0
    1947061                              O            02/01/33
    0


    8533441          286/286             F           75,000.00         ZZ
                                         360         74,739.52          1
                                       6.750            486.45         69
                                       6.500            486.45
    JOLIET           IL   60435          2            11/12/02         00
    1667621                              05           01/01/03          0
1


    1667621                              N            12/01/32
    0


    8533443          286/286             F           20,385.00         ZZ
                                         360         20,353.08          3
                                       7.250            139.07         90
                                       7.000            139.07
    FORT WAYNE       IN   46807          1            01/09/03         21
    1797896                              05           03/01/03         25
    1797896                              N            02/01/33
    0


    8533445          286/286             F          154,200.00         ZZ
                                         360        153,610.15          1
                                       6.250            949.44         69
                                       6.000            949.44
    ROUND ROCK       TX   78664          2            11/26/02         00
    1662769                              05           01/01/03          0
    1662769                              N            12/01/32
    0


    8533447          286/286             F          238,000.00         ZZ
                                         360        237,589.01          4
                                       6.750          1,543.67         28
                                       6.500          1,543.67
    MILPITAS         CA   95035          2            01/06/03         00
    1815557                              05           03/01/03          0
    1815557                              N            02/01/33
    0


    8533451          286/286             F           72,000.00         ZZ
                                         360         71,878.67          1
                                       6.875            472.99         90
                                       6.625            472.99
    ATLANTA          GA   30310          1            01/27/03         10
    1935305                              05           03/01/03         25
    1935305                              N            02/01/33
    0


    8533465          286/286             F           57,400.00         ZZ
                                         360         57,052.65          1
                                       6.375            358.11         70
                                       6.125            358.11
    KLAMATH FALLS    OR   97601          2            12/24/02         00
    1877382                              05           02/01/03          0
    1877382                              N            01/01/33
    0


1


    8533467          286/286             F          107,200.00         ZZ
                                         360        107,010.30          2
                                       6.625            686.42         80
                                       6.375            686.42
    URBANA           IL   61801          2            01/29/03         00
    1876656                              05           03/01/03          0
    1876656                              N            02/01/33
    0


    8533473          286/286             F           63,200.00         ZZ
                                         360         63,082.61          1
                                       6.375            394.29         80
                                       6.125            394.29
    MIAMI SHORES     FL   33138          1            01/28/03         00
    1944207                              01           03/01/03          0
    1944207                              N            02/01/33
    0


    8533475          286/286             F          107,200.00         ZZ
                                         360        107,010.30          2
                                       6.625            686.42         80
                                       6.375            686.42
    URBANA           IL   61801          2            01/29/03         00
    1876674                              05           03/01/03          0
    1876674                              N            02/01/33
    0


    8533477          286/286             F           65,970.00         ZZ
                                         360         65,762.24          1
                                       7.250            450.04         90
                                       7.000            450.04
    BRADLEY          IL   60915          1            11/14/02         10
    1610596                              05           01/01/03         25
    1610596                              N            12/01/32
    0


    8533479          286/286             F          160,000.00         ZZ
                                         360        159,672.92          2
                                       5.875            946.47         55
                                       5.625            946.47
    PORTLAND         ME   04102          5            01/10/03         00
    1912646                              05           03/01/03          0
    1912646                              O            02/01/33
    0


    8533483          286/286             F          305,600.00         ZZ
                                         360        305,121.74          1
                                       7.250          2,084.74         80
                                       7.000          2,084.74
1


    LAS VEGAS        NV   89129          1            01/15/03         00
    1895901                              05           03/01/03          0
    1895901                              O            02/01/33
    0


    8533487          286/286             F          124,200.00         ZZ
                                         360        123,995.79          3
                                       7.000            826.31         90
                                       6.750            826.31
    PROVIDENCE       RI   02905          1            01/08/03         11
    1708530                              05           03/01/03         25
    1708530                              N            02/01/33
    0


    8533493          286/286             F           43,650.00         ZZ
                                         360         43,578.22          1
                                       7.000            290.41         90
                                       6.750            290.41
    AKRON            OH   44306          1            01/21/03         19
    1864669                              05           03/01/03         25
    1864669                              N            02/01/33
    0


    8533495          286/286             F          198,000.00         ZZ
                                         360        197,312.31          2
                                       6.750          1,284.23         49
                                       6.500          1,284.23
    CHICAGO          IL   60660          2            12/04/02         00
    1794699                              05           01/01/03          0
    1794699                              O            12/01/32
    0


    8533497          286/286             F           40,000.00         ZZ
                                         360         39,877.09          1
                                       7.375            276.28         80
                                       7.125            276.28
    TALLAHASSEE      FL   32310          5            11/07/02         00
    1630862                              05           01/01/03          0
    1630862                              N            12/01/32
    0


    8533531          286/286             F           46,000.00         ZZ
                                         360         45,858.66          1
                                       7.375            317.72         80
                                       7.125            317.72
    TALLAHASSEE      FL   30304          5            11/07/02         00
    1630863                              05           01/01/03          0
    1630863                              N            12/01/32
    0
1




    8533541          286/286             F           65,000.00         ZZ
                                         360         64,682.20          1
                                       6.125            394.95         55
                                       5.875            394.95
    NORMAL           IL   61761          2            11/21/02         00
    1748867                              05           01/01/03          0
    1748867                              N            12/01/32
    0


    8533545          286/286             F           64,000.00         ZZ
                                         360         63,889.47          1
                                       6.750            415.11         80
                                       6.500            415.11
    BALTIMORE        MD   21225          1            01/31/03         00
    1876194                              05           03/01/03          0
    1876194                              O            02/01/33
    0


    8533549          286/286             F          105,600.00         ZZ
                                         360        105,403.86          1
                                       6.375            658.81         80
                                       6.125            658.81
    WIMBERLEY        TX   78676          1            01/31/03         00
    1949112                              05           03/01/03          0
    1949112                              O            02/01/33
    0


    8533551          286/286             F           54,000.00         ZZ
                                         360         53,701.52          1
                                       6.875            354.74         90
                                       6.625            354.74
    AUGUSTA          GA   30906          1            11/15/02         11
    1779055                              05           01/01/03         25
    1779055                              N            12/01/32
    0


    8533555          286/286             F           64,800.00         ZZ
                                         360         64,679.64          1
                                       6.375            404.27         80
                                       6.125            404.27
    CANYON LAKE      TX   78133          1            01/15/03         00
    1900768                              05           03/01/03          0
    1900768                              O            02/01/33
    0


    8533565          286/286             F           71,250.00         ZZ
                                         360         71,180.74          1
1


                                       6.125            432.93         75
                                       5.875            432.93
    ALBUQUERQUE      NM   87110          2            02/04/03         00
    1903712                              05           04/01/03          0
    1903712                              N            03/01/33
    0


    8533567          286/286             F          162,000.00         ZZ
                                         360        161,637.05          4
                                       7.500          1,132.73         90
                                       7.250          1,132.73
    ST LOUIS         MO   63139          1            12/20/02         11
    1706688                              05           02/01/03         25
    1706688                              O            01/01/33
    0


    8533571          286/286             F           70,713.00         ZZ
                                         360         70,484.77          2
                                       7.125            476.41         90
                                       6.875            476.41
    PITTSBURGH       PA   15234          1            11/27/02         11
    1675177                              05           01/01/03         25
    1675177                              N            12/01/32
    0


    8533585          286/286             F           85,600.00         ZZ
                                         360         85,469.32          2
                                       7.375            591.22         80
                                       7.125            591.22
    DESERT HOT SPRI  CA   92240          1            01/15/03         00
    1881871                              05           03/01/03          0
    1881871                              O            02/01/33
    0


    8533589          286/286             F          166,500.00         ZZ
                                         360        166,360.12          1
                                       6.875          1,093.79         90
                                       6.625          1,093.79
    UNION            NJ   07083          1            02/06/03         10
    1938212                              01           04/01/03         25
    1938212                              N            03/01/33
    0


    8533593          286/286             F           96,950.00         ZZ
                                         360         96,782.57          3
                                       6.750            628.82         70
                                       6.500            628.82
    CINCINNATI       OH   45219          5            01/22/03         00
    1931595                              05           03/01/03          0
1


    1931595                              N            02/01/33
    0


    8533595          286/286             F           45,000.00         ZZ
                                         360         44,451.17          1
                                       7.125            303.18         74
                                       6.875            303.18
    NORRISTOWN       PA   19403          2            11/20/02         00
    1763300                              01           01/01/03          0
    1763300                              N            12/01/32
    0


    8533599          286/286             F          129,375.00         ZZ
                                         360        129,162.28          1
                                       7.000            860.74         75
                                       6.750            860.74
    BALTIMORE        MD   21224          5            01/15/03         00
    1419453                              05           03/01/03          0
    1419453                              N            02/01/33
    0


    8533601          286/286             F           65,000.00         ZZ
                                         360         64,870.26          1
                                       6.000            389.71         69
                                       5.750            389.71
    ABINGDON         MD   21009          1            01/10/03         00
    1873283                              03           03/01/03          0
    1873283                              N            02/01/33
    0


    8533603          286/286             F          169,500.00         T
                                         360        169,350.45          1
                                       6.625          1,085.33         75
                                       6.375          1,085.33
    EVERETT          WA   98205          2            01/14/03         00
    1883513                              05           03/01/03          0
    1883513                              O            02/01/33
    0


    8533605          286/286             F           40,500.00         ZZ
                                         360         40,436.61          1
                                       7.250            276.29         90
                                       7.000            276.29
    DAYTON           OH   45416          1            01/16/03         10
    1920242                              05           03/01/03         25
    1920242                              N            02/01/33
    0


1


    8533611          286/286             F           66,500.00         ZZ
                                         360         66,318.66          1
                                       6.500            420.33         70
                                       6.250            420.33
    CONYERS          GA   30094          2            01/22/03         00
    1893241                              05           03/01/03          0
    1893241                              N            02/01/33
    0


    8533615          286/286             F          138,400.00         ZZ
                                         360        138,149.08          1
                                       6.500            874.79         80
                                       6.250            874.79
    MIDDLETOWN       OH   45044          5            01/16/03         00
    1882432                              05           03/01/03          0
    1882432                              O            02/01/33
    0


    8533617          286/286             F           55,000.00         ZZ
                                         360         54,813.54          2
                                       6.875            361.32         69
                                       6.625            361.32
    CHILLICOTHE      OH   45601          5            11/25/02         00
    1590348                              05           01/01/03          0
    1590348                              N            12/01/32
    0


    8533619          286/286             F           41,000.00         ZZ
                                         360         40,829.96          1
                                       7.000            272.78         75
                                       6.750            272.78
    ROME             GA   30161          2            10/30/02         00
    1736749                              05           12/01/02          0
    1736749                              N            11/01/32
    0


    8533625          286/286             F           44,200.00         ZZ
                                         360         44,125.51          1
                                       6.875            290.37         85
                                       6.625            290.37
    INDIANAPOLIS     IN   46202          1            01/03/03         12
    1880744                              05           03/01/03         12
    1880744                              N            02/01/33
    0


    8533627          286/286             F           41,250.00         ZZ
                                         360         41,217.01          1
                                       7.125            277.91         75
                                       6.875            277.91
1


    COLUMBUS         OH   43223          5            02/14/03         00
    1887386                              05           04/01/03          0
    1887386                              N            03/01/33
    0


    8533629          286/286             F          630,000.00         ZZ
                                         360        628,829.88          1
                                       6.375          3,930.39         70
                                       6.125          3,930.39
    SALT LAKE CITY   UT   84103          2            01/13/03         00
    1840308                              05           03/01/03          0
    1840308                              N            02/01/33
    0


    8533631          286/286             F          238,500.00         ZZ
                                         360        237,587.60          1
                                       6.250          1,468.49         90
                                       6.000          1,468.49
    MANASSAS         VA   20110          1            11/08/02         11
    1788241                              05           01/01/03         25
    1788241                              N            12/01/32
    0


    8533639          286/286             F          179,200.00         ZZ
                                         360        178,711.36          1
                                       6.500          1,132.67         80
                                       6.250          1,132.67
    LAKEWOOD         NJ   08701          1            01/21/03         00
    1884829                              05           03/01/03          0
    1884829                              N            02/01/33
    0


    8533649          286/286             F          131,900.00         ZZ
                                         360        131,649.03          1
                                       6.250            812.14         80
                                       6.000            812.14
    CHRISTIANSBURG   VA   24073          1            01/17/03         00
    1934329                              05           03/01/03          0
    1934329                              N            02/01/33
    0


    8533651          286/286             F           50,350.00         ZZ
                                         360         50,256.48          1
                                       6.375            314.12         61
                                       6.125            314.12
    VIRGINIA BEACH   VA   23462          2            01/24/03         00
    1809240                              03           03/01/03          0
    1809240                              N            02/01/33
    0
1




    8533653          286/286             F          167,000.00         ZZ
                                         360        166,711.63          1
                                       6.750          1,083.16         79
                                       6.500          1,083.16
    INDIANAPOLIS     IN   46236          2            01/21/03         00
    1923992                              05           03/01/03          0
    1923992                              N            02/01/33
    0


    8533661          286/286             F           49,084.00         ZZ
                                         360         48,992.82          1
                                       6.375            306.23         68
                                       6.125            306.23
    VIRGINIA BEACH   VA   23462          2            01/24/03         00
    1809242                              05           03/01/03          0
    1809242                              N            02/01/33
    0


    8533667          286/286             F           40,000.00         ZZ
                                         360         39,850.62          1
                                       6.375            249.55         73
                                       6.125            249.55
    GARY             IN   46407          5            11/07/02         00
    1654683                              05           01/01/03          0
    1654683                              N            12/01/32
    0


    8533671          286/286             F           32,130.00         ZZ
                                         360         31,999.98          1
                                       7.125            216.47         90
                                       6.875            216.47
    COLUMBIA         PA   17512          1            11/04/02         11
    1642973                              07           12/01/02         25
    1642973                              N            11/01/32
    0


    8533673          286/286             F          178,300.00         ZZ
                                         360        177,968.82          1
                                       6.375          1,112.37         79
                                       6.125          1,112.37
    BAINBRIDGE ISLA  WA   98110          2            01/13/03         00
    1919419                              01           03/01/03          0
    1919419                              O            02/01/33
    0


    8533691          286/286             F           64,500.00         ZZ
                                         360         64,247.31          1
1


                                       6.125            391.91         73
                                       5.875            391.91
    LYMAN            SC   29365          2            11/21/02         00
    1735668                              05           01/01/03          0
    1735668                              N            12/01/32
    0


    8533693          286/286             F          200,000.00         ZZ
                                         360        199,610.21          1
                                       6.125          1,215.23         59
                                       5.875          1,215.23
    COLLINSVILLE     TX   76233          2            01/07/03         00
    1805238                              05           03/01/03          0
    1805238                              O            02/01/33
    0


    8533695          286/286             F          200,000.00         ZZ
                                         360        199,197.56          1
                                       6.000          1,199.11         71
                                       5.750          1,199.11
    ALEXANDRIA       VA   22304          1            11/15/02         00
    1734168                              05           01/01/03          0
    1734168                              N            12/01/32
    0


    8533701          286/286             F           73,800.00         ZZ
                                         360         73,742.43          1
                                       7.250            503.45         90
                                       7.000            503.45
    VERSAILLES       KY   40383          1            02/04/03         11
    1895789                              05           04/01/03         25
    1895789                              N            03/01/33
    0


    8533703          286/286             F           68,000.00         ZZ
                                         360         67,375.85          1
                                       6.125            413.18         71
                                       5.875            413.18
    BREMERTON        WA   98310          5            01/06/03         00
    1861414                              01           03/01/03          0
    1861414                              N            02/01/33
    0


    8533721          286/286             F           79,450.00         ZZ
                                         360         79,316.10          3
                                       6.875            521.94         90
                                       6.625            521.94
    CLAREMONT        NH   03743          1            01/31/03         11
    1929537                              05           03/01/03         25
1


    1929537                              N            02/01/33
    0


    8533725          286/286             F           36,000.00         ZZ
                                         360         35,767.51          1
                                       6.500            227.55         29
                                       6.250            227.55
    BUDA             TX   78610          5            11/12/02         00
    1750391                              05           01/01/03          0
    1750391                              N            12/01/32
    0


    8533727          286/286             F           79,450.00         ZZ
                                         360         79,316.10          3
                                       6.875            521.94         90
                                       6.625            521.94
    CLAREMONT        NH   03743          1            01/31/03         11
    1929539                              05           03/01/03         25
    1929539                              N            02/01/33
    0


    8533737          286/286             F           38,000.00         ZZ
                                         360         37,858.06          1
                                       6.375            237.08         59
                                       6.125            237.08
    VASSAR           MI   48768          2            11/07/02         00
    1609896                              05           01/01/03          0
    1609896                              N            12/01/32
    0


    8533739          286/286             F          211,250.00         ZZ
                                         360        210,848.06          2
                                       6.250          1,300.71         65
                                       6.000          1,300.71
    SOUTH BOSTON     MA   02127          5            01/30/03         00
    1913427                              05           03/01/03          0
    1913427                              N            02/01/33
    0


    8533741          286/286             F           54,750.00         ZZ
                                         360         54,650.73          1
                                       6.500            346.06         75
                                       6.250            346.06
    CANTON           OH   44710          5            01/23/03         00
    1873103                              05           03/01/03          0
    1873103                              N            02/01/33
    0


1


    8533747          286/286             F           44,917.00         ZZ
                                         360         44,848.41          1
                                       7.375            310.24         74
                                       7.125            310.24
    INDEPENDENCE     MO   64053          2            01/14/03         00
    1797927                              05           03/01/03          0
    1797927                              N            02/01/33
    0


    8533755          286/286             F          252,000.00         ZZ
                                         360        251,615.30          3
                                       7.375          1,740.51         80
                                       7.125          1,740.51
    BROCKTON         MA   02301          5            01/14/03         00
    1818298                              05           03/01/03          0
    1818298                              O            02/01/33
    0


    8533761          286/286             F           96,000.00         ZZ
                                         360         95,674.58          2
                                       6.875            630.66         80
                                       6.625            630.66
    DAYTON           OH   45426          2            11/22/02         00
    1686184                              05           01/01/03          0
    1686184                              N            12/01/32
    0


    8533763          286/286             F           78,750.00         ZZ
                                         360         78,592.81          1
                                       6.000            472.15         68
                                       5.750            472.15
    INDEPENDENCE     MO   64015          5            01/31/03         00
    1608888                              05           03/01/03          0
    1608888                              N            02/01/33
    0


    8533765          286/286             F           70,000.00         ZZ
                                         360         69,876.79          1
                                       6.875            459.85         58
                                       6.625            459.85
    INDIANAPOLIS     IN   46205          5            01/29/03         00
    1874856                              05           03/01/03          0
    1874856                              N            02/01/33
    0


    8533773          286/286             F          172,000.00         ZZ
                                         300        171,402.63          1
                                       6.750          1,188.37         72
                                       6.500          1,188.37
1


    LONGMONT         CO   80501          2            11/08/02         00
    1629054                              05           01/01/03          0
    1629054                              N            12/01/27
    0


    8533775          286/286             F           60,500.00         ZZ
                                         360         60,439.77          2
                                       6.000            362.73         61
                                       5.750            362.73
    ROCKFORD         IL   61104          2            02/12/03         00
    1971400                              05           04/01/03          0
    1971400                              N            03/01/33
    0


    8533785          286/286             F           79,000.00         ZZ
                                         360         78,856.77          2
                                       6.500            499.34         76
                                       6.250            499.34
    CINCINNATI       OH   45212          2            01/15/03         00
    1869552                              05           03/01/03          0
    1869552                              N            02/01/33
    0


    8533787          286/286             F          300,000.00         ZZ
                                         360        298,222.85          1
                                       6.000          1,798.66         49
                                       5.750          1,798.66
    APTOS            CA   95003          5            11/07/02         00
    1640572                              05           01/01/03          0
    1640572                              N            12/01/32
    0


    8533791          286/286             F           24,750.00         ZZ
                                         360         24,685.66          1
                                       6.875            162.59         88
                                       6.625            162.59
    LEBANON          PA   17046          1            01/31/03         11
    1939931                              05           03/01/03         25
    1939931                              N            02/01/33
    0


    8533793          286/286             F           75,000.00         ZZ
                                         360         74,864.01          2
                                       6.500            474.06         75
                                       6.250            474.06
    CINCINNATI       OH   45212          2            01/15/03         00
    1869557                              05           03/01/03          0
    1869557                              N            02/01/33
    0
1




    8533797          286/286             F           88,900.00         ZZ
                                         360         88,738.83          2
                                       6.500            561.91         70
                                       6.250            561.91
    NORWOOD          OH   45212          5            01/15/03         00
    1869562                              05           03/01/03          0
    1869562                              N            02/01/33
    0


    8533799          286/286             F          150,000.00         ZZ
                                         360        149,728.05          1
                                       6.500            948.11         55
                                       6.250            948.11
    SAN DIEGO        CA   92105          5            01/22/03         00
    1891080                              05           03/01/03          0
    1891080                              N            02/01/33
    0


    8533803          286/286             F           52,000.00         ZZ
                                         360         51,910.19          1
                                       6.750            337.28         80
                                       6.500            337.28
    EL PASO          TX   79912          1            01/29/03         00
    1899048                              05           03/01/03          0
    1899048                              N            02/01/33
    0


    8533805          286/286             F           71,900.00         ZZ
                                         360         71,644.13          1
                                       6.625            460.39         45
                                       6.375            460.39
    BATAVIA          IL   60510          5            11/15/02         00
    1676746                              05           01/01/03          0
    1676746                              N            12/01/32
    0


    8533807          286/286             F          152,000.00         ZZ
                                         360        151,737.52          2
                                       6.750            985.87         80
                                       6.500            985.87
    PORTLAND         OR   97202          5            01/09/03         00
    1804125                              05           03/01/03          0
    1804125                              O            02/01/33
    0


    8533809          286/286             F           60,000.00         ZZ
                                         360         59,945.75          1
1


                                       6.500            379.25         80
                                       6.250            379.25
    UNION GAP        WA   98903          5            02/06/03         00
    1959026                              05           04/01/03          0
    1959026                              N            03/01/33
    0


    8533813          286/286             F           60,000.00         ZZ
                                         360         59,945.75          1
                                       6.500            379.25         80
                                       6.250            379.25
    UNION GAP        WA   98903          5            02/06/03         00
    1959042                              05           04/01/03          0
    1959042                              N            03/01/33
    0


    8533819          286/286             F           35,100.00         ZZ
                                         360         34,994.80          1
                                       7.500            245.43         90
                                       7.250            245.43
    ANDERSON         IN   46012          1            11/07/02         11
    1723685                              05           01/01/03         25
    1723685                              N            12/01/32
    0


    8533821          286/286             F          132,000.00         ZZ
                                         360        131,788.25          1
                                       7.125            889.31         80
                                       6.875            889.31
    FITCHBURG        WI   53711          2            01/15/03         00
    1712546                              05           03/01/03          0
    1712546                              N            02/01/33
    0


    8533825          286/286             F          416,000.00         ZZ
                                         360        415,189.26          1
                                       6.125          2,527.67         80
                                       5.875          2,527.67
    STEVENSON RANCH  CA   91381          5            01/16/03         00
    1943428                              05           03/01/03          0
    1943428                              O            02/01/33
    0


    8533827          286/286             F          224,000.00         ZZ
                                         360        223,613.20          4
                                       6.750          1,452.86         80
                                       6.500          1,452.86
    LOS ANGELES      CA   90006          1            01/08/03         00
    1904540                              05           03/01/03          0
1


    1904540                              N            02/01/33
    0


    8533829          286/286             F           63,000.00         ZZ
                                         360         62,775.81          1
                                       6.625            403.40         70
                                       6.375            403.40
    GARLAND          TX   75043          5            11/13/02         00
    1465284                              05           01/01/03          0
    1465284                              N            12/01/32
    0


    8533833          286/286             F          180,000.00         ZZ
                                         360        179,689.17          1
                                       6.750          1,167.48         76
                                       6.500          1,167.48
    FALMOUTH         MA   02540          5            01/30/03         00
    1891325                              05           03/01/03          0
    1891325                              N            02/01/33
    0


    8533835          286/286             F          162,500.00         ZZ
                                         360        162,067.50          1
                                       6.625          1,040.51         70
                                       6.375          1,040.51
    DALLAS           TX   75243          5            12/23/02         00
    2000701                              05           02/01/03          0
    2000701                              N            01/01/33
    0


    8533839          286/286             F          150,000.00         ZZ
                                         360        149,726.51          1
                                       6.625            960.47         90
                                       6.375            960.47
    MOUNT LAUREL     NJ   08054          2            01/27/03         04
    1914344                              01           03/01/03         25
    1914344                              N            02/01/33
    0


    8533845          286/286             F           70,400.00         ZZ
                                         360         70,272.36          1
                                       6.500            444.98         80
                                       6.250            444.98
    RIO RICO         AZ   85648          2            01/21/03         00
    1557505                              05           03/01/03          0
    1557505                              N            02/01/33
    0


1


    8533847          286/286             F          395,200.00         ZZ
                                         360        394,429.82          1
                                       6.125          2,401.28         45
                                       5.875          2,401.28
    MIAMI            FL   33143          2            01/15/03         00
    1909494                              05           03/01/03          0
    1909494                              O            02/01/33
    0


    8533849          286/286             F           45,000.00         ZZ
                                         360         44,896.65          1
                                       7.375            310.80         18
                                       7.125            310.80
    ARVADA           CO   80004          1            12/12/02         00
    1874828                              05           02/01/03          0
    1874828                              N            01/01/33
    0


    8533857          286/286             F          101,950.00         ZZ
                                         360        101,794.36          3
                                       7.375            704.15         90
                                       7.125            704.15
    WALDEN           NY   12586          1            01/10/03         12
    1797519                              05           03/01/03         25
    1797519                              O            02/01/33
    0


    8533863          286/286             F           57,500.00         ZZ
                                         360         57,318.91          1
                                       7.250            392.26         48
                                       7.000            392.26
    GLENSIDE         PA   19038          1            11/26/02         00
    1757287                              05           01/01/03          0
    1757287                              N            12/01/32
    0


    8533865          286/286             F          156,600.00         ZZ
                                         360        156,309.13          1
                                       6.375            976.99         90
                                       6.125            976.99
    HUBBARD          OR   97032          1            01/10/03         11
    1901127                              05           03/01/03         25
    1901127                              N            02/01/33
    0


    8533879          286/286             F          129,500.00         ZZ
                                         360        129,265.22          4
                                       6.500            818.53         70
                                       6.250            818.53
1


    CHICAGO          IL   60632          1            01/19/03         00
    1839244                              05           03/01/03          0
    1839244                              N            02/01/33
    0


    8533881          286/286             F          322,700.00         ZZ
                                         360        322,114.96          1
                                       6.500          2,039.69         59
                                       6.250          2,039.69
    CARLSBAD         CA   92009          1            01/15/03         00
    1941032                              05           03/01/03          0
    1941032                              N            02/01/33
    0


    8533885          286/286             F           53,600.00         ZZ
                                         360         53,354.60          1
                                       6.625            343.21         72
                                       6.375            343.21
    ROEBLING         NJ   08554          2            01/31/03         00
    1945690                              05           03/01/03          0
    1945690                              N            02/01/33
    0


    8533891          286/286             F          536,000.00         ZZ
                                         360        535,491.42          1
                                       6.250          3,300.25         80
                                       6.000          3,300.25
    RIDGEFIELD       CT   06877          5            02/03/03         00
    1917481                              05           04/01/03          0
    1917481                              O            03/01/33
    0


    8533895          286/286             F          112,500.00         ZZ
                                         360        112,280.74          2
                                       6.125            683.57         90
                                       5.875            683.57
    CHICAGO          IL   60629          1            01/15/03         10
    1809448                              05           03/01/03         25
    1809448                              N            02/01/33
    0


    8533897          286/286             F          356,000.00         ZZ
                                         360        355,322.66          1
                                       6.250          2,191.96         80
                                       6.000          2,191.96
    VIRGINIA BEACH   VA   23456          1            01/17/03         00
    1894832                              05           03/01/03          0
    1894832                              N            02/01/33
    0
1




    8533903          286/286             F           79,330.00         ZZ
                                         360         79,208.89          3
                                       7.375            547.92         90
                                       7.125            547.92
    WATERBURY        CT   06710          1            01/16/03         12
    910879                               05           03/01/03         25
    910879                               N            02/01/33
    0


    8533907          286/286             F          389,000.00         ZZ
                                         360        388,294.76          1
                                       6.500          2,458.75         77
                                       6.250          2,458.75
    SAN JOSE         CA   95124          2            01/14/03         00
    1909459                              05           03/01/03          0
    1909459                              O            02/01/33
    0


    8533915          286/286             F          384,000.00         ZZ
                                         360        383,352.93          1
                                       6.875          2,522.61         80
                                       6.625          2,522.61
    PLACENTIA        CA   92870          5            01/07/03         00
    1861143                              03           03/01/03          0
    1861143                              O            02/01/33
    0


    8533919          286/286             F          157,000.00         ZZ
                                         360        156,247.34          2
                                       6.250            966.68         57
                                       6.000            966.68
    NEW BRUNSWICK    NJ   08901          2            10/31/02         00
    1661593                              05           12/01/02          0
    1661593                              N            11/01/32
    0


    8533927          286/286             F           66,400.00         ZZ
                                         360         66,279.63          1
                                       6.500            419.69         80
                                       6.250            419.69
    UNIONVILLE       IN   47468          2            01/14/03         00
    1904457                              05           03/01/03          0
    1904457                              N            02/01/33
    0


    8533929          286/286             F           59,200.00         ZZ
                                         360         59,100.23          1
1


                                       6.875            388.91         80
                                       6.625            388.91
    INDIANAPOLIS     IN   46201          5            01/17/03         00
    1907800                              05           03/01/03          0
    1907800                              N            02/01/33
    0


    8533933          286/286             F           84,000.00         ZZ
                                         360         83,858.44          2
                                       6.875            551.83         70
                                       6.625            551.83
    INDIANAPOLIS     IN   46205          5            01/23/03         00
    1951250                              05           03/01/03          0
    1951250                              N            02/01/33
    0


    8533935          286/286             F          207,900.00         ZZ
                                         360        207,504.43          1
                                       6.250          1,280.08         90
                                       6.000          1,280.08
    KENSINGTON       MD   20895          1            01/31/03         21
    1962628                              05           03/01/03         25
    1962628                              N            02/01/33
    0


    8533943          286/286             F          296,000.00         ZZ
                                         360        295,463.35          1
                                       6.500          1,870.93         55
                                       6.250          1,870.93
    SAN JOSE         CA   95136          2            01/23/03         00
    1948105                              05           03/01/03          0
    1948105                              N            02/01/33
    0


    8533945          K15/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.500          1,314.70         85
                                       6.250          1,314.70
    MASHPEE          MA   02649          5            03/06/03         41
    0435540372                           05           05/01/03         12
    024005512048                         O            04/01/33
    0


    8533949          286/286             F          200,000.00         ZZ
                                         360        199,628.54          1
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    KEY LARGO        FL   33037          1            01/31/03         00
    1919503                              05           03/01/03          0
1


    1919503                              N            02/01/33
    0


    8533951          286/286             F          125,500.00         ZZ
                                         360        125,272.47          1
                                       6.500            793.25         77
                                       6.250            793.25
    ELIDA            OH   45807          2            01/13/03         00
    1903515                              05           03/01/03          0
    1903515                              O            02/01/33
    0


    8533959          286/286             F           60,400.00         ZZ
                                         360         60,011.59          1
                                       6.500            381.77         54
                                       6.250            381.77
    LAS VEGAS        NV   89145          2            01/22/03         00
    1972257                              05           03/01/03          0
    1972257                              N            02/01/33
    0


    8533963          286/286             F          206,900.00         ZZ
                                         360        206,477.07          1
                                       5.875          1,223.90         90
                                       5.625          1,223.90
    SAYREVILLE       NJ   08879          1            01/14/03         12
    1678147                              05           03/01/03         25
    1678147                              O            02/01/33
    0


    8533967          286/286             F           89,000.00         ZZ
                                         360         88,822.34          1
                                       6.000            533.61         58
                                       5.750            533.61
    MESA             AZ   85205          2            01/24/03         00
    1726507                              05           03/01/03          0
    1726507                              O            02/01/33
    0


    8533973          286/286             F           71,960.00         ZZ
                                         360         71,324.18          1
                                       7.125            484.81         80
                                       6.875            484.81
    RICHMOND         VA   23237          1            11/01/02         00
    1686030                              05           01/01/03          0
    1686030                              N            12/01/32
    0


1


    8533975          286/286             F           68,800.00         ZZ
                                         360         68,686.87          1
                                       7.000            457.73         72
                                       6.750            457.73
    CALDWELL         ID   83605          5            01/14/03         00
    1929942                              05           03/01/03          0
    1929942                              N            02/01/33
    0


    8533979          286/286             F           37,710.00         ZZ
                                         360         37,564.73          1
                                       7.375            260.46         95
                                       7.125            260.46
    INDIANAPOLIS     IN   46219          1            10/31/02         12
    1617080                              05           12/01/02         25
    1617080                              N            11/01/32
    0


    8533985          286/286             F           75,000.00         ZZ
                                         360         74,873.62          1
                                       6.875            492.70         66
                                       6.625            492.70
    BRISTOL          PA   19007          5            01/21/03         00
    1931664                              05           03/01/03          0
    1931664                              N            02/01/33
    0


    8533987          P01/G02             F          158,800.00         ZZ
                                         360        158,649.32          1
                                       6.250            977.76         80
                                       6.000            977.76
    SARATOGA SPRING  NY   12866          1            02/28/03         00
    0435546643                           05           04/01/03          0
    03004408                             O            03/01/33
    0


    8533991          286/286             F          144,450.00         ZZ
                                         360        144,188.11          2
                                       6.500            913.03         61
                                       6.250            913.03
    NEW BRUNSWICK    NJ   08901          2            01/27/03         00
    1707757                              05           03/01/03          0
    1707757                              N            02/01/33
    0


    8533995          286/286             F          292,500.00         ZZ
                                         360        291,994.91          3
                                       6.750          1,897.15         90
                                       6.500          1,897.15
1


    WORCESTER        MA   01610          1            01/03/03         14
    1761299                              05           03/01/03         25
    1761299                              N            02/01/33
    0


    8534013          286/286             F           67,200.00         ZZ
                                         360         66,983.12          1
                                       7.125            452.74         80
                                       6.875            452.74
    TUCSON           AZ   85712          1            11/13/02         00
    1720391                              05           01/01/03          0
    1720391                              N            12/01/32
    0


    8534015          286/286             F           63,000.00         ZZ
                                         360         62,725.70          1
                                       6.750            408.62         90
                                       6.500            408.62
    INDIANAPOLIS     IN   46226          1            10/30/02         11
    1619584                              05           12/01/02         25
    1619584                              N            11/01/32
    0


    8534017          286/286             F          120,000.00         ZZ
                                         360        119,777.11          1
                                       6.375            748.65         75
                                       6.125            748.65
    PORTLAND         OR   97233          5            01/24/03         00
    1915467                              05           03/01/03          0
    1915467                              N            02/01/33
    0


    8534021          286/286             F          392,000.00         ZZ
                                         360        391,289.32          3
                                       6.500          2,477.71         74
                                       6.250          2,477.71
    CHICAGO          IL   60618          2            01/13/03         00
    1896278                              05           03/01/03          0
    1896278                              O            02/01/33
    0


    8534033          286/286             F           70,500.00         ZZ
                                         360         70,252.47          1
                                       7.000            469.04         75
                                       6.750            469.04
    CINCINNATI       OH   45251          5            11/07/02         00
    1744951                              05           01/01/03          0
    1744951                              N            12/01/32
    0
1




    8534037          286/286             F          124,000.00         ZZ
                                         360        123,764.07          1
                                       6.250            763.49         80
                                       6.000            763.49
    GRESHAM          OR   97030          5            01/16/03         00
    1908751                              05           03/01/03          0
    1908751                              O            02/01/33
    0


    8534045          286/286             F           69,000.00         ZZ
                                         360         68,939.12          2
                                       6.625            441.82         75
                                       6.375            441.82
    CINCINNATI       OH   45212          2            02/07/03         00
    1939861                              05           04/01/03          0
    1939861                              N            03/01/33
    0


    8534047          286/286             F           90,000.00         ZZ
                                         360         89,859.16          3
                                       7.250            613.96         90
                                       7.000            613.96
    SPRINGFIELD      MA   01104          1            02/03/03         14
    1940621                              05           03/01/03         25
    1940621                              N            02/01/33
    0


    8534055          286/286             F          197,600.00         ZZ
                                         360        197,123.12          1
                                       7.125          1,331.27         80
                                       6.875          1,331.27
    SILVER SPRING    MD   20902          1            12/30/02         00
    0001248669                           05           02/01/03          0
    0001248669                           O            01/01/33
    0


    8534091          286/286             F          192,000.00         ZZ
                                         360        191,643.38          1
                                       6.375          1,197.84         80
                                       6.125          1,197.84
    MONTCLAIR        CA   91763          5            01/09/03         00
    1889197                              05           03/01/03          0
    1889197                              O            02/01/33
    0


    8534093          286/286             F           60,000.00         ZZ
                                         360         59,953.19          1
1


                                       7.250            409.31         80
                                       7.000            409.31
    INDIANAPOLIS     IN   46218          5            02/03/03         00
    1862880                              05           04/01/03          0
    1862880                              N            03/01/33
    0


    8534101          286/286             F           54,400.00         ZZ
                                         360         54,358.60          1
                                       7.375            375.73         80
                                       7.125            375.73
    INDIANAPOLIS     IN   46201          5            02/03/03         00
    1862889                              05           04/01/03          0
    1862889                              N            03/01/33
    0


    8534105          286/286             F           44,800.00         ZZ
                                         360         44,765.90          1
                                       7.375            309.43         80
                                       7.125            309.43
    INDIANAPOLIS     IN   46221          5            02/03/03         00
    1862897                              05           04/01/03          0
    1862897                              N            03/01/33
    0


    8534111          286/286             F           60,800.00         ZZ
                                         360         60,750.16          1
                                       7.000            404.51         80
                                       6.750            404.51
    INDIANAPOLIS     IN   46222          5            02/03/03         00
    1913981                              05           04/01/03          0
    1913981                              N            03/01/33
    0


    8534113          286/286             F          236,000.00         ZZ
                                         360        235,602.31          1
                                       6.875          1,550.36         80
                                       6.625          1,550.36
    PORT ORCHARD     WA   98366          5            01/24/03         00
    1866639                              05           03/01/03          0
    1866639                              O            02/01/33
    0


    8534117          286/286             F          471,250.00         ZZ
                                         360        470,530.62          1
                                       7.375          3,254.81         65
                                       7.125          3,254.81
    WALNUT CREEK     CA   94595          1            01/28/03         00
    1986482                              05           03/01/03          0
1


    1986482                              N            02/01/33
    0


    8534123          286/286             F           69,300.00         ZZ
                                         360         69,191.55          1
                                       7.250            472.75         90
                                       7.000            472.75
    LA PORTE         IN   46350          1            01/21/03         11
    1862573                              05           03/01/03         25
    1862573                              N            02/01/33
    0


    8534125          286/286             F           64,800.00         ZZ
                                         360         64,698.57          2
                                       7.250            442.06         90
                                       7.000            442.06
    CHESAPEAKE       VA   23324          1            01/17/03         11
    1944489                              05           03/01/03         25
    1944489                              N            02/01/33
    0


    8534127          286/286             F           59,500.00         ZZ
                                         360         59,392.11          1
                                       6.500            376.09         73
                                       6.250            376.09
    AKRON            OH   44310          2            01/17/03         00
    1856036                              05           03/01/03          0
    1856036                              N            02/01/33
    0


    8534131          286/286             F          125,000.00         ZZ
                                         360        124,756.38          1
                                       6.125            759.52         79
                                       5.875            759.52
    ALOHA            OR   97006          2            01/15/03         00
    1888843                              05           03/01/03          0
    1888843                              N            02/01/33
    0


    8534133          286/286             F           75,200.00         ZZ
                                         360         74,938.81          1
                                       6.750            487.75         80
                                       6.500            487.75
    VINTON           VA   24179          2            11/18/02         00
    1702498                              05           01/01/03          0
    1702498                              N            12/01/32
    0


1


    8534149          286/286             F          209,600.00         ZZ
                                         360        208,985.69          1
                                       6.125          1,273.56         80
                                       5.875          1,273.56
    TOOL             TX   75143          1            12/16/02         00
    1818926                              05           02/01/03          0
    1818926                              O            01/01/33
    0


    8534157          286/286             F          160,000.00         ZZ
                                         360        159,736.92          2
                                       7.000          1,064.49         43
                                       6.750          1,064.49
    NATIONAL CITY    CA   91950          5            01/03/03         00
    1780443                              05           03/01/03          0
    1780443                              O            02/01/33
    0


    8534159          286/286             F          125,750.00         ZZ
                                         360        125,498.99          1
                                       6.000            753.94         64
                                       5.750            753.94
    FAIRFAX          VA   22033          5            02/03/03         00
    1932408                              05           03/01/03          0
    1932408                              N            02/01/33
    0


    8534161          286/286             F          640,000.00         ZZ
                                         360        639,392.73          1
                                       6.250          3,940.60         74
                                       6.000          3,940.60
    DEL MAR          CA   92014          5            01/29/03         00
    1890325                              05           04/01/03          0
    1890325                              O            03/01/33
    0


    8534167          286/286             F          390,000.00         ZZ
                                         360        389,221.56          1
                                       6.000          2,338.25         55
                                       5.750          2,338.25
    SAN DIEGO        CA   92130          2            01/24/03         00
    1948146                              05           03/01/03          0
    1948146                              O            02/01/33
    0


    8534169          286/286             F           51,750.00         ZZ
                                         360         51,574.55          1
                                       6.875            339.97         90
                                       6.625            339.97
1


    DELTONA          FL   32725          1            11/11/02         14
    1748823                              05           01/01/03         25
    1748823                              N            12/01/32
    0


    8534171          286/286             F          212,000.00         ZZ
                                         360        211,606.24          1
                                       6.375          1,322.61         80
                                       6.125          1,322.61
    GRASS VALLEY     CA   95945          5            01/15/03         00
    1941345                              05           03/01/03          0
    1941345                              O            02/01/33
    0


    8534173          286/286             F           69,200.00         ZZ
                                         360         68,518.83          1
                                       6.875            454.60         48
                                       6.625            454.60
    INDIANAPOLIS     IN   46259          2            12/17/02         00
    1821824                              05           02/01/03          0
    1821824                              N            01/01/33
    0


    8534175          286/286             F          325,000.00         ZZ
                                         360        324,351.30          1
                                       6.000          1,948.54         54
                                       5.750          1,948.54
    SANDY            UT   84093          1            01/29/03         00
    1485748                              01           03/01/03          0
    1485748                              O            02/01/33
    0


    8534177          286/286             F           42,300.00         ZZ
                                         360         42,120.22          1
                                       6.875            277.89         90
                                       6.625            277.89
    NAVARRE          FL   32566          1            11/01/02         12
    1720655                              05           12/01/02         25
    1720655                              N            11/01/32
    0


    8534181          286/286             F          154,000.00         ZZ
                                         360        153,720.80          4
                                       6.500            973.39         70
                                       6.250            973.39
    PHILADELPHIA     PA   19146          5            01/30/03         00
    1937386                              05           03/01/03          0
    1937386                              N            02/01/33
    0
1




    8534183          286/286             F          221,000.00         ZZ
                                         360        220,569.30          1
                                       6.125          1,342.82         15
                                       5.875          1,342.82
    SAN DIEGO        CA   92107          2            01/15/03         00
    1886822                              05           03/01/03          0
    1886822                              O            02/01/33
    0


    8534191          286/286             F           50,000.00         ZZ
                                         360         49,915.74          1
                                       6.875            328.47         85
                                       6.625            328.47
    FORT WAYNE       IN   46805          2            01/28/03         11
    1905612                              05           03/01/03         12
    1905612                              N            02/01/33
    0


    8534201          286/286             F           62,800.00         ZZ
                                         360         62,545.25          1
                                       6.375            391.80         80
                                       6.125            391.80
    LEXINGTON        KY   40502          1            11/22/02         00
    1763166                              05           01/01/03          0
    1763166                              N            12/01/32
    0


    8534203          286/286             F           90,000.00         ZZ
                                         360         89,859.16          3
                                       7.250            613.96         90
                                       7.000            613.96
    NEW BRITAIN      CT   06053          1            01/31/03         11
    1900134                              05           03/01/03         25
    1900134                              N            02/01/33
    0


    8534207          286/286             F          117,000.00         ZZ
                                         360        116,816.90          3
                                       7.250            798.15         90
                                       7.000            798.15
    NEW BRITAIN      CT   06053          1            01/31/03         11
    1904201                              05           03/01/03         25
    1904201                              N            02/01/33
    0


    8534211          286/286             F           60,300.00         ZZ
                                         360         59,979.07          1
1


                                       7.000            401.18         90
                                       6.750            401.18
    AKRON            OH   44305          1            11/15/02         11
    1671758                              05           01/01/03         25
    1671758                              N            12/01/32
    0


    8534219          286/286             F          222,000.00         ZZ
                                         360        221,577.60          1
                                       6.250          1,366.90         74
                                       6.000          1,366.90
    OCEANSIDE        CA   92056          1            01/17/03         00
    1876015                              05           03/01/03          0
    1876015                              N            02/01/33
    0


    8534223          286/286             F           50,400.00         ZZ
                                         360         50,321.12          1
                                       7.250            343.82         80
                                       7.000            343.82
    INDIANAPOLIS     IN   46201          2            01/29/03         00
    1970280                              05           03/01/03          0
    1970280                              N            02/01/33
    0


    8534225          286/286             F           64,500.00         ZZ
                                         360         64,371.24          1
                                       6.000            386.72         76
                                       5.750            386.72
    GOOSE CREEK      SC   29445          5            01/21/03         00
    1882673                              05           03/01/03          0
    1882673                              N            02/01/33
    0


    8534233          286/286             F          384,000.00         ZZ
                                         360        383,269.38          1
                                       6.250          2,364.36         80
                                       6.000          2,364.36
    FALLBROOK        CA   92028          1            01/13/03         00
    1901693                              05           03/01/03          0
    1901693                              O            02/01/33
    0


    8534241          286/286             F          145,000.00         ZZ
                                         360        144,710.58          1
                                       6.000            869.35         71
                                       5.750            869.35
    PORTLAND         OR   97211          2            01/15/03         00
    1904675                              05           03/01/03          0
1


    1904675                              O            02/01/33
    0


    8534251          286/286             F          158,700.00         ZZ
                                         360        158,405.22          1
                                       6.375            990.09         80
                                       6.125            990.09
    SANDY            UT   84094          1            01/29/03         00
    1900230                              05           03/01/03          0
    1900230                              O            02/01/33
    0


    8534255          286/286             F           55,000.00         ZZ
                                         360         54,909.56          1
                                       7.000            365.92         79
                                       6.750            365.92
    JOLIET           IL   60432          1            01/24/03         00
    1916999                              05           03/01/03          0
    1916999                              N            02/01/33
    0


    8534259          286/286             F          198,000.00         ZZ
                                         360        197,641.03          1
                                       6.500          1,251.50         67
                                       6.250          1,251.50
    SPRINGFIELD      VA   22153          5            01/22/03         00
    1935326                              05           03/01/03          0
    1935326                              O            02/01/33
    0


    8534265          286/286             F           56,000.00         ZZ
                                         360         55,903.31          2
                                       6.750            363.21         80
                                       6.500            363.21
    CHESAPEAKE       VA   23325          5            01/15/03         00
    0001117440                           05           03/01/03          0
    0001117440                           N            02/01/33
    0


    8534269          286/286             F           60,000.00         ZZ
                                         360         59,908.40          1
                                       7.375            414.41         80
                                       7.125            414.41
    INDIANAPOLIS     IN   46218          2            01/13/03         00
    1907971                              05           03/01/03          0
    1907971                              N            02/01/33
    0


1


    8534271          286/286             F          101,400.00         ZZ
                                         360        101,216.16          1
                                       6.500            640.92         78
                                       6.250            640.92
    VIRGINIA BEACH   VA   23452          2            01/31/03         00
    0001244235                           05           03/01/03          0
    0001244235                           N            02/01/33
    0


    8534273          286/286             F           73,000.00         ZZ
                                         360         72,879.95          2
                                       7.000            485.68         77
                                       6.750            485.68
    CLEVELAND        OH   44109          2            01/29/03         00
    1921162                              05           03/01/03          0
    1921162                              N            02/01/33
    0


    8534277          286/286             F           94,300.00         ZZ
                                         360         94,129.04          1
                                       6.500            596.04         79
                                       6.250            596.04
    VIRGINIA BEACH   VA   23452          2            01/31/03         00
    0001244237                           05           03/01/03          0
    0001244237                           N            02/01/33
    0


    8534281          286/286             F          432,000.00         ZZ
                                         360        431,178.07          1
                                       6.250          2,659.90         80
                                       6.000          2,659.90
    SAN DIEGO        CA   92131          1            01/10/03         00
    1917689                              05           03/01/03          0
    1917689                              O            02/01/33
    0


    8534285          286/286             F          161,250.00         ZZ
                                         360        160,085.45          2
                                       6.875          1,059.30         75
                                       6.625          1,059.30
    BURLINGTON       VT   05401          5            09/30/02         00
    1528755                              05           11/01/02          0
    1528755                              N            10/01/32
    0


    8534291          286/286             F           62,250.00         ZZ
                                         360         62,125.73          1
                                       6.000            373.23         71
                                       5.750            373.23
1


    LOUISVILLE       KY   40223          1            01/31/03         00
    1910821                              01           03/01/03          0
    1910821                              N            02/01/33
    0


    8534295          286/286             F           78,300.00         ZZ
                                         360         78,183.41          3
                                       7.500            547.49         90
                                       7.250            547.49
    SPOKANE          WA   99201          1            01/06/03         11
    1701824                              05           03/01/03         25
    1701824                              N            02/01/33
    0


    8534303          286/286             F          117,630.00         ZZ
                                         360        117,454.85          3
                                       7.500            822.49         90
                                       7.250            822.49
    SPOKANE          WA   99204          1            01/15/03         10
    1759012                              05           03/01/03         25
    1759012                              N            02/01/33
    0


    8534307          286/286             F          139,400.00         ZZ
                                         360        139,192.43          4
                                       7.500            974.71         90
                                       7.250            974.71
    SPOKANE          WA   99207          1            01/06/03         11
    1759015                              05           03/01/03         25
    1759015                              N            02/01/33
    0


    8534311          286/286             F          113,220.00         ZZ
                                         360        113,051.41          4
                                       7.500            791.66         90
                                       7.250            791.66
    SPOKANE          WA   99201          1            01/06/03         10
    1759021                              05           03/01/03         25
    1759021                              N            02/01/33
    0


    8534315          286/286             F          193,600.00         ZZ
                                         360        192,894.21          1
                                       6.500          1,223.69         80
                                       6.250          1,223.69
    WASHINGTON       DC   20003          1            11/07/02         00
    1730640                              05           01/01/03          0
    1730640                              N            12/01/32
    0
1




    8534321          286/286             F           60,300.00         ZZ
                                         360         60,210.22          2
                                       7.500            421.63         90
                                       7.250            421.63
    SPOKANE          WA   99205          1            01/06/03         10
    1781608                              05           03/01/03         25
    1781608                              N            02/01/33
    0


    8534325          286/286             F           45,600.00         ZZ
                                         360         45,424.36          1
                                       7.375            314.95         80
                                       7.125            314.95
    OWASSO           OK   74055          5            10/30/02         00
    1656512                              05           12/01/02          0
    1656512                              N            11/01/32
    0


    8534327          286/286             F          238,000.00         ZZ
                                         360        237,627.55          1
                                       7.250          1,623.58         95
                                       7.000          1,623.58
    RESEDA AREA      CA   91335          5            01/24/03         14
    1922584                              05           03/01/03         30
    1922584                              O            02/01/33
    0


    8534329          286/286             F           41,490.00         ZZ
                                         360         41,421.79          1
                                       7.000            276.03         90
                                       6.750            276.03
    RICHMOND         VA   23224          1            01/13/03         11
    1899613                              05           03/01/03         25
    1899613                              N            02/01/33
    0


    8534335          286/286             F           85,000.00         ZZ
                                         360         84,870.24          2
                                       7.375            587.08         40
                                       7.125            587.08
    MIAMI            FL   33133          1            01/22/03         00
    1885560                              05           03/01/03          0
    1885560                              N            02/01/33
    0


    8534337          286/286             F          233,500.00         ZZ
                                         360        233,106.54          1
1


                                       6.875          1,533.93         90
                                       6.625          1,533.93
    NAPLES           FL   34119          1            01/22/03         12
    1907891                              05           03/01/03         25
    1907891                              N            02/01/33
    0


    8534347          286/286             F          271,600.00         ZZ
                                         360        270,723.46          1
                                       7.125          1,829.82         80
                                       6.875          1,829.82
    GARDEN GROVE     CA   92840          1            11/01/02         00
    1714356                              05           01/01/03          0
    1714356                              N            12/01/32
    0


    8534349          286/286             F          272,100.00         ZZ
                                         360        271,569.71          1
                                       6.125          1,653.31         75
                                       5.875          1,653.31
    STOCKTON         CA   95219          5            01/14/03         00
    1891707                              03           03/01/03          0
    1891707                              N            02/01/33
    0


    8534355          286/286             F           69,000.00         ZZ
                                         360         68,754.44          1
                                       6.625            441.82         78
                                       6.375            441.82
    CRAWFORDSVILLE   IN   47933          2            11/15/02         00
    1620255                              05           01/01/03          0
    1620255                              N            12/01/32
    0


    8534365          286/286             F          129,500.00         ZZ
                                         360        129,292.26          1
                                       7.125            872.47         70
                                       6.875            872.47
    YUCAIPA          CA   92399          1            01/15/03         00
    1959321                              05           03/01/03          0
    1959321                              N            02/01/33
    0


    8534369          286/286             F           36,900.00         ZZ
                                         360         36,871.21          1
                                       7.250            251.73         90
                                       7.000            251.73
    FORT VALLEY      GA   31030          1            02/10/03         12
    2004307                              05           04/01/03         25
1


    2004307                              N            03/01/33
    0


    8534371          286/286             F           33,000.00         ZZ
                                         360         32,950.85          1
                                       7.500            230.75         75
                                       7.250            230.75
    FORT WAYNE       IN   46806          2            01/28/03         00
    1890237                              05           03/01/03          0
    1890237                              N            02/01/33
    0


    8534373          286/286             F          186,750.00         ZZ
                                         360        186,052.59          1
                                       6.375          1,165.08         75
                                       6.125          1,165.08
    NAPERVILLE       IL   60563          2            11/19/02         00
    1661776                              05           01/01/03          0
    1661776                              N            12/01/32
    0


    8534375          286/286             F           94,400.00         ZZ
                                         360         94,228.84          1
                                       6.500            596.68         80
                                       6.250            596.68
    SALT LAKE CITY   UT   84118          2            01/29/03         00
    1962106                              05           03/01/03          0
    1962106                              N            02/01/33
    0


    8534377          286/286             F           75,000.00         ZZ
                                         360         74,757.95          1
                                       7.125            505.29         66
                                       6.875            505.29
    LISLE            IL   60532          1            11/15/02         00
    1709630                              01           01/01/03          0
    1709630                              N            12/01/32
    0


    8534381          286/286             F           73,000.00         ZZ
                                         360         72,933.61          4
                                       6.625            467.43         67
                                       6.375            467.43
    CINCINNATI       OH   45219          5            02/12/03         00
    1984053                              05           04/01/03          0
    1984053                              N            03/01/33
    0


1


    8534383          286/286             F           83,900.00         ZZ
                                         360         83,736.48          1
                                       6.125            509.79         63
                                       5.875            509.79
    VANCOUVER        WA   98682          2            01/27/03         00
    1920615                              05           03/01/03          0
    1920615                              N            02/01/33
    0


    8534385          286/286             F           89,950.00         ZZ
                                         360         89,774.69          1
                                       6.125            546.55         66
                                       5.875            546.55
    VANCOUVER        WA   98662          2            01/27/03         00
    1920616                              05           03/01/03          0
    1920616                              N            02/01/33
    0


    8534387          286/286             F          216,000.00         ZZ
                                         360        212,247.69          4
                                       6.875          1,418.97         67
                                       6.625          1,418.97
    SOUTH RIVER      NJ   08903          2            11/01/02         00
    1605227                              05           12/01/02          0
    1605227                              N            11/01/32
    0


    8534391          286/286             F           76,000.00         ZZ
                                         360         75,851.88          1
                                       6.125            461.79         67
                                       5.875            461.79
    VANCOUVER        WA   98660          2            01/27/03         00
    1920619                              05           03/01/03          0
    1920619                              N            02/01/33
    0


    8534393          286/286             F           55,800.00         ZZ
                                         360         55,701.25          1
                                       6.625            357.30         90
                                       6.375            357.30
    CHARLOTTESVILLE  VA   22902          1            01/28/03         10
    1911160                              05           03/01/03         25
    1911160                              N            02/01/33
    0


    8534403          286/286             F          188,500.00         ZZ
                                         360        187,411.72          4
                                       6.500          1,191.45         76
                                       6.250          1,191.45
1


    PORT ORCHARD     WA   98366          2            11/04/02         00
    1622925                              05           01/01/03          0
    1622925                              N            12/01/32
    0


    8534413          286/286             F          390,000.00         ZZ
                                         360        389,257.97          1
                                       6.250          2,401.30         59
                                       6.000          2,401.30
    SAN DIEGO        CA   92130          2            01/15/03         00
    1915625                              05           03/01/03          0
    1915625                              O            02/01/33
    0


    8534417          286/286             F          262,000.00         ZZ
                                         360        261,489.40          1
                                       6.125          1,591.94         38
                                       5.875          1,591.94
    SAN JOSE         CA   95126          2            01/21/03         00
    1919917                              05           03/01/03          0
    1919917                              O            02/01/33
    0


    8534429          286/286             F          112,400.00         ZZ
                                         360        112,175.64          1
                                       6.000            673.90         90
                                       5.750            673.90
    SACRAMENTO       CA   95825          1            01/16/03         12
    1859075                              01           03/01/03         25
    1859075                              N            02/01/33
    0


    8534433          286/286             F          177,600.00         ZZ
                                         360        177,454.42          1
                                       7.000          1,181.58         80
                                       6.750          1,181.58
    PHOENIX          AZ   85021          2            02/03/03         00
    1976348                              03           04/01/03          0
    1976348                              N            03/01/33
    0


    8534435          286/286             F          168,000.00         ZZ
                                         360        167,563.61          2
                                       6.750          1,089.65         80
                                       6.500          1,089.65
    W SACRAMENTO     CA   95605          1            12/19/02         00
    1872348                              05           02/01/03          0
    1872348                              N            01/01/33
    0
1




    8534437          286/286             F          530,000.00         ZZ
                                         360        529,015.61          1
                                       6.375          3,306.52         74
                                       6.125          3,306.52
    SAN DIEGO        CA   92110          5            01/16/03         00
    1737478                              05           03/01/03          0
    1737478                              O            02/01/33
    0


    8534441          286/286             F          180,000.00         ZZ
                                         360        179,649.21          1
                                       6.125          1,093.70         80
                                       5.875          1,093.70
    FORT WAYNE       IN   46815          5            01/15/03         00
    1915817                              05           03/01/03          0
    1915817                              O            02/01/33
    0


    8534443          286/286             F           69,300.00         ZZ
                                         360         69,136.83          2
                                       7.250            472.75         90
                                       7.000            472.75
    BRYAN            TX   77803          1            12/13/02         10
    1812673                              05           02/01/03         30
    1812673                              N            01/01/33
    0


    8534445          286/286             F           59,600.00         ZZ
                                         360         59,217.47          1
                                       6.125            362.14         80
                                       5.875            362.14
    GREENCASTLE      IN   46135          1            01/31/03         00
    1928600                              05           03/01/03          0
    1928600                              N            02/01/33
    0


    8534447          286/286             F          131,983.00         ZZ
                                         360        131,731.87          1
                                       6.250            812.65         80
                                       6.000            812.65
    PALMDALE         CA   93550          5            01/17/03         00
    1767976                              05           03/01/03          0
    1767976                              O            02/01/33
    0


    8534449          286/286             F          187,800.00         ZZ
                                         360        187,451.19          1
1


                                       6.375          1,171.63         77
                                       6.125          1,171.63
    LOMPOC           CA   93436          2            01/22/03         00
    1893910                              05           03/01/03          0
    1893910                              O            02/01/33
    0


    8534451          286/286             F           50,400.00         ZZ
                                         360         50,312.96          2
                                       6.750            326.90         30
                                       6.500            326.90
    KENOSHA          WI   53142          2            01/31/03         00
    1961409                              05           03/01/03          0
    1961409                              N            02/01/33
    0


    8534457          286/286             F          253,125.00         ZZ
                                         360        252,666.08          1
                                       6.500          1,599.93         75
                                       6.250          1,599.93
    HOUSTON          TX   77099          5            01/16/03         00
    1900630                              05           03/01/03          0
    1900630                              N            02/01/33
    0


    8534461          286/286             F          412,000.00         ZZ
                                         360        411,253.06          1
                                       6.500          2,604.13         80
                                       6.250          2,604.13
    SAN PEDRO        CA   90732          1            01/17/03         00
    1915837                              05           03/01/03          0
    1915837                              O            02/01/33
    0


    8534463          286/286             F           61,500.00         ZZ
                                         360         61,382.98          1
                                       6.250            378.67         75
                                       6.000            378.67
    COLUMBIA         MD   21045          1            02/04/03         00
    2006876                              05           03/01/03          0
    2006876                              N            02/01/33
    0


    8534465          286/286             F          234,000.00         ZZ
                                         360        233,449.04          2
                                       7.250          1,596.30         90
                                       7.000          1,596.30
    WOODRIDGE        NJ   07095          1            12/27/02         12
    1876594                              05           02/01/03         25
1


    1876594                              N            01/01/33
    0


    8534475          286/286             F          153,150.00         ZZ
                                         360        152,674.87          1
                                       6.875          1,006.09         90
                                       6.625          1,006.09
    HENDERSON        NV   89015          1            01/23/03         12
    1912800                              05           03/01/03         25
    1912800                              N            02/01/33
    0


    8534477          286/286             F          188,000.00         ZZ
                                         360        187,713.02          1
                                       7.375          1,298.47         80
                                       7.125          1,298.47
    GRASS VALLEY     CA   95945          1            01/15/03         00
    1919824                              05           03/01/03          0
    1919824                              N            02/01/33
    0


    8534483          286/286             F          200,000.00         ZZ
                                         360        199,619.47          1
                                       6.250          1,231.44         44
                                       6.000          1,231.44
    LA PALMA         CA   90623          5            01/23/03         00
    1912430                              05           03/01/03          0
    1912430                              O            02/01/33
    0


    8534489          286/286             F          168,000.00         ZZ
                                         360        167,213.64          1
                                       6.375          1,048.11         80
                                       6.125          1,048.11
    PORTLAND         OR   97203          5            10/25/02         00
    1693995                              05           12/01/02          0
    1693995                              O            11/01/32
    0


    8534505          286/286             F          248,000.00         ZZ
                                         360        247,550.39          1
                                       6.500          1,567.53         79
                                       6.250          1,567.53
    FOLSOM           CA   95630          5            01/13/03         00
    1903077                              05           03/01/03          0
    1903077                              O            02/01/33
    0


1


    8534507          286/286             F           45,500.00         ZZ
                                         360         45,315.66          1
                                       6.000            272.80         73
                                       5.750            272.80
    INDIANAPOLIS     IN   46218          2            11/22/02         00
    1614651                              05           01/01/03          0
    1614651                              N            12/01/32
    0


    8534517          286/286             F          428,000.00         ZZ
                                         360        427,224.05          1
                                       6.500          2,705.26         80
                                       6.250          2,705.26
    ESCONDIDO        CA   92026          5            01/21/03         00
    1753284                              05           03/01/03          0
    1753284                              O            02/01/33
    0


    8534523          286/286             F          178,000.00         ZZ
                                         360        158,661.66          1
                                       6.000          1,067.21         49
                                       5.750          1,067.21
    SAN DIEGO        CA   92116          1            01/23/03         00
    1987387                              05           03/01/03          0
    1987387                              N            02/01/33
    0


    8534531          286/286             F           50,000.00         ZZ
                                         360         49,830.51          1
                                       6.875            328.47         72
                                       6.625            328.47
    NEW CASTLE       IN   47362          5            11/14/02         00
    1507035                              05           01/01/03          0
    1507035                              N            12/01/32
    0


    8534533          286/286             F          132,000.00         ZZ
                                         360        131,754.83          1
                                       6.375            823.51         77
                                       6.125            823.51
    VANCOUVER        WA   98662          2            01/16/03         00
    1811599                              05           03/01/03          0
    1811599                              O            02/01/33
    0


    8534537          286/286             F          207,600.00         ZZ
                                         360        207,275.12          1
                                       7.250          1,416.20         80
                                       7.000          1,416.20
1


    SACRAMENTO       CA   95834          1            01/17/03         00
    1936446                              05           03/01/03          0
    1936446                              O            02/01/33
    0


    8534545          286/286             F           82,800.00         ZZ
                                         360         82,642.45          1
                                       6.250            509.82         90
                                       6.000            509.82
    ELKTON           MD   21921          1            01/28/03         12
    1985591                              05           03/01/03         25
    1985591                              O            02/01/33
    0


    8534549          286/286             F          480,000.00         ZZ
                                         360        477,795.56          4
                                       6.500          3,033.93         80
                                       6.250          3,033.93
    SAN JOSE         CA   95116          1            10/29/02         00
    1663319                              05           12/01/02          0
    1663319                              N            11/01/32
    0


    8534557          286/286             F           50,000.00         ZZ
                                         360         49,715.06          1
                                       6.625            320.16         70
                                       6.375            320.16
    CLEVELAND        OH   44135          5            11/14/02         00
    1690467                              05           01/01/03          0
    1690467                              N            12/01/32
    0


    8534559          286/286             F           53,600.00         ZZ
                                         360         53,518.17          1
                                       7.375            370.21         80
                                       7.125            370.21
    INDIANAPOLIS     IN   46203          2            01/15/03         00
    1901306                              05           03/01/03          0
    1901306                              N            02/01/33
    0


    8534563          286/286             F           46,800.00         ZZ
                                         360         46,637.44          1
                                       6.750            303.55         90
                                       6.500            303.55
    IDAHO FALLS      ID   83402          1            11/13/02         11
    1787014                              05           01/01/03         25
    1787014                              N            12/01/32
    0
1




    8534567          286/286             F          175,600.00         ZZ
                                         360        174,737.83          1
                                       6.125          1,066.97         80
                                       5.875          1,066.97
    AURORA           CO   80015          1            10/31/02         00
    1693235                              03           12/01/02          0
    1693235                              N            11/01/32
    0


    8534571          286/286             F           60,000.00         ZZ
                                         360         59,908.40          1
                                       7.375            414.41         80
                                       7.125            414.41
    INDIANAPOLIS     IN   46203          2            01/15/03         00
    1901311                              05           03/01/03          0
    1901311                              N            02/01/33
    0


    8534575          286/286             F          102,800.00         ZZ
                                         360        102,512.83          1
                                       6.375            641.34         80
                                       6.125            641.34
    RICHMOND         VA   23234          1            12/23/02         00
    0001244608                           05           02/01/03          0
    0001244608                           O            01/01/33
    0


    8534589          286/286             F           45,500.00         ZZ
                                         360         45,430.54          2
                                       7.375            314.26         70
                                       7.125            314.26
    INDIANAPOLIS     IN   46208          2            01/21/03         00
    1908033                              05           03/01/03          0
    1908033                              N            02/01/33
    0


    8534595          286/286             F           69,700.00         ZZ
                                         360         69,573.62          2
                                       6.500            440.56         85
                                       6.250            440.56
    DETROIT          MI   48238          2            01/28/03         21
    1947914                              05           03/01/03         25
    1947914                              N            02/01/33
    0


    8534597          286/286             F           49,500.00         ZZ
                                         360         49,332.22          2
1


                                       6.875            325.18         90
                                       6.625            325.18
    ROCKFORD         IL   61104          1            11/04/02         12
    1690830                              05           01/01/03         25
    1690830                              N            12/01/32
    0


    8534599          286/286             F          360,000.00         ZZ
                                         360        359,378.34          1
                                       6.750          2,334.96         68
                                       6.500          2,334.96
    DALY CITY        CA   94015          2            01/09/03         00
    1892564                              05           03/01/03          0
    1892564                              N            02/01/33
    0


    8534605          286/286             F          160,000.00         ZZ
                                         360        159,743.34          1
                                       7.125          1,077.95         80
                                       6.875          1,077.95
    LAKESIDE         CA   92040          1            12/27/02         00
    1883393                              05           03/01/03          0
    1883393                              N            02/01/33
    0


    8534611          286/286             F           70,050.00         ZZ
                                         360         69,714.19          1
                                       6.250            431.31         41
                                       6.000            431.31
    ALPHARETTA       GA   30022          2            11/04/02         00
    1664451                              05           12/01/02          0
    1664451                              N            11/01/32
    0


    8534617          286/286             F           59,400.00         ZZ
                                         360         59,293.60          1
                                       7.250            405.22         90
                                       7.000            405.22
    DELTONA          FL   32738          1            01/29/03         11
    1932520                              05           03/01/03         25
    1932520                              N            02/01/33
    0


    8534619          286/286             F           72,000.00         ZZ
                                         360         71,627.90          1
                                       6.375            449.19         80
                                       6.125            449.19
    FORT WAYNE       IN   46807          5            11/06/02         00
    1600785                              05           01/01/03          0
1


    1600785                              N            12/01/32
    0


    8534621          286/286             F           36,000.00         ZZ
                                         360         35,970.49          1
                                       7.000            239.51         90
                                       6.750            239.51
    SOUTH BEND       IN   46615          1            02/05/03         11
    1959952                              05           04/01/03         25
    1959952                              N            03/01/33
    0


    8534623          286/286             F          155,300.00         ZZ
                                         360        155,018.44          1
                                       6.500            981.61         56
                                       6.250            981.61
    WAIALUA          HI   96791          5            01/15/03         00
    1889591                              05           03/01/03          0
    1889591                              N            02/01/33
    0


    8534629          286/286             F           63,300.00         ZZ
                                         360         62,543.04          1
                                       7.250            431.82         90
                                       7.000            431.82
    WORTH            IL   60482          1            11/05/02         12
    1702388                              01           12/01/02         25
    1702388                              N            11/01/32
    0


    8534631          286/286             F           63,700.00         ZZ
                                         360         63,399.10          1
                                       7.250            434.55         89
                                       7.000            434.55
    WORTH            IL   60482          1            11/05/02         12
    1702394                              01           12/01/02         30
    1702394                              N            11/01/32
    0


    8534633          286/286             F           60,750.00         ZZ
                                         360         60,639.84          1
                                       6.500            383.99         90
                                       6.250            383.99
    ST CLOUD         FL   34771          1            02/07/03         14
    1993672                              05           04/01/03         25
    1993672                              N            03/01/33
    0


1


    8534657          286/286             F           42,575.00         ZZ
                                         360         42,497.80          1
                                       6.500            269.11         80
                                       6.250            269.11
    DELTONA          FL   32725          1            01/21/03         00
    1839145                              05           03/01/03          0
    1839145                              N            02/01/33
    0


    8534661          286/286             F          425,000.00         ZZ
                                         360        423,294.86          4
                                       6.000          2,548.10         69
                                       5.750          2,548.10
    WASHINGTON       DC   20003          5            11/14/02         00
    1643320                              05           01/01/03          0
    1643320                              N            12/01/32
    0


    8534663          286/286             F           67,500.00         ZZ
                                         360         67,271.20          1
                                       6.875            443.43         90
                                       6.625            443.43
    MCKINNEY         TX   75031          1            11/06/02         11
    1730412                              05           01/01/03         25
    1730412                              N            12/01/32
    0


    8534667          286/286             F          260,000.00         ZZ
                                         360        259,517.08          1
                                       6.375          1,622.07         80
                                       6.125          1,622.07
    OCEAN CITY       MD   21842          1            01/30/03         00
    1943469                              01           03/01/03          0
    1943469                              N            02/01/33
    0


    8534671          286/286             F           39,100.00         ZZ
                                         360         38,976.84          1
                                       7.250            266.74         61
                                       7.000            266.74
    SOMERVILLE       TN   38068          2            11/14/02         00
    1724531                              05           01/01/03          0
    1724531                              N            12/01/32
    0


    8534683          286/286             F           52,450.00         ZZ
                                         360         52,405.93          1
                                       6.875            344.56         75
                                       6.625            344.56
1


    WICHITA          KS   67211          2            02/10/03         00
    1967699                              05           04/01/03          0
    1967699                              N            03/01/33
    0


    8534685          286/286             F          192,500.00         ZZ
                                         360        191,847.52          2
                                       6.875          1,264.59         68
                                       6.625          1,264.59
    PLYMOUTH         MA   02360          5            11/12/02         00
    1551158                              05           01/01/03          0
    1551158                              N            12/01/32
    0


    8534687          286/286             F          220,000.00         ZZ
                                         360        219,254.29          2
                                       6.875          1,445.25         76
                                       6.625          1,445.25
    ROCKLAND         MA   02370          5            11/12/02         00
    1576393                              05           01/01/03          0
    1576393                              N            12/01/32
    0


    8534689          286/286             F          210,000.00         ZZ
                                         360        209,795.88          3
                                       6.125          1,275.99         70
                                       5.875          1,275.99
    BROCKTON         MA   02131          5            02/12/03         00
    2025458                              05           04/01/03          0
    2025458                              N            03/01/33
    0


    8534691          286/286             F           61,850.00         ZZ
                                         360         61,745.78          2
                                       6.875            406.32         31
                                       6.625            406.32
    NEW ORLEANS      LA   70125          5            01/16/03         00
    1927326                              05           03/01/03          0
    1927326                              N            02/01/33
    0


    8534695          286/286             F           67,500.00         ZZ
                                         360         67,268.86          1
                                       6.875            443.43         90
                                       6.625            443.43
    INDIANAPOLIS     IN   46227          1            11/05/02         12
    1665082                              05           01/01/03         25
    1665082                              N            12/01/32
    0
1




    8534699          286/286             F           96,300.00         ZZ
                                         360         96,133.71          1
                                       6.750            624.60         90
                                       6.500            624.60
    GREENWOOD        IN   46142          1            01/29/03         14
    1909387                              03           03/01/03         30
    1909387                              N            02/01/33
    0


    8534703          286/286             F           67,500.00         ZZ
                                         360         66,724.16          1
                                       6.000            404.70         74
                                       5.750            404.70
    HARWICK          PA   15049          5            11/27/02         00
    1694324                              05           01/01/03          0
    1694324                              N            12/01/32
    0


    8534705          286/286             F           67,500.00         ZZ
                                         360         66,724.16          1
                                       6.000            404.70         74
                                       5.750            404.70
    HARWICK          PA   15049          5            11/27/02         00
    1694326                              05           01/01/03          0
    1694326                              N            12/01/32
    0


    8534707          286/286             F           71,500.00         ZZ
                                         360         70,708.12          1
                                       6.000            428.68         78
                                       5.750            428.68
    HARWICK          PA   15049          2            11/27/02         00
    1694327                              05           01/01/03          0
    1694327                              N            12/01/32
    0


    8534717          286/286             F           67,050.00         ZZ
                                         360         66,787.29          1
                                       6.125            407.41         90
                                       5.875            407.41
    WILMINGTON       OH   45177          1            11/18/02         10
    1654491                              05           01/01/03         25
    1654491                              N            12/01/32
    0


    8534719          286/286             F           60,000.00         ZZ
                                         360         59,770.46          2
1


                                       6.250            369.44         65
                                       6.000            369.44
    PHILADELPHIA     PA   19111          2            11/13/02         00
    1700773                              05           01/01/03          0
    1700773                              N            12/01/32
    0


    8534723          286/286             F           70,000.00         ZZ
                                         360         69,873.09          1
                                       6.500            442.45         39
                                       6.250            442.45
    GAITHERSBURG     MD   20870          2            01/17/03         00
    1819187                              05           03/01/03          0
    1819187                              N            02/01/33
    0


    8534729          286/286             F           69,600.00         ZZ
                                         360         69,260.78          2
                                       6.500            439.92         80
                                       6.250            439.92
    PHOENIX          AZ   85014          1            11/01/02         00
    1434560                              05           01/01/03          0
    1434560                              N            12/01/32
    0


    8534739          286/286             F          153,000.00         ZZ
                                         360        152,715.81          1
                                       6.375            954.53         75
                                       6.125            954.53
    PORTLAND         OR   97229          2            01/24/03         00
    1930434                              01           03/01/03          0
    1930434                              N            02/01/33
    0


    8534741          286/286             F          208,000.00         ZZ
                                         360        207,816.48          1
                                       6.625          1,331.85         49
                                       6.375          1,331.85
    ATLANTA          GA   30339          2            02/07/03         00
    1919477                              05           04/01/03          0
    1919477                              N            03/01/33
    0


    8534749          286/286             F           72,800.00         ZZ
                                         360         72,534.59          1
                                       6.500            460.15         80
                                       6.250            460.15
    ATHENS           GA   30605          2            11/08/02         00
    1625373                              01           01/01/03          0
1


    1625373                              N            12/01/32
    0


    8534755          286/286             F           31,000.00         ZZ
                                         360         30,926.82          1
                                       7.250            211.48         80
                                       7.000            211.48
    ALBUQUERQUE      NM   87102          1            12/20/02         00
    1865749                              05           02/01/03          0
    1865749                              N            01/01/33
    0


    8534757          286/286             F          218,000.00         ZZ
                                         360        217,391.03          4
                                       6.375          1,360.04         68
                                       6.125          1,360.04
    CHICAGO          IL   60615          2            12/12/02         00
    1792065                              05           02/01/03          0
    1792065                              N            01/01/33
    0


    8534759          286/286             F           65,700.00         ZZ
                                         360         65,498.14          2
                                       7.375            453.78         90
                                       7.125            453.78
    NORTH RICHLAND   TX   76180          2            11/15/02         10
    9579165                              05           01/01/03         25
    9579165                              N            12/01/32
    0


    8534771          286/286             F           56,800.00         ZZ
                                         360         56,520.42          1
                                       6.375            354.36         80
                                       6.125            354.36
    SHREVEPORT       LA   71106          5            01/31/03         00
    2003759                              05           03/01/03          0
    2003759                              N            02/01/33
    0


    8534785          286/286             F           67,644.00         ZZ
                                         360         67,463.94          1
                                       6.625            433.14         70
                                       6.375            433.14
    KETTERING        OH   45429          1            12/03/02         00
    1763592                              05           02/01/03          0
    1763592                              N            01/01/33
    0


1


    8534789          286/286             F          210,000.00         ZZ
                                         360        209,611.74          2
                                       6.500          1,327.35         67
                                       6.250          1,327.35
    KENILWORTH       NJ   07033          5            02/03/03         00
    1945192                              05           04/01/03          0
    1945192                              N            03/01/33
    0


    8534807          286/286             F           66,300.00         ZZ
                                         360         66,240.06          2
                                       6.500            419.07         65
                                       6.250            419.07
    VIRGINIA BEACH   VA   23452          5            02/03/03         00
    1946504                              05           04/01/03          0
    1946504                              N            03/01/33
    0


    8534813          286/286             F           72,000.00         ZZ
                                         360         71,761.85          1
                                       7.000            479.02         80
                                       6.750            479.02
    URBANA           IL   61801          1            11/14/02         00
    1716667                              05           01/01/03          0
    1716667                              N            12/01/32
    0


    8534819          286/286             F           50,400.00         ZZ
                                         360         50,224.93          1
                                       6.750            326.90         80
                                       6.500            326.90
    NORRISTOWN       PA   19401          5            11/06/02         00
    1709779                              05           01/01/03          0
    1709779                              N            12/01/32
    0


    8534821          286/286             F           56,000.00         ZZ
                                         360         55,950.59          1
                                       6.625            358.58         80
                                       6.375            358.58
    POTTSTOWN        PA   19464          5            02/11/03         00
    1945692                              05           04/01/03          0
    1945692                              N            03/01/33
    0


    8534823          286/286             F           74,800.00         ZZ
                                         360         74,075.94          1
                                       6.375            466.66         80
                                       6.125            466.66
1


    MCKEES ROCKS     PA   15136          1            10/31/02         00
    1716007                              05           12/01/02          0
    1716007                              N            11/01/32
    0


    8534855          286/286             F           32,000.00         ZZ
                                         360         31,943.71          1
                                       7.375            221.02         80
                                       7.125            221.02
    CRAWFORDSVILLE   IN   47933          2            01/21/03         00
    1862783                              05           03/01/03          0
    1862783                              N            02/01/33
    0


    8534857          286/286             F           55,900.00         ZZ
                                         360         55,808.08          1
                                       7.000            371.91         90
                                       6.750            371.91
    YOUNGTOWN        AZ   85363          1            01/15/03         12
    1862317                              05           03/01/03         25
    1862317                              N            02/01/33
    0


    8534859          286/286             F          271,200.00         ZZ
                                         360        270,708.33          1
                                       6.500          1,714.17         80
                                       6.250          1,714.17
    BEACH HAVEN PAR  NJ   08008          1            01/29/03         00
    1725826                              05           03/01/03          0
    1725826                              N            02/01/33
    0


    8534863          286/286             F          172,000.00         ZZ
                                         360        171,695.65          1
                                       6.625          1,101.34         80
                                       6.375          1,101.34
    DALE CITY        VA   22193          1            01/31/03         00
    1933974                              05           03/01/03          0
    1933974                              N            02/01/33
    0


    8534873          286/286             F           37,500.00         ZZ
                                         360         37,351.94          1
                                       7.250            255.82         67
                                       7.000            255.82
    AKRON            OH   44306          2            10/31/02         00
    1738524                              05           12/01/02          0
    1738524                              N            11/01/32
    0
1




    8534875          286/286             F           61,200.00         ZZ
                                         360         60,964.24          1
                                       7.375            422.70         90
                                       7.125            422.70
    NORMAL           IL   61761          1            10/30/02         10
    1703302                              05           12/01/02         25
    1703302                              N            11/01/32
    0


    8534883          286/286             F           52,100.00         ZZ
                                         360         51,943.85          2
                                       7.500            364.30         90
                                       7.250            364.30
    DAYTON           OH   45406          1            11/15/02         12
    1721805                              05           01/01/03         25
    1721805                              N            12/01/32
    0


    8534885          286/286             F           59,400.00         ZZ
                                         360         59,130.83          1
                                       7.000            395.19         90
                                       6.750            395.19
    PEARLAND         TX   77584          1            10/14/02         10
    1660271                              05           12/01/02         25
    1660271                              N            11/01/32
    0


    8534893          286/286             F           67,500.00         ZZ
                                         360         67,386.25          1
                                       6.875            443.43         90
                                       6.625            443.43
    INDIANAPOLIS     IN   46235          2            01/31/03         12
    1943846                              05           03/01/03         25
    1943846                              N            02/01/33
    0


    8534899          286/286             F          207,000.00         ZZ
                                         360        206,202.71          1
                                       7.375          1,429.70         80
                                       7.125          1,429.70
    ANNAPOLIS        MD   21401          2            10/30/02         00
    1574575                              05           12/01/02          0
    1574575                              N            11/01/32
    0


    8534907          286/286             F          220,000.00         ZZ
                                         360        219,560.86          2
1


                                       6.000          1,319.02         80
                                       5.750          1,319.02
    N WILDWOOD       NJ   08260          5            01/14/03         00
    1882410                              05           03/01/03          0
    1882410                              N            02/01/33
    0


    8534909          286/286             F           54,000.00         ZZ
                                         360         53,950.19          2
                                       6.500            341.32         75
                                       6.250            341.32
    SPOKANE          WA   99207          5            02/05/03         00
    1884266                              05           04/01/03          0
    1884266                              N            03/01/33
    0


    8534915          286/286             F          215,000.00         ZZ
                                         360        214,108.49          1
                                       7.000          1,430.40         70
                                       6.750          1,430.40
    READING          MA   01867          2            10/31/02         00
    1683096                              05           12/01/02          0
    1683096                              N            11/01/32
    0


    8534921          286/286             F           71,100.00         ZZ
                                         360         70,864.79          1
                                       7.000            473.04         90
                                       6.750            473.04
    COCOA            FL   32927          1            11/08/02         14
    1729950                              01           01/01/03         25
    1729950                              N            12/01/32
    0


    8534923          286/286             F          171,960.00         ZZ
                                         360        171,640.61          1
                                       6.375          1,072.81         80
                                       6.125          1,072.81
    DALLAS           TX   75287          1            01/30/03         00
    1935668                              05           03/01/03          0
    1935668                              N            02/01/33
    0


    8534925          286/286             F           49,000.00         ZZ
                                         360         48,957.81          1
                                       6.750            317.82         70
                                       6.500            317.82
    ORLANDO          FL   32805          2            02/07/03         00
    2004214                              05           04/01/03          0
1


    2004214                              N            03/01/33
    0


    8534927          286/286             F           56,000.00         ZZ
                                         360         55,893.44          1
                                       6.250            344.81         80
                                       6.000            344.81
    HAMMOND          IN   46323          1            01/30/03         00
    1945480                              05           03/01/03          0
    1945480                              N            02/01/33
    0


    8534929          286/286             F           56,000.00         ZZ
                                         360         55,893.44          1
                                       6.250            344.81         80
                                       6.000            344.81
    HAMMOND          IN   46323          1            01/30/03         00
    1945492                              05           03/01/03          0
    1945492                              N            02/01/33
    0


    8534933          286/286             F           63,450.00         ZZ
                                         360         63,234.90          1
                                       6.875            416.83         90
                                       6.625            416.83
    MADRAS           OR   97741          1            11/06/02         12
    1737613                              05           01/01/03         25
    1737613                              N            12/01/32
    0


    8534937          286/286             F          153,000.00         ZZ
                                         360        152,602.57          1
                                       6.750            992.36         75
                                       6.500            992.36
    ARVADA           CO   80004          5            12/27/02         00
    1818991                              05           02/01/03          0
    1818991                              N            01/01/33
    0


    8534957          286/286             F          156,000.00         ZZ
                                         360        155,458.16          2
                                       6.750          1,011.82         80
                                       6.500          1,011.82
    TUCSON           AZ   85710          5            11/05/02         00
    1396885                              05           01/01/03          0
    1396885                              N            12/01/32
    0


1


    8534959          286/286             F           55,080.00         ZZ
                                         360         54,993.74          1
                                       7.250            375.75         90
                                       7.000            375.75
    WHITEWATER       KS   67154          1            01/31/03         11
    1944609                              05           03/01/03         25
    1944609                              N            02/01/33
    0


    8534961          286/286             F           96,800.00         ZZ
                                         360         96,528.45          1
                                       6.625            619.82         80
                                       6.375            619.82
    TUCKER           GA   30084          2            01/30/03         00
    1764986                              05           03/01/03          0
    1764986                              N            02/01/33
    0


    8534965          286/286             F           63,162.00         ZZ
                                         360         62,953.07          1
                                       7.000            420.22         90
                                       6.750            420.22
    NICHOLASVILLE    KY   40356          1            11/18/02         11
    1646018                              05           01/01/03         25
    1646018                              N            12/01/32
    0


    8534975          286/286             F          156,000.00         ZZ
                                         360        155,431.29          1
                                       6.500            986.03         61
                                       6.250            986.03
    BEAVERCREEK      OH   45432          1            11/08/02         00
    1685133                              05           01/01/03          0
    1685133                              N            12/01/32
    0


    8534989          286/286             F           56,800.00         ZZ
                                         360         56,706.59          1
                                       7.000            377.90         80
                                       6.750            377.90
    DOUGLASSVILLE    PA   19518          1            01/14/03         00
    1875905                              05           03/01/03          0
    1875905                              N            02/01/33
    0


    8534993          286/286             F           68,400.00         ZZ
                                         360         68,184.62          1
                                       7.250            466.61         90
                                       7.000            466.61
1


    VIRGINIA BEACH   VA   23456          1            11/18/02         10
    1758277                              05           01/01/03         25
    1758277                              N            12/01/32
    0


    8535003          286/286             F          160,000.00         ZZ
                                         360        159,851.80          1
                                       6.375            998.20         44
                                       6.125            998.20
    MISSION VIEJO    CA   92692          5            02/20/03         00
    1997030                              05           04/01/03          0
    1997030                              N            03/01/33
    0


    8535007          286/286             F           54,400.00         ZZ
                                         360         54,357.56          1
                                       7.250            371.11         80
                                       7.000            371.11
    MACON            GA   31206          1            02/11/03         00
    1986283                              05           04/01/03          0
    1986283                              N            03/01/33
    0


    8535009          286/286             F          223,200.00         ZZ
                                         360        222,983.06          1
                                       6.125          1,356.19         80
                                       5.875          1,356.19
    MURRIETTA        CA   92560          1            01/29/03         00
    2003966                              05           04/01/03          0
    2003966                              N            03/01/33
    0


    8535013          286/286             F           64,000.00         ZZ
                                         360         63,894.76          1
                                       7.000            425.80         80
                                       6.750            425.80
    INDIANAPOLIS     IN   46203          2            01/29/03         00
    1909785                              05           03/01/03          0
    1909785                              N            02/01/33
    0


    8535015          286/286             F           61,000.00         ZZ
                                         360         60,899.69          1
                                       7.000            405.84         77
                                       6.750            405.84
    INDIANAPOLIS     IN   46201          2            01/29/03         00
    1909817                              05           03/01/03          0
    1909817                              N            02/01/33
    0
1




    8535017          286/286             F           58,000.00         ZZ
                                         360         57,904.63          1
                                       7.000            385.88         80
                                       6.750            385.88
    INDIANAPOLIS     IN   46203          2            01/29/03         00
    1909833                              05           03/01/03          0
    1909833                              N            02/01/33
    0


    8535019          286/286             F           53,600.00         ZZ
                                         360         53,511.86          1
                                       7.000            356.61         80
                                       6.750            356.61
    INDINAPOLIS      IN   46203          2            01/29/03         00
    1909870                              05           03/01/03          0
    1909870                              N            02/01/33
    0


    8535021          286/286             F           56,000.00         ZZ
                                         360         55,889.07          1
                                       7.000            372.57         80
                                       6.750            372.57
    INDIANAPOLIS     IN   46203          2            01/29/03         00
    1909877                              05           03/01/03          0
    1909877                              N            02/01/33
    0


    8535023          286/286             F           46,200.00         ZZ
                                         360         45,923.53          1
                                       6.875            303.51         70
                                       6.625            303.51
    JACKSONVILLE     FL   32209          5            09/05/02         00
    1550452                              05           10/01/02          0
    1550452                              N            09/01/32
    0


    8535033          286/286             F           54,760.00         ZZ
                                         360         54,705.48          1
                                       6.000            328.32         90
                                       5.750            328.32
    BOISE            ID   83704          1            02/04/03         12
    1946887                              01           04/01/03         25
    1946887                              N            03/01/33
    0


    8535053          286/286             F           38,500.00         ZZ
                                         360         38,467.65          1
1


                                       6.875            252.92         60
                                       6.625            252.92
    DES MOINES       IA   50317          2            02/21/03         00
    2020304                              05           04/01/03          0
    2020304                              N            03/01/33
    0


    8535063          286/286             F           51,000.00         ZZ
                                         360         50,952.76          1
                                       6.375            318.18         74
                                       6.125            318.18
    DAYTON           OH   45432          5            02/07/03         00
    1964999                              05           04/01/03          0
    1964999                              N            03/01/33
    0


    8535065          286/286             F          200,500.00         ZZ
                                         360        200,323.10          1
                                       6.625          1,283.83         34
                                       6.375          1,283.83
    SAN FRANCISCO    CA   94112          2            01/31/03         00
    1943190                              05           04/01/03          0
    1943190                              N            03/01/33
    0


    8535071          286/286             F          164,000.00         ZZ
                                         360        163,872.06          4
                                       7.250          1,118.77         28
                                       7.000          1,118.77
    SANTA ROSA       CA   95404          1            02/06/03         00
    2012387                              05           04/01/03          0
    2012387                              N            03/01/33
    0


    8535077          286/286             F           64,250.00         ZZ
                                         360         64,139.05          1
                                       6.750            416.73         90
                                       6.500            416.73
    OROVILLE         CA   95966          1            01/30/03         10
    2009801                              05           03/01/03         30
    2009801                              N            02/01/33
    0


    8535079          286/286             F          184,000.00         ZZ
                                         360        183,841.57          2
                                       6.750          1,193.43         80
                                       6.500          1,193.43
    ANACORTES        WA   98221          1            02/07/03         00
    1969624                              05           04/01/03          0
1


    1969624                              N            03/01/33
    0


    8535081          286/286             F           37,800.00         ZZ
                                         360         37,770.51          1
                                       7.250            257.87         90
                                       7.000            257.87
    PHILADELPHIA     PA   19145          1            02/24/03         11
    1848954                              05           04/01/03         25
    1848954                              N            03/01/33
    0


    8535083          286/286             F           40,500.00         ZZ
                                         360         40,468.40          1
                                       7.250            276.29         90
                                       7.000            276.29
    PHILADELPHIA     PA   19146          1            02/24/03         11
    1849013                              05           04/01/03         25
    1849013                              N            03/01/33
    0


    8535091          286/286             F           54,000.00         ZZ
                                         360         53,902.10          1
                                       6.500            341.32         90
                                       6.250            341.32
    COALINGA         CA   93210          1            01/22/03         10
    1921980                              05           03/01/03         25
    1921980                              N            02/01/33
    0


    8535095          286/286             F           48,000.00         ZZ
                                         360         47,959.67          1
                                       6.875            315.33         80
                                       6.625            315.33
    INDIANAPOLIS     IN   46201          1            02/20/03         00
    2038586                              05           04/01/03          0
    2038586                              N            03/01/33
    0


    8535101          286/286             F          136,000.00         ZZ
                                         360        135,870.95          1
                                       6.250            837.38         80
                                       6.000            837.38
    LACEY            WA   98503          1            02/18/03         00
    2002202                              05           04/01/03          0
    2002202                              N            03/01/33
    0


1


    8535103          286/286             F           32,000.00         ZZ
                                         360         31,949.91          1
                                       7.250            218.30         80
                                       7.000            218.30
    YOUNGSTOWN       OH   44511          1            01/31/03         00
    1978200                              05           03/01/03          0
    1978200                              N            02/01/33
    0


    8535113          286/286             F           62,000.00         ZZ
                                         360         61,887.58          1
                                       6.500            391.88         80
                                       6.250            391.88
    GARLAND          TX   75042          1            01/30/03         00
    1957850                              05           03/01/03          0
    1957850                              N            02/01/33
    0


    8535115          286/286             F          206,250.00         ZZ
                                         360        205,893.84          1
                                       6.750          1,337.74         75
                                       6.500          1,337.74
    ROSEVILLE        CA   95747          5            01/27/03         00
    1847908                              05           03/01/03          0
    1847908                              N            02/01/33
    0


    8535125          286/286             F          160,000.00         ZZ
                                         360        159,851.80          1
                                       6.375            998.20         58
                                       6.125            998.20
    PORT HUENEME     CA   93041          5            02/03/03         00
    1994709                              05           04/01/03          0
    1994709                              N            03/01/33
    0


    8535135          286/286             F           60,000.00         ZZ
                                         360         59,891.21          1
                                       6.500            379.25         24
                                       6.250            379.25
    LA HABRA         CA   90631          5            01/15/03         00
    1908744                              05           03/01/03          0
    1908744                              N            02/01/33
    0


    8535141          286/286             F          311,250.00         ZZ
                                         360        310,961.72          1
                                       6.375          1,941.80         75
                                       6.125          1,941.80
1


    LOS ANGELES      CA   90066          5            02/06/03         00
    1971341                              05           04/01/03          0
    1971341                              N            03/01/33
    0


    8535143          286/286             F           45,000.00         ZZ
                                         360         44,962.19          1
                                       6.875            295.62         90
                                       6.625            295.62
    INDIANAPOLIS     IN   46218          1            02/12/03         10
    1978414                              05           04/01/03         25
    1978414                              N            03/01/33
    0


    8535145          286/286             F          220,000.00         ZZ
                                         360        219,828.38          1
                                       7.250          1,500.79         69
                                       7.000          1,500.79
    SAN DIEGO        CA   92139          2            02/07/03         00
    1959353                              05           04/01/03          0
    1959353                              N            03/01/33
    0


    8535147          286/286             F           75,550.00         ZZ
                                         360         75,422.69          1
                                       6.875            496.31         80
                                       6.625            496.31
    FORT MYERS       FL   33919          1            01/31/03         00
    0001243228                           01           03/01/03          0
    0001243228                           N            02/01/33
    0


    8535153          286/286             F          161,200.00         ZZ
                                         360        160,934.95          1
                                       7.000          1,072.47         80
                                       6.750          1,072.47
    COLLEGE PARK     MD   20740          2            01/30/03         00
    0001243421                           05           03/01/03          0
    0001243421                           N            02/01/33
    0


    8535161          286/286             F          303,000.00         ZZ
                                         360        302,739.12          4
                                       6.750          1,965.26         38
                                       6.500          1,965.26
    SAN DIEGO        CA   92107          2            02/12/03         00
    1998645                              05           04/01/03          0
    1998645                              N            03/01/33
    0
1




    8535163          286/286             F          295,800.00         ZZ
                                         360        295,545.32          4
                                       6.750          1,918.56         30
                                       6.500          1,918.56
    SAN DIEGO        CA   92109          2            02/12/03         00
    1998740                              05           04/01/03          0
    1998740                              N            03/01/33
    0


    8535165          286/286             F          166,000.00         ZZ
                                         360        165,834.74          2
                                       6.000            995.26         44
                                       5.750            995.26
    MARTINEZ         CA   94553          1            02/04/03         00
    2023404                              05           04/01/03          0
    2023404                              N            03/01/33
    0


    8535167          286/286             F           64,000.00         ZZ
                                         360         63,946.23          2
                                       6.875            420.44         80
                                       6.625            420.44
    NORRISTOWN       PA   19401          1            02/18/03         00
    1982642                              05           04/01/03          0
    1982642                              N            03/01/33
    0


    8535175          286/286             F          169,600.00         ZZ
                                         360        169,307.12          2
                                       6.750          1,100.02         80
                                       6.500          1,100.02
    GEORGETOWN       TX   78626          1            01/31/03         00
    1959011                              05           03/01/03          0
    1959011                              N            02/01/33
    0


    8535191          286/286             F          159,600.00         ZZ
                                         360        159,448.56          3
                                       6.250            982.69         70
                                       6.000            982.69
    PAWTUCKET        RI   02860          5            02/14/03         00
    1911900                              05           04/01/03          0
    1911900                              N            03/01/33
    0


    8535197          286/286             F           64,500.00         ZZ
                                         360         64,332.45          1
1


                                       6.750            418.35         62
                                       6.500            418.35
    ROCKWALL         TX   75032          2            12/31/02         00
    1712482                              01           02/01/03          0
    1712482                              N            01/01/33
    0


    8535201          286/286             F          148,800.00         ZZ
                                         360        148,658.81          1
                                       6.250            916.19         80
                                       6.000            916.19
    RED WING         MN   55066          5            02/07/03         00
    2009572                              05           04/01/03          0
    2009572                              N            03/01/33
    0


    8535203          286/286             F          151,000.00         ZZ
                                         360        150,863.49          2
                                       6.500            954.43         60
                                       6.250            954.43
    PACOIMA AREA     CA   91331          2            02/11/03         00
    1736497                              05           04/01/03          0
    1736497                              N            03/01/33
    0


    8535209          286/286             F          260,000.00         ZZ
                                         360        259,741.16          1
                                       6.000          1,558.84         80
                                       5.750          1,558.84
    BARRINGTON       IL   60010          2            02/19/03         00
    1827823                              05           04/01/03          0
    1827823                              N            03/01/33
    0


    8535211          286/286             F          237,750.00         ZZ
                                         360        237,513.31          1
                                       6.000          1,425.44         75
                                       5.750          1,425.44
    BARRINGTON       IL   60010          2            02/19/03         00
    1974772                              05           04/01/03          0
    1974772                              N            03/01/33
    0


    8535215          286/286             F          180,000.00         ZZ
                                         360        179,820.80          1
                                       6.000          1,079.20         75
                                       5.750          1,079.20
    ELGIN            IL   60120          2            02/19/03         00
    1974856                              05           04/01/03          0
1


    1974856                              N            03/01/33
    0


    8535217          286/286             F           55,800.00         ZZ
                                         360         55,689.58          1
                                       7.000            371.24         90
                                       6.750            371.24
    SOUTH BEND       IN   46628          1            01/28/03         14
    1963087                              05           03/01/03         25
    1963087                              N            02/01/33
    0


    8535219          286/286             F           51,900.00         ZZ
                                         360         51,851.93          1
                                       6.375            323.79         80
                                       6.125            323.79
    MADISON          OH   44057          1            02/04/03         00
    1979008                              05           04/01/03          0
    1979008                              N            03/01/33
    0


    8535227          286/286             F           47,700.00         ZZ
                                         360         47,661.85          1
                                       7.125            321.37         90
                                       6.875            321.37
    GERBER           CA   96035          1            02/07/03         14
    1935350                              05           04/01/03         25
    1935350                              N            03/01/33
    0


    8535231          286/286             F           50,250.00         ZZ
                                         360         50,171.35          1
                                       7.250            342.80         75
                                       7.000            342.80
    FORT WAYNE       IN   46806          2            01/28/03         00
    1890098                              05           03/01/03          0
    1890098                              N            02/01/33
    0


    8535233          286/286             F           37,500.00         ZZ
                                         360         37,441.31          1
                                       7.250            255.82         75
                                       7.000            255.82
    FORT WAYNE       IN   46806          2            01/28/03         00
    1890177                              05           03/01/03          0
    1890177                              N            02/01/33
    0


1


    8535237          286/286             F           35,000.00         ZZ
                                         360         34,972.69          1
                                       7.250            238.77         48
                                       7.000            238.77
    JACKSONVILLE     FL   32223          5            02/19/03         00
    1994658                              05           04/01/03          0
    1994658                              N            03/01/33
    0


    8535243          286/286             F           50,000.00         ZZ
                                         360         49,902.55          1
                                       6.125            303.81         42
                                       5.875            303.81
    PHOENIX          AZ   85027          5            01/29/03         00
    0001244076                           05           03/01/03          0
    0001244076                           N            02/01/33
    0


    8535261          286/286             F          138,600.00         ZZ
                                         360        138,222.06          1
                                       6.500            876.05         90
                                       6.250            876.05
    LEWISVILLE       TX   75077          1            12/31/02         04
    1922726                              05           02/01/03         30
    1922726                              N            01/01/33
    0


    8535265          286/286             F          228,000.00         ZZ
                                         360        227,798.84          2
                                       6.625          1,459.91         57
                                       6.375          1,459.91
    CARMICHAEL       CA   95608          5            02/12/03         00
    1989548                              05           04/01/03          0
    1989548                              N            03/01/33
    0


    8535269          286/286             F          172,065.00         ZZ
                                         360        171,753.06          2
                                       6.500          1,087.57         65
                                       6.250          1,087.57
    PUYALLUP         WA   98374          2            01/31/03         00
    1920938                              05           03/01/03          0
    1920938                              N            02/01/33
    0


    8535271          286/286             F          172,316.00         ZZ
                                         360        172,003.59          2
                                       6.500          1,089.16         66
                                       6.250          1,089.16
1


    PUYALLUP         WA   98374          2            01/31/03         00
    1920939                              05           03/01/03          0
    1920939                              N            02/01/33
    0


    8535279          286/286             F          420,000.00         ZZ
                                         360        419,638.38          3
                                       6.750          2,724.12         70
                                       6.500          2,724.12
    EL CERRITO       CA   94530          5            02/07/03         00
    2004056                              05           04/01/03          0
    2004056                              N            03/01/33
    0


    8535287          286/286             F           90,400.00         ZZ
                                         360         90,141.39          1
                                       6.375            563.98         80
                                       6.125            563.98
    MANSFIELD        TX   76063          1            12/30/02         00
    1904658                              05           02/01/03          0
    1904658                              N            01/01/33
    0


    8535289          286/286             F           69,900.00         ZZ
                                         360         69,841.27          1
                                       6.875            459.20         59
                                       6.625            459.20
    PHOENIX          AZ   85006          2            02/14/03         00
    1987998                              05           04/01/03          0
    1987998                              N            03/01/33
    0


    8535311          286/286             F           67,000.00         ZZ
                                         360         66,933.30          1
                                       6.000            401.70         75
                                       5.750            401.70
    SPOKANE          WA   99206          5            02/25/03         00
    2012586                              05           04/01/03          0
    2012586                              N            03/01/33
    0


    8535319          286/286             F           65,250.00         ZZ
                                         360         65,122.83          1
                                       6.125            396.47         90
                                       5.875            396.47
    SILVER SPRING    MD   20906          1            01/30/03         10
    2011645                              01           03/01/03         25
    2011645                              N            02/01/33
    0
1




    8535339          286/286             F           66,000.00         ZZ
                                         360         65,896.71          1
                                       7.250            450.24         80
                                       7.000            450.24
    WESLEY CHAPEL    FL   33543          1            01/31/03         00
    1985959                              05           03/01/03          0
    1985959                              N            02/01/33
    0


    8535341          286/286             F          155,200.00         ZZ
                                         360        155,052.73          1
                                       6.250            955.60         80
                                       6.000            955.60
    LA VERNE         CA   91750          1            02/04/03         00
    2012205                              05           04/01/03          0
    2012205                              N            03/01/33
    0


    8535355          286/286             F          342,000.00         ZZ
                                         360        341,690.82          2
                                       6.500          2,161.68         69
                                       6.250          2,161.68
    ENCINITAS        CA   92024          2            02/14/03         00
    2043617                              05           04/01/03          0
    2043617                              N            03/01/33
    0


    8535357          286/286             F          308,000.00         ZZ
                                         360        307,721.56          1
                                       6.500          1,946.77         56
                                       6.250          1,946.77
    CARLSBAD         CA   92008          2            02/14/03         00
    2043652                              05           04/01/03          0
    2043652                              N            03/01/33
    0


    8535365          286/286             F           48,000.00         ZZ
                                         360         47,917.11          1
                                       6.750            311.33         74
                                       6.500            311.33
    INDIANAPOLIS     IN   46219          5            01/30/03         00
    1918943                              05           03/01/03          0
    1918943                              N            02/01/33
    0


    8535381          K15/G02             F          168,800.00         ZZ
                                         360        168,800.00          1
1


                                       6.125          1,025.65         80
                                       5.875          1,025.65
    SANDOWN          NH   03873          5            03/04/03         00
    0435539135                           05           05/01/03          0
    007105509536                         O            04/01/33
    0


    8535451          K15/G02             F          200,000.00         ZZ
                                         360        199,796.09          1
                                       5.875          1,183.08         84
                                       5.625          1,183.08
    PATCHOGUE        NY   11772          5            02/25/03         41
    0435540406                           05           04/01/03         12
    020705511893                         O            03/01/33
    0


    8535465          N74/G02             F          168,000.00         ZZ
                                         360        167,840.60          1
                                       6.250          1,034.40         80
                                       6.000          1,034.40
    CENTREVILLE      VA   20121          5            03/12/03         00
    0435556261                           03           04/17/03          0
    0031940010                           O            03/17/33
    0


    8535469          962/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.250            886.63         80
                                       6.000            886.63
    JAMESTOWN        ND   58401          2            03/07/03         00
    0435544747                           05           05/01/03          0
    1                                    O            04/01/33
    0


    8535503          B57/G02             F           90,000.00         ZZ
                                         360         89,916.65          1
                                       6.375            561.48         75
                                       6.125            561.48
    PEORIA           AZ   85345          1            02/25/03         00
    0435553557                           05           04/01/03          0
    20001429                             N            03/01/33
    0


    8535977          M18/G02             F          237,500.00         ZZ
                                         360        237,500.00          1
                                       6.750          1,540.42         73
                                       6.500          1,540.42
    COSTA MESA       CA   92627          2            03/04/03         00
    0435536362                           05           05/01/03          0
1


    980102270                            N            04/01/33
    0


    8536013          A35/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.250            886.63         71
                                       6.000            886.63
    BRENTWOOD        NY   11717          5            03/10/03         00
    0435552369                           05           05/01/03          0
    5294                                 O            04/01/33
    0


    8536577          E82/G02             F          131,800.00         ZZ
                                         360        131,800.00          1
                                       6.125            800.83         80
                                       5.875            800.83
    BARHAMSVILLE     VA   23011          2            03/14/03         00
    0400790325                           05           05/01/03          0
    0400790325                           O            04/01/33
    0


    8536595          E82/G02             F          126,600.00         ZZ
                                         360        126,600.00          1
                                       6.125            769.23         77
                                       5.875            769.23
    HILLSBOROUGH     NC   27278          2            03/13/03         00
    0400775107                           05           05/01/03          0
    0400771507                           O            04/01/33
    0


    8536891          N47/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       5.875            591.54         40
                                       5.625            591.54
    LOS ANGELES      CA   90047          5            03/05/03         00
    0435559372                           05           05/01/03          0
    30502242                             O            04/01/33
    0


    8537249          E22/G02             F           96,425.00         ZZ
                                         360         96,425.00          1
                                       7.625            682.49         95
                                       7.375            682.49
    GADSDEN          AL   35903          5            03/12/03         04
    0415884907                           05           05/01/03         30
    0415884907                           O            04/01/33
    0


1


    8537281          E22/G02             F          178,500.00         ZZ
                                         360        178,500.00          1
                                       6.125          1,084.58         78
                                       5.875          1,084.58
    BRIGHTON         CO   80601          2            03/12/03         00
    0416169894                           05           05/01/03          0
    0416169894                           O            04/01/33
    0


    8537283          E22/G02             F          251,250.00         ZZ
                                         360        251,250.00          1
                                       6.625          1,608.78         75
                                       6.375          1,608.78
    MERRIMACK        NH   03054          2            03/12/03         00
    0416170900                           05           05/01/03          0
    0416170900                           O            04/01/33
    0


    8537287          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       6.125          1,203.07         74
                                       5.875          1,203.07
    DALLAS           TX   75252          5            03/12/03         00
    0416176816                           05           05/01/03          0
    0416176816                           O            04/01/33
    0


    8537289          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.000          2,158.38         62
                                       5.750          2,158.38
    SAN FRANCISCO    CA   94116          2            03/10/03         00
    0416177608                           07           05/01/03          0
    0416177608                           O            04/01/33
    0


    8537301          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.625            544.26         68
                                       6.375            544.26
    LEWISVILLE       TX   75077          5            03/12/03         00
    0416184646                           05           05/01/03          0
    0416184646                           O            04/01/33
    0


    8537313          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.125          1,519.03         36
                                       5.875          1,519.03
1


    SOUTH LAKE TAHO  CA   96150          5            03/08/03         00
    0416186583                           05           05/01/03          0
    0416186583                           O            04/01/33
    0


    8537357          E22/G02             F           95,750.00         ZZ
                                         360         95,750.00          1
                                       6.625            613.10        100
                                       6.375            613.10
    POMPANO BEACH    FL   33068          1            03/17/03         01
    0416312031                           08           05/01/03         35
    0416312031                           O            04/01/33
    0


    8537537          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.750            767.94         80
                                       6.500            767.94
    AUSTIN           TX   78748          5            03/10/03         00
    0416135242                           05           05/01/03          0
    0416135242                           O            04/01/33
    0


    8537539          A06/G02             F           59,500.00         ZZ
                                         360         59,500.00          1
                                       6.500            376.09         75
                                       6.250            376.09
    DETROIT          MI   48228          5            03/14/03         00
    0435547138                           05           05/01/03          0
    100010300593                         N            04/01/33
    0


    8537555          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.125          2,369.68         79
                                       5.875          2,369.68
    BELLAIRE         TX   77401          5            03/12/03         00
    0416230548                           05           05/01/03          0
    0416230548                           O            04/01/33
    0


    8537567          E22/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
                                       6.875            672.70         80
                                       6.625            672.70
    BRIDGEWATER TOW  NJ   08807          1            03/17/03         00
    0416245611                           01           05/01/03          0
    0416245611                           N            04/01/33
    0
1




    8537579          E22/G02             F          113,000.00         ZZ
                                         360        113,000.00          1
                                       5.875            668.44         77
                                       5.625            668.44
    GRAND RAPIDS     MI   49504          2            03/12/03         00
    0416253425                           05           05/01/03          0
    0416253425                           O            04/01/33
    0


    8537585          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       5.875            899.14         93
                                       5.625            899.14
    ATHENS           AL   35611          2            03/12/03         04
    0416260495                           05           05/01/03         30
    0416260495                           O            04/01/33
    0


    8537595          E22/G02             F          315,000.00         ZZ
                                         360        315,000.00          1
                                       6.125          1,913.97         57
                                       5.875          1,913.97
    CORRALES         NM   87048          5            03/12/03         00
    0416271435                           05           05/01/03          0
    0416271435                           O            04/01/33
    0


    8537597          E22/G02             F          331,500.00         ZZ
                                         360        331,500.00          1
                                       6.375          2,068.13         85
                                       6.125          2,068.13
    LEOMINSTER       MA   01453          5            03/12/03         01
    0416277630                           05           05/01/03         12
    0416277630                           O            04/01/33
    0


    8537601          E22/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
                                       6.125          1,081.55         85
                                       5.875          1,081.55
    NORTHGLENN       CO   80233          2            03/12/03         10
    0416277812                           05           05/01/03         25
    0416277812                           O            04/01/33
    0


    8537617          E22/G02             F          253,000.00         ZZ
                                         360        253,000.00          1
1


                                       6.250          1,557.76         77
                                       6.000          1,557.76
    FERNANDINA BEAC  FL   32034          5            03/12/03         00
    0416392405                           05           05/01/03          0
    0416392405                           O            04/01/33
    0


    8537621          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       5.875          2,129.54         80
                                       5.625          2,129.54
    HARWINTON        CT   06791          2            03/12/03         00
    0416400471                           05           05/01/03          0
    0416400471                           O            04/01/33
    0


    8537625          E22/G02             F          123,700.00         ZZ
                                         360        123,700.00          1
                                       6.500            781.87         80
                                       6.250            781.87
    MORENO VALLEY    CA   92551          2            03/10/03         00
    0416403608                           05           05/01/03          0
    0416403608                           N            04/01/33
    0


    8537665          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.875          1,918.23         80
                                       6.625          1,918.23
    CRESSKILL        NJ   07626          5            03/11/03         00
    0415950260                           05           05/01/03          0
    0415950260                           O            04/01/33
    0


    8537691          E22/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
                                       6.250          2,832.30         80
                                       6.000          2,832.30
    ORLANDO          FL   32804          5            03/10/03         00
    0416017101                           05           05/01/03          0
    0416017101                           O            04/01/33
    0


    8537701          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       5.875          1,035.19         73
                                       5.625          1,035.19
    WARWICK          RI   02886          5            03/12/03         00
    0416031268                           05           05/01/03          0
1


    0416031268                           O            04/01/33
    0


    8537705          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.125            546.85         78
                                       5.875            546.85
    NELLYSFORD       VA   22958          2            03/12/03         00
    0416051068                           05           05/01/03          0
    0416051068                           O            04/01/33
    0


    8537713          E22/G02             F           62,250.00         ZZ
                                         360         62,250.00          1
                                       6.625            398.59         75
                                       6.375            398.59
    KATY             TX   77449          5            03/17/03         00
    0416194272                           03           05/01/03          0
    0416194272                           N            04/01/33
    0


    8537717          E22/G02             F           60,150.00         ZZ
                                         360         60,150.00          1
                                       6.875            395.14         80
                                       6.625            395.14
    STAFFORD         TX   77477          1            03/17/03         00
    0416196285                           05           05/01/03          0
    0416196285                           N            04/01/33
    0


    8537743          E22/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       6.875            637.22         83
                                       6.625            637.22
    FLETCHER         NC   28732          5            03/11/03         04
    0416223469                           05           05/01/03         12
    0416223469                           O            04/01/33
    0


    8537823          A06/G02             F          331,000.00         ZZ
                                         360        331,000.00          1
                                       6.500          2,092.15         54
                                       6.250          2,092.15
    BIRMINGHAM       MI   48009          2            03/13/03         00
    0435548045                           05           05/01/03          0
    1000010300416                        N            04/01/33
    0


1


    8538051          A06/G02             F          414,100.00         ZZ
                                         360        414,100.00          1
                                       6.500          2,617.40         76
                                       6.250          2,617.40
    COMMERCE         MI   48383          2            03/05/03         00
    0435547955                           05           05/01/03          0
    021000020301873                      O            04/01/33
    0


    8538055          S25/G02             F          126,500.00         ZZ
                                         240        126,226.21          1
                                       6.000            906.29         93
                                       5.750            906.29
    MEMPHIS          TN   38115          5            02/28/03         11
    0435553656                           05           04/06/03         12
    426986392                            O            03/06/23
    0


    8538101          X52/G02             F          389,000.00         ZZ
                                         360        389,000.00          3
                                       6.625          2,490.81         66
                                       6.375          2,490.81
    KEY WEST         FL   33040          5            03/11/03         00
    0435534953                           05           05/01/03          0
    374665798                            O            04/01/33
    0


    8538343          Q14/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.125            486.09         89
                                       5.875            486.09
    DAVENPORT        IA   52804          2            03/12/03         01
    0435516778                           05           05/01/03         25
    0000311637                           O            04/01/33
    0


    8538353          Q14/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       6.500            743.31         80
                                       6.250            743.31
    MOUNT VERNON     IA   52314          5            03/13/03         00
    0435542840                           05           05/01/03          0
    0000311820                           O            04/01/33
    0


    8538389          F25/G02             F          425,000.00         ZZ
                                         360        425,000.00          2
                                       6.125          2,582.34         70
                                       5.875          2,582.34
1


    WHITE PLAINS     NY   10603          1            03/18/03         00
    0435553722                           05           05/01/03          0
    0669622                              O            04/01/33
    0


    8538477          W68/G02             F          131,200.00         ZZ
                                         360        131,092.45          1
                                       7.000            872.88         80
                                       6.750            872.88
    LEWISVILLE       TX   75067          5            02/21/03         00
    0435534565                           05           04/01/03          0
    3021112                              O            03/01/33
    0


    8538533          168/168             F           45,500.00         ZZ
                                         360         45,500.00          1
                                       6.750            295.11         70
                                       6.500            295.11
    ENDICOTT         NY   13760          5            03/07/03         00
    0099594145                           05           05/01/03          0
    0099594145                           N            04/01/33
    0


    8538777          714/G02             F          400,000.00         T
                                         360        400,000.00          1
                                       6.000          2,398.20         31
                                       5.750          2,398.20
    SISTER BAY       WI   54234          2            03/14/03         00
    0435534508                           05           05/01/03          0
    0667087                              O            04/01/33
    0


    8538781          M24/G02             F          292,800.00         ZZ
                                         360        292,800.00          1
                                       6.125          1,779.08         80
                                       5.875          1,779.08
    CHANDLER         AZ   85226          5            03/10/03         00
    0435553847                           03           05/01/03          0
    270209404                            O            04/01/33
    0


    8538869          M27/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.000          1,127.15         80
                                       5.750          1,127.15
    ANDERSON         SC   29625          1            03/14/03         00
    0435559166                           05           05/01/03          0
    0100064104                           O            04/01/33
    0
1




    8538873          P09/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.000          2,158.38         77
                                       5.750          2,158.38
    HERNDON          VA   20171          2            03/12/03         00
    0435570205                           03           05/01/03          0
    03020057                             O            04/01/33
    0


    8538877          F89/G02             F          414,500.00         ZZ
                                         360        414,500.00          1
                                       6.000          2,485.14         80
                                       5.750          2,485.14
    LOS ANGELES      CA   90045          1            03/05/03         00
    0435557434                           05           05/01/03          0
    11627911                             O            04/01/33
    0


    8538903          L20/G02             F           99,920.00         ZZ
                                         360         99,920.00          1
                                       6.000            599.07         80
                                       5.750            599.07
    ROY              UT   84067          1            03/14/03         00
    0435554084                           05           05/01/03          0
    1061070203                           O            04/01/33
    0


    8538945          U05/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.125          2,187.40         78
                                       5.875          2,187.40
    NEWBURY PARK     CA   91320          5            03/06/03         00
    0435537139                           05           05/01/03          0
    3314936                              O            04/01/33
    0


    8538991          E77/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    HAMPSTEAD        MD   21074          1            03/13/03         00
    0435553227                           05           05/01/03          0
    1020001716                           O            04/01/33
    0


    8539455          E82/G02             F           68,500.00         ZZ
                                         360         68,500.00          1
1


                                       6.125            416.21         70
                                       5.875            416.21
    GARLAND          TX   75043          2            03/14/03         00
    0400774378                           05           05/01/03          0
    0400774378                           O            04/01/33
    0


    8539479          E82/G02             F          168,450.00         ZZ
                                         360        168,450.00          1
                                       6.500          1,064.72         50
                                       6.250          1,064.72
    DALLAS           TX   75225          2            03/19/03         00
    0400757795                           05           05/01/03          0
    0400757795                           N            04/01/33
    0


    8539481          E82/G02             F          101,800.00         ZZ
                                         360        101,800.00          1
                                       6.625            651.84         85
                                       6.375            651.84
    CHESAPEAKE       VA   23322          2            03/17/03         04
    0400796017                           05           05/01/03         12
    0400796017                           N            04/01/33
    0


    8539499          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.250            554.15         80
                                       6.000            554.15
    BADIN            NC   28009          5            03/13/03         00
    0416023711                           05           05/01/03          0
    0416023711                           O            04/01/33
    0


    8539507          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          2
                                       6.750            596.71         66
                                       6.500            596.71
    SALT LAKE        UT   84116          2            02/28/03         00
    0416057107                           05           05/01/03          0
    0416057107                           N            04/01/33
    0


    8539509          E22/G02             F           84,800.00         ZZ
                                         360         84,800.00          1
                                       6.500            535.99         80
                                       6.250            535.99
    MIDDLEBURG       FL   32068          2            03/03/03         00
    0416057214                           05           05/01/03          0
1


    0416057214                           N            04/01/33
    0


    8539513          E22/G02             F          283,000.00         ZZ
                                         240        283,000.00          1
                                       6.750          2,151.83         90
                                       6.500          2,151.83
    COLUMBIA         SC   29229          5            03/13/03         01
    0416075950                           03           05/01/03         25
    0416075950                           O            04/01/23
    0


    8539551          E22/G02             F          167,200.00         ZZ
                                         360        167,200.00          1
                                       6.375          1,043.11         80
                                       6.125          1,043.11
    ALBUQUERQUE      NM   87114          2            03/18/03         00
    0416150365                           05           05/01/03          0
    0416150365                           N            04/01/33
    0


    8539557          E22/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
                                       6.375            668.79         80
                                       6.125            668.79
    COLORADO SPRING  CO   80916          5            03/13/03         00
    0416162378                           05           05/01/03          0
    0416162378                           O            04/01/33
    0


    8539587          E22/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.250            628.03         85
                                       6.000            628.03
    DALTON           OH   44618          5            03/13/03         04
    0416213767                           05           05/01/03         12
    0416213767                           O            04/01/33
    0


    8539593          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          1
                                       6.375          1,104.25         85
                                       6.125          1,104.25
    BEND             OR   97701          5            03/11/03         04
    0416217487                           05           05/01/03         12
    0416217487                           O            04/01/33
    0


1


    8539639          E22/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
                                       6.375          1,653.26         73
                                       6.125          1,653.26
    CAMARILLO        CA   93012          2            03/07/03         00
    0416280295                           05           05/01/03          0
    0416280295                           O            04/01/33
    0


    8539645          E22/G02             F           75,600.00         ZZ
                                         360         75,600.00          4
                                       6.750            490.34         90
                                       6.500            490.34
    FORT PIERCE      FL   34950          1            03/18/03         11
    0416287134                           05           05/01/03         25
    0416287134                           N            04/01/33
    0


    8539647          E22/G02             F           65,700.00         ZZ
                                         360         65,700.00          2
                                       6.750            426.13         90
                                       6.500            426.13
    FORT PIERCE      FL   34950          1            03/18/03         11
    0416287183                           05           05/01/03         25
    0416287183                           N            04/01/33
    0


    8539663          E22/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       7.125            771.41        100
                                       6.875            771.41
    STRASBURG        VA   22657          1            03/18/03         01
    0416300036                           05           05/01/03         35
    0416300036                           O            04/01/33
    0


    8539665          E22/G02             F          100,350.00         ZZ
                                         360        100,350.00          1
                                       6.125            609.74         90
                                       5.875            609.74
    MESQUITE         TX   75249          1            03/18/03         04
    0416300168                           05           05/01/03         25
    0416300168                           N            04/01/33
    0


    8539701          E22/G02             F          365,000.00         ZZ
                                         360        365,000.00          2
                                       6.375          2,277.13         85
                                       6.125          2,277.13
1


    OAKLAND          CA   94606          2            03/10/03         04
    0416313351                           05           05/01/03         12
    0416313351                           O            04/01/33
    0


    8539747          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          2
                                       6.250          1,015.93         59
                                       6.000          1,015.93
    ORANGEVALE       CA   95662          1            03/11/03         00
    0416355196                           05           05/01/03          0
    0416355196                           N            04/01/33
    0


    8540769          U42/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.750            486.45         52
                                       6.500            486.45
    GARLAND          TX   75043          1            03/17/03         00
    0435558374                           05           05/01/03          0
    12300766                             N            04/01/33
    0


    8540823          M27/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       5.875          1,774.61         38
                                       5.625          1,774.61
    WILMINGTON       NC   28403          2            03/14/03         00
    0435559224                           05           05/01/03          0
    600901294                            O            04/01/33
    0


    8541019          642/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       5.875            671.99         80
                                       5.625            671.99
    COLORADO SPRING  CO   80911          2            03/14/03         00
    0435577457                           05           05/01/03          0
    03173103                             O            04/01/33
    0


    8541055          952/G02             F          488,000.00         ZZ
                                         360        488,000.00          2
                                       6.375          3,044.49         80
                                       6.125          3,044.49
    BROOKLYN         NY   11215          5            03/12/03         00
    0435558416                           07           05/01/03          0
    03001370                             O            04/01/33
    0
1




    8541063          F25/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.500          2,275.44         80
                                       6.250          2,275.44
    SOUTH RIVER      NJ   08882          5            03/19/03         00
    0435558390                           05           05/01/03          0
    1                                    O            04/01/33
    0


    8541095          X67/G02             F          245,000.00         ZZ
                                         360        244,767.53          1
                                       6.250          1,508.51         75
                                       6.000          1,508.51
    SHINGLE SPRINGS  CA   95682          5            02/21/03         00
    0435553219                           05           04/01/03          0
    00283051                             O            03/01/33
    0


    8541139          168/168             F           90,000.00         T
                                         360         89,922.51          1
                                       6.750            583.74         79
                                       6.500            583.74
    PALM BAY         FL   32907          1            02/27/03         00
    0319627608                           05           04/01/03          0
    0319627608                           O            03/01/33
    0


    8541171          R80/G02             F           39,375.00         ZZ
                                         360         39,375.00          1
                                       6.500            248.88         70
                                       6.250            248.88
    MESA             AZ   85201          1            03/12/03         00
    0435610050                           09           05/01/03          0
    30520                                N            04/01/33
    0


    8541383          N74/G02             F          106,250.00         ZZ
                                         360        106,153.95          1
                                       6.500            671.57         85
                                       6.250            671.57
    FOREST           VA   24551          2            03/14/03         01
    0435558705                           05           04/19/03         12
    0031957010                           O            03/19/33
    0


    8541491          N47/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
1


                                       6.125          1,500.80         79
                                       5.875          1,500.80
    BELLFLOWER       CA   90706          5            03/07/03         00
    0435568670                           05           05/01/03          0
    30502955                             O            04/01/33
    0


    8541495          N47/G02             F          465,000.00         ZZ
                                         360        465,000.00          1
                                       6.250          2,863.08         74
                                       6.000          2,863.08
    SAN JOSE         CA   95130          2            03/11/03         00
    0435568746                           05           05/01/03          0
    20502175                             O            04/01/33
    0


    8541535          N47/G02             F          301,000.00         ZZ
                                         360        301,000.00          1
                                       6.375          1,877.85         74
                                       6.125          1,877.85
    SAN JOSE         CA   95122          5            03/11/03         00
    0435568761                           05           05/01/03          0
    20504252                             O            04/01/33
    0


    8541541          W68/G02             F          464,000.00         ZZ
                                         360        463,549.02          1
                                       6.125          2,819.31         80
                                       5.875          2,819.31
    MOUNTAIN VIEW    CA   94041          1            02/19/03         00
    0435542022                           05           04/01/03          0
    36234                                O            03/01/33
    0


    8541547          H58/G02             F          197,500.00         ZZ
                                         360        197,500.00          1
                                       6.500          1,248.34         76
                                       6.250          1,248.34
    MARTINSVILLE     IN   46151          5            03/07/03         00
    0435567854                           05           05/01/03          0
    0000135104                           O            04/01/33
    0


    8541617          G34/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.250          1,551.61         80
                                       6.000          1,551.61
    LAS VEGAS        NV   89108          5            03/11/03         00
    0435561451                           05           05/01/03          0
1


    77303025                             O            04/01/33
    0


    8541653          E47/G02             F          137,200.00         ZZ
                                         360        137,084.73          2
                                       6.875            901.31         51
                                       6.625            901.31
    CHICAGO          IL   60619          5            02/28/03         00
    0435557988                           05           04/01/03          0
    7360515188                           O            03/01/33
    0


    8541893          U05/G02             F          158,700.00         ZZ
                                         360        158,700.00          1
                                       6.500          1,003.09         69
                                       6.250          1,003.09
    SAN ANTONIO      TX   78209          5            03/14/03         00
    0435546767                           03           05/01/03          0
    3310058                              N            04/01/33
    0


    8541931          U05/G02             F          200,000.00         ZZ
                                         360        199,805.61          1
                                       6.125          1,215.22         58
                                       5.875          1,215.22
    SAN LORENZO      CA   94580          5            02/13/03         00
    0435549522                           03           04/01/03          0
    3304413                              O            03/01/33
    0


    8541983          X51/G02             F          530,000.00         ZZ
                                         360        530,000.00          1
                                       5.875          3,135.15         64
                                       5.625          3,135.15
    SONOMA           CA   95476          5            03/06/03         00
    0435547211                           05           05/01/03          0
    0030203004                           O            04/01/33
    0


    8541995          X51/G02             F          466,000.00         ZZ
                                         360        466,000.00          1
                                       6.000          2,793.91         79
                                       5.750          2,793.91
    KENSINGTON       CA   94708          5            03/05/03         00
    0435556493                           05           05/01/03          0
    0030218001                           O            04/01/33
    0


1


    8542005          E11/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.000          1,055.21         73
                                       5.750          1,055.21
    WATERTOWN        MN   55388          2            03/10/03         00
    0435554977                           05           05/01/03          0
    0003001055134                        O            04/01/33
    0


    8542015          P44/G02             F          629,000.00         ZZ
                                         360        629,000.00          1
                                       6.125          3,821.87         72
                                       5.875          3,821.87
    EAST FALMOUTH    MA   02536          5            03/12/03         00
    0435543905                           05           05/01/03          0
    RR20030256                           O            04/01/33
    0


    8542017          W99/G02             F          142,800.00         ZZ
                                         360        142,800.00          1
                                       6.125            867.67         97
                                       5.875            867.67
    PIEDMONT         SC   29673          2            03/17/03         12
    0435555081                           05           05/01/03         35
    93004439                             O            04/01/33
    0


    8542599          E22/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.000          1,930.55         67
                                       5.750          1,930.55
    AUSTIN           TX   78731          5            03/14/03         00
    0416359982                           03           05/01/03          0
    0416359982                           O            04/01/33
    0


    8542621          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
                                       6.500            611.84         80
                                       6.250            611.84
    SALEM            OR   97301          5            03/13/03         00
    0416386134                           05           05/01/03          0
    0416386134                           N            04/01/33
    0


    8542627          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.625            537.86         71
                                       6.375            537.86
1


    PUEBLO           CO   81003          2            03/19/03         00
    0416396869                           05           05/01/03          0
    0416396869                           N            04/01/33
    0


    8542633          E22/G02             F           78,300.00         ZZ
                                         240         78,300.00          1
                                       6.125            566.63         90
                                       5.875            566.63
    DECATUR          AL   35601          2            03/14/03         04
    0416400083                           05           05/01/03         25
    0416400083                           O            04/01/23
    0


    8542679          E22/G02             F           91,200.00         ZZ
                                         360         91,200.00          1
                                       6.125            554.14         68
                                       5.875            554.14
    TACOMA           WA   98406          2            03/03/03         00
    0416033421                           05           05/01/03          0
    0416033421                           N            04/01/33
    0


    8542681          E22/G02             F          143,000.00         ZZ
                                         240        143,000.00          2
                                       6.250          1,045.23         53
                                       6.000          1,045.23
    CLIFTON          NJ   07011          5            03/14/03         00
    0416043370                           05           05/01/03          0
    0416043370                           O            04/01/23
    0


    8542695          E22/G02             F          165,600.00         ZZ
                                         360        165,600.00          1
                                       6.125          1,006.20         80
                                       5.875          1,006.20
    TUALATIN         OR   97062          2            03/12/03         00
    0416059822                           05           05/01/03          0
    0416059822                           N            04/01/33
    0


    8542699          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          2
                                       6.375          2,245.93         75
                                       6.125          2,245.93
    SAN JOSE         CA   95112          5            03/11/03         00
    0416069623                           05           05/01/03          0
    0416069623                           N            04/01/33
    0
1




    8542703          E22/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       6.000            875.34         70
                                       5.750            875.34
    BIRMINGHAM       AL   35243          5            03/14/03         00
    0416077295                           05           05/01/03          0
    0416077295                           O            04/01/33
    0


    8542705          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.375            692.50         85
                                       6.125            692.50
    MORRISTON        FL   32668          5            03/14/03         10
    0416085504                           05           05/01/03         12
    0416085504                           O            04/01/33
    0


    8542711          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.500          1,845.64         78
                                       6.250          1,845.64
    ARCADIA          CA   91006          5            03/11/03         00
    0416100477                           05           05/01/03          0
    0416100477                           O            04/01/33
    0


    8542749          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.250          1,354.58         52
                                       6.000          1,354.58
    AVENTURA         FL   33180          5            03/14/03         00
    0416173409                           03           05/01/03          0
    0416173409                           O            04/01/33
    0


    8542755          E22/G02             F          221,000.00         ZZ
                                         360        221,000.00          1
                                       6.250          1,360.74         79
                                       6.000          1,360.74
    OVERLAND PARK    KS   66223          2            03/14/03         00
    0416181832                           03           05/01/03          0
    0416181832                           O            04/01/33
    0


    8542801          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
1


                                       6.000            899.33         44
                                       5.750            899.33
    PASO ROBLES      CA   93446          5            03/06/03         00
    0416234748                           05           05/01/03          0
    0416234748                           O            04/01/33
    0


    8542825          952/G02             F          532,000.00         ZZ
                                         360        532,000.00          1
                                       6.125          3,232.49         80
                                       5.875          3,232.49
    MERRICK          NY   11566          1            03/14/03         00
    0435571161                           05           05/01/03          0
    03001830                             O            04/01/33
    0


    8542831          E22/G02             F          426,000.00         ZZ
                                         360        426,000.00          1
                                       6.250          2,622.96         80
                                       6.000          2,622.96
    KINGWOOD         TX   77345          5            03/14/03         00
    0416267557                           03           05/01/03          0
    0416267557                           O            04/01/33
    0


    8542859          E22/G02             F          137,150.00         ZZ
                                         360        137,150.00          1
                                       6.500            866.88         78
                                       6.250            866.88
    EASLEY           SC   29642          2            03/14/03         00
    0416299931                           05           05/01/03          0
    0416299931                           O            04/01/33
    0


    8542867          E22/G02             F          198,750.00         ZZ
                                         360        198,750.00          1
                                       6.375          1,239.94         75
                                       6.125          1,239.94
    RYE              CO   81069          5            03/14/03         00
    0416305720                           05           05/01/03          0
    0416305720                           O            04/01/33
    0


    8542869          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       5.875            851.81         80
                                       5.625            851.81
    RIVERSIDE        CA   92509          1            03/07/03         00
    0416308583                           05           05/01/03          0
1


    0416308583                           O            04/01/33
    0


    8542907          E22/G02             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       6.125          2,491.20         75
                                       5.875          2,491.20
    SAN LEANDRO      CA   94577          5            03/12/03         00
    0416453330                           05           05/01/03          0
    0416453330                           O            04/01/33
    0


    8542927          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.625            614.70         80
                                       6.375            614.70
    PUEBLO           CO   81004          2            03/19/03         00
    0416558625                           05           05/01/03          0
    0416558625                           N            04/01/33
    0


    8542933          E22/G02             F          211,500.00         ZZ
                                         360        211,500.00          1
                                       6.125          1,285.10         90
                                       5.875          1,285.10
    VALLES  MINES    MO   63087          2            03/14/03         04
    0415128420                           05           05/01/03         25
    0415128420                           O            04/01/33
    0


    8542955          E22/G02             F          247,600.00         ZZ
                                         360        247,600.00          3
                                       6.000          1,484.49         80
                                       5.750          1,484.49
    HOUSTON          TX   77098          2            03/14/03         00
    0415978279                           05           05/01/03          0
    0415978279                           O            04/01/33
    0


    8542965          G34/G02             F          371,250.00         ZZ
                                         360        371,250.00          1
                                       6.000          2,225.83         75
                                       5.750          2,225.83
    DALLAS           TX   75230          2            03/10/03         00
    0435618285                           05           05/01/03          0
    85201053                             N            04/01/33
    0


1


    8543181          W35/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.050            949.37         75
                                       5.800            949.37
    GREAT BARRINGTO  MA   01230          5            03/12/03         00
    0435542626                           05           05/01/03          0
    17777                                O            04/01/33
    0


    8543211          U19/G02             F           82,800.00         ZZ
                                         360         82,721.44          1
                                       6.250            509.81         63
                                       6.000            509.81
    LONGMONT         CO   80501          2            02/24/03         00
    0435560610                           01           04/01/03          0
    0302130000                           O            03/01/33
    0


    8543241          U19/G02             F          232,750.00         ZZ
                                         360        232,750.00          1
                                       6.500          1,471.14         95
                                       6.250          1,471.14
    CASTLE ROCK      CO   80104          2            03/10/03         01
    0435562830                           03           05/01/03         30
    58041341                             O            04/01/33
    0


    8543257          U19/G02             F          209,000.00         ZZ
                                         360        208,806.42          1
                                       6.375          1,303.89         95
                                       6.125          1,303.89
    ARVADA           CO   80004          5            02/28/03         01
    0435560479                           05           04/01/03         35
    15150045                             O            03/01/33
    0


    8543299          956/956             F          348,000.00         ZZ
                                         360        347,650.77          1
                                       6.125          2,114.48         69
                                       5.875          2,114.48
    SAN RAFAEL       CA   94903          2            03/01/03         00
    113020016                            05           04/01/03          0
    113020016                            O            03/01/33
    0


    8543303          956/956             F          340,000.00         ZZ
                                         360        339,669.54          1
                                       6.125          2,065.88         60
                                       5.875          2,065.88
1


    SAN MATEO        CA   94401          2            02/24/03         00
    113020085                            05           04/01/03          0
    113020085                            O            03/01/33
    0


    8543315          956/956             F          350,000.00         ZZ
                                         360        349,643.16          1
                                       5.875          2,070.38         76
                                       5.625          2,070.38
    CHANDLER         AZ   85248          2            02/18/03         00
    413020003                            03           04/01/03          0
    413020003                            O            03/01/33
    0


    8543317          956/956             F          350,000.00         ZZ
                                         360        349,643.16          1
                                       5.875          2,070.38         80
                                       5.625          2,070.38
    LOS ANGELES      CA   90065          1            02/19/03         00
    512120104                            05           04/01/03          0
    512120104                            O            03/01/33
    0


    8543319          956/956             F          399,000.00         ZZ
                                         360        398,456.31          1
                                       6.000          2,392.21         69
                                       5.750          2,392.21
    TEMECULA         CA   92591          2            02/13/03         00
    613010202                            05           04/01/03          0
    613010202                            O            03/01/33
    0


    8543321          956/956             F          370,400.00         ZZ
                                         360        370,022.36          1
                                       5.875          2,191.06         80
                                       5.625          2,191.06
    TUSTIN           CA   92782          1            02/19/03         00
    613020130                            03           04/01/03          0
    613020130                            O            03/01/33
    0


    8543329          956/956             F          430,000.00         ZZ
                                         360        429,571.93          1
                                       6.000          2,578.07         57
                                       5.750          2,578.07
    MOUNTAIN VIEW    CA   94043          2            02/25/03         00
    713010270                            03           04/01/03          0
    713010270                            O            03/01/33
    0
1




    8543337          956/956             F          341,000.00         ZZ
                                         360        341,000.00          1
                                       6.000          2,044.47         72
                                       5.750          2,044.47
    SAN JOSE         CA   95124          2            03/03/03         00
    713020105                            05           05/01/03          0
    713020105                            O            04/01/33
    0


    8543343          956/956             F          330,000.00         ZZ
                                         360        329,663.55          1
                                       5.875          1,952.07         75
                                       5.625          1,952.07
    SAN JOSE         CA   95121          5            01/29/03         00
    1113010763                           05           04/01/03          0
    1113010763                           O            03/01/33
    0


    8543349          956/956             F          404,000.00         ZZ
                                         360        404,000.00          1
                                       6.250          2,487.50         80
                                       6.000          2,487.50
    SAN DIEGO        CA   92131          2            03/05/03         00
    112120253                            05           05/01/03          0
    112120253                            O            04/01/33
    0


    8543351          956/956             F          355,000.00         ZZ
                                         360        354,638.06          1
                                       5.875          2,099.96         61
                                       5.625          2,099.96
    CONCORD          CA   94518          2            02/19/03         00
    113010054                            05           04/01/03          0
    113010054                            O            03/01/33
    0


    8543353          956/956             F          377,000.00         ZZ
                                         360        376,615.63          1
                                       5.875          2,230.10         62
                                       5.625          2,230.10
    LOS ANGELES      CA   90068          2            02/11/03         00
    1113020450                           05           04/01/03          0
    1113020450                           O            03/01/33
    0


    8543355          956/956             F          343,000.00         ZZ
                                         360        342,650.30          1
1


                                       5.875          2,028.97         74
                                       5.625          2,028.97
    PLEASANTON       CA   94588          2            02/25/03         00
    1813011033                           05           04/01/03          0
    1813011033                           O            03/01/33
    0


    8543359          956/956             F          422,000.00         ZZ
                                         360        421,579.90          1
                                       6.000          2,530.10         72
                                       5.750          2,530.10
    YORBA LINDA      CA   92886          2            02/17/03         00
    1913010036                           05           04/01/03          0
    1913010036                           O            03/01/33
    0


    8543363          956/956             F          399,500.00         ZZ
                                         360        399,500.00          1
                                       5.750          2,331.37         74
                                       5.500          2,331.37
    COVINA AREA      CA   91724          5            03/04/03         00
    1913020039                           05           05/01/03          0
    1913020039                           O            04/01/33
    0


    8543365          956/956             F          356,000.00         ZZ
                                         360        355,637.05          1
                                       5.875          2,105.87         80
                                       5.625          2,105.87
    ARVADA           CO   80403          2            02/20/03         00
    2413020014                           03           04/01/03          0
    2413020014                           O            03/01/33
    0


    8543367          956/956             F          598,000.00         ZZ
                                         360        597,390.00          1
                                       6.000          3,585.31         73
                                       5.750          3,585.31
    COLORADO         CO   80919          2            02/27/03         00
    2413020060                           03           04/01/03          0
    2413020060                           O            03/01/33
    0


    8543369          956/956             F          355,500.00         ZZ
                                         360        355,146.10          1
                                       6.000          2,131.40         80
                                       5.750          2,131.40
    BROOMFIELD       CO   80020          2            02/26/03         00
    2413020116                           05           04/01/03          0
1


    2413020116                           O            03/01/33
    0


    8543371          956/956             F          371,000.00         ZZ
                                         360        370,639.41          1
                                       6.125          2,254.24         80
                                       5.875          2,254.24
    HOPEDALE         MA   01747          2            02/21/03         00
    2813020033                           05           04/01/03          0
    2813020033                           O            03/01/33
    0


    8543373          956/956             F          343,000.00         ZZ
                                         360        342,666.63          1
                                       6.125          2,084.10         62
                                       5.875          2,084.10
    WESTLAKE VILLAG  CA   91361          2            02/15/03         00
    2913020023                           03           04/01/03          0
    2913020023                           O            03/01/33
    0


    8543375          956/956             F          356,000.00         ZZ
                                         360        355,645.60          1
                                       6.000          2,134.40         72
                                       5.750          2,134.40
    MOORPARK         CA   93021          5            02/18/03         00
    2913020055                           05           04/01/03          0
    2913020055                           O            03/01/33
    0


    8543377          956/956             F          342,000.00         ZZ
                                         360        341,675.50          1
                                       6.250          2,105.75         76
                                       6.000          2,105.75
    HUDSON           OH   44236          2            02/12/03         00
    4312120380                           05           04/01/03          0
    4312120380                           O            03/01/33
    0


    8543379          956/956             F          353,000.00         ZZ
                                         360        352,648.58          1
                                       6.000          2,116.41         80
                                       5.750          2,116.41
    NAPERVILLE       IL   60565          2            02/14/03         00
    4313020284                           05           04/01/03          0
    4313020284                           O            03/01/33
    0


1


    8543381          956/956             F          392,000.00         ZZ
                                         360        391,600.34          1
                                       5.875          2,318.83         67
                                       5.625          2,318.83
    GAITHERSBURG     MD   20882          5            02/14/03         00
    4413010038                           05           04/01/03          0
    4413010038                           O            03/01/33
    0


    8543383          956/956             F          390,000.00         ZZ
                                         360        389,611.75          1
                                       6.000          2,338.25         61
                                       5.750          2,338.25
    EL DORADO HILLS  CA   95762          2            02/18/03         00
    4513020029                           05           04/01/03          0
    4513020029                           O            03/01/33
    0


    8543387          956/956             F          345,300.00         ZZ
                                         360        345,300.00          1
                                       6.000          2,070.25         80
                                       5.750          2,070.25
    ZIONSVILLE       IN   46077          2            03/03/03         00
    4913020035                           03           05/01/03          0
    4913020035                           O            04/01/33
    0


    8543391          956/956             F          424,800.00         ZZ
                                         360        424,387.12          1
                                       6.125          2,581.13         80
                                       5.875          2,581.13
    SAN FRANCISCO    CA   94131          2            02/18/03         00
    113010107                            05           04/01/03          0
    113010107                            O            03/01/33
    0


    8543415          U19/G02             F           97,245.00         ZZ
                                         360         97,167.23          1
                                       7.125            655.16         90
                                       6.875            655.16
    LITTLETON        CO   80123          1            02/28/03         01
    0435560339                           01           04/01/03         25
    58041736                             N            03/01/33
    0


    8543507          A06/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
                                       5.750          1,114.63         66
                                       5.500          1,114.63
1


    COMMERCE TWP.    MI   48382          2            03/14/03         00
    0435558804                           05           05/01/03          0
    021000020301965                      O            04/01/33
    0


    8543893          A06/G02             F          209,500.00         T
                                         360        209,500.00          1
                                       6.000          1,256.06         79
                                       5.750          1,256.06
    PORT CHARLOTTE   FL   33952          1            03/14/03         00
    0435559836                           05           05/01/03          0
    021000020301579                      O            04/01/33
    0


    8544145          E40/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         58
                                       6.000          1,847.15
    STONEHAM         MA   02180          5            03/11/03         00
    0435571666                           05           05/01/03          0
    200300335                            O            04/01/33
    0


    8544253          K15/G02             F          263,000.00         ZZ
                                         360        262,731.86          1
                                       5.875          1,555.74         63
                                       5.625          1,555.74
    FARMINGTON       MN   55024          5            02/24/03         00
    0435545686                           05           04/01/03          0
    013105511646                         O            03/01/33
    0


    8544295          F36/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.000          1,079.19         43
                                       5.750          1,079.19
    GIG HARBOR       WA   98332          5            03/03/03         00
    0435565098                           05           05/01/03          0
    06505809                             O            04/01/33
    0


    8544299          A06/G02             F          656,000.00         ZZ
                                         360        656,000.00          1
                                       6.000          3,933.06         72
                                       5.750          3,933.06
    LITTLETON        CO   80124          2            03/11/03         00
    0435557327                           03           05/01/03          0
    021000020301852                      O            04/01/33
    0
1




    8544337          U19/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       5.875            354.92         75
                                       5.625            354.92
    COLORADO SPRING  CO   80904          1            03/14/03         00
    0435560420                           09           05/01/03          0
    0303060003                           O            04/01/33
    0


    8544339          Q87/G02             F           64,000.00         ZZ
                                         360         63,937.80          1
                                       6.125            388.87         80
                                       5.875            388.87
    WINTER HAVEN     FL   33884          5            02/28/03         00
    0435546387                           05           04/01/03          0
    SAEV01                               N            03/01/33
    0


    8544345          W68/G02             F          143,900.00         ZZ
                                         360        143,900.00          1
                                       6.625            921.41         80
                                       6.375            921.41
    HEMET            CA   92545          1            03/06/03         00
    0435560255                           05           05/01/03          0
    35894                                N            04/01/33
    0


    8544351          X10/G02             F          105,000.00         TX
                                         360        105,000.00          1
                                       6.375            655.06         49
                                       6.125            655.06
    CRANDALL         TX   75114          5            03/14/03         00
    0435563952                           05           05/01/03          0
    60000732                             O            04/01/33
    0


    8544667          U05/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.375            623.87         40
                                       6.125            623.87
    GLENDALE         CA   91206          5            03/10/03         00
    0435552914                           01           05/01/03          0
    3324939                              O            04/01/33
    0


    8544695          K15/G02             F          189,300.00         ZZ
                                         360        189,107.00          1
1


                                       5.875          1,119.78         74
                                       5.625          1,119.78
    ROCKVILLE CENTR  NY   11570          5            02/21/03         00
    0435558085                           05           04/01/03          0
    021205511308                         O            03/01/33
    0


    8544741          742/G02             F          117,000.00         ZZ
                                         360        117,000.00          4
                                       7.125            788.25         90
                                       6.875            788.25
    PORT JERVIS      NY   12771          1            03/13/03         11
    0435558903                           05           05/01/03         25
    5179395                              N            04/01/33
    0


    8545269          E82/G02             F          130,400.00         ZZ
                                         360        130,400.00          1
                                       6.375            813.53         78
                                       6.125            813.53
    ARLINGTON        TX   76017          2            03/19/03         00
    0400762795                           05           05/01/03          0
    0400762795                           O            04/01/33
    0


    8545373          E22/G02             F          177,600.00         ZZ
                                         360        177,600.00          1
                                       6.625          1,137.19         80
                                       6.375          1,137.19
    ELIZABETH        NJ   07201          1            03/20/03         00
    0415978204                           05           05/01/03          0
    0415978204                           O            04/01/33
    0


    8545375          E22/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.000          3,597.30         75
                                       5.750          3,597.30
    SIERRA MADRE     CA   91024          5            03/12/03         00
    0416011302                           05           05/01/03          0
    0416011302                           O            04/01/33
    0


    8545377          E22/G02             F           91,000.00         ZZ
                                         360         90,911.55          1
                                       6.125            552.93         73
                                       5.875            552.93
    AIKEN            SC   29801          5            02/20/03         00
    0416026391                           05           04/01/03          0
1


    0416026391                           O            03/01/33
    0


    8545411          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
                                       7.125            485.08         76
                                       6.875            485.08
    BRADENTON        FL   34205          5            03/20/03         00
    0416154458                           05           05/01/03          0
    0416154458                           N            04/01/33
    0


    8545417          E22/G02             F          106,300.00         ZZ
                                         360        106,300.00          1
                                       6.375            663.17         63
                                       6.125            663.17
    HOLLYWOOD        FL   33024          2            03/20/03         00
    0416181956                           05           05/01/03          0
    0416181956                           N            04/01/33
    0


    8545429          E82/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       5.875            561.96         76
                                       5.625            561.96
    SAN ANTONIO      TX   78204          2            03/13/03         00
    0400794749                           05           05/01/03          0
    0400794749                           O            04/01/33
    0


    8545431          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       6.500            594.14         76
                                       6.250            594.14
    TUCSON           AZ   85716          5            03/07/03         00
    0416202984                           05           05/01/03          0
    0416202984                           O            04/01/33
    0


    8545439          E22/G02             F          167,200.00         ZZ
                                         360        167,200.00          1
                                       6.875          1,098.38         95
                                       6.625          1,098.38
    LEHI             UT   84003          1            03/20/03         01
    0416219368                           05           05/01/03         35
    0416219368                           O            04/01/33
    0


1


    8545441          E22/G02             F           31,650.00         ZZ
                                         360         31,650.00          1
                                       7.125            213.23         74
                                       6.875            213.23
    DUNCAN           OK   73533          2            03/17/03         00
    0416222180                           05           05/01/03          0
    0416222180                           N            04/01/33
    0


    8545461          E22/G02             F          156,000.00         ZZ
                                         240        156,000.00          4
                                       6.125          1,128.91         80
                                       5.875          1,128.91
    KANSAS CITY      MO   64152          2            03/20/03         00
    0416272581                           05           05/01/03          0
    0416272581                           N            04/01/23
    0


    8545467          E22/G02             F          206,500.00         ZZ
                                         360        206,500.00          1
                                       6.250          1,271.46         74
                                       6.000          1,271.46
    ANAHEIM          CA   92805          5            03/14/03         00
    0416287217                           05           05/01/03          0
    0416287217                           N            04/01/33
    0


    8545487          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.125            759.51         39
                                       5.875            759.51
    ROCKLIN          CA   95765          1            03/12/03         00
    0416297299                           05           05/01/03          0
    0416297299                           O            04/01/33
    0


    8545493          E82/G02             F           70,650.00         ZZ
                                         360         70,650.00          1
                                       6.250            435.00         61
                                       6.000            435.00
    INDEPENDENCE     MO   64057          2            03/10/03         00
    0400794806                           05           05/01/03          0
    0400794806                           N            04/01/33
    0


    8545513          E22/G02             F          405,000.00         ZZ
                                         360        405,000.00          1
                                       6.250          2,493.65         75
                                       6.000          2,493.65
1


    LA (WOODLAND HI  CA   91367          5            03/03/03         00
    0416318335                           05           05/01/03          0
    0416318335                           O            04/01/33
    0


    8545519          E22/G02             F          265,000.00         ZZ
                                         360        265,000.00          4
                                       6.250          1,631.65         67
                                       6.000          1,631.65
    CUDAHY           CA   90201          5            03/11/03         00
    0416331320                           05           05/01/03          0
    0416331320                           O            04/01/33
    0


    8545537          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.500          1,479.04         91
                                       6.250          1,479.04
    TAMARAC          FL   33321          1            03/20/03         04
    0416379998                           05           05/01/03         30
    0416379998                           O            04/01/33
    0


    8545541          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.250          1,539.29         68
                                       6.000          1,539.29
    HOUSTON          TX   77030          5            03/20/03         00
    0416382919                           05           05/01/03          0
    0416382919                           N            04/01/33
    0


    8545545          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.000            383.71         80
                                       5.750            383.71
    NORMAN           OK   73072          1            03/20/03         00
    0416387876                           05           05/01/03          0
    0416387876                           N            04/01/33
    0


    8545653          U97/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.375          1,840.42         80
                                       6.125          1,840.42
    EL DORADO HILLS  CA   95762          2            03/07/03         00
    0435553474                           05           05/01/03          0
    7612172                              O            04/01/33
    0
1




    8546141          952/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.000          2,518.11         80
                                       5.750          2,518.11
    WYCKOFF          NJ   07481          5            03/14/03         00
    0435553078                           05           05/01/03          0
    03001419                             O            04/01/33
    0


    8546153          R55/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
                                       6.500            702.86         80
                                       6.250            702.86
    MASON            MI   48854          1            03/19/03         00
    0435552591                           05           05/01/03          0
    100094600000196                      O            04/01/33
    0


    8546261          K15/G02             F           96,400.00         ZZ
                                         360         96,400.00          1
                                       6.000            577.97         63
                                       5.750            577.97
    NASHUA           NH   03060          5            03/11/03         00
    0435555743                           05           05/01/03          0
    033105512212                         O            04/01/33
    0


    8546283          R65/G02             F          210,000.00         ZZ
                                         360        209,795.90          1
                                       6.125          1,275.98         59
                                       5.875          1,275.98
    WASHINGTON       DC   20016          5            02/25/03         00
    0435563713                           01           04/01/03          0
    420057630042005                      N            03/01/33
    0


    8546413          E47/G02             F          321,750.00         ZZ
                                         360        321,750.00          3
                                       6.750          2,086.86         65
                                       6.500          2,086.86
    HAYWARD          CA   94541          1            03/03/03         00
    0435552799                           05           05/01/03          0
    7359513314                           N            04/01/33
    0


    8546779          A06/G02             F          169,000.00         ZZ
                                         360        169,000.00          1
1


                                       6.500          1,068.20         47
                                       6.250          1,068.20
    BIRMINGHAM       MI   48009          2            03/13/03         00
    0435563002                           05           05/01/03          0
    001000010300417                      N            04/01/33
    0


    8546797          A06/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.250          1,077.51         75
                                       6.000          1,077.51
    GENOA            MI   48114          5            03/11/03         00
    0435562558                           05           05/01/03          0
    021000020303954                      O            04/01/33
    0


    8546813          696/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.125            486.09         76
                                       5.875            486.09
    BALTIMORE        MD   21206          1            03/18/03         00
    0435547203                           05           05/01/03          0
    33103007                             O            04/01/33
    0


    8546851          U05/G02             F          318,000.00         ZZ
                                         360        317,683.43          1
                                       6.000          1,906.57         63
                                       5.750          1,906.57
    SAN JOSE         CA   95125          2            02/26/03         00
    0435599873                           05           04/01/03          0
    3316476                              O            03/01/33
    0


    8547145          E57/G02             F          118,500.00         ZZ
                                         360        118,500.00          1
                                       6.000            710.47         70
                                       5.750            710.47
    COMPTON          CA   90220          5            03/11/03         00
    0435559810                           05           05/01/03          0
    06014197                             O            04/01/33
    0


    8547447          Q14/G02             F           74,200.00         ZZ
                                         360         74,200.00          1
                                       5.875            438.92         88
                                       5.625            438.92
    MAXWELL          IA   50161          2            03/17/03         01
    0435561774                           05           05/01/03         25
1


    0000311340                           O            04/01/33
    0


    8547519          Q14/G02             F          101,625.00         ZZ
                                         360        101,625.00          1
                                       6.250            625.72         75
                                       6.000            625.72
    GILBERT          AZ   85233          1            03/19/03         00
    0435561691                           05           05/01/03          0
    0000312024                           O            04/01/33
    0


    8547545          W53/G02             F          366,126.00         ZZ
                                         360        365,761.51          1
                                       6.000          2,195.12         66
                                       5.750          2,195.12
    AUSTIN           TX   78737          2            02/24/03         00
    0435552344                           05           04/01/03          0
    1501000066                           O            03/01/33
    0


    8547731          W53/G02             F          399,950.00         ZZ
                                         360        399,561.27          1
                                       6.125          2,430.14         79
                                       5.875          2,430.14
    FULLERTON        CA   92833          5            02/03/03         00
    0435552575                           05           04/01/03          0
    1701100595                           O            03/01/33
    0


    8548111          E22/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
                                       7.250            405.21         90
                                       7.000            405.21
    MIAMI            FL   33177          1            03/21/03         01
    0416321099                           09           05/01/03         25
    0416321099                           N            04/01/33
    0


    8548113          E22/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
                                       7.250            405.21         90
                                       7.000            405.21
    MIAMI            FL   33177          1            03/21/03         01
    0416321156                           09           05/01/03         25
    0416321156                           N            04/01/33
    0


1


    8548127          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.250            800.43         73
                                       6.000            800.43
    DURANGO          CO   81301          5            03/17/03         00
    0416330710                           09           05/01/03          0
    0416330710                           O            04/01/33
    0


    8548273          E22/G02             F           52,500.00         ZZ
                                         360         52,500.00          1
                                       6.750            340.51         70
                                       6.500            340.51
    CORAL SPRINGS    FL   33071          1            03/21/03         00
    0416380921                           01           05/01/03          0
    0416380921                           N            04/01/33
    0


    8548301          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.000          1,486.89         80
                                       5.750          1,486.89
    SAN MARCOS       CA   92078          5            03/13/03         00
    0416411411                           29           05/01/03          0
    0416411411                           O            04/01/33
    0


    8548351          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.000          2,158.38         90
                                       5.750          2,158.38
    HARPERSVILLE     AL   35185          5            03/17/03         01
    0416459220                           05           05/01/03         25
    0416459220                           O            04/01/33
    0


    8548357          E22/G02             F           65,808.00         ZZ
                                         360         65,808.00          1
                                       6.750            426.83         80
                                       6.500            426.83
    WEST PALM BEACH  FL   33412          1            03/21/03         00
    0416462414                           05           05/01/03          0
    0416462414                           N            04/01/33
    0


    8548403          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       5.875            396.33         75
                                       5.625            396.33
1


    FLORENCE         AL   35630          1            03/21/03         00
    0415961440                           05           05/01/03          0
    0415961440                           O            04/01/33
    0


    8548423          E22/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       6.375            517.81         67
                                       6.125            517.81
    PALM COAST       FL   32164          2            03/13/03         00
    0416035350                           03           05/01/03          0
    0416035350                           N            04/01/33
    0


    8548433          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.375          1,459.86         78
                                       6.125          1,459.86
    LAKE RONKONKOMA  NY   11779          5            03/17/03         00
    0416054591                           05           05/01/03          0
    0416054591                           O            04/01/33
    0


    8548439          E22/G02             F           84,510.00         ZZ
                                         360         84,510.00          1
                                       6.625            541.13         90
                                       6.375            541.13
    WEBSTER          TX   77598          1            02/28/03         04
    0416084408                           03           05/01/03         25
    0416084408                           N            04/01/33
    0


    8548491          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.000            935.30         80
                                       5.750            935.30
    NEW PORT RICHEY  FL   34655          5            03/17/03         00
    0416159606                           03           05/01/03          0
    0416159606                           O            04/01/33
    0


    8548501          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.000            863.35         80
                                       5.750            863.35
    MINERVA          OH   44657          5            03/17/03         00
    0416173672                           05           05/01/03          0
    0416173672                           O            04/01/33
    0
1




    8548517          E22/G02             F          514,500.00         ZZ
                                         360        514,500.00          1
                                       5.875          3,043.46         70
                                       5.625          3,043.46
    SOUTHLAKE        TX   76092          5            03/14/03         00
    0416194546                           05           05/01/03          0
    0416194546                           O            04/01/33
    0


    8548551          E22/G02             F          163,800.00         ZZ
                                         360        163,800.00          4
                                       6.500          1,035.33         90
                                       6.250          1,035.33
    ROSEBURG         OR   97470          1            03/12/03         10
    0416234375                           05           05/01/03         25
    0416234375                           N            04/01/33
    0


    8548575          E22/G02             F          335,000.00         ZZ
                                         360        335,000.00          1
                                       6.000          2,008.49         80
                                       5.750          2,008.49
    COLORADO SPRING  CO   80908          5            03/14/03         00
    0416255958                           05           05/01/03          0
    0416255958                           O            04/01/33
    0


    8548629          E22/G02             F          168,750.00         ZZ
                                         360        168,750.00          2
                                       6.875          1,108.57         75
                                       6.625          1,108.57
    HOUSTON          TX   77081          5            03/21/03         00
    0416290096                           05           05/01/03          0
    0416290096                           N            04/01/33
    0


    8548639          E22/G02             F           98,370.00         ZZ
                                         360         98,370.00          3
                                       6.500            621.77         90
                                       6.250            621.77
    PUEBLO           CO   81005          1            03/21/03         01
    0416295509                           05           05/01/03         25
    0416295509                           N            04/01/33
    0


    8548705          E82/G02             F          143,600.00         ZZ
                                         360        143,600.00          1
1


                                       6.125            872.53         80
                                       5.875            872.53
    SPRINGFIELD      VA   22152          2            03/20/03         00
    0400798559                           03           05/01/03          0
    0400798559                           O            04/01/33
    0


    8548707          E82/G02             F           73,800.00         ZZ
                                         360         73,800.00          3
                                       6.125            448.42         51
                                       5.875            448.42
    LAKE WORTH       FL   33460          2            03/19/03         00
    0400790879                           05           05/01/03          0
    0400790879                           O            04/01/33
    0


    8548717          E82/G02             F          101,900.00         ZZ
                                         360        101,900.00          1
                                       6.250            627.42         76
                                       6.000            627.42
    SYLVA            NC   28779          2            03/17/03         00
    0400784252                           05           05/01/03          0
    0400784252                           O            04/01/33
    0


    8549403          A21/G02             F          206,500.00         ZZ
                                         240        206,500.00          1
                                       6.250          1,509.37         73
                                       6.000          1,509.37
    BOGOTA           NJ   07603          2            03/19/03         00
    0435565015                           05           05/01/03          0
    0100134583                           O            04/01/23
    0


    8549985          A06/G02             F          167,500.00         ZZ
                                         360        167,500.00          1
                                       6.125          1,017.75         80
                                       5.875          1,017.75
    CHESTERFIELD     MI   48051          2            03/12/03         00
    0435561550                           05           05/01/03          0
    021000020231219                      O            04/01/33
    0


    8550141          F89/G02             F          322,500.00         ZZ
                                         360        322,500.00          1
                                       6.125          1,959.54         95
                                       5.875          1,959.54
    DOWNEY           CA   90241          1            03/12/03         01
    0435566633                           05           05/01/03         30
1


    13728954                             O            04/01/33
    0


    8550145          P44/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.250            892.79         59
                                       6.000            892.79
    MERRIMACK        NH   03054          1            03/21/03         00
    0435566559                           05           05/01/03          0
    029300836                            O            04/01/33
    0


    8550157          N47/G02             F          525,000.00         ZZ
                                         360        525,000.00          1
                                       6.250          3,232.52         75
                                       6.000          3,232.52
    SAN JOSE         CA   95117          5            03/17/03         00
    0435575527                           05           05/01/03          0
    20503118                             O            04/01/33
    0


    8550173          696/G02             F          365,600.00         ZZ
                                         360        365,600.00          1
                                       6.125          2,221.42         80
                                       5.875          2,221.42
    WASHINGTON       DC   20010          1            03/10/03         00
    0435554001                           05           05/01/03          0
    25603076                             O            04/01/33
    0


    8550253          H81/G02             F          162,400.00         ZZ
                                         360        162,400.00          2
                                       6.125            986.76         80
                                       5.875            986.76
    WAUKESHA         WI   53189          5            03/21/03         00
    0435632583                           05           05/01/03          0
    WH18366                              N            04/01/33
    0


    8550259          K15/G02             F           88,300.00         ZZ
                                         360         88,236.09          1
                                       7.625            624.98         95
                                       7.375            624.98
    PRINCETON        IN   47670          5            02/24/03         41
    0435559638                           05           04/01/03         30
    207205507255                         O            03/01/33
    0


1


    8550311          M07/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.125            388.87         78
                                       5.875            388.87
    CEDAR GLEN       CA   92321          5            03/11/03         00
    0435565502                           05           05/01/03          0
    01030212                             O            04/01/33
    0


    8550377          U05/G02             F           78,300.00         ZZ
                                         360         78,300.00          4
                                       7.375            540.80         90
                                       7.125            540.80
    DETROIT          MI   48206          1            03/14/03         14
    0435559406                           05           05/01/03         25
    3325033                              N            04/01/33
    0


    8550457          U05/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
                                       6.625            622.38         90
                                       6.375            622.38
    SPRINGFIELD      OR   97478          1            03/05/03         14
    0435559273                           05           05/01/03         25
    3304564                              N            04/01/33
    0


    8550543          K15/G02             F           54,800.00         ZZ
                                         360         54,800.00          1
                                       6.625            350.89         76
                                       6.375            350.89
    CANTON           OH   44703          5            03/15/03         00
    0435564075                           05           05/01/03          0
    028005507442                         N            04/01/33
    0


    8550553          K15/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.250            418.69         76
                                       6.000            418.69
    CANTON           OH   44703          2            03/15/03         00
    0435564091                           05           05/01/03          0
    028005507276                         N            04/01/33
    0


    8550583          E76/G02             F           50,400.00         ZZ
                                         360         50,400.00          1
                                       6.875            331.09         90
                                       6.625            331.09
1


    MILLINGTON       TN   38053          1            03/21/03         04
    0435564323                           05           05/01/03         25
    10022050                             N            04/01/33
    0


    8550585          B28/G02             F          371,105.00         ZZ
                                         360        370,800.80          1
                                       7.000          2,468.98         80
                                       6.750          2,468.98
    GOLDEN           CO   80401          1            03/07/03         00
    0435561188                           05           04/01/03          0
    19700199                             O            03/01/33
    0


    8550905          225/G02             F           80,750.00         ZZ
                                         360         80,620.46          1
                                       7.125            544.03         49
                                       6.875            544.03
    JEFFERSON        SC   29718          4            01/10/03         00
    0435571617                           05           03/01/03          0
    006566120                            O            02/01/33
    0


    8550907          225/G02             F          376,000.00         ZZ
                                         360        374,949.69          1
                                       6.375          2,345.75         70
                                       6.125          2,345.75
    JACKSONVILLE     FL   32224          4            12/19/02         00
    0435572300                           05           02/01/03          0
    006568114                            O            01/01/33
    0


    8550909          225/G02             F          384,600.00         ZZ
                                         360        383,551.30          1
                                       6.500          2,430.93         84
                                       6.250          2,430.93
    MONROE TWP       NJ   08831          1            12/20/02         14
    0435563606                           05           02/01/03         12
    006575607                            O            01/01/33
    0


    8550911          225/G02             F          331,000.00         ZZ
                                         360        330,721.92          1
                                       6.875          2,174.43         80
                                       6.625          2,174.43
    NEW FAIRFIELD    CT   06812          4            02/05/03         00
    0435572409                           05           04/01/03          0
    006589777                            O            03/01/33
    0
1




    8550913          225/G02             F          390,000.00         ZZ
                                         360        388,668.65          1
                                       6.875          2,562.02         78
                                       6.625          2,562.02
    BOYNTON BEACH    FL   33435          5            11/21/02         00
    0435563515                           03           01/01/03          0
    006855306                            O            12/01/32
    0


    8550917          225/G02             F          494,000.00         ZZ
                                         360        492,778.13          1
                                       7.000          3,286.59         65
                                       6.750          3,286.59
    TARPON SPRINGS   FL   34689          5            11/27/02         00
    0435573423                           05           02/01/03          0
    006857328                            O            01/01/33
    0


    8550929          225/G02             F           33,000.00         T
                                         360         32,926.07          1
                                       7.500            230.74         74
                                       7.250            230.74
    DAYTONA BEACH    FL   32119          1            12/30/02         00
    0435564182                           08           02/01/03          0
    006872002                            O            01/01/33
    0


    8550933          225/G02             F          328,000.00         ZZ
                                         360        327,696.21          1
                                       6.375          2,046.29         80
                                       6.125          2,046.29
    SARASOTA         FL   34240          1            02/06/03         00
    0435573126                           05           04/01/03          0
    006875730                            O            03/01/33
    0


    8550943          225/G02             F           32,000.00         T
                                         360         31,941.99          1
                                       6.500            202.26         22
                                       6.250            202.26
    SUGAR MOUNTAIN   NC   28604          2            01/17/03         00
    0435572839                           05           03/01/03          0
    007421416                            O            02/01/33
    0


    8550945          225/G02             F          333,800.00         ZZ
                                         360        333,223.58          1
1


                                       6.750          2,165.03         78
                                       6.500          2,165.03
    SIMSBURY         CT   06070          2            01/21/03         00
    0435571450                           05           03/01/03          0
    007428221                            O            02/01/33
    0


    8550957          225/G02             F          104,000.00         ZZ
                                         360        103,841.23          1
                                       7.375            718.31         80
                                       7.125            718.31
    SARASOTA         FL   34241          1            01/17/03         00
    0435573068                           05           03/01/03          0
    007436200                            N            02/01/33
    0


    8550959          225/G02             F          369,000.00         ZZ
                                         360        368,666.41          1
                                       6.500          2,332.34         54
                                       6.250          2,332.34
    POINT CLEAR      AL   36564          2            02/14/03         00
    0435563598                           05           04/01/03          0
    007436430                            O            03/01/33
    0


    8550971          225/G02             F          323,000.00         ZZ
                                         360        322,715.02          3
                                       6.625          2,068.21         95
                                       6.375          2,068.21
    CHICAGO          IL   60653          1            02/06/03         10
    0435563499                           05           04/01/03         30
    007441764                            O            03/01/33
    0


    8551069          M40/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.125          2,211.70         80
                                       5.875          2,211.70
    PALM DESERT      CA   92260          5            03/07/03         00
    0435571575                           05           05/01/03          0
    A03048                               O            04/01/33
    0


    8552005          E22/G02             F           93,500.00         ZZ
                                         360         93,500.00          4
                                       6.750            606.44         75
                                       6.500            606.44
    HOUSTON          TX   77088          2            03/13/03         00
    0415931146                           05           05/01/03          0
1


    0415931146                           N            04/01/33
    0


    8552017          E22/G02             F          537,200.00         ZZ
                                         360        537,200.00          1
                                       6.125          3,264.08         61
                                       5.875          3,264.08
    HOUSTON          TX   77007          5            03/18/03         00
    0416000271                           05           05/01/03          0
    0416000271                           O            04/01/33
    0


    8552027          E22/G02             F           50,400.00         ZZ
                                         360         50,400.00          1
                                       6.875            331.09         90
                                       6.625            331.09
    MIDWEST CITY     OK   73130          5            03/19/03         01
    0416029064                           05           05/01/03         25
    0416029064                           O            04/01/33
    0


    8552063          E82/G02             F          100,700.00         ZZ
                                         360        100,700.00          1
                                       6.125            611.86         58
                                       5.875            611.86
    FEDERAL WAY      WA   98003          2            03/21/03         00
    0400800868                           05           05/01/03          0
    0400800868                           O            04/01/33
    0


    8552075          E82/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.125          1,002.56         68
                                       5.875          1,002.56
    LINCROFT         NJ   07738          2            03/21/03         00
    0400801213                           05           05/01/03          0
    0400801213                           O            04/01/33
    0


    8552089          E82/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
                                       6.125            641.64         80
                                       5.875            641.64
    NORWICH          CT   06360          2            03/21/03         00
    0400795142                           05           05/01/03          0
    0400795142                           O            04/01/33
    0


1


    8552091          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.000          1,247.07         79
                                       5.750          1,247.07
    HOUSTON          TX   77035          5            03/17/03         00
    0416194157                           03           05/01/03          0
    0416194157                           O            04/01/33
    0


    8552099          E82/G02             F           73,800.00         ZZ
                                         360         73,800.00          2
                                       7.125            497.20         58
                                       6.875            497.20
    SAN ANTONIO      TX   78233          2            03/24/03         00
    0400793451                           05           05/01/03          0
    0400793451                           N            04/01/33
    0


    8552189          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       5.875            502.81         41
                                       5.625            502.81
    WESTON           FL   33326          5            03/18/03         00
    0416267490                           03           05/01/03          0
    0416267490                           O            04/01/33
    0


    8552201          E22/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
                                       6.375          1,846.65         75
                                       6.125          1,846.65
    COLORADO SPRING  CO   80919          2            03/19/03         00
    0416275089                           05           05/01/03          0
    0416275089                           O            04/01/33
    0


    8552213          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.500          1,327.34         80
                                       6.250          1,327.34
    FRANKLIN TOWNSH  NJ   08873          5            03/18/03         00
    0416283067                           05           05/01/03          0
    0416283067                           O            04/01/33
    0


    8552215          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       5.875            656.61         65
                                       5.625            656.61
1


    MIAMI            FL   33015          2            03/18/03         00
    0416283497                           03           05/01/03          0
    0416283497                           O            04/01/33
    0


    8552225          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          4
                                       6.625          1,920.93         60
                                       6.375          1,920.93
    BUENA PARK       CA   90620          5            03/14/03         00
    0416287845                           05           05/01/03          0
    0416287845                           N            04/01/33
    0


    8552229          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       6.125            394.95         19
                                       5.875            394.95
    SUNRISE BEACH    TX   78643          5            03/19/03         00
    0416289981                           05           05/01/03          0
    0416289981                           O            04/01/33
    0


    8552281          E82/G02             F          190,400.00         ZZ
                                         360        190,400.00          1
                                       6.125          1,156.89         72
                                       5.875          1,156.89
    SAN ANDREAS      CA   95249          2            03/19/03         00
    0400799748                           05           05/01/03          0
    0400799748                           O            04/01/33
    0


    8552295          E22/G02             F          244,500.00         ZZ
                                         360        244,500.00          1
                                       7.125          1,647.24         86
                                       6.875          1,647.24
    LAKEWOOD         CO   80226          5            03/19/03         04
    0416354884                           05           05/01/03         25
    0416354884                           O            04/01/33
    0


    8552301          E22/G02             F          118,320.00         ZZ
                                         360        118,320.00          1
                                       6.375            738.16         80
                                       6.125            738.16
    COLORADO SPRING  CO   80907          1            03/24/03         00
    0416363737                           05           05/01/03          0
    0416363737                           O            04/01/33
    0
1




    8552343          E22/G02             F          239,000.00         ZZ
                                         360        239,000.00          1
                                       6.000          1,432.93         57
                                       5.750          1,432.93
    CARSON CITY      NV   89703          1            03/19/03         00
    0416448694                           05           05/01/03          0
    0416448694                           N            04/01/33
    0


    8552357          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.125          1,519.03         52
                                       5.875          1,519.03
    LOS GATOS        CA   95030          5            03/14/03         00
    0416489169                           05           05/01/03          0
    0416489169                           N            04/01/33
    0


    8552385          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.125          3,038.05         75
                                       5.875          3,038.05
    DELRAY BEACH     FL   33444          5            03/19/03         00
    0414576116                           05           05/01/03          0
    0414576116                           O            04/01/33
    0


    8552423          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.750            804.26         75
                                       6.500            804.26
    LADY LAKE        FL   32159          5            03/19/03         00
    0416129526                           05           05/01/03          0
    0416129526                           O            04/01/33
    0


    8552439          E22/G02             F           98,400.00         ZZ
                                         360         98,400.00          1
                                       6.000            589.96         80
                                       5.750            589.96
    EUGENE           OR   97405          5            03/07/03         00
    0416157477                           05           05/01/03          0
    0416157477                           O            04/01/33
    0


    8552447          E22/G02             F           78,600.00         ZZ
                                         360         78,600.00          1
1


                                       6.125            477.58         62
                                       5.875            477.58
    KANSAS CITY      MO   64119          2            03/19/03         00
    0416221414                           05           05/01/03          0
    0416221414                           O            04/01/33
    0


    8552463          E22/G02             F          106,250.00         ZZ
                                         360        106,250.00          1
                                       6.000            637.02         85
                                       5.750            637.02
    SPOKANE          WA   99203          2            03/18/03         01
    0416233823                           05           05/01/03         12
    0416233823                           O            04/01/33
    0


    8552465          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          2
                                       6.125          3,949.47         55
                                       5.875          3,949.47
    SAN FRANCISCO    CA   94118          2            03/13/03         00
    0416235802                           05           05/01/03          0
    0416235802                           O            04/01/33
    0


    8552471          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       5.875          1,112.09         34
                                       5.625          1,112.09
    PETALUMA         CA   94954          5            03/14/03         00
    0416237410                           05           05/01/03          0
    0416237410                           O            04/01/33
    0


    8552479          E22/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       6.125          2,527.66         80
                                       5.875          2,527.66
    ROUND ROCK       TX   78664          5            03/17/03         00
    0416240463                           03           05/01/03          0
    0416240463                           O            04/01/33
    0


    8552497          E22/G02             F          384,500.00         ZZ
                                         360        384,500.00          1
                                       6.125          2,336.26         70
                                       5.875          2,336.26
    CLOVIS           CA   93611          5            03/14/03         00
    0416299915                           05           05/01/03          0
1


    0416299915                           O            04/01/33
    0


    8552531          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.125          1,701.31         79
                                       5.875          1,701.31
    SEDALIA          CO   80135          5            03/18/03         00
    0416377075                           05           05/01/03          0
    0416377075                           O            04/01/33
    0


    8552543          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       6.250            354.65         83
                                       6.000            354.65
    MOBILE           AL   36606          2            03/24/03         04
    0416385409                           05           05/01/03         20
    0416385409                           N            04/01/33
    0


    8552603          E22/G02             F          201,600.00         ZZ
                                         360        201,600.00          2
                                       6.750          1,307.57         90
                                       6.500          1,307.57
    SAINT PAUL       MN   55101          1            03/24/03         04
    0416635670                           05           05/01/03         25
    0416635670                           N            04/01/33
    0


    8552611          E47/G02             F          299,850.00         ZZ
                                         360        299,850.00          1
                                       6.375          1,870.74         94
                                       6.125          1,870.74
    CONCORD          CA   94520          1            03/06/03         11
    0435562376                           05           05/01/03         30
    7359513505                           O            04/01/33
    0


    8552779          G51/G02             F          197,200.00         ZZ
                                         360        197,200.00          1
                                       6.125          1,198.21         80
                                       5.875          1,198.21
    HIGHLANDS RANCH  CO   80126          2            03/24/03         00
    0435564943                           03           05/01/03          0
    02000884                             N            04/01/33
    0


1


    8552789          W77/G02             F          210,336.00         ZZ
                                         360        210,336.00          1
                                       6.000          1,261.07         90
                                       5.750          1,261.07
    TROPHY CLUB      TX   76262          1            03/11/03         01
    0435563366                           05           05/01/03         30
    W0302103                             O            04/01/33
    0


    8552853          975/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.125            847.62         78
                                       5.875            847.62
    HACIENDA HEIGHT  CA   91745          2            03/03/03         00
    0435566708                           01           05/01/03          0
    2030904                              O            04/01/33
    0


    8552859          952/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       7.000            518.94         75
                                       6.750            518.94
    TAMPA            FL   33615          5            03/13/03         00
    0435578950                           03           05/01/03          0
    03001636                             N            04/01/33
    0


    8552891          Q87/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.375            336.89         78
                                       6.125            336.89
    THEODORE         AL   36582          5            03/19/03         00
    0435566955                           05           05/01/03          0
    LOAL01                               O            04/01/33
    0


    8552899          Q87/G02             F           64,000.00         ZZ
                                         360         63,782.27          1
                                       6.125            388.87         79
                                       5.875            388.87
    LAKE ALFRED      FL   33850          5            02/28/03         00
    0435571757                           05           04/01/03          0
    SAEV02                               N            03/01/33
    0


    8552901          K15/G02             F          270,500.00         ZZ
                                         360        270,267.10          1
                                       6.750          1,754.46         87
                                       6.500          1,754.46
1


    MANASSAS         VA   20112          2            02/19/03         42
    0435569033                           05           04/01/03         25
    013405511413                         O            03/01/33
    0


    8553173          X31/G02             F           85,200.00         ZZ
                                         360         85,200.00          1
                                       6.500            538.52         80
                                       6.250            538.52
    HENDERSON        NV   89015          1            03/14/03         00
    0435579131                           09           05/01/03          0
    71000112                             O            04/01/33
    0


    8553315          N47/G02             F          151,900.00         ZZ
                                         360        151,900.00          1
                                       6.500            960.11         80
                                       6.250            960.11
    VICTORVILLE      CA   92392          1            03/17/03         00
    0435573548                           05           05/01/03          0
    30503346                             O            04/01/33
    0


    8553423          964/G02             F          269,500.00         ZZ
                                         360        269,500.00          1
                                       5.375          1,509.12         70
                                       5.125          1,509.12
    KIRKLAND         WA   98033          5            03/01/03         00
    0435572441                           05           05/01/03          0
    350909                               O            04/01/33
    0


    8553437          964/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.375          1,840.42         57
                                       6.125          1,840.42
    BELLEVUE         WA   98006          5            03/04/03         00
    0435564380                           05           05/01/03          0
    354174                               N            04/01/33
    0


    8553441          964/G02             F          380,000.00         ZZ
                                         360        379,630.66          1
                                       6.125          2,308.92         80
                                       5.875          2,308.92
    NEVADA CITY      CA   95959          5            02/25/03         00
    0435562343                           05           04/01/03          0
    354310                               O            03/01/33
    0
1




    8553451          964/G02             F          321,000.00         ZZ
                                         360        320,688.01          1
                                       6.125          1,950.43         58
                                       5.875          1,950.43
    DALY CITY        CA   94015          2            02/25/03         00
    0435564695                           05           04/01/03          0
    326503                               O            03/01/33
    0


    8553463          964/G02             F          315,000.00         ZZ
                                         360        314,686.42          1
                                       6.000          1,888.58         70
                                       5.750          1,888.58
    SUNNYVALE        CA   94085          5            02/18/03         00
    0435564935                           05           04/01/03          0
    328312                               O            03/01/33
    0


    8553505          964/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       5.875          1,703.63         75
                                       5.625          1,703.63
    DAVIS            CA   95616          1            03/04/03         00
    0435586862                           05           05/01/03          0
    348892                               O            04/01/33
    0


    8553517          964/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       5.750          1,663.18         67
                                       5.500          1,663.18
    LAKEWOOD         CO   80232          1            03/07/03         00
    0435563440                           05           05/01/03          0
    363167                               O            04/01/33
    0


    8553521          964/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.125          1,956.51         65
                                       5.875          1,956.51
    STOCKTON         CA   95219          5            03/05/03         00
    0435563853                           03           05/01/03          0
    346420                               O            04/01/33
    0


    8553525          964/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
1


                                       6.000          2,254.31         80
                                       5.750          2,254.31
    SAN LEANDRO      CA   94577          5            03/06/03         00
    0435564513                           05           05/01/03          0
    363223                               O            04/01/33
    0


    8553541          964/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.500          2,098.47         80
                                       6.250          2,098.47
    ALISO VIEJO      CA   92656          5            03/05/03         00
    0435563556                           03           05/01/03          0
    357867                               O            04/01/33
    0


    8553549          964/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
                                       5.875          1,342.79         61
                                       5.625          1,342.79
    SALT LAKE CITY   UT   84121          5            03/10/03         00
    0435629464                           05           05/01/03          0
    358454                               O            04/01/33
    0


    8553557          420/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.250          3,078.59         33
                                       6.000          3,078.59
    WINDSOR          CA   95492          5            03/11/03         00
    0435566062                           05           05/01/03          0
    730003                               O            04/01/33
    0


    8553567          964/G02             F          346,000.00         ZZ
                                         360        345,679.54          1
                                       6.375          2,158.59         77
                                       6.125          2,158.59
    VENTURA          CA   93003          5            02/12/03         00
    0435564661                           05           04/01/03          0
    291405                               O            03/01/33
    0


    8553575          964/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.875            656.93         67
                                       6.625            656.93
    BONNEY LAKE      WA   98390          2            03/06/03         00
    0435564968                           03           05/01/03          0
1


    299527                               N            04/01/33
    0


    8553579          964/G02             F          276,250.00         ZZ
                                         360        276,250.00          1
                                       6.375          1,723.44         65
                                       6.125          1,723.44
    BELLEVUE         WA   98006          5            03/04/03         00
    0435591128                           05           05/01/03          0
    302064                               N            04/01/33
    0


    8553581          964/G02             F          287,000.00         ZZ
                                         360        286,707.39          1
                                       5.875          1,697.71         50
                                       5.625          1,697.71
    OAK PARK (AREA)  CA   91377          2            02/21/03         00
    0435576830                           03           04/01/03          0
    326313                               O            03/01/33
    0


    8553583          964/G02             F          448,000.00         ZZ
                                         360        448,000.00          1
                                       6.375          2,794.94         80
                                       6.125          2,794.94
    BELLEVUE         WA   98006          5            03/04/03         00
    0435564844                           05           05/01/03          0
    303328                               O            04/01/33
    0


    8553587          964/G02             F          300,700.00         ZZ
                                         360        300,400.65          1
                                       6.000          1,802.85         52
                                       5.750          1,802.85
    SURPRISE         AZ   85374          2            02/25/03         00
    0435572193                           03           04/01/03          0
    309647                               O            03/01/33
    0


    8553591          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.875          1,970.79         67
                                       6.625          1,970.79
    SEATTLE          WA   98119          5            03/03/03         00
    0435562616                           05           05/01/03          0
    309961                               N            04/01/33
    0


1


    8553593          964/G02             F          285,000.00         ZZ
                                         360        284,702.45          1
                                       5.750          1,663.18         32
                                       5.500          1,663.18
    REDONDO BEACH    CA   90277          2            02/28/03         00
    0435572052                           05           04/01/03          0
    335525                               O            03/01/33
    0


    8553601          964/G02             F          265,300.00         ZZ
                                         360        265,300.00          1
                                       5.875          1,569.35         70
                                       5.625          1,569.35
    SANTA CRUZ       CA   95060          5            02/26/03         00
    0435564810                           01           05/01/03          0
    341292                               O            04/01/33
    0


    8553613          144/144             F          106,200.00         ZZ
                                         360        106,099.23          1
                                       6.250            653.89         90
                                       6.000            653.89
    DELAWARE         NY   12745          1            02/07/03         14
    160713503                            05           04/01/03         25
    160713503                            O            03/01/33
    0


    8553625          964/G02             F          280,000.00         ZZ
                                         360        279,714.52          1
                                       5.875          1,656.31         70
                                       5.625          1,656.31
    SAN JOSE         CA   95148          2            02/20/03         00
    0435561998                           05           04/01/03          0
    342757                               O            03/01/33
    0


    8553627          964/G02             F          123,750.00         ZZ
                                         360        123,623.83          1
                                       5.875            732.03         75
                                       5.625            732.03
    SACRAMENTO       CA   95824          5            02/11/03         00
    0435566393                           05           04/01/03          0
    342822                               O            03/01/33
    0


    8553631          964/G02             F          322,700.00         ZZ
                                         360        322,386.35          1
                                       6.125          1,960.76         72
                                       5.875          1,960.76
1


    NOVATO           CA   94945          2            02/14/03         00
    0435561949                           05           04/01/03          0
    342827                               O            03/01/33
    0


    8553635          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         42
                                       6.000          1,847.15
    UNION CITY       CA   94587          2            02/27/03         00
    0435561709                           05           05/01/03          0
    343863                               O            04/01/33
    0


    8553639          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.000          1,934.75         48
                                       5.750          1,934.75
    SAN FRANCISCO    CA   94132          2            02/27/03         00
    0435564869                           05           05/01/03          0
    344830                               O            04/01/33
    0


    8553655          964/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
                                       6.250          1,908.72         61
                                       6.000          1,908.72
    COSTA MESA       CA   92627          5            03/04/03         00
    0435590781                           05           05/01/03          0
    355546                               O            04/01/33
    0


    8553657          964/G02             F          319,000.00         ZZ
                                         360        318,697.32          1
                                       6.250          1,964.14         68
                                       6.000          1,964.14
    IRVINE           CA   92602          2            02/25/03         00
    0435562061                           05           04/01/03          0
    338224                               O            03/01/33
    0


    8553661          964/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.625            624.30         75
                                       6.375            624.30
    SACRAMENTO       CA   95820          5            03/04/03         00
    0435564927                           05           05/01/03          0
    356543                               N            04/01/33
    0
1




    8553665          964/G02             F          322,700.00         ZZ
                                         360        322,346.78          1
                                       5.500          1,832.26         53
                                       5.250          1,832.26
    LOOMIS           CA   95650          5            02/28/03         00
    0435572540                           05           04/01/03          0
    356590                               O            03/01/33
    0


    8553681          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       5.875          1,908.89         72
                                       5.625          1,908.89
    UNION CITY       CA   94587          2            02/26/03         00
    0435564893                           05           05/01/03          0
    344163                               O            04/01/33
    0


    8553687          964/G02             F          482,000.00         ZZ
                                         360        482,000.00          1
                                       6.500          3,046.57         69
                                       6.250          3,046.57
    NEWBERG          OR   97132          5            03/04/03         00
    0435564299                           05           05/01/03          0
    359217                               O            04/01/33
    0


    8553691          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         76
                                       6.125          2,495.48
    PORTLAND         OR   97212          5            03/03/03         00
    0435562418                           05           05/01/03          0
    359632                               O            04/01/33
    0


    8553693          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       5.875          1,774.61         74
                                       5.625          1,774.61
    SAN FRANCISCO    CA   94124          5            02/26/03         00
    0435563044                           05           05/01/03          0
    346837                               O            04/01/33
    0


    8553701          964/G02             F          306,000.00         ZZ
                                         360        306,000.00          1
1


                                       6.125          1,859.29         90
                                       5.875          1,859.29
    FEDERAL WAY      WA   98023          1            03/05/03         11
    0435564471                           03           05/01/03         25
    361069                               O            04/01/33
    0


    8553705          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.000          1,934.75         47
                                       5.750          1,934.75
    MILLBRAE         CA   94030          1            03/03/03         00
    0435590260                           05           05/01/03          0
    351912                               O            04/01/33
    0


    8553707          964/G02             F          252,150.00         ZZ
                                         360        252,150.00          1
                                       5.875          1,491.56         44
                                       5.625          1,491.56
    BOERNE           TX   78006          2            03/04/03         00
    0435571914                           05           05/01/03          0
    361085                               O            04/01/33
    0


    8553717          964/G02             F          294,500.00         ZZ
                                         360        294,500.00          2
                                       6.000          1,765.68         77
                                       5.750          1,765.68
    SEATTLE          WA   98107          5            03/04/03         00
    0435565445                           05           05/01/03          0
    365656                               O            04/01/33
    0


    8553719          964/G02             F          306,000.00         ZZ
                                         360        306,000.00          1
                                       5.625          1,761.51         70
                                       5.375          1,761.51
    SAN FRANCISCO    CA   94112          5            03/03/03         00
    0435567045                           05           05/01/03          0
    356642                               O            04/01/33
    0


    8553745          W45/G02             F          234,200.00         ZZ
                                         360        234,200.00          1
                                       5.750          1,366.73         65
                                       5.500          1,366.73
    FAIRFAX          VA   22030          2            03/20/03         00
    0435568738                           05           05/01/03          0
1


    02112617422                          O            04/01/33
    0


    8553805          K15/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
                                       7.000            713.20         94
                                       6.750            713.20
    LINCOLN PARK     MI   48146          2            03/14/03         41
    0435569223                           05           05/01/03         30
    035605512748                         O            04/01/33
    0


    8553815          K15/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       7.000            628.71         90
                                       6.750            628.71
    CLAREMONT        NH   03743          2            03/13/03         41
    0435569553                           05           05/01/03         25
    033105512572                         O            04/01/33
    0


    8554079          K15/G02             F          130,100.00         ZZ
                                         360        130,100.00          1
                                       6.500            822.32         73
                                       6.250            822.32
    DETROIT          MI   48224          5            03/10/03         00
    0435568480                           05           05/01/03          0
    035205509759                         O            04/01/33
    0


    8554085          Q14/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.250          1,169.86         95
                                       6.000          1,169.86
    SCOTTSDALE       AZ   85254          2            03/17/03         01
    0435569587                           05           05/01/03         30
    0000312156                           O            04/01/33
    0


    8555115          E22/G02             F          456,500.00         ZZ
                                         360        456,500.00          1
                                       6.250          2,810.75         66
                                       6.000          2,810.75
    TUSTIN           CA   92782          2            03/06/03         00
    0416033298                           05           05/01/03          0
    0416033298                           O            04/01/33
    0


1


    8555183          E22/G02             F           75,200.00         ZZ
                                         360         75,200.00          1
                                       6.250            463.02         80
                                       6.000            463.02
    BELTON           MO   64012          2            03/20/03         00
    0416169621                           05           05/01/03          0
    0416169621                           N            04/01/33
    0


    8555209          E22/G02             F          305,000.00         ZZ
                                         360        305,000.00          1
                                       6.125          1,853.21         78
                                       5.875          1,853.21
    BROKEN ARROW     OK   74011          5            03/20/03         00
    0416222313                           03           05/01/03          0
    0416222313                           O            04/01/33
    0


    8555251          E22/G02             F           89,100.00         ZZ
                                         360         89,100.00          1
                                       6.500            563.17         90
                                       6.250            563.17
    SANGER           CA   93657          1            03/14/03         04
    0416295848                           05           05/01/03         30
    0416295848                           O            04/01/33
    0


    8555299          E22/G02             F           30,000.00         ZZ
                                         240         30,000.00          1
                                       7.250            237.11         75
                                       7.000            237.11
    MOBILE           AL   36605          5            03/25/03         00
    0416339703                           05           05/01/03          0
    0416339703                           N            04/01/23
    0


    8555309          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.750            518.88         80
                                       6.500            518.88
    CHICAGO          IL   60628          5            03/20/03         00
    0416345361                           05           05/01/03          0
    0416345361                           O            04/01/33
    0


    8555313          E22/G02             F          299,000.00         ZZ
                                         360        299,000.00          1
                                       6.250          1,840.99         65
                                       6.000          1,840.99
1


    SAN DIEGO        CA   92106          5            03/12/03         00
    0416346468                           05           05/01/03          0
    0416346468                           O            04/01/33
    0


    8555317          E22/G02             F           61,100.00         ZZ
                                         360         61,100.00          1
                                       6.000            366.33         53
                                       5.750            366.33
    HOUSTON          TX   77025          2            03/20/03         00
    0416376135                           03           05/01/03          0
    0416376135                           O            04/01/33
    0


    8555325          E22/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.500          2,035.26         70
                                       6.250          2,035.26
    FLORHAM PARK BO  NJ   07932          5            03/20/03         00
    0416382620                           05           05/01/03          0
    0416382620                           O            04/01/33
    0


    8555327          E22/G02             F           62,100.00         ZZ
                                         360         62,100.00          3
                                       6.500            392.51         90
                                       6.250            392.51
    BAY CITY         MI   48708          1            03/25/03         01
    0416384592                           05           05/01/03         25
    0416384592                           N            04/01/33
    0


    8555333          E22/G02             F           90,250.00         ZZ
                                         360         90,250.00          1
                                       7.625            638.78         95
                                       7.375            638.78
    COLUMBUS         OH   43211          5            03/21/03         04
    0416389013                           05           05/01/03         30
    0416389013                           O            04/01/33
    0


    8555339          E22/G02             F          271,800.00         ZZ
                                         360        271,800.00          1
                                       6.250          1,673.52         80
                                       6.000          1,673.52
    ANTIOCH          CA   94531          1            03/14/03         00
    0416390490                           05           05/01/03          0
    0416390490                           N            04/01/33
    0
1




    8555399          E22/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
                                       6.625            937.42         80
                                       6.375            937.42
    HOUSTON          TX   77043          5            03/21/03         00
    0416439099                           03           05/01/03          0
    0416439099                           O            04/01/33
    0


    8555435          E22/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
                                       6.375          1,191.59         65
                                       6.125          1,191.59
    BLOOMFIELD       NJ   07003          5            03/20/03         00
    0416487874                           05           05/01/03          0
    0416487874                           O            04/01/33
    0


    8555569          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.000          2,590.06         80
                                       5.750          2,590.06
    STEVENSVILLE     MD   21666          5            03/20/03         00
    0416206258                           05           05/01/03          0
    0416206258                           O            04/01/33
    0


    8555633          E22/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       5.875            695.65         80
                                       5.625            695.65
    MORENO VALLEY    CA   92557          5            03/14/03         00
    0416313740                           05           05/01/03          0
    0416313740                           O            04/01/33
    0


    8555639          E82/G02             F           83,500.00         ZZ
                                         360         83,500.00          3
                                       7.125            562.55         67
                                       6.875            562.55
    CHARLOTTE        NC   28215          2            03/26/03         00
    0400788998                           05           05/01/03          0
    0400788998                           N            04/01/33
    0


    8555649          E22/G02             F           55,100.00         ZZ
                                         360         55,100.00          1
1


                                       6.500            348.27         95
                                       6.250            348.27
    PERRYVILLE       MO   63775          5            03/20/03         01
    0416317436                           05           05/01/03         35
    0416317436                           O            04/01/33
    0


    8555657          E22/G02             F          287,000.00         ZZ
                                         360        287,000.00          1
                                       6.250          1,767.11         69
                                       6.000          1,767.11
    ANN ARBOR        MI   48105          5            03/20/03         00
    0416318921                           05           05/01/03          0
    0416318921                           O            04/01/33
    0


    8555707          E82/G02             F           74,100.00         ZZ
                                         360         74,100.00          1
                                       6.500            468.36         95
                                       6.250            468.36
    DETROIT          MI   48228          2            03/21/03         04
    0400776332                           05           05/01/03         30
    0400776332                           O            04/01/33
    0


    8555711          E22/G02             F          100,700.00         ZZ
                                         360        100,700.00          1
                                       6.375            628.24         66
                                       6.125            628.24
    PEARLAND         TX   77584          5            03/21/03         00
    0416331106                           03           05/01/03          0
    0416331106                           O            04/01/33
    0


    8555717          E82/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
                                       6.125            616.72         74
                                       5.875            616.72
    CHRISTIANSBURG   VA   24073          2            03/20/03         00
    0400789251                           05           05/01/03          0
    0400789251                           O            04/01/33
    0


    8555727          E22/G02             F          343,000.00         ZZ
                                         360        343,000.00          1
                                       6.250          2,111.91         70
                                       6.000          2,111.91
    ALISO VIEJO      CA   92656          5            03/14/03         00
    0416350833                           03           05/01/03          0
1


    0416350833                           O            04/01/33
    0


    8555731          E22/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
                                       6.000          1,067.20         80
                                       5.750          1,067.20
    LOVELAND         CO   80538          2            03/20/03         00
    0416350940                           05           05/01/03          0
    0416350940                           O            04/01/33
    0


    8555733          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       6.125          1,039.01         95
                                       5.875          1,039.01
    MANVILLE         NJ   08835          1            03/26/03         10
    0416351161                           05           05/01/03         30
    0416351161                           O            04/01/33
    0


    8555735          E82/G02             F          150,800.00         ZZ
                                         360        150,800.00          3
                                       7.125          1,015.97         57
                                       6.875          1,015.97
    HEMET AREA       CA   92544          5            03/21/03         00
    0400787982                           05           05/01/03          0
    0400787982                           N            04/01/33
    0


    8555743          E22/G02             F           61,000.00         ZZ
                                         360         61,000.00          1
                                       5.750            355.98         77
                                       5.500            355.98
    TAMARAC          FL   33321          5            03/20/03         00
    0416352615                           01           05/01/03          0
    0416352615                           O            04/01/33
    0


    8555779          E82/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.125            680.52         80
                                       5.875            680.52
    SACRAMENTO       CA   95828          2            03/20/03         00
    0400794186                           05           05/01/03          0
    0400794186                           O            04/01/33
    0


1


    8555837          E22/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
                                       6.875          1,093.79         90
                                       6.625          1,093.79
    COVELO           CA   95428          1            03/19/03         04
    0416417103                           05           05/01/03         25
    0416417103                           N            04/01/33
    0


    8555843          E22/G02             F           58,800.00         ZZ
                                         360         58,800.00          1
                                       6.500            371.66         80
                                       6.250            371.66
    CORAL SPRINGS    FL   33065          1            03/26/03         00
    0416420198                           01           05/01/03          0
    0416420198                           O            04/01/33
    0


    8555893          E22/G02             F           64,700.00         ZZ
                                         360         64,700.00          1
                                       6.500            408.95         90
                                       6.250            408.95
    LAMAR            MO   64759          5            03/21/03         10
    0416465839                           05           05/01/03         25
    0416465839                           O            04/01/33
    0


    8555913          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.250            837.38         80
                                       6.000            837.38
    PALM HARBOR      FL   34683          5            03/21/03         00
    0416516748                           05           05/01/03          0
    0416516748                           O            04/01/33
    0


    8556291          758/G02             F          252,400.00         TX
                                         360        252,400.00          1
                                       5.625          1,452.96         43
                                       5.375          1,452.96
    AUSTIN           TX   78703          5            03/17/03         00
    0435582143                           05           05/01/03          0
    502936                               O            04/01/33
    0


    8556525          948/G02             F          500,000.00         ZZ
                                         360        499,502.25          1
                                       6.000          2,997.75         79
                                       5.750          2,997.75
1


    RENO             NV   89511          5            02/19/03         00
    0435599055                           05           04/01/03          0
    72250                                O            03/01/33
    0


    8556707          W35/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       5.990            329.40         58
                                       5.740            329.40
    ANDERSON         IN   46016          5            03/19/03         00
    0435571278                           05           05/01/03          0
    18490                                O            04/01/33
    0


    8556931          F32/G02             F          106,350.00         ZZ
                                         360        106,350.00          1
                                       5.875            629.11         79
                                       5.625            629.11
    LAWRENCEVILLE    GA   30043          1            03/21/03         00
    0435580154                           05           05/01/03          0
    620007282                            N            04/01/33
    0


    8556983          U05/G02             F          112,500.00         ZZ
                                         360        112,500.00          4
                                       7.125            757.93         90
                                       6.875            757.93
    WASHINGTON       DC   20002          1            03/18/03         04
    0435573340                           05           05/01/03         25
    3322387                              N            04/01/33
    0


    8557017          N47/G02             F          324,000.00         ZZ
                                         360        324,000.00          1
                                       6.375          2,021.34         80
                                       6.125          2,021.34
    ALAMEDA          CA   94501          2            03/13/03         00
    0435575857                           01           05/01/03          0
    90501090                             O            04/01/33
    0


    8557031          K15/G02             F          220,800.00         ZZ
                                         360        220,800.00          1
                                       6.125          1,341.60         80
                                       5.875          1,341.60
    HYDE PARK        MA   02136          5            03/12/03         00
    0435573746                           01           05/01/03          0
    024505511535                         O            04/01/33
    0
1




    8557149          N74/G02             F           72,000.00         ZZ
                                         360         71,940.98          1
                                       7.000            479.02         80
                                       6.750            479.02
    MILLERS CREEK    NC   28651          2            03/21/03         00
    0435571849                           05           04/26/03          0
    0032014010                           N            03/26/33
    0


    8557229          T44/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       6.750          3,113.27         80
                                       6.500          3,113.27
    TRINIDAD         CA   95570          5            03/05/03         00
    0435563705                           05           05/01/03          0
    1065725                              O            04/01/33
    0


    8557335          N74/G02             F           52,000.00         ZZ
                                         240         51,887.46          1
                                       6.000            372.54         46
                                       5.750            372.54
    MILLERS CREEK    NC   28651          5            03/21/03         00
    0435618053                           05           04/26/03          0
    0032013010                           O            03/26/23
    0


    8557339          E47/G02             F          384,500.00         ZZ
                                         360        384,500.00          1
                                       6.125          2,336.26         77
                                       5.875          2,336.26
    MANTECA          CA   95336          2            03/06/03         00
    0435573829                           03           05/01/03          0
    7359513383                           O            04/01/33
    0


    8557479          E47/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       6.250          1,077.51         35
                                       6.000          1,077.51
    NAPA             CA   94559          5            02/28/03         00
    0435574108                           05           05/01/03          0
    7359513422                           N            04/01/33
    0


    8557503          E11/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
1


                                       6.375            935.80         60
                                       6.125            935.80
    MINNEAPOLIS      MN   55418          5            03/18/03         00
    0435568308                           05           05/01/03          0
    148544                               O            04/01/33
    0


    8557511          K15/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       7.125          1,152.06         90
                                       6.875          1,152.06
    BRUNSWICK        ME   04011          5            02/28/03         41
    0435573522                           05           05/01/03         25
    007805511498                         O            04/01/33
    0


    8557539          N74/G02             F           53,000.00         ZZ
                                         300         53,000.00          1
                                       7.125            378.83         93
                                       6.875            378.83
    CLARKSVILLE      AR   72830          5            03/20/03         10
    0435618210                           05           05/01/03         30
    0031999010                           O            04/01/28
    0


    8557611          144/144             F          360,000.00         ZZ
                                         360        359,674.56          1
                                       6.500          2,275.44         78
                                       6.250          2,275.44
    CHICHESTER       NY   12416          5            02/04/03         00
    160713040                            05           04/01/03          0
    160713040                            O            03/01/33
    0


    8557773          T29/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.500            910.18         80
                                       6.250            910.18
    PHOENIX          AZ   85018          1            03/13/03         00
    0435567714                           05           05/01/03          0
    1533819                              O            04/01/33
    0


    8557817          313/G02             F           89,550.00         ZZ
                                         360         89,550.00          2
                                       6.875            588.28         90
                                       6.625            588.28
    MESA             AZ   85201          1            03/20/03         12
    0435572185                           05           05/01/03         25
1


    0009322280                           N            04/01/33
    0


    8557821          N74/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       6.000          1,780.67         90
                                       5.750          1,780.67
    MILLERS CREEK    NC   28651          5            03/21/03         10
    0435572334                           05           05/01/03         25
    0032008010                           O            04/01/33
    0


    8557851          W39/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       7.125            444.65         77
                                       6.875            444.65
    SANTA ROSA BEAC  FL   32459          1            03/21/03         00
    0435578745                           09           05/01/03          0
    LA030882                             N            04/01/33
    0


    8558011          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       5.875          1,908.89         78
                                       5.625          1,908.89
    EL SOBRANTE      CA   94803          2            03/18/03         00
    0416732759                           05           05/01/03          0
    0415732759                           O            04/01/33
    0


    8558017          E22/G02             F           33,000.00         ZZ
                                         360         33,000.00          1
                                       7.750            236.42         51
                                       7.500            236.42
    MORENCI          MI   49256          5            03/27/03         00
    0415965797                           05           05/01/03          0
    0415965797                           N            04/01/33
    0


    8558073          E22/G02             F          286,000.00         ZZ
                                         360        286,000.00          1
                                       6.000          1,714.71         52
                                       5.750          1,714.71
    RIO VERDE        AZ   85263          2            03/19/03         00
    0416312460                           03           05/01/03          0
    0416312460                           O            04/01/33
    0


1


    8558099          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       6.125          1,409.66         32
                                       5.875          1,409.66
    SAN FRANCISCO    CA   94122          2            03/14/03         00
    0416343895                           07           05/01/03          0
    0416343895                           O            04/01/33
    0


    8558145          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       6.500            436.13         95
                                       6.250            436.13
    DENTON           MD   21629          1            03/27/03         01
    0416445146                           07           05/01/03         30
    0416445146                           O            04/01/33
    0


    8558237          E22/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.000          2,308.27         60
                                       5.750          2,308.27
    LOS ANGELES      CA   90066          2            03/06/03         00
    0416233047                           05           05/01/03          0
    0416233047                           O            04/01/33
    0


    8558251          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.000          2,158.38         80
                                       5.750          2,158.38
    GUNTER           TX   75058          5            03/22/03         00
    0416265163                           03           05/01/03          0
    0416265163                           O            04/01/33
    0


    8558261          E22/G02             F           61,047.00         ZZ
                                         360         61,047.00          1
                                       7.000            406.15         90
                                       6.750            406.15
    JACKSON          MI   49203          1            03/27/03         04
    0416282119                           05           05/01/03         25
    0416282119                           N            04/01/33
    0


    8558279          E82/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.125            765.59         50
                                       5.875            765.59
1


    DENVER           CO   80224          2            03/24/03         00
    0400793972                           05           05/01/03          0
    0400793972                           O            04/01/33
    0


    8558381          E82/G02             F          222,000.00         ZZ
                                         360        222,000.00          1
                                       6.375          1,384.99         82
                                       6.125          1,384.99
    PITTSBURG        CA   94565          5            03/21/03         10
    0400792164                           05           05/01/03         12
    0400792164                           O            04/01/33
    0


    8559063          742/G02             F          113,750.00         ZZ
                                         360        113,750.00          4
                                       6.375            709.65         89
                                       6.125            709.65
    HANOVER          PA   17331          5            03/18/03         11
    0435575584                           05           05/01/03         25
    8249435                              O            04/01/33
    0


    8559189          K15/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.000          1,319.01         80
                                       5.750          1,319.01
    BROOKLYN         NY   11203          5            03/19/03         00
    0435578653                           07           05/01/03          0
    011205512230                         O            04/01/33
    0


    8559229          420/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
                                       6.000          2,446.17         80
                                       5.750          2,446.17
    PALM SPRINGS     CA   92262          1            03/13/03         00
    0435576590                           05           05/01/03          0
    73000375                             O            04/01/33
    0


    8559291          758/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       7.750            386.86         90
                                       7.500            386.86
    BRYAN            TX   77803          1            03/13/03         04
    0435569470                           05           05/01/03         25
    201573                               N            04/01/33
    0
1




    8559331          X67/G02             F          159,000.00         ZZ
                                         360        159,000.00          1
                                       6.125            966.10         90
                                       5.875            966.10
    DOWNEY           CA   90242          5            03/01/03         10
    0435570890                           01           05/01/03         25
    00283743                             O            04/01/33
    0


    8559333          X51/G02             F          498,000.00         ZZ
                                         360        498,000.00          1
                                       6.000          2,985.76         80
                                       5.750          2,985.76
    (NORTHRIDGE ARE  CA   91326          5            03/20/03         00
    0435577721                           05           05/01/03          0
    0030225015                           O            04/01/33
    0


    8559343          X67/G02             F          223,838.00         ZZ
                                         360        223,838.00          2
                                       6.250          1,378.21         68
                                       6.000          1,378.21
    LAWNDALE         CA   90260          2            03/01/03         00
    0435567433                           05           05/01/03          0
    00283127                             O            04/01/33
    0


    8559347          X51/G02             F          409,500.00         ZZ
                                         360        409,500.00          1
                                       6.000          2,455.16         78
                                       5.750          2,455.16
    THOUSAND OAKS    CA   91320          5            03/22/03         00
    0435576558                           05           05/01/03          0
    0030220001                           O            04/01/33
    0


    8559373          X62/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
                                       6.125          2,096.26         77
                                       5.875          2,096.26
    COSTA MESA       CA   92626          5            03/20/03         00
    0435573167                           05           05/01/03          0
    03301036                             O            04/01/33
    0


    8559413          S27/G02             F           84,700.00         ZZ
                                         360         84,700.00          1
1


                                       6.500            535.37         89
                                       6.250            535.37
    PALM COAST       FL   32164          1            03/14/03         10
    0435575675                           05           05/01/03         25
    1090000553                           O            04/01/33
    0


    8559421          U05/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
                                       7.375            345.34         90
                                       7.125            345.34
    DETROIT          MI   48205          1            03/14/03         10
    0435577010                           05           05/01/03         25
    3325043                              N            04/01/33
    0


    8559455          975/G02             F          384,800.00         ZZ
                                         360        384,800.00          1
                                       6.000          2,307.07         80
                                       5.750          2,307.07
    FOUNTAIN VALLEY  CA   92708          1            03/18/03         00
    0435577622                           05           05/01/03          0
    2030835                              O            04/01/33
    0


    8559461          K15/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       5.875            628.21         85
                                       5.625            628.21
    WARREN           ME   04864          5            03/20/03         41
    0435572870                           05           05/01/03         12
    007005512206                         O            04/01/33
    0


    8559565          642/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       5.875          2,342.49         78
                                       5.625          2,342.49
    COLORADO SPRING  CO   80906          5            03/24/03         00
    0435600911                           05           05/01/03          0
    02201103                             O            04/01/33
    0


    8559653          K15/G02             F          142,800.00         ZZ
                                         360        142,800.00          1
                                       6.875            938.09         85
                                       6.625            938.09
    PORTLAND         ME   04103          5            03/14/03         41
    0435571070                           05           05/01/03         12
1


    007705512149                         O            04/01/33
    0


    8559655          952/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       6.500          1,109.28         90
                                       6.250          1,109.28
    WOODBRIDGE TWP   NJ   07095          1            03/19/03         01
    0435569546                           05           05/01/03         30
    03001462                             O            04/01/33
    0


    8559659          M40/G02             F          564,000.00         ZZ
                                         360        564,000.00          2
                                       6.000          3,381.46         80
                                       5.750          3,381.46
    HUNTINGTON BEAC  CA   92649          1            03/03/03         00
    0435574546                           05           05/01/03          0
    A03072                               O            04/01/33
    0


    8559905          408/G02             F           22,860.00         ZZ
                                         360         22,860.00          1
                                       7.500            159.84         90
                                       7.250            159.84
    OKLAHOMA CITY    OK   73109          1            03/21/03         01
    0435569421                           05           05/01/03         25
    703032421                            N            04/01/33
    0


    8560075          U05/G02             F           72,000.00         ZZ
                                         360         72,000.00          4
                                       7.375            497.29         90
                                       7.125            497.29
    DETROIT          MI   48205          1            03/14/03         14
    0435652136                           05           05/01/03         25
    3325040                              N            04/01/33
    0


    8560091          U05/G02             F          158,000.00         TX
                                         360        158,000.00          1
                                       6.500            998.67         65
                                       6.250            998.67
    AUSTIN           TX   78727          5            03/17/03         00
    0435576947                           03           05/01/03          0
    3313562                              O            04/01/33
    0


1


    8560099          N47/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.875            893.42         80
                                       6.625            893.42
    ENCINITAS        CA   92024          1            03/21/03         00
    0435582069                           05           05/01/03          0
    30502606                             N            04/01/33
    0


    8560101          Y28/G02             F           60,750.00         ZZ
                                         360         60,750.00          1
                                       6.500            383.98         90
                                       6.250            383.98
    PHOENIX          AZ   85020          1            03/21/03         12
    0435572805                           05           05/01/03         25
    03000182                             N            04/01/33
    0


    8560105          M18/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
                                       6.125          1,822.83         78
                                       5.875          1,822.83
    LONG BEACH       CA   90805          5            03/18/03         00
    0435571260                           05           05/01/03          0
    980102353                            O            04/01/33
    0


    8560109          420/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.000          1,798.65         75
                                       5.750          1,798.65
    SANTA ROSA       CA   95407          5            03/15/03         00
    0435572763                           05           05/01/03          0
    72004313                             O            04/01/33
    0


    8560113          M27/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.000            551.59         80
                                       5.750            551.59
    CHARLOTTE        NC   28205          1            03/18/03         00
    0435596705                           05           05/01/03          0
    0100067104                           O            04/01/33
    0


    8560137          883/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
                                       6.625            414.92         80
                                       6.375            414.92
1


    TALLAHASSEE      FL   32310          5            03/21/03         00
    0435577697                           05           05/01/03          0
    91000425                             N            04/01/33
    0


    8560177          883/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       6.625            368.82         80
                                       6.375            368.82
    TALLAHASSEE      FL   32305          5            03/21/03         00
    0435571708                           05           05/01/03          0
    91000432                             N            04/01/33
    0


    8560219          T29/G02             F           59,200.00         ZZ
                                         360         59,200.00          1
                                       6.500            374.18         80
                                       6.250            374.18
    SUN CITY         AZ   85351          1            03/14/03         00
    0435570544                           09           05/01/03          0
    1532939                              O            04/01/33
    0


    8560221          477/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.500            625.75         64
                                       6.250            625.75
    SAN BERNARDINO   CA   92407          5            03/03/03         00
    0435570593                           05           05/01/03          0
    236119                               N            04/01/33
    0


    8560337          477/G02             F          103,200.00         ZZ
                                         360        103,200.00          1
                                       6.375            643.83         80
                                       6.125            643.83
    SAN BERNARDINO   CA   92407          1            03/03/03         00
    0435570734                           05           05/01/03          0
    236120                               N            04/01/33
    0


    8560343          Q87/G02             F           66,000.00         ZZ
                                         240         65,857.16          1
                                       6.000            472.84         64
                                       5.750            472.84
    PALMYRA          VA   22963          5            02/26/03         00
    0435598255                           05           04/03/03          0
    BRGE01                               O            03/03/23
    0
1




    8560441          477/G02             F           90,400.00         T
                                         360         90,400.00          1
                                       6.000            541.99         80
                                       5.750            541.99
    SUN CITY         AZ   85351          1            03/13/03         00
    0435570445                           03           05/01/03          0
    238958                               O            04/01/33
    0


    8560729          X71/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.250          2,659.90         80
                                       6.000          2,659.90
    SANTA CLARA      CA   95054          5            03/05/03         00
    0435587936                           03           05/01/03          0
    7768337                              O            04/01/33
    0


    8561663          E82/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.375          1,310.13         70
                                       6.125          1,310.13
    MIRAMAR          FL   33027          2            03/26/03         00
    0400776522                           05           05/01/03          0
    0400776522                           O            04/01/33
    0


    8561693          E82/G02             F          112,300.00         ZZ
                                         360        112,300.00          1
                                       6.250            691.45         68
                                       6.000            691.45
    LANDOVER HILLS   MD   20784          2            03/26/03         00
    0400790259                           05           05/01/03          0
    0400790259                           O            04/01/33
    0


    8561731          E82/G02             F           53,500.00         ZZ
                                         360         53,346.92          1
                                       6.250            329.41         83
                                       6.000            329.41
    COLCHESTER       IL   62326          5            12/06/02         04
    0400731113                           05           02/01/03         12
    0400731113                           O            01/01/33
    0


    8561811          477/G02             F          281,250.00         ZZ
                                         360        281,250.00          4
1


                                       6.875          1,847.61         75
                                       6.625          1,847.61
    LOS ANGELES      CA   90007          5            03/03/03         00
    0435571328                           05           05/01/03          0
    228296                               O            04/01/33
    0


    8562019          U05/G02             F          429,100.00         ZZ
                                         360        429,100.00          1
                                       6.125          2,607.26         80
                                       5.875          2,607.26
    AUBURN           CA   95602          1            03/06/03         00
    0435583513                           03           05/01/03          0
    3311432                              O            04/01/33
    0


    8562093          U05/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.000            532.24         80
                                       6.750            532.24
    FORT WORTH       TX   76112          2            03/24/03         00
    0435603329                           05           05/01/03          0
    3270001                              N            04/01/33
    0


    8562103          Q30/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.125          1,960.76         68
                                       5.875          1,960.76
    PORT WASHINGTON  NY   11050          5            03/27/03         00
    0435581111                           05           05/01/03          0
    21021138                             O            04/01/33
    0


    8562251          K60/G02             F           84,600.00         ZZ
                                         360         84,600.00          1
                                       5.125            460.64         90
                                       4.875            460.64
    PONTIAC          MI   48341          5            03/20/03         04
    0435582507                           05           05/01/03         25
    75314                                O            04/01/33
    0


    8562411          U85/G02             F          285,000.00         ZZ
                                         360        284,736.03          1
                                       6.375          1,778.03         64
                                       6.125          1,778.03
    MERTON           WI   53064          2            03/03/03         00
    0435602560                           05           04/01/03          0
1


    1105                                 O            03/01/33
    0


    8562461          N47/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.375          2,013.23         72
                                       6.125          2,013.23
    SAN DIEGO        CA   92123          1            03/18/03         00
    0435579305                           05           05/01/03          0
    20504378                             N            04/01/33
    0


    8562581          H81/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
                                       6.500            396.94         80
                                       6.250            396.94
    MILWAUKEE        WI   53218          5            03/19/03         00
    0435578703                           05           05/01/03          0
    WH18249                              O            04/01/33
    0


    8562591          F36/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.000            599.55         60
                                       5.750            599.55
    UNIVERSITY PLAC  WA   98467          5            03/11/03         00
    0435577507                           05           05/01/03          0
    06505813                             O            04/01/33
    0


    8562607          P09/G02             F          209,475.00         ZZ
                                         360        209,475.00          1
                                       6.450          1,317.14         95
                                       6.200          1,317.14
    CLINTON          MD   20735          2            03/24/03         10
    0435576046                           05           05/01/03         35
    DOUGLAS1                             O            04/01/33
    0


    8562677          U35/G02             F           53,200.00         ZZ
                                         360         53,200.00          1
                                       6.875            349.49         95
                                       6.625            349.49
    TERRE HAUTE      IN   47804          2            03/26/03         01
    0435573365                           05           05/01/03         30
    11280472                             O            04/01/33
    0


1


    8562703          P09/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.625          1,203.78         77
                                       6.375          1,203.78
    HYATTSVILLE      MD   20783          2            03/20/03         00
    0435575865                           05           05/01/03          0
    030231258                            O            04/01/33
    0


    8562737          642/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.500            455.09         58
                                       6.250            455.09
    MINNEAPOLIS      MN   55411          5            03/26/03         00
    0435577192                           07           05/01/03          0
    01160503                             N            04/01/33
    0


    8562779          X64/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
                                       6.750            343.76         62
                                       6.500            343.76
    WYANDOTTE        MI   48192          5            03/21/03         00
    0435596358                           05           05/01/03          0
    5685                                 N            04/01/33
    0


    8562865          E57/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.125          2,430.44         79
                                       5.875          2,430.44
    FOUNTAIN VALLEY  CA   92708          1            03/13/03         00
    0435570916                           05           05/01/03          0
    06014311                             O            04/01/33
    0


    8562903          967/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.375            374.32         53
                                       6.125            374.32
    SUN VALLEY       ID   83353          2            03/20/03         00
    0435603691                           01           05/01/03          0
    6556252                              N            04/01/33
    0


    8562949          967/G02             F           53,500.00         ZZ
                                         360         53,500.00          1
                                       6.375            333.77         47
                                       6.125            333.77
1


    SUN VALLEY       ID   83353          2            03/20/03         00
    0435603592                           01           05/01/03          0
    6556203                              N            04/01/33
    0


    8563015          967/G02             F           50,300.00         ZZ
                                         360         50,300.00          1
                                       6.375            313.81         68
                                       6.125            313.81
    SUN VALLEY       ID   83353          2            03/20/03         00
    0435591334                           01           05/01/03          0
    6556146                              N            04/01/33
    0


    8563131          A21/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.250          1,169.87         49
                                       6.000          1,169.87
    NEWTON           CT   06470          5            03/17/03         00
    0435579982                           05           05/01/03          0
    0100134400                           O            04/01/33
    0


    8563281          Q87/G02             F           48,750.00         ZZ
                                         240         48,750.00          1
                                       6.750            370.68         75
                                       6.500            370.68
    MOBILE           AL   36608          5            03/26/03         00
    0435580766                           05           05/01/03          0
    OSCL01                               O            04/01/23
    0


    8563363          Q87/G02             F           71,700.00         ZZ
                                         240         71,555.97          1
                                       6.625            539.87         74
                                       6.375            539.87
    MARBLE FALLS     TX   78654          5            03/13/03         00
    0435592647                           05           04/18/03          0
    HEAU01                               O            03/18/23
    0


    8565019          E22/G02             F          123,628.00         ZZ
                                         360        123,628.00          1
                                       6.000            741.21         62
                                       5.750            741.21
    MOUNTLAKE TERRA  WA   98043          5            03/21/03         00
    0416300838                           05           05/01/03          0
    0416300838                           N            04/01/33
    0
1




    8565027          E22/G02             F          293,250.00         ZZ
                                         360        293,250.00          1
                                       6.125          1,781.82         85
                                       5.875          1,781.82
    MOUNT VERNON     WA   98274          5            03/24/03         04
    0416308773                           05           05/01/03         12
    0416308773                           O            04/01/33
    0


    8565039          E22/G02             F          362,000.00         ZZ
                                         360        362,000.00          1
                                       6.125          2,199.55         80
                                       5.875          2,199.55
    DALLAS           TX   75225          5            03/24/03         00
    0416318087                           03           05/01/03          0
    0416318087                           O            04/01/33
    0


    8565047          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       6.625            755.57         80
                                       6.375            755.57
    PORTLAND         OR   97215          5            03/24/03         00
    0416323848                           05           05/01/03          0
    0416323848                           N            04/01/33
    0


    8565051          E22/G02             F           58,000.00         ZZ
                                         360         58,000.00          1
                                       6.875            381.02         80
                                       6.625            381.02
    HOUSTON          TX   77022          1            03/27/03         00
    0416325595                           05           05/01/03          0
    0416325595                           N            04/01/33
    0


    8565055          E22/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.125          3,645.66         28
                                       5.875          3,645.66
    HEALDSBURG       CA   95448          5            03/21/03         00
    0416326288                           05           05/01/03          0
    0416326288                           O            04/01/33
    0


    8565063          E22/G02             F          151,200.00         ZZ
                                         360        151,200.00          1
1


                                       6.125            918.71         80
                                       5.875            918.71
    ATHOL            ID   83801          1            03/14/03         00
    0416337087                           05           05/01/03          0
    0416337087                           O            04/01/33
    0


    8565089          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       6.625            518.65         90
                                       6.375            518.65
    WILMINGTON       DE   19805          5            03/24/03         01
    0416358901                           07           05/01/03         25
    0416358901                           O            04/01/33
    0


    8565097          E22/G02             F          285,600.00         ZZ
                                         360        285,600.00          1
                                       6.125          1,735.34         80
                                       5.875          1,735.34
    SIMI VALLEY      CA   93065          2            03/13/03         00
    0416361186                           05           05/01/03          0
    0416361186                           O            04/01/33
    0


    8565133          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.625            471.27         80
                                       6.375            471.27
    PUEBLO           CO   81004          2            03/28/03         00
    0416396828                           05           05/01/03          0
    0416396828                           N            04/01/33
    0


    8565157          E22/G02             F          318,750.00         ZZ
                                         360        318,750.00          3
                                       6.875          2,093.96         75
                                       6.625          2,093.96
    KEY WEST         FL   33040          1            03/28/03         00
    0416416642                           05           05/01/03          0
    0416416642                           N            04/01/33
    0


    8565173          E22/G02             F           66,150.00         ZZ
                                         360         66,150.00          1
                                       6.625            423.57         90
                                       6.375            423.57
    ALVIN            TX   77511          1            03/27/03         01
    0416245825                           05           05/01/03         25
1


    0416425825                           N            04/01/33
    0


    8565201          E22/G02             F          417,000.00         ZZ
                                         360        417,000.00          1
                                       6.125          2,533.74         68
                                       5.875          2,533.74
    SAN ANTONIO      TX   78229          5            03/25/03         00
    0416443729                           05           05/01/03          0
    0416443729                           O            04/01/33
    0


    8565235          E22/G02             F           83,200.00         ZZ
                                         360         83,200.00          1
                                       6.375            519.06         78
                                       6.125            519.06
    SAGINAW          MI   48602          5            03/24/03         00
    0416485779                           05           05/01/03          0
    0416485779                           O            04/01/33
    0


    8565291          E22/G02             F          143,500.00         ZZ
                                         360        143,500.00          1
                                       6.000            860.36         96
                                       5.750            860.36
    GASTON           SC   29053          2            03/24/03         01
    0416530327                           05           05/01/03         35
    0416530327                           O            04/01/33
    0


    8565317          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.500            465.20         80
                                       6.250            465.20
    FRESNO           CA   93702          5            03/21/03         00
    0416559268                           05           05/01/03          0
    0416559268                           O            04/01/33
    0


    8565379          E22/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
                                       6.875            409.92         78
                                       6.625            409.92
    RICHMOND         KY   40475          2            03/28/03         00
    0415886522                           05           05/01/03          0
    0415886522                           N            04/01/33
    0


1


    8565425          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.125            485.08         90
                                       6.875            485.08
    MARRERO          LA   70072          2            03/28/03         01
    0416145183                           05           05/01/03         25
    0416145183                           N            04/01/33
    0


    8565453          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.250          2,401.30         65
                                       6.000          2,401.30
    ROUND HILL       VA   20141          5            03/24/03         00
    0416204659                           05           05/01/03          0
    0416204659                           O            04/01/33
    0


    8565491          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.500          1,769.79         80
                                       6.250          1,769.79
    GLOUCESTER       MA   01930          2            03/24/03         00
    0416240307                           05           05/01/03          0
    0416240307                           O            04/01/33
    0


    8565515          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       5.750            910.37         93
                                       5.500            910.37
    COTTAGE GROVE    OR   97424          5            03/12/03         11
    0416277143                           05           05/01/03         30
    0416277143                           O            04/01/33
    0


    8565517          E22/G02             F          362,000.00         ZZ
                                         360        362,000.00          1
                                       6.125          2,199.55         79
                                       5.875          2,199.55
    WESTMINSTER      CO   80021          5            03/24/03         00
    0416280444                           03           05/01/03          0
    0416280444                           O            04/01/33
    0


    8565669          408/G02             F          129,760.00         ZZ
                                         360        129,760.00          1
                                       6.125            788.44         80
                                       5.875            788.44
1


    BASEHOR          KS   66007          1            03/10/03         00
    0435576491                           05           05/01/03          0
    703033081                            O            04/01/33
    0


    8565861          Y23/G02             F           90,000.00         TX
                                         360         90,000.00          1
                                       6.750            583.74         75
                                       6.500            583.74
    DALLAS           TX   75208          5            03/21/03         00
    0435576764                           05           05/01/03          0
    1000176824                           O            04/01/33
    0


    8565957          U19/G02             F          492,000.00         ZZ
                                         240        492,000.00          1
                                       6.250          3,596.17         80
                                       6.000          3,596.17
    PARKER           CO   80138          5            03/24/03         00
    0435594734                           05           05/01/03          0
    15150113                             O            04/01/23
    0


    8566045          964/G02             F          303,750.00         ZZ
                                         360        303,750.00          1
                                       5.875          1,796.80         75
                                       5.625          1,796.80
    SACRAMENTO       CA   95834          5            03/04/03         00
    0435589676                           05           05/01/03          0
    314050                               O            04/01/33
    0


    8566047          964/G02             F          332,000.00         ZZ
                                         360        331,677.31          1
                                       6.125          2,017.27         54
                                       5.875          2,017.27
    NOVATO           CA   94949          2            02/18/03         00
    0435578778                           03           04/01/03          0
    312517                               O            03/01/33
    0


    8566053          964/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       6.250            942.05         51
                                       6.000            942.05
    RENO             NV   89511          2            03/12/03         00
    0435589239                           03           05/01/03          0
    377582                               N            04/01/33
    0
1




    8566059          964/G02             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       6.125          1,209.15         63
                                       5.875          1,209.15
    SEATTLE          WA   98107          2            03/07/03         00
    0435578679                           05           05/01/03          0
    342628                               N            04/01/33
    0


    8566067          964/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.750          1,212.88         66
                                       6.500          1,212.88
    PRESCOTT         AZ   86301          5            03/07/03         00
    0435579636                           05           05/01/03          0
    342663                               N            04/01/33
    0


    8566105          964/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.375            311.94         55
                                       6.125            311.94
    SUGAR LAND       TX   77479          1            03/18/03         00
    0435578836                           03           05/01/03          0
    367005                               N            04/01/33
    0


    8566125          964/G02             F          158,800.00         ZZ
                                         360        158,800.00          1
                                       6.125            964.89         80
                                       5.875            964.89
    BREMERTON        WA   98311          1            03/12/03         00
    0435580469                           05           05/01/03          0
    362701                               O            04/01/33
    0


    8566131          964/G02             F          479,000.00         ZZ
                                         360        479,000.00          1
                                       5.875          2,833.47         74
                                       5.625          2,833.47
    SAINT HELENS     OR   97051          2            03/07/03         00
    0435580147                           05           05/01/03          0
    370502                               O            04/01/33
    0


    8566133          964/G02             F          134,250.00         E
                                         360        134,250.00          1
1


                                       6.375            837.55         75
                                       6.125            837.55
    HENDERSON        NV   89014          5            03/14/03         00
    0435583000                           03           05/01/03          0
    363906                               N            04/01/33
    0


    8566145          964/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       6.375            349.37         45
                                       6.125            349.37
    GROVELAND        CA   95321          5            02/28/03         00
    0435579685                           05           05/01/03          0
    347640                               N            04/01/33
    0


    8566177          964/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
                                       6.000            306.97         80
                                       5.750            306.97
    DALLAS           TX   75228          1            03/13/03         00
    0435580832                           05           05/01/03          0
    374444                               N            04/01/33
    0


    8566185          964/G02             F          405,000.00         ZZ
                                         360        405,000.00          1
                                       5.875          2,395.73         75
                                       5.625          2,395.73
    PORTLAND         OR   97212          5            03/14/03         00
    0435578158                           05           05/01/03          0
    318601                               O            04/01/33
    0


    8566189          964/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       5.875          3,845.00         69
                                       5.625          3,845.00
    DALLAS           TX   75218          2            03/06/03         00
    0435581285                           05           05/01/03          0
    330946                               O            04/01/33
    0


    8566343          964/G02             F          275,400.00         ZZ
                                         360        275,400.00          1
                                       6.000          1,651.16         80
                                       5.750          1,651.16
    GILBERT          AZ   85233          2            03/10/03         00
    0435581202                           03           05/01/03          0
1


    341938                               O            04/01/33
    0


    8566347          964/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       5.875            976.04         80
                                       5.625            976.04
    JACKSONVILLE     FL   32207          2            03/10/03         00
    0435580949                           05           05/01/03          0
    353689                               O            04/01/33
    0


    8566365          964/G02             F          273,000.00         ZZ
                                         360        273,000.00          1
                                       6.125          1,658.78         75
                                       5.875          1,658.78
    TRUCKEE          CA   96161          5            03/10/03         00
    0435579735                           03           05/01/03          0
    347210                               O            04/01/33
    0


    8566367          964/G02             F          268,800.00         ZZ
                                         360        268,800.00          1
                                       6.125          1,633.26         80
                                       5.875          1,633.26
    MESQUITE         NV   89027          5            03/07/03         00
    0435628003                           03           05/01/03          0
    356157                               O            04/01/33
    0


    8566385          940/G02             F          146,700.00         ZZ
                                         360        146,700.00          1
                                       6.500            927.24         90
                                       6.250            927.24
    WILDOMAR         CA   92596          1            03/23/03         10
    0435591581                           05           05/01/03         25
    63030201                             O            04/01/33
    0


    8566417          964/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       5.875          1,011.53         75
                                       5.625          1,011.53
    LAS VEGAS        NV   89135          5            03/05/03         00
    0435582887                           03           05/01/03          0
    362444                               O            04/01/33
    0


1


    8566425          964/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
                                       5.875          1,342.79         65
                                       5.625          1,342.79
    LODI             CA   95242          2            03/09/03         00
    0435579578                           05           05/01/03          0
    356585                               O            04/01/33
    0


    8566441          964/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.125          2,260.31         80
                                       5.875          2,260.31
    SHAVER LAKE      CA   93664          1            03/11/03         00
    0435580352                           05           05/01/03          0
    368898                               O            04/01/33
    0


    8566447          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.125          2,430.44         77
                                       5.875          2,430.44
    BELLEVUE         WA   98007          5            03/12/03         00
    0435580899                           03           05/01/03          0
    372451                               O            04/01/33
    0


    8566489          964/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.000          1,348.99         90
                                       5.750          1,348.99
    EUGENE           OR   97405          1            03/11/03         10
    0435579644                           05           05/01/03         25
    353752                               N            04/01/33
    0


    8566491          964/G02             F          175,500.00         ZZ
                                         360        175,500.00          2
                                       6.000          1,052.21         90
                                       5.750          1,052.21
    EUGENE           OR   97402          1            03/07/03         11
    0435579651                           05           05/01/03         25
    353761                               N            04/01/33
    0


    8566499          964/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.125          2,187.40         80
                                       5.875          2,187.40
1


    SEATTLE          WA   98199          5            03/06/03         00
    0435635479                           05           05/01/03          0
    356546                               O            04/01/33
    0


    8566513          964/G02             F          193,500.00         ZZ
                                         360        193,500.00          3
                                       6.625          1,239.00         90
                                       6.375          1,239.00
    REDMOND          OR   97756          1            03/06/03         04
    0435580097                           05           05/01/03         25
    358001                               N            04/01/33
    0


    8566521          964/G02             F           66,150.00         T
                                         360         66,150.00          1
                                       6.250            407.30         90
                                       6.000            407.30
    NORTH FORK       CA   93643          1            03/04/03         11
    0435581509                           05           05/01/03         25
    359178                               O            04/01/33
    0


    8566573          X67/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.000          1,259.06         67
                                       5.750          1,259.06
    GARDEN GROVE     CA   92841          5            03/17/03         00
    0435576699                           05           05/01/03          0
    00283750                             O            04/01/33
    0


    8566615          420/G02             F          465,600.00         ZZ
                                         360        465,600.00          1
                                       6.000          2,791.51         80
                                       5.750          2,791.51
    NAPA             CA   94558          1            03/14/03         00
    0435582168                           05           05/01/03          0
    73000825                             O            04/01/33
    0


    8566657          F34/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.250          1,157.55         80
                                       6.000          1,157.55
    HERNDON          VA   20170          1            03/21/03         00
    0435578760                           09           05/01/03          0
    10302029                             O            04/01/33
    0
1




    8566665          P01/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.125            577.24         95
                                       5.875            577.24
    MILWAUKEE        WI   53223          2            03/11/03         10
    0435580725                           05           05/01/03         30
    03004470                             O            04/01/33
    0


    8567423          N47/G02             F          300,000.00         ZZ
                                         360        300,000.00          3
                                       6.250          1,847.15         75
                                       6.000          1,847.15
    OAKLAND          CA   94603          5            03/04/03         00
    0435632518                           05           05/01/03          0
    20502902                             O            04/01/33
    0


    8567535          168/168             F           66,950.00         ZZ
                                         360         66,950.00          2
                                       7.125            451.05         80
                                       6.875            451.05
    ENFIELD          CT   06085          1            03/14/03         00
    0319425517                           05           05/01/03          0
    0319425517                           N            04/01/33
    0


    8567919          E82/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
                                       6.125            449.63         55
                                       5.875            449.63
    PEMBROKE PINES   FL   33026          2            03/25/03         00
    0400804233                           01           05/01/03          0
    0400804233                           O            04/01/33
    0


    8567953          E82/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       6.125            589.38         68
                                       5.875            589.38
    MISHAWAKA        IN   46545          2            03/25/03         00
    0400800355                           05           05/01/03          0
    0400800355                           O            04/01/33
    0


    8567963          E82/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
1


                                       6.125            619.76         59
                                       5.875            619.76
    EUGENE           OR   97402          5            03/25/03         00
    0400789400                           05           05/01/03          0
    0400789400                           O            04/01/33
    0


    8568091          Y21/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.250          1,970.30         79
                                       6.000          1,970.30
    OAKLAND          CA   94601          2            03/05/03         00
    0435582796                           05           05/01/03          0
    203110064                            O            04/01/33
    0


    8568131          Y21/G02             F          332,000.00         ZZ
                                         360        331,668.44          1
                                       6.000          1,990.51         80
                                       5.750          1,990.51
    ESCONDIDO        CA   92027          5            02/18/03         00
    0435580311                           05           04/01/03          0
    203056051                            O            03/01/33
    0


    8568211          Y21/G02             F          334,400.00         ZZ
                                         360        334,400.00          1
                                       6.250          2,058.96         80
                                       6.000          2,058.96
    LADERA RANCH     CA   92694          1            03/07/03         00
    0435581855                           03           05/01/03          0
    203110293                            O            04/01/33
    0


    8568701          E82/G02             F           78,800.00         ZZ
                                         360         78,800.00          1
                                       6.500            498.07         43
                                       6.250            498.07
    GROVER BEACH     CA   93433          2            03/28/03         00
    0400809885                           01           05/01/03          0
    0400809885                           N            04/01/33
    0


    8568705          E82/G02             F          117,700.00         ZZ
                                         360        117,700.00          1
                                       6.500            743.94         41
                                       6.250            743.94
    PISMO BEACH      CA   93449          2            03/28/03         00
    0400810107                           05           05/01/03          0
1


    0400810107                           N            04/01/33
    0


    8568773          742/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.250          2,339.73         64
                                       6.000          2,339.73
    MADISON          CT   06443          2            03/19/03         00
    0435585419                           05           05/01/03          0
    6503833                              O            04/01/33
    0


    8568923          E22/G02             F           59,850.00         ZZ
                                         360         59,850.00          1
                                       7.250            408.28         95
                                       7.000            408.28
    MEXICO           MO   65265          5            03/26/03         01
    0416144079                           05           05/01/03         30
    0416144079                           O            04/01/33
    0


    8568925          E22/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       7.250          1,964.67         80
                                       7.000          1,964.67
    PALM BEACH GARD  FL   33418          5            03/26/03         00
    0416148336                           03           05/01/03          0
    0416148336                           O            04/01/33
    0


    8568933          E22/G02             F          355,000.00         ZZ
                                         360        355,000.00          1
                                       6.875          2,332.10         80
                                       6.625          2,332.10
    LINDON           UT   84042          2            03/25/03         00
    0416168888                           05           05/01/03          0
    0416168888                           O            04/01/33
    0


    8568971          E22/G02             F           88,300.00         ZZ
                                         360         88,300.00          1
                                       6.250            543.68         80
                                       6.000            543.68
    HOUSTON          TX   77073          5            03/26/03         00
    0416245132                           03           05/01/03          0
    0416245132                           O            04/01/33
    0


1


    8569005          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.375            623.87         65
                                       6.125            623.87
    BOYNTON BEACH    FL   33426          5            03/31/03         00
    0416310316                           03           05/01/03          0
    0416310316                           N            04/01/33
    0


    8569065          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.250            467.95         80
                                       6.000            467.95
    HOUSTON          TX   77082          5            03/24/03         00
    0416372365                           03           05/01/03          0
    0416372365                           O            04/01/33
    0


    8569071          E22/G02             F           84,500.00         ZZ
                                         360         84,500.00          1
                                       5.875            499.85         73
                                       5.625            499.85
    FORT WORTH       TX   76133          2            03/25/03         00
    0416417624                           05           05/01/03          0
    0416417624                           O            04/01/33
    0


    8569099          E22/G02             F           89,200.00         ZZ
                                         360         89,200.00          1
                                       6.000            534.80         80
                                       5.750            534.80
    PORTERVILLE      CA   93257          2            03/23/03         00
    0416432292                           05           05/01/03          0
    0416432292                           O            04/01/33
    0


    8569119          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       5.875          1,908.89         44
                                       5.625          1,908.89
    SAN JOSE         CA   95128          2            03/20/03         00
    0416448975                           05           05/01/03          0
    0416448975                           O            04/01/33
    0


    8569137          E22/G02             F           92,150.00         ZZ
                                         360         92,150.00          1
                                       6.250            567.38         95
                                       6.000            567.38
1


    INDEPENDENCE     MO   64052          5            03/25/03         04
    0416456655                           05           05/01/03         30
    0416456655                           O            04/01/33
    0


    8569173          E22/G02             F           88,181.00         ZZ
                                         360         88,181.00          1
                                       6.750            571.94         77
                                       6.500            571.94
    SALEM            OR   97303          5            03/23/03         00
    0416457935                           05           05/01/03          0
    0416457935                           O            04/01/33
    0


    8569211          E22/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       6.375            429.22         80
                                       6.125            429.22
    PORTAGE          MI   49024          1            03/31/03         00
    0416498665                           01           05/01/03          0
    0416498665                           O            04/01/33
    0


    8569215          E22/G02             F           92,700.00         ZZ
                                         360         92,700.00          2
                                       6.250            570.77         90
                                       6.000            570.77
    NEW BRITAIN      CT   06051          1            03/31/03         04
    0416501864                           05           05/01/03         25
    0416501864                           N            04/01/33
    0


    8569219          E22/G02             F          156,750.00         ZZ
                                         360        156,750.00          1
                                       6.500            990.77         95
                                       6.250            990.77
    SILVER SPRING    MD   20901          5            03/25/03         01
    0416503456                           01           05/01/03         30
    0416503456                           O            04/01/33
    0


    8569265          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.000          2,350.24         77
                                       5.750          2,350.24
    GRANITE BAY      CA   95746          2            03/21/03         00
    0416530012                           03           05/01/03          0
    0416530012                           O            04/01/33
    0
1




    8569295          E22/G02             F           86,000.00         ZZ
                                         360         86,000.00          1
                                       6.000            515.61         68
                                       5.750            515.61
    PUEBLO WEST      CO   81007          2            03/31/03         00
    0416551315                           05           05/01/03          0
    0416551315                           N            04/01/33
    0


    8569307          E22/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       6.125          1,427.88         59
                                       5.875          1,427.88
    DALY CITY        CA   94015          5            03/24/03         00
    0416569499                           05           05/01/03          0
    0416569499                           N            04/01/33
    0


    8569373          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.000          2,518.11         46
                                       5.750          2,518.11
    HEALDSBURG       CA   95448          5            03/26/03         00
    0416170223                           05           05/01/03          0
    0416170223                           O            04/01/33
    0


    8569383          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          2
                                       6.500          1,719.23         80
                                       6.250          1,719.23
    OAKLAND          CA   94621          5            03/24/03         00
    0416181428                           05           05/01/03          0
    0416181428                           O            04/01/33
    0


    8569389          E22/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
                                       6.375            558.99         80
                                       6.125            558.99
    DENVER           CO   80207          5            03/25/03         00
    0416189694                           01           05/01/03          0
    0416189694                           O            04/01/33
    0


    8569493          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
1


                                       6.375            623.87         80
                                       6.125            623.87
    COLORADO SPRING  CO   80920          1            03/31/03         00
    0416378271                           09           05/01/03          0
    0416378271                           N            04/01/33
    0


    8569513          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          2
                                       7.000          1,496.93         90
                                       6.750          1,496.93
    GRAND RAPIDS     MI   49503          5            03/25/03         01
    0416388130                           05           05/01/03         25
    0416388130                           O            04/01/33
    0


    8569525          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.500          1,896.20         80
                                       6.250          1,896.20
    AUSTIN           TX   78705          5            03/26/03         00
    0416393239                           05           05/01/03          0
    0416393239                           O            04/01/33
    0


    8569597          E22/G02             F          290,500.00         ZZ
                                         360        290,500.00          1
                                       6.250          1,788.66         70
                                       6.000          1,788.66
    WEATHERFORD      TX   76088          5            03/26/03         00
    0416321602                           05           05/01/03          0
    0416321602                           O            04/01/33
    0


    8569611          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.250            620.64         80
                                       6.000            620.64
    MESQUITE         TX   75149          5            03/26/03         00
    0416335040                           05           05/01/03          0
    0416335040                           O            04/01/33
    0


    8569617          E22/G02             F          289,000.00         ZZ
                                         360        289,000.00          1
                                       5.875          1,709.54         77
                                       5.625          1,709.54
    ANAHEIM          CA   92804          2            03/24/03         00
    0416339315                           05           05/01/03          0
1


    0416339315                           O            04/01/33
    0


    8569655          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
                                       6.125            588.17         80
                                       5.875            588.17
    RIVIERA BEACH    FL   33407          1            03/31/03         00
    0416351989                           03           05/01/03          0
    0416351989                           O            04/01/33
    0


    8569687          E22/G02             F          199,750.00         ZZ
                                         360        199,750.00          1
                                       6.500          1,262.56         85
                                       6.250          1,262.56
    SAN DIEGO        CA   92139          1            03/21/03         11
    0416410835                           01           05/01/03         12
    0416410835                           O            04/01/33
    0


    8569719          E22/G02             F          155,500.00         ZZ
                                         360        155,500.00          1
                                       5.875            919.84         89
                                       5.625            919.84
    LOVELAND         CO   80538          2            03/25/03         01
    0416438703                           03           05/01/03         25
    0416438703                           O            04/01/33
    0


    8569817          E22/G02             F          136,700.00         ZZ
                                         360        136,700.00          1
                                       6.625            875.31         95
                                       6.375            875.31
    HOBE SOUND       FL   33455          1            03/31/03         04
    0416580470                           05           05/01/03         30
    0416580470                           O            04/01/33
    0


    8569921          A06/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       6.500            619.43         80
                                       6.250            619.43
    GREGORY          MI   48137          1            03/31/03         00
    0435584123                           05           05/01/03          0
    0020304407                           N            04/01/33
    0


1


    8569993          K60/G02             F           98,794.00         ZZ
                                         360         98,794.00          1
                                       6.625            632.59         89
                                       6.375            632.59
    SANFORD          ME   04073          2            03/26/03         04
    0435598982                           05           05/01/03         35
    75382                                O            04/01/33
    0


    8570397          K15/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
                                       6.875            515.03         80
                                       6.625            515.03
    DAYTONA BEACH    FL   32118          5            03/26/03         00
    0435581756                           05           05/01/03          0
    009405508308                         O            04/01/33
    0


    8570533          N47/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.625          2,066.28         41
                                       6.375          2,066.28
    CUPERTINO        CA   95014          5            03/25/03         00
    0435599774                           05           05/01/03          0
    20504143                             O            04/01/33
    0


    8570615          W40/G02             F           59,200.00         ZZ
                                         360         59,200.00          1
                                       7.125            398.84         80
                                       6.875            398.84
    TAYLOR           MI   48180          1            03/28/03         00
    0435618483                           05           05/01/03          0
    101017335                            O            04/01/33
    0


    8571069          642/G02             F           69,000.00         ZZ
                                         360         69,000.00          2
                                       6.500            436.13         30
                                       6.250            436.13
    MINNEAPOLIS      MN   55411          2            03/21/03         00
    0435583844                           05           05/01/03          0
    01160603                             N            04/01/33
    0


    8571223          B39/G02             F          288,000.00         ZZ
                                         360        288,000.00          4
                                       7.000          1,916.07         90
                                       6.750          1,916.07
1


    MINNEAPOLIS      MN   55417          1            03/31/03         12
    0435592894                           05           05/01/03         25
    20031127F                            N            04/01/33
    0


    8571419          U05/G02             F          296,910.00         ZZ
                                         360        296,910.00          2
                                       6.125          1,804.06         90
                                       5.875          1,804.06
    AZUSA            CA   91702          1            03/25/03         14
    0435592928                           05           05/01/03         25
    3326516                              N            04/01/33
    0


    8571453          A06/G02             F          296,250.00         ZZ
                                         360        296,250.00          1
                                       6.250          1,824.07         75
                                       6.000          1,824.07
    BIRMINGHAM       MI   48009          2            03/25/03         00
    0435584172                           05           05/01/03          0
    1                                    N            04/01/33
    0


    8571517          K15/G02             F           90,100.00         ZZ
                                         360         90,100.00          3
                                       6.875            591.89         78
                                       6.625            591.89
    LEWISTON         ME   04240          5            03/26/03         00
    0435583703                           05           05/01/03          0
    007805512910                         O            04/01/33
    0


    8571575          W53/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.250          1,970.30         72
                                       6.000          1,970.30
    AUSTIN           TX   78701          5            03/18/03         00
    0435640990                           06           05/01/03          0
    1501102368                           O            04/01/33
    0


    8571597          K15/G02             F           68,600.00         ZZ
                                         360         68,600.00          1
                                       7.125            462.17         95
                                       6.875            462.17
    BATON ROUGE      LA   70811          5            03/26/03         41
    0435584057                           05           05/01/03         30
    000205512783                         O            04/01/33
    0
1




    8571601          420/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.750            583.74         55
                                       6.500            583.74
    SANTA ROSA       CA   95401          1            03/24/03         00
    0435584255                           01           05/01/03          0
    72004292                             N            04/01/33
    0


    8571755          X64/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
                                       6.750            402.13         69
                                       6.500            402.13
    WYANDOTTE        MI   48192          2            03/21/03         00
    0435596325                           05           05/01/03          0
    0000005685                           N            04/01/33
    0


    8571871          X31/G02             F          349,200.00         ZZ
                                         360        349,200.00          1
                                       6.125          2,121.78         80
                                       5.875          2,121.78
    TUJUNGA AREA     CA   91042          2            03/19/03         00
    0435591532                           05           05/01/03          0
    41000641                             O            04/01/33
    0


    8571925          E47/G02             F           42,750.00         ZZ
                                         360         42,750.00          1
                                       7.125            288.01         95
                                       6.875            288.01
    DETROIT          MI   48228          1            03/21/03         11
    0435596283                           05           05/01/03         30
    7360515430                           O            04/01/33
    0


    8572061          T29/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.500            644.71         75
                                       6.250            644.71
    SNOWFLAKE        AZ   85937          5            03/24/03         00
    0435598651                           05           05/01/03          0
    100049200015336                      O            04/01/33
    0


    8572203          313/G02             F          346,000.00         ZZ
                                         240        346,000.00          1
1


                                       5.625          2,404.59         54
                                       5.375          2,404.59
    CHATSWORTH AREA  CA   91311          2            03/05/03         00
    0435599642                           05           05/01/03          0
    9363565                              O            04/01/23
    0


    8572207          313/G02             F          412,000.00         ZZ
                                         360        412,000.00          1
                                       5.875          2,437.14         70
                                       5.625          2,437.14
    SAMMAMISH        WA   98075          2            03/10/03         00
    0435594866                           03           05/01/03          0
    9390428                              O            04/01/33
    0


    8572243          313/G02             F          359,288.00         ZZ
                                         360        358,912.88          1
                                       5.750          2,096.71         65
                                       5.500          2,096.71
    ALAMEDA          CA   94502          1            02/24/03         00
    0435593991                           03           04/01/03          0
    9345596                              O            03/01/33
    0


    8572273          313/G02             F          360,000.00         ZZ
                                         360        359,641.61          1
                                       6.000          2,158.39         45
                                       5.750          2,158.39
    PLEASANTON       CA   94566          5            02/11/03         00
    0435593082                           03           04/01/03          0
    9315003                              O            03/01/33
    0


    8572287          313/G02             F          350,000.00         ZZ
                                         360        349,675.83          1
                                       6.375          2,183.55         68
                                       6.125          2,183.55
    CAMARILLO        CA   93010          2            02/10/03         00
    0435582853                           05           04/01/03          0
    9268277                              O            03/01/33
    0


    8572297          313/G02             F          425,000.00         ZZ
                                         360        424,566.69          1
                                       5.875          2,514.04         32
                                       5.625          2,514.04
    PALO ALTO        CA   94301          2            02/19/03         00
    0435586151                           05           04/01/03          0
1


    9302217                              O            03/01/33
    0


    8572307          313/G02             F          400,000.00         ZZ
                                         360        399,611.22          1
                                       6.125          2,430.45         67
                                       5.875          2,430.45
    LIVERMORE        CA   94551          2            02/14/03         00
    0435597455                           05           04/01/03          0
    9310228                              O            03/01/33
    0


    8572319          313/G02             F          367,000.00         ZZ
                                         360        366,178.29          1
                                       6.125          2,229.94         65
                                       5.875          2,229.94
    CHATSWORTH AREA  CA   91311          2            02/20/03         00
    0435584628                           05           04/01/03          0
    9346867                              O            03/01/33
    0


    8572337          313/G02             F          420,000.00         ZZ
                                         360        419,581.88          1
                                       6.000          2,518.12         30
                                       5.750          2,518.12
    FREMONT          CA   94539          2            02/25/03         00
    0435582465                           05           04/01/03          0
    9314634                              O            03/01/33
    0


    8572351          313/G02             F          346,000.00         ZZ
                                         360        345,655.55          1
                                       6.000          2,074.45         45
                                       5.750          2,074.45
    ALAMO            CA   94507          5            02/19/03         00
    0435586060                           05           04/01/03          0
    9325366                              O            03/01/33
    0


    8572365          313/G02             F          441,000.00         ZZ
                                         360        439,571.37          1
                                       6.125          2,679.57         47
                                       5.875          2,679.57
    MANHATTAN BEACH  CA   90266          2            02/20/03         00
    0435581731                           05           04/01/03          0
    9274028                              O            03/01/33
    0


1


    8572369          313/G02             F          457,500.00         ZZ
                                         360        457,022.34          1
                                       5.750          2,669.85         75
                                       5.500          2,669.85
    SAN RAMON        CA   94583          1            03/03/03         00
    0435598420                           05           04/01/03          0
    9333022                              O            03/01/33
    0


    8572423          313/G02             F          469,500.00         ZZ
                                         360        469,500.00          1
                                       6.375          2,929.07         35
                                       6.125          2,929.07
    NEWPORT BEACH    CA   92660          2            02/28/03         00
    0435580030                           03           05/01/03          0
    9233354                              O            04/01/33
    0


    8572437          313/G02             F          425,000.00         ZZ
                                         360        424,576.91          1
                                       6.000          2,548.09         53
                                       5.750          2,548.09
    SAN CARLOS       CA   94070          2            02/20/03         00
    0435582713                           05           04/01/03          0
    9301326                              O            03/01/33
    0


    8572441          313/G02             F          459,000.00         ZZ
                                         360        458,564.48          1
                                       6.250          2,826.15         54
                                       6.000          2,826.15
    SUNNYVALE        CA   94087          2            03/11/03         00
    0435581772                           05           04/01/03          0
    9284753                              O            03/01/33
    0


    8572451          313/G02             F          368,300.00         ZZ
                                         360        368,300.00          1
                                       6.125          2,237.83         67
                                       5.875          2,237.83
    THOUSAND OAKS    CA   91360          5            03/12/03         00
    0435583299                           03           05/01/03          0
    9317884                              O            04/01/33
    0


    8572455          313/G02             F          377,300.00         ZZ
                                         360        377,300.00          3
                                       6.250          2,323.11         63
                                       6.000          2,323.11
1


    REDWOOD CITY     CA   94062          2            03/12/03         00
    0435595665                           05           05/01/03          0
    9331265                              O            04/01/33
    0


    8572457          313/G02             F          465,000.00         ZZ
                                         360        465,000.00          1
                                       5.875          2,750.66         51
                                       5.625          2,750.66
    STUDIO CITY ARE  CA   91604          2            03/05/03         00
    0435630579                           05           05/01/03          0
    9383282                              O            04/01/33
    0


    8572473          313/G02             F          345,500.00         ZZ
                                         360        345,500.00          1
                                       6.000          2,071.45         61
                                       5.750          2,071.45
    SAN FRANCISCO    CA   94121          2            03/12/03         00
    0435601364                           05           05/01/03          0
    9389495                              O            04/01/33
    0


    8572475          313/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.000          2,398.21         52
                                       5.750          2,398.21
    NEWPORT BEACH    CA   92663          5            03/17/03         00
    0435583398                           05           05/01/03          0
    9386327                              O            04/01/33
    0


    8572479          313/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.125          2,187.40         70
                                       5.875          2,187.40
    SAN DIEGO        CA   92127          2            03/10/03         00
    0435581491                           03           05/01/03          0
    9257593                              O            04/01/33
    0


    8573183          E22/G02             F          399,960.00         ZZ
                                         360        399,960.00          1
                                       6.375          2,495.23         80
                                       6.125          2,495.23
    CROCKETT         CA   94525          1            03/21/03         00
    0415975457                           03           05/01/03          0
    0415975457                           O            04/01/33
    0
1




    8573185          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          2
                                       7.125            458.13         80
                                       6.875            458.13
    PETERSBURG       VA   23803          5            03/26/03         00
    0416009900                           05           05/01/03          0
    0416009900                           N            04/01/33
    0


    8573205          E22/G02             F          185,250.00         ZZ
                                         360        185,250.00          1
                                       6.875          1,216.96         95
                                       6.625          1,216.96
    CLINTON          MD   20735          5            03/27/03         01
    0416204949                           09           05/01/03         30
    0416204949                           O            04/01/33
    0


    8573251          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
                                       7.125            303.17         75
                                       6.875            303.17
    HOUSTON          TX   77049          2            04/01/03         00
    0416294197                           03           05/01/03          0
    0416294197                           N            04/01/33
    0


    8573341          E22/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
                                       6.125            427.76         80
                                       5.875            427.76
    LAKE WORTH       FL   33461          5            03/27/03         00
    0416443877                           05           05/01/03          0
    0416443877                           O            04/01/33
    0


    8573369          E22/G02             F          428,200.00         ZZ
                                         360        428,200.00          1
                                       6.250          2,636.50         79
                                       6.000          2,636.50
    HUNTINGTON BEAC  CA   92646          5            03/26/03         00
    0416472603                           05           05/01/03          0
    0416472603                           O            04/01/33
    0


    8573379          E22/G02             F          391,500.00         ZZ
                                         360        391,500.00          1
1


                                       7.250          2,670.72         90
                                       7.000          2,670.72
    OAKLAND          CA   94605          5            03/20/03         04
    0416478063                           05           05/01/03         25
    0416478063                           O            04/01/33
    0


    8573435          E22/G02             F           77,140.00         ZZ
                                         360         77,140.00          1
                                       7.250            526.23         78
                                       7.000            526.23
    SAN ANTONIO      TX   78233          2            03/27/03         00
    0416546372                           03           05/01/03          0
    0416546372                           N            04/01/33
    0


    8573451          E22/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.125          2,284.62         55
                                       5.875          2,284.62
    VACAVILLE        CA   95688          2            03/20/03         00
    0416584092                           05           05/01/03          0
    0416584092                           O            04/01/33
    0


    8575115          642/G02             F           98,800.00         ZZ
                                         360         98,800.00          1
                                       5.750            576.57         95
                                       5.500            576.57
    MAPLE HEIGHTS    OH   44137          5            03/28/03         10
    0435593728                           05           05/01/03         30
    02105603                             O            04/01/33
    0


    8575417          950/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         80
                                       6.500          1,945.79
    POULSBO          WA   98370          5            03/19/03         00
    0435588694                           05           05/01/03          0
    E731183                              O            04/01/33
    0


    8575659          X51/G02             F          415,200.00         ZZ
                                         360        415,200.00          1
                                       6.125          2,522.80         80
                                       5.875          2,522.80
    IRVINE           CA   92618          5            03/25/03         00
    0435581467                           01           05/01/03          0
1


    0030227009                           O            04/01/33
    0


    8576127          E47/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.000          1,798.65         80
                                       5.750          1,798.65
    HAYWARD          CA   94544          1            03/14/03         00
    0435592860                           05           05/01/03          0
    7359512884                           O            04/01/33
    0


    8577043          Q14/G02             F           83,700.00         ZZ
                                         360         83,700.00          1
                                       6.375            522.18         90
                                       6.125            522.18
    KANSAS CITY      KS   66112          2            03/28/03         01
    0435590096                           05           05/01/03         25
    0000312111                           O            04/01/33
    0


    8577413          X94/G02             F          237,930.00         ZZ
                                         360        237,930.00          2
                                       6.875          1,563.03         70
                                       6.625          1,563.03
    NEW HOPE         MN   55428          1            03/27/03         00
    0435600523                           05           05/01/03          0
    991324                               N            04/01/33
    0


    8577903          X64/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       5.875          1,183.08         63
                                       5.625          1,183.08
    BLOOMFIELD HILL  MI   48301          2            03/27/03         00
    0435639786                           05           05/01/03          0
    0000003142                           O            04/01/33
    0


    8578223          F36/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       6.125            419.25         75
                                       5.875            419.25
    CLATSKANIE       OR   97016          2            03/17/03         00
    0435600572                           05           05/01/03          0
    06505777                             N            04/01/33
    0


1


    8579909          D03/D03             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       6.000          2,086.44         80
                                       5.750          2,086.44
    MOUNTAIN VIEW    CA   94043          2            03/20/03         00
    RICHA1030003167                      05           05/01/03          0
    RICHA1030003167                      N            04/01/33
    0


    8580377          964/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.125          1,020.79         80
                                       5.875          1,020.79
    AURORA           CO   80011          2            03/14/03         00
    0435628458                           05           05/01/03          0
    365034                               N            04/01/33
    0


    8580381          964/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
                                       6.125            978.25         74
                                       5.875            978.25
    AURORA           CO   80011          2            03/14/03         00
    0435627302                           05           05/01/03          0
    365042                               N            04/01/33
    0


    8580419          964/G02             F          321,375.00         ZZ
                                         360        321,375.00          2
                                       5.875          1,901.06         75
                                       5.625          1,901.06
    DENVER           CO   80241          1            03/18/03         00
    0435629472                           05           05/01/03          0
    373180                               O            04/01/33
    0


    8580501          964/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.375          2,620.25         80
                                       6.125          2,620.25
    RENO             NV   89509          5            03/10/03         00
    0435629027                           03           05/01/03          0
    313612                               O            04/01/33
    0


    8580515          964/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.125          1,827.09         60
                                       5.875          1,827.09
1


    SAN GABRIEL      CA   91775          2            03/05/03         00
    0435628920                           05           05/01/03          0
    344115                               O            04/01/33
    0


    8580525          964/G02             F          255,225.00         ZZ
                                         360        255,225.00          1
                                       5.500          1,449.14         75
                                       5.250          1,449.14
    OAKLAND          CA   94603          1            03/12/03         00
    0435589569                           01           05/01/03          0
    361856                               O            04/01/33
    0


    8580527          964/G02             F          603,100.00         ZZ
                                         360        603,100.00          1
                                       6.375          3,762.56         80
                                       6.125          3,762.56
    RENO             NV   89511          1            03/19/03         00
    0435625520                           03           05/01/03          0
    218380                               O            04/01/33
    0


    8580529          964/G02             F          428,000.00         ZZ
                                         360        427,584.01          1
                                       6.125          2,600.57         72
                                       5.875          2,600.57
    SEBASTOPOL       CA   95472          5            01/28/03         00
    0435626387                           05           04/01/03          0
    326865                               O            03/01/33
    0


    8580537          964/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       6.250          2,155.01         70
                                       6.000          2,155.01
    SAN JOSE         CA   95132          5            02/27/03         00
    0435626312                           05           05/01/03          0
    338056                               O            04/01/33
    0


    8580551          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.000          1,934.75         70
                                       5.750          1,934.75
    SAN FRANCISCO    CA   94134          2            03/10/03         00
    0435626981                           05           05/01/03          0
    351477                               O            04/01/33
    0
1




    8580895          E22/G02             F           75,200.00         ZZ
                                         240         75,200.00          1
                                       6.250            549.66         80
                                       6.000            549.66
    CORDELL          OK   73632          5            03/28/03         00
    0415971415                           05           05/01/03          0
    0415971415                           O            04/01/23
    0


    8580903          E22/G02             F          599,250.00         ZZ
                                         360        599,250.00          1
                                       6.125          3,641.11         75
                                       5.875          3,641.11
    BELMONT          CA   94002          5            03/19/03         00
    0415995323                           05           05/01/03          0
    0415995323                           O            04/01/33
    0


    8580973          A46/G02             F          107,920.00         ZZ
                                         360        107,920.00          1
                                       6.000            647.04         80
                                       5.750            647.04
    RICHMOND         TX   77469          1            03/19/03         00
    0435600945                           03           05/01/03          0
    0301793                              O            04/01/33
    0


    8581081          E22/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.000          2,230.33         80
                                       5.750          2,230.33
    NEW BRAUNFELS    TX   78130          5            03/28/03         00
    0416369981                           05           05/01/03          0
    0416369981                           O            04/01/33
    0


    8581083          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.500            556.22         80
                                       6.250            556.22
    SACRAMENTO       CA   95815          1            03/20/03         00
    0416372134                           05           05/01/03          0
    0416372134                           N            04/01/33
    0


    8581085          E22/G02             F          103,600.00         ZZ
                                         360        103,600.00          1
1


                                       6.500            654.82         80
                                       6.250            654.82
    SACRAMENTO       CA   95818          1            03/20/03         00
    0416376408                           05           05/01/03          0
    0416376408                           N            04/01/33
    0


    8581119          E22/G02             F          308,700.00         ZZ
                                         360        308,700.00          1
                                       6.625          1,976.64         90
                                       6.375          1,976.64
    BLOOMINGDALE     NJ   07403          5            03/28/03         11
    0416418424                           05           05/01/03         25
    0416418424                           O            04/01/33
    0


    8581235          E22/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       6.625          1,901.72         93
                                       6.375          1,901.72
    NOVI             MI   48374          2            03/28/03         04
    0416562866                           05           05/01/03         30
    0416562866                           O            04/01/33
    0


    8582019          A39/G02             F          498,500.00         ZZ
                                         360        498,500.00          1
                                       6.000          2,988.76         74
                                       5.750          2,988.76
    ALTADENA         CA   91001          2            03/28/03         00
    0435614888                           05           05/01/03          0
    2300563RFC                           O            04/01/33
    0


    8582079          737/G02             F          320,000.00         ZZ
                                         360        320,000.00          4
                                       5.875          1,892.92         80
                                       5.625          1,892.92
    FLAGSTAFF        AZ   86001          1            03/13/03         00
    0435610175                           05           05/01/03          0
    5002268                              N            04/01/33
    0


    8582147          X67/G02             F          260,000.00         ZZ
                                         360        259,753.31          1
                                       6.250          1,600.86         80
                                       6.000          1,600.86
    RANCHO SANTA MA  CA   92688          1            02/27/03         00
    0435594742                           09           04/01/03          0
1


    00283794                             N            03/01/33
    0


    8582619          N74/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.375            598.92         80
                                       6.125            598.92
    CANDLER          NC   28715          5            03/25/03         00
    0435623939                           05           05/01/03          0
    0032038011                           O            04/01/33
    0


    8582837          N74/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       6.875            545.25         90
                                       6.625            545.25
    MAYODAN          NC   27027          5            03/27/03         10
    0435637244                           05           05/01/03         25
    0032042010                           O            04/01/33
    0


    8582893          N74/G02             F          144,200.00         ZZ
                                         360        144,200.00          4
                                       6.750            935.28         70
                                       6.500            935.28
    GREENSBORO       NC   27403          2            03/31/03         00
    0435624770                           05           05/01/03          0
    0032095010                           N            04/01/33
    0


    8582931          N74/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       6.000            485.64         90
                                       5.750            485.64
    BATESBURG        SC   29006          2            03/25/03         10
    0435621560                           05           05/01/03         25
    0032039010                           O            04/01/33
    0


    8582947          U05/G02             F           87,200.00         ZZ
                                         360         87,200.00          2
                                       6.375            544.01         55
                                       6.125            544.01
    MISSOULA         MT   59804          5            03/06/03         00
    0435594288                           05           05/01/03          0
    3295703                              N            04/01/33
    0


1


    8582997          N74/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.125            388.87         80
                                       5.875            388.87
    RICHMOND         VA   23223          5            03/25/03         00
    0435625009                           05           05/01/03          0
    0032047010                           O            04/01/33
    0


    8583015          U05/G02             F           87,200.00         ZZ
                                         360         87,200.00          2
                                       6.375            544.01         55
                                       6.125            544.01
    MISSOULA         MT   59804          5            03/06/03         00
    0435602529                           05           05/01/03          0
    3295750                              N            04/01/33
    0


    8583057          U05/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.125          2,551.96         80
                                       5.875          2,551.96
    THOUSAND OAKS    CA   91360          5            03/17/03         00
    0435605555                           05           05/01/03          0
    3313187                              O            04/01/33
    0


    8583077          T44/G02             F          278,400.00         ZZ
                                         360        278,400.00          1
                                       6.250          1,714.16         80
                                       6.000          1,714.16
    CAMERON PARK     CA   95682          1            03/05/03         00
    0435630009                           05           05/01/03          0
    1068038                              O            04/01/33
    0


    8583099          U05/G02             F           87,200.00         ZZ
                                         360         87,200.00          2
                                       6.375            544.01         55
                                       6.125            544.01
    MISSOULA         MT   59804          2            03/06/03         00
    0435594213                           05           05/01/03          0
    3295772                              N            04/01/33
    0


    8583163          U05/G02             F           87,200.00         ZZ
                                         360         87,200.00          2
                                       6.375            544.01         55
                                       6.125            544.01
1


    MISSOULA         MT   59804          2            03/06/03         00
    0435594254                           05           05/01/03          0
    3295777                              N            04/01/33
    0


    8583351          E76/G02             F           67,200.00         ZZ
                                         360         67,200.00          2
                                       6.875            441.46         80
                                       6.625            441.46
    FORT WORTH       TX   76114          1            03/28/03         00
    0435603865                           05           05/01/03          0
    10020235                             N            04/01/33
    0


    8583361          962/G02             F           86,300.00         ZZ
                                         360         86,300.00          1
                                       6.250            531.36         90
                                       6.000            531.36
    FARGO            ND   58102          1            03/31/03         04
    0435603923                           05           05/01/03         25
    1                                    N            04/01/33
    0


    8583373          738/G02             F           64,300.00         ZZ
                                         360         64,300.00          1
                                       6.375            401.15         76
                                       6.125            401.15
    BIRMINGHAM       AL   35213          2            03/19/03         00
    0435597786                           01           05/01/03          0
    40916006                             N            04/01/33
    0


    8584455          E22/G02             F           96,000.00         T
                                         360         96,000.00          1
                                       6.375            598.92         80
                                       6.125            598.92
    PORT ST. LUCIE   FL   34983          1            04/03/03         00
    0416221083                           05           05/01/03          0
    0416221083                           O            04/01/33
    0


    8584463          E22/G02             F           83,700.00         ZZ
                                         360         83,700.00          2
                                       7.250            570.98         90
                                       7.000            570.98
    WESTWEGO         LA   70094          1            04/03/03         01
    0416244689                           05           05/01/03         25
    0416244689                           N            04/01/33
    0
1




    8584475          E22/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
                                       7.000            351.28         80
                                       6.750            351.28
    MONTEVALLO       AL   35115          2            04/03/03         00
    0416303147                           05           05/01/03          0
    0416303147                           N            04/01/33
    0


    8584529          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.250          3,078.59         80
                                       6.000          3,078.59
    HOUSTON          TX   77024          5            03/28/03         00
    0416411213                           05           05/01/03          0
    0416411213                           O            04/01/33
    0


    8584567          E22/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       6.125          2,521.58         73
                                       5.875          2,521.58
    LOS ANGELES      CA   90056          5            03/26/03         00
    0416451607                           05           05/01/03          0
    0416451607                           O            04/01/33
    0


    8584605          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          2
                                       7.000            199.59         75
                                       6.750            199.59
    N CHARLESTON     SC   29406          5            04/03/03         00
    0416524668                           05           05/01/03          0
    0416524668                           N            04/01/33
    0


    8584607          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.000            449.08         75
                                       6.750            449.08
    HANAHAN          SC   29406          5            04/03/03         00
    0416524734                           01           05/01/03          0
    0416524734                           N            04/01/33
    0


    8584625          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
1


                                       6.500            606.79         80
                                       6.250            606.79
    DUMFRIES         VA   22026          5            04/03/03         00
    0416562056                           01           05/01/03          0
    0416562056                           N            04/01/33
    0


    8586975          964/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       5.500          1,646.59         68
                                       5.250          1,646.59
    OAKLAND          CA   94611          5            03/12/03         00
    0435630082                           05           05/01/03          0
    311728                               O            04/01/33
    0


    8586977          964/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.250            637.27         75
                                       6.000            637.27
    FRESNO           CA   93722          5            03/21/03         00
    0435641303                           05           05/01/03          0
    328549                               N            04/01/33
    0


    8586995          964/G02             F          281,000.00         ZZ
                                         360        281,000.00          1
                                       6.000          1,684.74         62
                                       5.750          1,684.74
    SCOTTSDALE       AZ   85262          5            03/11/03         00
    0435630199                           03           05/01/03          0
    341936                               O            04/01/33
    0


    8587007          964/G02             F          257,000.00         ZZ
                                         360        257,000.00          1
                                       5.875          1,520.25         46
                                       5.625          1,520.25
    SAN LUIS OBISPO  CA   93405          5            03/20/03         00
    0435630967                           05           05/01/03          0
    349111                               O            04/01/33
    0


    8587013          964/G02             F          444,000.00         ZZ
                                         360        444,000.00          1
                                       6.125          2,697.79         80
                                       5.875          2,697.79
    RATHDRUM         ID   83858          5            03/20/03         00
    0435608427                           05           05/01/03          0
1


    352821                               O            04/01/33
    0


    8587015          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.000          2,398.20         75
                                       5.750          2,398.20
    PORTLAND         OR   97220          5            03/18/03         00
    0435641600                           05           05/01/03          0
    357957                               O            04/01/33
    0


    8587017          964/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.000          1,199.10         48
                                       5.750          1,199.10
    SANTA FE         NM   87507          5            03/19/03         00
    0435604442                           05           05/01/03          0
    353883                               O            04/01/33
    0


    8587037          964/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.250            600.32         65
                                       6.000            600.32
    EAGLE POINT      OR   97524          5            03/20/03         00
    0435641360                           05           05/01/03          0
    366665                               N            04/01/33
    0


    8587053          964/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
                                       6.000            746.44         89
                                       5.750            746.44
    SURPRISE         AZ   85374          2            03/17/03         01
    0435608633                           03           05/01/03         25
    359163                               O            04/01/33
    0


    8587093          964/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.250            781.96         79
                                       6.000            781.96
    EUREKA           CA   95501          2            03/17/03         00
    0435631403                           05           05/01/03          0
    364855                               N            04/01/33
    0


1


    8587095          964/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.250            615.72         80
                                       6.000            615.72
    LAS VEGAS        NV   89108          2            03/18/03         00
    0435641675                           05           05/01/03          0
    364818                               N            04/01/33
    0


    8587099          964/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.250            609.56         74
                                       6.000            609.56
    LAS VEGAS        NV   89108          2            03/18/03         00
    0435641543                           05           05/01/03          0
    364822                               N            04/01/33
    0


    8587101          964/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       5.875          1,904.75         77
                                       5.625          1,904.75
    FOLSOM           CA   95630          1            03/21/03         00
    0435607700                           03           05/01/03          0
    366036                               O            04/01/33
    0


    8587145          964/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
                                       5.625          1,511.10         70
                                       5.375          1,511.10
    INCLINE VILLAGE  NV   89451          5            03/17/03         00
    0435608708                           01           05/01/03          0
    380102                               O            04/01/33
    0


    8587517          964/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       5.875          1,715.46         70
                                       5.625          1,715.46
    PLEASANT HILL    CA   94523          5            03/19/03         00
    0435607627                           09           05/01/03          0
    367152                               O            04/01/33
    0


    8587527          964/G02             F          273,750.00         ZZ
                                         360        273,750.00          1
                                       6.125          1,663.33         73
                                       5.875          1,663.33
1


    FORESTVILLE      CA   95436          2            03/19/03         00
    0435605712                           05           05/01/03          0
    368364                               O            04/01/33
    0


    8587531          964/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.000          1,319.01         74
                                       5.750          1,319.01
    WESTMINSTER      CA   92683          2            03/20/03         00
    0435602818                           05           05/01/03          0
    369018                               O            04/01/33
    0


    8587533          964/G02             F          219,000.00         ZZ
                                         360        219,000.00          1
                                       6.000          1,313.02         49
                                       5.750          1,313.02
    FREMONT          CA   94536          2            03/19/03         00
    0435606355                           03           05/01/03          0
    369778                               O            04/01/33
    0


    8587541          964/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       5.500          1,476.25         64
                                       5.250          1,476.25
    SANTA ANA        CA   92705          1            03/21/03         00
    0435626692                           05           05/01/03          0
    370757                               O            04/01/33
    0


    8587665          964/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       5.625          1,583.06         70
                                       5.375          1,583.06
    LAGUNA NIGUEL    CA   92677          5            03/19/03         00
    0435634787                           03           05/01/03          0
    339456                               O            04/01/33
    0


    8587691          964/G02             F          297,400.00         ZZ
                                         360        297,400.00          1
                                       6.125          1,807.03         70
                                       5.875          1,807.03
    THOUSAND OAKS    CA   91320          2            03/14/03         00
    0435613476                           05           05/01/03          0
    351521                               O            04/01/33
    0
1




    8587693          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.125          1,822.83         64
                                       5.875          1,822.83
    MILPITAS         CA   95035          2            03/18/03         00
    0435628680                           05           05/01/03          0
    351811                               O            04/01/33
    0


    8587723          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.000          1,934.75         76
                                       5.750          1,934.75
    MILPITAS         CA   95035          5            03/18/03         00
    0435633706                           05           05/01/03          0
    356107                               O            04/01/33
    0


    8587725          964/G02             F          222,000.00         ZZ
                                         360        222,000.00          1
                                       6.000          1,331.00         67
                                       5.750          1,331.00
    IRVINE           CA   92620          2            03/11/03         00
    0435608484                           01           05/01/03          0
    356782                               O            04/01/33
    0


    8587731          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
                                       6.250          1,847.15         47
                                       6.000          1,847.15
    OAKLAND          CA   94606          5            03/13/03         00
    0435602545                           05           05/01/03          0
    359016                               O            04/01/33
    0


    8587739          964/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       5.750          1,400.58         44
                                       5.500          1,400.58
    BURBANK          CA   91504          5            03/11/03         00
    0435611678                           05           05/01/03          0
    359785                               O            04/01/33
    0


    8587741          964/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
1


                                       5.875          1,360.54         37
                                       5.625          1,360.54
    MILL VALLEY      CA   94941          5            03/18/03         00
    0435607650                           05           05/01/03          0
    359804                               O            04/01/33
    0


    8587747          964/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       5.875          1,538.00         58
                                       5.625          1,538.00
    SAN FRANCISCO    CA   94112          5            03/13/03         00
    0435607692                           05           05/01/03          0
    361216                               O            04/01/33
    0


    8587915          940/G02             F          101,000.00         ZZ
                                         360        101,000.00          1
                                       6.875            663.50         34
                                       6.625            663.50
    NEWPORT BEACH    CA   92663          1            03/22/03         00
    0435621321                           01           05/01/03          0
    40030330                             N            04/01/33
    0


    8587947          X31/G02             F          311,500.00         ZZ
                                         360        311,500.00          1
                                       6.250          1,917.96         70
                                       6.000          1,917.96
    ORANGE           CA   92867          1            03/27/03         00
    0435621339                           03           05/01/03          0
    41000749                             O            04/01/33
    0


    8587961          L03/G02             F          303,000.00         ZZ
                                         360        303,000.00          1
                                       6.125          1,841.06         76
                                       5.875          1,841.06
    GLENDALE         AZ   85301          2            03/17/03         00
    0435619556                           05           05/01/03          0
    40008988                             O            04/01/33
    0


    8588035          B28/G02             F          228,323.00         ZZ
                                         360        228,323.00          1
                                       6.500          1,443.16         85
                                       6.250          1,443.16
    LAKEWOOD         CO   80228          1            03/31/03         01
    0435610209                           09           05/01/03         25
1


    01300584                             O            04/01/33
    0


    8588119          E47/G02             F          291,500.00         ZZ
                                         360        291,500.00          1
                                       6.250          1,794.82         77
                                       6.000          1,794.82
    SAN JUAN CAPIST  CA   92675          5            03/21/03         00
    0435620380                           07           05/01/03          0
    7331015016                           O            04/01/33
    0


    8588143          P44/G02             F          216,000.00         ZZ
                                         360        216,000.00          2
                                       6.875          1,418.97         80
                                       6.625          1,418.97
    LYNN             MA   01902          1            04/02/03         00
    0435611991                           05           05/01/03          0
    1                                    N            04/01/33
    0


    8588171          P44/G02             F           76,050.00         ZZ
                                         360         76,050.00          2
                                       7.000            505.96         90
                                       6.750            505.96
    WARE             MA   01082          1            04/01/03         04
    0435598297                           05           05/01/03         25
    1                                    N            04/01/33
    0


    8588547          E22/G02             F           97,800.00         ZZ
                                         360         97,800.00          1
                                       6.250            602.17         73
                                       6.000            602.17
    ELLENSBURG       WA   98926          2            03/27/03         00
    0416261584                           05           05/01/03          0
    0416261584                           N            04/01/33
    0


    8588641          E22/G02             F           77,700.00         ZZ
                                         360         77,700.00          1
                                       7.000            516.94         95
                                       6.750            516.94
    KALAMAZOO        MI   49048          5            03/31/03         01
    0416393965                           05           05/01/03         30
    0416393965                           O            04/01/33
    0


1


    8588677          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.125            486.09         80
                                       5.875            486.09
    SAN ANTONIO      TX   78223          5            03/31/03         00
    0416429777                           05           05/01/03          0
    0416429777                           O            04/01/33
    0


    8588985          P44/G02             F           76,050.00         ZZ
                                         360         76,050.00          3
                                       7.000            505.96         90
                                       6.750            505.96
    WARE             MA   01082          1            04/01/03         04
    0435600861                           05           05/01/03         25
    GOGUEN                               N            04/01/33
    0


    8589267          Q30/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
                                       6.375            386.80         80
                                       6.125            386.80
    EAST STROUDSBUR  PA   18301          1            03/21/03         00
    0435617311                           05           05/01/03          0
    21020647                             O            04/01/33
    0


    8589293          K60/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
                                       6.500          1,870.93         80
                                       6.250          1,870.93
    MILTON           MA   02186          5            03/28/03         00
    0435631155                           05           05/01/03          0
    75402                                O            04/01/33
    0


    8589435          N74/G02             F          128,000.00         ZZ
                                         240        128,000.00          1
                                       5.750            898.67         78
                                       5.500            898.67
    MONTICELLO       AR   71655          5            03/28/03         00
    0435597604                           05           05/02/03          0
    0032091010                           O            04/02/23
    0


    8589669          N47/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.375          2,121.16         59
                                       6.125          2,121.16
1


    CARMEL           CA   93923          5            03/26/03         00
    0435641410                           05           05/01/03          0
    20504303                             O            04/01/33
    0


    8589801          A50/G02             F           80,000.00         ZZ
                                         360         80,000.00          2
                                       6.500            505.65         75
                                       6.250            505.65
    KINGSLAND        GA   31558          2            03/28/03         00
    0435628839                           05           05/01/03          0
    621107                               N            04/01/33
    0


    8589917          N47/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       6.625          1,383.07         80
                                       6.375          1,383.07
    VISTA            CA   92084          1            03/25/03         00
    0435642657                           05           05/01/03          0
    30502958                             N            04/01/33
    0


    8590053          883/G02             F          232,500.00         ZZ
                                         360        232,500.00          1
                                       6.375          1,450.50         75
                                       6.125          1,450.50
    HENDERSON        NV   89015          5            03/26/03         00
    0435637236                           03           05/01/03          0
    72001176                             O            04/01/33
    0


    8590141          K15/G02             F          276,200.00         ZZ
                                         300        276,200.00          1
                                       6.625          1,886.55         82
                                       6.375          1,886.55
    MOUNT VERNON     OH   43050          5            03/26/03         41
    0435611215                           05           05/01/03         12
    036905506952                         O            04/01/28
    0


    8590361          X84/G02             F           44,000.00         ZZ
                                         360         44,000.00          2
                                       6.875            289.05         74
                                       6.625            289.05
    BALTIMORE        MD   21213          2            03/31/03         00
    0435631478                           02           05/01/03          0
    1801143                              N            04/01/33
    0
1




    8590409          K15/G02             F           74,200.00         ZZ
                                         360         74,200.00          1
                                       6.750            481.26         75
                                       6.500            481.26
    FAYETTEVILLE     AR   72701          2            03/26/03         00
    0435613054                           05           05/01/03          0
    038205508221                         O            04/01/33
    0


    8590487          X84/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.125            458.13         80
                                       6.875            458.13
    BALTIMORE        MD   21206          2            03/31/03         00
    0435638150                           05           05/01/03          0
    1602578                              N            04/01/33
    0


    8590539          X84/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       7.125            441.97         80
                                       6.875            441.97
    BALTIMORE        MD   21222          2            03/31/03         00
    0435638200                           02           05/01/03          0
    1602580                              N            04/01/33
    0


    8590565          A06/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.375            549.01         79
                                       6.125            549.01
    REDFORD          MI   48239          2            03/25/03         00
    0435611785                           05           05/01/03          0
    100002032182                         O            04/01/33
    0


    8590789          642/G02             F          203,200.00         ZZ
                                         360        203,200.00          1
                                       6.250          1,251.14         80
                                       6.000          1,251.14
    NATIONAL CITY    CA   91950          5            03/31/03         00
    0435631189                           05           05/01/03          0
    03-2103-03                           O            04/01/33
    0


    8591141          R84/G02             F           68,570.00         ZZ
                                         360         68,570.00          1
1


                                       6.750            444.74         90
                                       6.500            444.74
    LAS VEGAS        NV   89121          1            03/10/03         10
    0435626643                           05           05/01/03         25
    LVW5931                              O            04/01/33
    0


    8591439          U19/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.125          3,949.47         80
                                       5.875          3,949.47
    HIGHLAND RANCH   CO   80129          2            03/17/03         00
    0435625298                           03           05/01/03          0
    15150109                             O            04/01/33
    0


    8591711          U05/G02             F          263,200.00         ZZ
                                         360        263,200.00          1
                                       6.125          1,599.23         80
                                       5.875          1,599.23
    GRANADA HILLS    CA   91344          1            03/21/03         00
    0435653316                           05           05/01/03          0
    3324165                              O            04/01/33
    0


    8592005          X67/G02             F           67,500.00         ZZ
                                         360         67,500.00          2
                                       7.250            460.47         90
                                       7.000            460.47
    DETROIT          MI   48205          1            03/24/03         11
    0435632765                           05           05/01/03         25
    00241706                             N            04/01/33
    0


    8592281          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.250          1,231.43         72
                                       6.000          1,231.43
    MURRIETA         CA   92562          5            03/24/03         00
    0416229243                           05           05/01/03          0
    0416229243                           O            04/01/33
    0


    8592349          E22/G02             F           47,000.00         ZZ
                                         360         47,000.00          1
                                       6.875            308.76         73
                                       6.625            308.76
    BIRMINGHAM       AL   35211          2            04/07/03         00
    0416320406                           05           05/01/03          0
1


    0416320406                           N            04/01/33
    0


    8592951          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.250            584.93         95
                                       6.000            584.93
    LOXLEY           AL   36551          5            04/01/03         04
    0416538692                           05           05/01/03         30
    0416538692                           O            04/01/33
    0


    8593141          Q14/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.000            611.54         80
                                       5.750            611.54
    NORTH LIBERTY    IA   52317          2            03/27/03         00
    0435613195                           01           05/01/03          0
    0000311864                           O            04/01/33
    0


    8593333          U05/G02             F          261,800.00         ZZ
                                         360        261,800.00          4
                                       6.625          1,676.33         70
                                       6.375          1,676.33
    LOOMIS           CA   95650          5            03/14/03         00
    0435607221                           05           05/01/03          0
    3324620                              N            04/01/33
    0


    8593891          N47/G02             F          404,000.00         ZZ
                                         360        404,000.00          1
                                       6.375          2,520.43         80
                                       6.125          2,520.43
    GOLD RIVER       CA   95670          5            03/10/03         00
    0435640560                           03           05/01/03          0
    20502985                             O            04/01/33
    0


    8593921          N47/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.125          2,369.68         57
                                       5.875          2,369.68
    CLAYTON          CA   94517          1            03/18/03         00
    0435638770                           05           05/01/03          0
    90501282                             O            04/01/33
    0


1


    8594295          M07/G02             F           50,350.00         ZZ
                                         360         50,350.00          1
                                       6.625            322.40         95
                                       6.375            322.40
    REDLANDS         CA   92373          1            03/20/03         27
    0435632989                           01           05/01/03         30
    01030218                             O            04/01/33
    0


    8595165          Q14/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
                                       6.000            561.18         80
                                       5.750            561.18
    ODESSA           MO   64076          1            03/27/03         00
    0435626148                           05           05/01/03          0
    00003-12100                          O            04/01/33
    0


    8595191          P09/G02             F          171,200.00         ZZ
                                         360        171,200.00          1
                                       6.125          1,040.23         80
                                       5.875          1,040.23
    OAKVILLE         CT   06779          2            04/02/03         00
    0435640958                           05           05/01/03          0
    030231159                            O            04/01/33
    0


    8595373          L76/G02             F          136,800.00         ZZ
                                         240        136,800.00          1
                                       5.875            970.24         95
                                       5.625            970.24
    ROCHESTER        MN   55904          2            04/04/03         26
    0435633771                           05           06/01/03         30
    9507501                              O            05/01/23
    0


    8595547          W53/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.500            606.79         80
                                       6.250            606.79
    WESLEY CHAPEL    FL   33543          1            03/27/03         00
    0435641998                           03           05/01/03          0
    1302000727                           O            04/01/33
    0


    8595601          E22/G02             F          100,700.00         ZZ
                                         360        100,700.00          1
                                       6.750            653.14         85
                                       6.500            653.14
1


    HILLSBORO        OR   97123          1            03/27/03         04
    0416240620                           01           05/01/03         20
    0416240620                           N            04/01/33
    0


    8595903          E22/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.000          1,930.55         74
                                       5.750          1,930.55
    SAN FRANCISCO    CA   94134          1            03/28/03         00
    0416539989                           05           05/01/03          0
    0416539989                           O            04/01/33
    0


    8596785          T29/G02             F           76,800.00         ZZ
                                         360         76,800.00          1
                                       6.375            479.13         80
                                       6.125            479.13
    YUMA             AZ   85364          5            03/27/03         00
    0435634118                           05           05/01/03          0
    1533005                              N            04/01/33
    0


    8597291          B76/G02             F           86,250.00         ZZ
                                         360         86,250.00          1
                                       7.000            573.83         75
                                       6.750            573.83
    DETROIT          MI   48235          5            03/31/03         00
    0435648068                           05           05/01/03          0
    0004711727                           N            04/01/33
    0


    8597649          L20/G02             F          190,800.00         ZZ
                                         360        190,800.00          1
                                       6.500          1,205.99         90
                                       6.250          1,205.99
    CALDWELL         ID   83605          5            03/28/03         12
    0435646526                           03           05/01/03         25
    1241020001                           O            04/01/33
    0


    8598013          K15/G02             F           56,100.00         ZZ
                                         360         56,100.00          1
                                       6.250            345.42         75
                                       6.000            345.42
    VALE             NC   28168          5            03/26/03         00
    0435627468                           05           05/01/03          0
    017405513076                         O            04/01/33
    0
1




    8598081          A06/G02             F          276,800.00         ZZ
                                         360        276,800.00          1
                                       5.875          1,637.38         69
                                       5.625          1,637.38
    WESTLAKE VILLAG  CA   91362          2            03/31/03         00
    0435612429                           01           05/01/03          0
    021000020232779                      N            04/01/33
    0


    8599653          168/168             F           81,900.00         ZZ
                                         360         81,711.90          3
                                       7.375            565.66         90
                                       7.125            565.66
    COLUMBUS         OH   43224          1            12/11/02         10
    0099803348                           05           02/01/03         25
    0099803348                           N            01/01/33
    0


    8599771          A50/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.875            492.70         74
                                       6.625            492.70
    BOILING SPRINGS  SC   29316          2            03/26/03         00
    0435627096                           05           05/01/03          0
    968858                               N            04/01/33
    0


    8600861          K15/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
                                       7.000            340.63         80
                                       6.750            340.63
    FAIRFIELD        OH   45014          5            03/26/03         00
    0435635446                           01           05/01/03          0
    028105507453                         O            04/01/33
    0


    8600899          K15/G02             F           55,100.00         ZZ
                                         360         55,100.00          1
                                       6.500            348.27         72
                                       6.250            348.27
    BERLIN           NH   03570          5            03/25/03         00
    0435641188                           05           05/01/03          0
    033105512550                         O            04/01/33
    0


    8601553          K15/G02             F          135,600.00         ZZ
                                         360        135,600.00          2
1


                                       7.000            902.15         85
                                       6.750            902.15
    BRIDGEPORT       CT   06605          2            03/17/03         41
    0435636386                           05           05/01/03         12
    037405507792                         O            04/01/33
    0


    8601985          X89/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       5.875          2,176.86         80
                                       5.625          2,176.86
    ANAHEIM          CA   92806          1            03/31/03         00
    0435662267                           03           05/01/03          0
    2002257                              O            04/01/33
    0


    8603615          758/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       7.125          1,091.42         90
                                       6.875          1,091.42
    MONTGOMERY       TX   77356          1            03/25/03         04
    0435663539                           03           05/01/03         25
    330831                               O            04/01/33
    0


    8604783          G34/G02             F           92,700.00         ZZ
                                         360         92,700.00          2
                                       7.125            624.54         90
                                       6.875            624.54
    TORRINGTON       CT   06790          1            03/28/03         04
    0435639950                           05           05/01/03         25
    47000222                             N            04/01/33
    0


    8604891          K15/G02             F           89,200.00         ZZ
                                         360         89,200.00          1
                                       7.000            593.45         85
                                       6.750            593.45
    NORFOLK          VA   23513          5            03/25/03         41
    0435640842                           05           05/01/03         12
    012305507357                         O            04/01/33
    0


    8609195          738/G02             F          303,000.00         ZZ
                                         360        303,000.00          2
                                       6.125          1,841.06         76
                                       5.875          1,841.06
    MIAMI            FL   33144          1            03/26/03         00
    0435653639                           07           05/01/03          0
1


    40957104                             O            04/01/33
    0


    8609987          253/253             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       7.000            439.10         63
                                       6.750            439.10
    BIRMINGHAM       AL   35223          1            03/31/03         00
    466259                               05           05/01/03          0
    466259                               N            04/01/33
    0


    8614981          H58/G02             F          365,000.00         ZZ
                                         360        365,000.00          1
                                       6.000          2,188.36         64
                                       5.750          2,188.36
    REDDING          CA   96001          5            03/31/03         00
    0435632096                           05           05/01/03          0
    0000144679                           O            04/01/33
    0


    8616999          Q14/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       6.000            412.49         58
                                       5.750            412.49
    OLATHE           KS   66061          2            03/24/03         00
    0435638796                           05           05/01/03          0
    00003-11923                          O            04/01/33
    0

   TOTAL NUMBER OF LOANS   :      1,735

   TOTAL ORIGINAL BALANCE  :   318,408,712.84

   TOTAL PRINCIPAL BALANCE :   318,111,410.80

   TOTAL ORIGINAL P+I      :     1,984,293.12

   TOTAL CURRENT P+I       :     1,984,293.12


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS


                               Schedule of Discount Fractions

    Loan Number     Current Balance    Net Mortgage Rate  Discount Fraction   PO Balance
      8353536         $322,363.08           5.470%             4.8696%        $15,697.68
      8354086         $390,000.00           5.720%             0.5217%         $2,034.78
      8354780         $486,000.00           5.720%             0.5217%         $2,535.65
      8359354         $380,000.00           5.720%             0.5217%         $1,982.61
      8360320         $266,000.00           5.720%             0.5217%         $1,387.83
      8360324         $69,000.00            5.595%             2.6957%         $1,860.00
      8375877         $197,004.54           5.720%             0.5217%         $1,027.85
      8407525         $297,405.20           5.720%             0.5217%         $1,551.68
      8413853         $145,455.05           5.720%             0.5217%          $758.90
      8445737         $271,919.18           5.720%             0.5217%         $1,418.71
      8464617         $164,831.77           5.595%             2.6957%         $4,443.29
      8465421         $409,571.93           5.470%             4.8696%        $19,944.37
      8465569         $145,687.10           5.345%             7.0435%        $10,261.44
      8477889         $245,749.19           5.595%             2.6957%         $6,624.54
      8478053         $322,378.75           5.720%             0.5217%         $1,681.98
      8487375         $149,850.67           5.720%             0.5217%          $781.83
      8487705         $59,400.00            5.720%             0.5217%          $309.91
      8496297         $252,735.85           5.470%             4.8696%        $12,307.14
      8501891         $70,500.00            5.720%             0.5217%          $367.83
      8502793         $119,874.71           5.470%             4.8696%         $5,837.38
      8503059         $326,150.67           5.345%             7.0435%        $22,972.35
      8504393         $359,533.70           5.720%             0.5217%         $1,875.83
      8504429         $358,376.17           5.595%             2.6957%         $9,660.58
      8504435         $463,073.87           5.720%             0.5217%         $2,416.04
      8504447         $474,715.51           5.595%             2.6957%        $12,796.68
      8504543         $113,749.59           5.595%             2.6957%         $3,066.29
      8504557         $324,341.36           5.720%             0.5217%         $1,692.22
      8504577         $389,183.69           5.470%             4.8696%        $18,951.55
      8507045         $164,835.74           5.720%             0.5217%          $860.01
      8507367         $219,200.00           5.720%             0.5217%         $1,143.65
      8508587         $150,496.41           5.595%             2.6957%         $4,056.86
      8509397         $126,700.00           5.595%             2.6957%         $3,415.39
      8509787         $119,790.00           5.720%             0.5217%          $624.99
      8510277         $125,000.00           5.595%             2.6957%         $3,369.57
      8511375         $415,000.00           5.595%             2.6957%        $11,186.96
      8511781         $198,400.00           5.710%             0.6957%         $1,380.17
      8511935         $59,700.00            5.595%             2.6957%         $1,609.30
      8512033         $156,000.00           5.595%             2.6957%         $4,205.22
      8512057         $113,500.00           5.720%             0.5217%          $592.17
      8512073         $178,500.00           5.595%             2.6957%         $4,811.74
      8512131         $220,000.00           5.720%             0.5217%         $1,147.83
      8512197         $70,000.00            5.720%             0.5217%          $365.22
      8512217         $249,000.00           5.595%             2.6957%         $6,712.17
      8512225         $598,000.00           5.720%             0.5217%         $3,120.00
      8512295         $295,000.00           5.595%             2.6957%         $7,952.17
      8512333         $230,000.00           5.720%             0.5217%         $1,200.00
      8512383         $189,000.00           5.595%             2.6957%         $5,094.78
      8515211         $136,000.00           5.595%             2.6957%         $3,666.09
      8516227         $150,000.00           5.595%             2.6957%         $4,043.48
      8516875         $89,906.03            5.470%             4.8696%         $4,378.03
      8522017         $136,360.83           5.595%             2.6957%         $3,675.81
      8522023         $124,872.56           5.595%             2.6957%         $3,366.13
      8522029         $137,855.92           5.470%             4.8696%         $6,712.98


 Tuesday, April 22, 2003                                                        Page 1 of 6

      8522437         $458,000.00           5.720%             0.5217%         $2,389.57
      8522465         $94,400.00            5.720%             0.5217%          $492.52
      8522603         $292,500.00           5.720%             0.5217%         $1,526.09
      8523151         $234,754.64           5.470%             4.8696%        $11,431.53
      8523153         $219,276.21           5.595%             2.6957%         $5,910.92
      8523155         $299,694.14           5.595%             2.6957%         $8,078.71
      8523169         $179,820.81           5.720%             0.5217%          $938.20
      8523229         $534,454.54           5.595%             2.6957%        $14,407.04
      8523237         $191,808.86           5.720%             0.5217%         $1,000.74
      8523297         $230,241.72           5.095%            11.3913%        $26,227.54
      8523735         $223,766.13           5.470%             4.8696%        $10,896.44
      8523737         $149,847.06           5.595%             2.6957%         $4,039.36
      8523739         $233,761.42           5.595%             2.6957%         $6,301.39
      8526769         $484,500.00           5.470%             4.8696%        $23,593.04
      8526813         $180,000.00           5.595%             2.6957%         $4,852.17
      8526823         $498,000.00           5.720%             0.5217%         $2,598.26
      8527649         $234,000.00           5.720%             0.5217%         $1,220.87
      8528241         $429,000.00           5.720%             0.5217%         $2,238.26
      8528383         $218,800.00           5.595%             2.6957%         $5,898.09
      8528461         $223,766.13           5.470%             4.8696%        $10,896.44
      8528755         $272,820.04           5.345%             7.0435%        $19,216.02
      8529241         $78,000.00            5.720%             0.5217%          $406.96
      8529291         $293,000.00           5.220%             9.2174%        $27,006.96
      8529383         $218,500.00           5.720%             0.5217%         $1,140.00
      8529713         $249,745.12           5.595%             2.6957%         $6,732.26
      8530535         $137,600.00           5.595%             2.6957%         $3,709.22
      8530551         $220,000.00           5.720%             0.5217%         $1,147.83
      8530591         $299,500.00           5.720%             0.5217%         $1,562.61
      8530599         $491,250.00           5.720%             0.5217%         $2,563.04
      8530651         $107,668.05           5.595%             2.6957%         $2,902.36
      8530773         $152,000.00           5.595%             2.6957%         $4,097.39
      8531995         $252,700.00           5.720%             0.5217%         $1,318.43
      8532211         $123,500.00           5.720%             0.5217%          $644.35
      8532549         $387,225.55           5.720%             0.5217%         $2,020.31
      8532863         $105,788.41           5.720%             0.5217%          $551.94
      8533199         $149,999.99           5.720%             0.5217%          $782.61
      8533245         $420,608.78           5.720%             0.5217%         $2,194.48
      8533265         $279,721.25           5.720%             0.5217%         $1,459.42
      8533479         $159,672.92           5.595%             2.6957%         $4,304.23
      8533601         $64,870.26            5.720%             0.5217%          $338.45
      8533695         $199,197.56           5.720%             0.5217%         $1,039.29
      8533763         $78,592.81            5.720%             0.5217%          $410.05
      8533775         $60,439.77            5.720%             0.5217%          $315.34
      8533787         $298,222.85           5.720%             0.5217%         $1,555.95
      8533963         $206,477.07           5.595%             2.6957%         $5,565.90
      8533967         $88,822.34            5.720%             0.5217%          $463.42
      8534159         $125,498.99           5.720%             0.5217%          $654.78
      8534167         $389,221.56           5.720%             0.5217%         $2,030.72
      8534175         $324,351.30           5.720%             0.5217%         $1,692.27
      8534225         $64,371.24            5.720%             0.5217%          $335.85
      8534241         $144,710.58           5.720%             0.5217%          $755.01
      8534291         $62,125.73            5.720%             0.5217%          $324.13
      8534429         $112,175.64           5.720%             0.5217%          $585.26
      8534507         $45,315.66            5.720%             0.5217%          $236.43
      8534523         $158,661.66           5.720%             0.5217%          $827.80
      8534661         $423,294.86           5.720%             0.5217%         $2,208.49
      8534703         $66,724.16            5.720%             0.5217%          $348.13


 Tuesday, April 22, 2003                                                        Page 2 of 6

      8534705         $66,724.16            5.720%             0.5217%          $348.13
      8534707         $70,708.12            5.720%             0.5217%          $368.91
      8534907         $219,560.86           5.720%             0.5217%         $1,145.53
      8535033         $54,705.48            5.720%             0.5217%          $285.42
      8535165         $165,834.74           5.720%             0.5217%          $865.22
      8535209         $259,741.16           5.720%             0.5217%         $1,355.17
      8535211         $237,513.31           5.720%             0.5217%         $1,239.20
      8535215         $179,820.80           5.720%             0.5217%          $938.20
      8535311         $66,933.30            5.720%             0.5217%          $349.22
      8535451         $199,796.09           5.595%             2.6957%         $5,385.81
      8536891         $100,000.00           5.595%             2.6957%         $2,695.65
      8537289         $360,000.00           5.720%             0.5217%         $1,878.26
      8537579         $113,000.00           5.595%             2.6957%         $3,046.09
      8537585         $152,000.00           5.595%             2.6957%         $4,097.39
      8537621         $360,000.00           5.595%             2.6957%         $9,704.35
      8537701         $175,000.00           5.595%             2.6957%         $4,717.39
      8538055         $126,226.21           5.720%             0.5217%          $658.57
      8538777         $400,000.00           5.720%             0.5217%         $2,086.96
      8538869         $188,000.00           5.720%             0.5217%          $980.87
      8538873         $360,000.00           5.720%             0.5217%         $1,878.26
      8538877         $414,500.00           5.720%             0.5217%         $2,162.61
      8538903         $99,920.00            5.720%             0.5217%          $521.32
      8540823         $300,000.00           5.595%             2.6957%         $8,086.96
      8541019         $113,600.00           5.595%             2.6957%         $3,062.26
      8541983         $530,000.00           5.595%             2.6957%        $14,286.96
      8541995         $466,000.00           5.720%             0.5217%         $2,431.30
      8542005         $176,000.00           5.720%             0.5217%          $918.26
      8542599         $322,000.00           5.720%             0.5217%         $1,680.00
      8542703         $146,000.00           5.720%             0.5217%          $761.74
      8542801         $150,000.00           5.720%             0.5217%          $782.61
      8542869         $144,000.00           5.595%             2.6957%         $3,881.74
      8542955         $247,600.00           5.720%             0.5217%         $1,291.83
      8542965         $371,250.00           5.720%             0.5217%         $1,936.96
      8543315         $349,643.16           5.595%             2.6957%         $9,425.16
      8543317         $349,643.16           5.595%             2.6957%         $9,425.16
      8543319         $398,456.31           5.720%             0.5217%         $2,078.90
      8543321         $370,022.36           5.595%             2.6957%         $9,974.52
      8543329         $429,571.93           5.720%             0.5217%         $2,241.24
      8543337         $341,000.00           5.720%             0.5217%         $1,779.13
      8543343         $329,663.55           5.595%             2.6957%         $8,886.58
      8543351         $354,638.06           5.595%             2.6957%         $9,559.81
      8543353         $376,615.63           5.595%             2.6957%        $10,152.25
      8543355         $342,650.30           5.595%             2.6957%         $9,236.66
      8543359         $421,579.90           5.720%             0.5217%         $2,199.55
      8543363         $399,500.00           5.470%             4.8696%        $19,453.91
      8543365         $355,637.05           5.595%             2.6957%         $9,586.74
      8543367         $597,390.00           5.720%             0.5217%         $3,116.82
      8543369         $355,146.10           5.720%             0.5217%         $1,852.94
      8543375         $355,645.60           5.720%             0.5217%         $1,855.54
      8543379         $352,648.58           5.720%             0.5217%         $1,839.91
      8543381         $391,600.34           5.595%             2.6957%        $10,556.18
      8543383         $389,611.75           5.720%             0.5217%         $2,032.76
      8543387         $345,300.00           5.720%             0.5217%         $1,801.57
      8543507         $191,000.00           5.470%             4.8696%         $9,300.87
      8543893         $209,500.00           5.720%             0.5217%         $1,093.04
      8544253         $262,731.86           5.595%             2.6957%         $7,082.34
      8544295         $180,000.00           5.720%             0.5217%          $939.13


 Tuesday, April 22, 2003                                                        Page 3 of 6


      8544299         $656,000.00           5.720%             0.5217%         $3,422.61
      8544337         $60,000.00            5.595%             2.6957%         $1,617.39
      8544695         $189,107.00           5.595%             2.6957%         $5,097.67
      8545375         $600,000.00           5.720%             0.5217%         $3,130.43
      8545429         $95,000.00            5.595%             2.6957%         $2,560.87
      8545545         $64,000.00            5.720%             0.5217%          $333.91
      8546141         $420,000.00           5.720%             0.5217%         $2,191.30
      8546261         $96,400.00            5.720%             0.5217%          $502.96
      8546851         $317,683.43           5.720%             0.5217%         $1,657.48
      8547145         $118,500.00           5.720%             0.5217%          $618.26
      8547447         $74,200.00            5.595%             2.6957%         $2,000.17
      8547545         $365,761.51           5.720%             0.5217%         $1,908.32
      8548301         $248,000.00           5.720%             0.5217%         $1,293.91
      8548351         $360,000.00           5.720%             0.5217%         $1,878.26
      8548403         $67,000.00            5.595%             2.6957%         $1,806.09
      8548491         $156,000.00           5.720%             0.5217%          $813.91
      8548501         $144,000.00           5.720%             0.5217%          $751.30
      8548517         $514,500.00           5.595%             2.6957%        $13,869.13
      8548575         $335,000.00           5.720%             0.5217%         $1,747.83
      8552091         $208,000.00           5.720%             0.5217%         $1,085.22
      8552189         $85,000.00            5.595%             2.6957%         $2,291.30
      8552215         $111,000.00           5.595%             2.6957%         $2,992.17
      8552343         $239,000.00           5.720%             0.5217%         $1,246.96
      8552439         $98,400.00            5.720%             0.5217%          $513.39
      8552463         $106,250.00           5.720%             0.5217%          $554.35
      8552471         $188,000.00           5.595%             2.6957%         $5,067.83
      8552789         $210,336.00           5.720%             0.5217%         $1,097.41
      8553423         $269,500.00           5.095%            11.3913%        $30,699.57
      8553463         $314,686.42           5.720%             0.5217%         $1,641.84
      8553505         $288,000.00           5.595%             2.6957%         $7,763.48
      8553517         $285,000.00           5.470%             4.8696%        $13,878.26
      8553525         $376,000.00           5.720%             0.5217%         $1,961.74
      8553549         $227,000.00           5.595%             2.6957%         $6,119.13
      8553581         $286,707.39           5.595%             2.6957%         $7,728.63
      8553587         $300,400.65           5.720%             0.5217%         $1,567.31
      8553593         $284,702.45           5.470%             4.8696%        $13,863.77
      8553601         $265,300.00           5.595%             2.6957%         $7,151.57
      8553625         $279,714.52           5.595%             2.6957%         $7,540.13
      8553627         $123,623.83           5.595%             2.6957%         $3,332.47
      8553639         $322,700.00           5.720%             0.5217%         $1,683.65
      8553665         $322,346.78           5.220%             9.2174%        $29,711.96
      8553681         $322,700.00           5.595%             2.6957%         $8,698.87
      8553693         $300,000.00           5.595%             2.6957%         $8,086.96
      8553705         $322,700.00           5.720%             0.5217%         $1,683.65
      8553707         $252,150.00           5.595%             2.6957%         $6,797.09
      8553717         $294,500.00           5.720%             0.5217%         $1,536.52
      8553719         $306,000.00           5.345%             7.0435%        $21,553.04
      8553745         $234,200.00           5.470%             4.8696%        $11,404.52
      8555317         $61,100.00            5.720%             0.5217%          $318.78
      8555569         $432,000.00           5.720%             0.5217%         $2,253.91
      8555633         $117,600.00           5.595%             2.6957%         $3,170.09
      8555731         $178,000.00           5.720%             0.5217%          $928.70
      8555743         $61,000.00            5.470%             4.8696%         $2,970.43
      8556291         $252,400.00           5.345%             7.0435%        $17,777.74
      8556525         $499,502.25           5.720%             0.5217%         $2,606.10
      8556707         $55,000.00            5.710%             0.6957%          $382.61
      8556931         $106,350.00           5.595%             2.6957%         $2,866.83


 Tuesday, April 22, 2003                                                        Page 4 of 6

      8557335         $51,887.46            5.720%             0.5217%          $270.72
      8557821         $297,000.00           5.720%             0.5217%         $1,549.57
      8558011         $322,700.00           5.595%             2.6957%         $8,698.87
      8558073         $286,000.00           5.720%             0.5217%         $1,492.17
      8558237         $385,000.00           5.720%             0.5217%         $2,008.70
      8558251         $360,000.00           5.720%             0.5217%         $1,878.26
      8559189         $220,000.00           5.720%             0.5217%         $1,147.83
      8559229         $408,000.00           5.720%             0.5217%         $2,128.70
      8559333         $498,000.00           5.720%             0.5217%         $2,598.26
      8559347         $409,500.00           5.720%             0.5217%         $2,136.52
      8559455         $384,800.00           5.720%             0.5217%         $2,007.65
      8559461         $106,200.00           5.595%             2.6957%         $2,862.78
      8559565         $396,000.00           5.595%             2.6957%        $10,674.78
      8559659         $564,000.00           5.720%             0.5217%         $2,942.61
      8560109         $300,000.00           5.720%             0.5217%         $1,565.22
      8560113         $92,000.00            5.720%             0.5217%          $480.00
      8560343         $65,857.16            5.720%             0.5217%          $343.60
      8560441         $90,400.00            5.720%             0.5217%          $471.65
      8562251         $84,600.00            4.845%            15.7391%        $13,315.30
      8562591         $100,000.00           5.720%             0.5217%          $521.74
      8565019         $123,628.00           5.720%             0.5217%          $645.02
      8565291         $143,500.00           5.720%             0.5217%          $748.70
      8565515         $156,000.00           5.470%             4.8696%         $7,596.52
      8566045         $303,750.00           5.595%             2.6957%         $8,188.04
      8566131         $479,000.00           5.595%             2.6957%        $12,912.17
      8566177         $51,200.00            5.720%             0.5217%          $267.13
      8566185         $405,000.00           5.595%             2.6957%        $10,917.39
      8566189         $650,000.00           5.595%             2.6957%        $17,521.74
      8566343         $275,400.00           5.720%             0.5217%         $1,436.87
      8566347         $165,000.00           5.595%             2.6957%         $4,447.83
      8566417         $171,000.00           5.595%             2.6957%         $4,609.57
      8566425         $227,000.00           5.595%             2.6957%         $6,119.13
      8566489         $225,000.00           5.720%             0.5217%         $1,173.91
      8566491         $175,500.00           5.720%             0.5217%          $915.65
      8566573         $210,000.00           5.720%             0.5217%         $1,095.65
      8566615         $465,600.00           5.720%             0.5217%         $2,429.22
      8568131         $331,668.44           5.720%             0.5217%         $1,730.44
      8569071         $84,500.00            5.595%             2.6957%         $2,277.83
      8569099         $89,200.00            5.720%             0.5217%          $465.39
      8569119         $322,700.00           5.595%             2.6957%         $8,698.87
      8569265         $392,000.00           5.720%             0.5217%         $2,045.22
      8569295         $86,000.00            5.720%             0.5217%          $448.70
      8569373         $420,000.00           5.720%             0.5217%         $2,191.30
      8569617         $289,000.00           5.595%             2.6957%         $7,790.43
      8569719         $155,500.00           5.595%             2.6957%         $4,191.74
      8572203         $346,000.00           5.345%             7.0435%        $24,370.43
      8572207         $412,000.00           5.595%             2.6957%        $11,106.09
      8572243         $358,912.88           5.470%             4.8696%        $17,477.50
      8572273         $359,641.61           5.720%             0.5217%         $1,876.39
      8572297         $424,566.69           5.595%             2.6957%        $11,444.84
      8572337         $419,581.88           5.720%             0.5217%         $2,189.12
      8572351         $345,655.55           5.720%             0.5217%         $1,803.42
      8572369         $457,022.34           5.470%             4.8696%        $22,255.00
      8572437         $424,576.91           5.720%             0.5217%         $2,215.18
      8572457         $465,000.00           5.595%             2.6957%        $12,534.78
      8572473         $345,500.00           5.720%             0.5217%         $1,802.61
      8572475         $400,000.00           5.720%             0.5217%         $2,086.96


 Tuesday, April 22, 2003                                                        Page 5 of 6

      8575115         $98,800.00            5.470%             4.8696%         $4,811.13
      8576127         $300,000.00           5.720%             0.5217%         $1,565.22
      8577903         $200,000.00           5.595%             2.6957%         $5,391.30
      8579909         $348,000.00           5.720%             0.5217%         $1,815.65
      8580419         $321,375.00           5.595%             2.6957%         $8,663.15
      8580525         $255,225.00           5.220%             9.2174%        $23,525.09
      8580551         $322,700.00           5.720%             0.5217%         $1,683.65
      8580973         $107,920.00           5.720%             0.5217%          $563.06
      8581081         $372,000.00           5.720%             0.5217%         $1,940.87
      8582019         $498,500.00           5.720%             0.5217%         $2,600.87
      8582079         $320,000.00           5.595%             2.6957%         $8,626.09
      8582931         $81,000.00            5.720%             0.5217%          $422.61
      8586975         $290,000.00           5.220%             9.2174%        $26,730.43
      8586995         $281,000.00           5.720%             0.5217%         $1,466.09
      8587007         $257,000.00           5.595%             2.6957%         $6,927.83
      8587015         $400,000.00           5.720%             0.5217%         $2,086.96
      8587017         $200,000.00           5.720%             0.5217%         $1,043.48
      8587053         $124,500.00           5.720%             0.5217%          $649.57
      8587101         $322,000.00           5.595%             2.6957%         $8,680.00
      8587145         $262,500.00           5.345%             7.0435%        $18,489.13
      8587517         $290,000.00           5.595%             2.6957%         $7,817.39
      8587531         $220,000.00           5.720%             0.5217%         $1,147.83
      8587533         $219,000.00           5.720%             0.5217%         $1,142.61
      8587541         $260,000.00           5.220%             9.2174%        $23,965.22
      8587665         $275,000.00           5.345%             7.0435%        $19,369.57
      8587723         $322,700.00           5.720%             0.5217%         $1,683.65
      8587725         $222,000.00           5.720%             0.5217%         $1,158.26
      8587739         $240,000.00           5.470%             4.8696%        $11,686.96
      8587741         $230,000.00           5.595%             2.6957%         $6,200.00
      8587747         $260,000.00           5.595%             2.6957%         $7,008.70
      8589435         $128,000.00           5.470%             4.8696%         $6,233.04
      8593141         $102,000.00           5.720%             0.5217%          $532.17
      8595165         $93,600.00            5.720%             0.5217%          $488.35
      8595373         $136,800.00           5.595%             2.6957%         $3,687.65
      8595903         $322,000.00           5.720%             0.5217%         $1,680.00
      8598081         $276,800.00           5.595%             2.6957%         $7,461.57
      8601985         $368,000.00           5.595%             2.6957%         $9,920.00
      8614981         $365,000.00           5.720%             0.5217%         $1,904.35
      8616999         $68,800.00            5.720%             0.5217%          $358.96



 Tuesday, April 22, 2003                                                        Page 6 of 6

                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers,
(a) the number and aggregate principal balances of Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of Reportable Modified Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Reportable Modified Mortgage Loans, the number and aggregate Stated Principal Balance of Reportable Modified Mortgage Loans that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv) the occurrence of the Credit Support Depletion Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii) the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xxii) the Insured Payment for such Distribution Date, and the respective portions allocable to principal and interest for the Retail Certificates;

(xxiii) the Reserve Fund Withdrawal for such Distribution Date;

(xxiv) the amount of any Certificate Insurance Payments made on such Distribution Date, the amount of any reimbursement payment made to the Certificate Insurer on such Distribution Date pursuant to Section 4.02(a)(xvi) and the amount of Cumulative Insurance Payments after giving effect to any such Certificate Insurance Payment or any such reimbursement payment to the Certificate Insurer; and

(xxv) the amount of Rounding Account withdrawals for such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF MARCH 1, 2003


                                 EXECUTION COPY


================================================================================








                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of March 1, 2003



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================

                                TABLE OF CONTENTS

                                                                                        PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................32

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........33

        Section 2.01. Conveyance of Mortgage Loans.........................................33

        Section 2.02. Acceptance by Trustee................................................39

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................40

        Section 2.04. Representations and Warranties of Sellers............................42

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                Certificates Evidencing Interests in REMIC I Certificates..................44

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
                Acceptance by the Trustee..................................................44

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............44

        Section 2.08. Purposes and Powers of the Trust.....................................44

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................45

        Section 3.01. Master Servicer to Act as Servicer...................................45

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers;
                Enforcement of Subservicers' and Sellers' Obligations......................46
        Section 3.03. Successor Subservicers...............................................47

        Section 3.04. Liability of the Master Servicer.....................................48

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                Certificateholders ........................................................48

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 48

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial
                Account ...................................................................49

        Section 3.08. Subservicing Accounts; Servicing Accounts............................51

        Section 3.09. Access to Certain Documentation and  Information Regarding the Mortgage
                Loans .....................................................................53

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................53

                                        i



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder55

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...56

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................57

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................59

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................63

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............64

        Section 3.17. Reports to the Trustee and the Company...............................65

        Section 3.18. Annual Statement as to Compliance....................................65

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............66

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............66

        Section 3.21. Administration of Buydown Funds......................................67

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................68

        Section 4.01. Certificate Account..................................................68

        Section 4.02. Distributions........................................................68

        Section 4.03. Statements to Certificateholders; Statements to Rating Agencies;
                Exchange Act Reporting.....................................................68

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances
                by the Master Servicer.............. ......................................70

        Section 4.05. Allocation of Realized Losses........................................72

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........72

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................72

        Section 4.08. Surety Bond..........................................................72

Article V         THE CERTIFICATES.........................................................74

        Section 5.01. The Certificates.....................................................74

        Section 5.02. Registration of Transfer and Exchange of Certificates................76

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................81

        Section 5.04. Persons Deemed Owners................................................82

        Section 5.05. Appointment of Paying Agent..........................................82

                                        ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................83

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........83

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................83

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 84

        Section 6.04. Company and Master Servicer Not to Resign............................85

Article VII       DEFAULT..................................................................86

        Section 7.01. Events of Default....................................................86

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................88

        Section 7.03. Notification to Certificateholders...................................89

        Section 7.04. Waiver of Events of Default..........................................89

Article VIII      CONCERNING THE TRUSTEE...................................................90

        Section 8.01. Duties of Trustee....................................................90

        Section 8.02. Certain Matters Affecting the Trustee................................91

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................93

        Section 8.04. Trustee May Own Certificates.........................................93

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.93

        Section 8.06. Eligibility Requirements for Trustee.................................94

        Section 8.07. Resignation and Removal of the Trustee...............................95

        Section 8.08. Successor Trustee....................................................95

        Section 8.09. Merger or Consolidation of Trustee...................................96

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................96

        Section 8.11. Appointment of Custodians............................................97

        Section 8.12. Appointment of Office or Agency......................................98

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................99

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
                Termination Upon Purchase by the Master Servicer or Liquidation of All
                Mortgage Loans........ ....................................................99

                        iii

        Section 9.02. Additional Termination Requirements.................................102

        Section 9.03. Termination of Multiple REMICs......................................103

Article X         REMIC PROVISIONS........................................................104

        Section 10.01.REMIC Administration................................................104

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....107

        Section 10.03.Designation of REMIC(s).............................................108

Article XI        MISCELLANEOUS PROVISIONS................................................109

        Section 11.01.Amendment...........................................................109

        Section 11.02.Recordation of Agreement; Counterparts..............................111

        Section 11.03.Limitation on Rights of Certificateholders..........................112

        Section 11.04.Governing Law.......................................................112

        Section 11.05.Notices.............................................................113

        Section 11.06.Required Notices to Rating Agency and Subservicer...................114

        Section 11.07.Severability of Provisions..........................................114

        Section 11.08.Supplemental Provisions for Resecuritization........................114

        Section 11.09.Allocation of Voting Rights.........................................114

        Section 11.10.No Petition.........................................................114


                                        iv



                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to Section 11.01(e) for a
                      Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form
Exhibit O:            Form of Form 10-K Certification
Exhibit P:            Form of Back-Up Certification to Form 10-K Certificate
Exhibit Q:            Information to be Provided by the Master Servicer to the Rating Agencies Relating to
                      Reportable Modified Mortgage Loans


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

        Addendum  and   Assignment   Agreement:   The  Addendum  and  Assignment
Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan

Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Capitalization Reimbursement Amount: As to any Distribution Date, the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the prior calendar month and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date pursuant to Section 3.10(a)(vii), plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior Distribution Date and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date.

        Capitalization Reimbursement Shortfall Amount: As to any Distribution Date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month exceeds the amount of principal payments on the Mortgage Loans included in the Available Distribution Amount for that Distribution Date.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

         (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

        (iii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

        Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Commission:  The Securities and Exchange Commission.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02(a) except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then pplicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.
        ------------

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.
        ----

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.
        -----

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Form 10-K Certification:  As defined in Section 4.03(e).

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

        Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative

Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.
        ---------

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi)    other  obligations  or  securities  that are  acceptable  to each Rating
        Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

        Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest

(adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

        Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO

               Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such

Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

        Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

        Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,
--------  -------

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.
        ------------------

        Senior Percentage: As defined in the Series Supplement.
        -----------------

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

        Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the outstanding principal balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan plus (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

        Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
               ----------------------------

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of
        (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.
                      --------------------------------------

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.
               -----------------------------------------

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.
               --------------------------------

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b) to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.
               ----------------------------------

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code.

The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.
               ----------------------

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.
                      -----------------------------

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues plus the rate at which the premium paid to the Certificate Insurer, if any, accrues, (2) the final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date, (3) the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies and the Certificate Insurer, if any. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii) Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii)  Any  amounts  received  by the  Master  Servicer  in  respect of Pledged
        Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.
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(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.
               --------------------------------------------------

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate

     (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in the prior calendar month, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b)     Since, in connection with withdrawals  pursuant to clauses (ii),  (iii),
        (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance pursuant to Section
        4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
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(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
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(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the

Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
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(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
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        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
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        The Master Servicer will deliver to the Company and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or
(b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
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        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement. The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser (with respect to investments made through its Affiliates), administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 4.02.  Distributions.
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                      As provided in Section 4.02 of the Series Supplement.

Section 4.03. Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting.

               (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit Q to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

               (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

               (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to the Series Supplement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.03(e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit O hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit P. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which

Monthly Payments were not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               --------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ----------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
               -----------

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.
               ----------------

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
               ------------------------------------------------------

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the
               Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fifteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65
               Fed. Reg.  67765  (November 13, 2000),  and PTE 2002-41,  67 Fed.
               Reg. 54487 (August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g)  No  service   charge  shall  be  made  for  any  transfer  or  exchange  of
     Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master

          Servicer and which on their face, do not contradict the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.
               -------------------------------------

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or
        (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to
        Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of -------- ------- 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master

Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
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(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.
               --------------------

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.
               ---------

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

               (vii) to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, (i) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below, (ii) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c)(1), (g)(1), or (i) below, or (iii) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and
(f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)  the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF  CLASS  A  CERTIFICATE,   [PRINCIPAL  ONLY/CLASS  A-P]  CERTIFICATE  AND
     [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                  [        %][Variable] Pass-Through Rate
                --------          --------
                                 [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing    [Percentage Interest:       %]
                                                       ------
Agreement and Cut-off Date:
___________ 1, ____              Aggregate Initial [Certificate Principal
                                 Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:         Amount] [Subclass Notional Amount] of the
_________ 25, ____               Class A-     Certificates:
                                         ----

Master Servicer:                 [Initial] [Certificate Principal
Residential Funding              Balance] [Interest Only/Class A-V] [Subclass]
Corporation                      Notional Amount] of this Certificate:
                                 $                          ]
Assumed Final
Distribution Date:               CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing

Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan, OR ANY OTHER PERSON, acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29,

1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58,
65 Fed. Reg.  67765  (November 13, 2000),  AND PTE 2002-41,  67 Fed. Reg.  54487
(August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the

Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.                    Seller/Servicer's    Representations,    Warranties    and
                      Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:
      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of
                                    ] [the United States], on behalf of which he
makes this affidavit and
agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10. The Owner's Taxpayer Identification Number is .

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this _______ day of _____, 200___.




                                  NOTARY PUBLIC



                        COUNTY OF
                                 ---------------------------
                        STATE OF
                                ----------------------------
                         My Commission  expires the ____ day of _____,20 .

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:
    Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;
    The accuracy of the estimated burden associated with the collection of information (see below);
    How the quality, utility, and clarity of the information to be collected may be enhanced;
    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and
    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.
    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.
    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.
    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.
    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the

REMIC's taxable income.
    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).
    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.
    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.
    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.
    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.
    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.
    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.
    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.
    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                           __________   , 20    ____


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                  ______________, 20 ____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

     4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______________, 20___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

     5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that

          (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.             The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                ___________, 20  ___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                            Description  of  Rule  144A  Securities,   including
numbers:


____________________________________________________________________________


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential
        Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3. The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?


6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 ------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                  EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                            ______________, 200   ___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

     WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. ------ thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, ---------------- Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

     1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related

Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                        --------------------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re:  Mortgage  Asset-Backed  Pass-Through  Certificates,   Series
                    ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------

                                  EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                    [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                      [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.                    [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT O

                         Form of Form 10-K Certification


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:_______________________



____________________________*
Name:
Title:

               * to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT P


            [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

     The undersigned, a Responsible Officer of [_________] (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of [_________], 20[__] (the "Agreement") by and among [__________], as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the list of Certificateholders as shown on the Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the 20[__] calendar year.

Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.]




                                      Name:______________________
                                     Title:

                                   EXHIBIT Q

INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number

Transaction Identifier
Unpaid Principal Balance prior to Modification Next Due Date Monthly Principal and Interest Payment Total Servicing Advances Current Interest Rate Original Maturity Date Original Term to Maturity (Months) Remaining Term to Maturity
(Months) Trial Modification Indicator Mortgagor Equity Contribution Total Servicer Advances Trial Modification Term (Months) Trial Modification Start Date Trial Modification End Date Trial Modification Period Principal and Interest Payment Trial Modification Interest Rate Trial Modification Term Rate Reduction Indicator Interest Rate Post Modification Rate Reduction Start Date Rate Reduction End Date Rate Reduction Term

Term Modified Indicator
Modified Amortization Period
Modified Final Maturity Date
Total Advances Written Off
Unpaid Principal Balance Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid Principal Balance Post Write Off
Capitalization Indicator
Mortgagor Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal Balance  Post Capitalization Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification

Interest Rate Post Modification
Payment Made Post Capitalization
Delinquency Status to Modification Plan

                                  EXHIBIT FIVE

                CERTIFICATE POLICY OF MBIA INSURANCE CORPORATION

                                    [ON FILE]